AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON November 24, 2014

COMMISSION FILE NO. 333-193878

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 5 TO FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NANOFLEX POWER CORPORATION

(Exact name of registrant as specified in its charter)

Florida	2800	46-1904002
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

17207 N. Perimeter Dr., Suite 210,

Scottsdale, AZ 85255

(480) 585-4200

(Address and telephone number of principal executive offices)

Vcorp Services, LLC

5011South State Road 7, Suite 106

Davie, FL 33314

888-528-2677

(Name, address and telephone number of agent for service)

Copies to:

Darren Ofsink, Esq.

Ofsink, LLC

230 Park Avenue, Suite 851

New York, NY 10169 (646) 627-7326

(646) 224-9844 (fax)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Per Share Offering Price			Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value per share (4)	3,295,599		$2.50	(2)	$8,238,998	$1,061.18
Common Stock, $0.0001 par value per share (5)	15,500,616		$0.00725	(3)	$112,425	$14.47
Total	18,796,239	$			$8,351,423	$1,075.66

(1)

In accordance with Rule 416(a), the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended.
(3)

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(f)(2) under the Securities Act of 1933, as amended, based on the book value of the shares of Common Stock as of September 30, 2013, which was $0.00725 per share.

(4)

This Registration Statement covers, under one Prospectus, the offering by selling stockholders identified in the Resale Prospectus an aggregate of 3,295,599 shares of our Common Stock (the “Resale Shares”).

(5)	This Registration Statement also covers, under a separate Prospectus, shares of Common Stock issued pursuant to the liquidating distribution of 15,500,616 shares of our Common Stock (the “Distribution Shares”) owned by GPEC Holdings, Inc. (“Holdings” or “Parent”) to Holdings shareholders. No payment will be made by any recipient of the Distribution Shares to either Holdings or the Company.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement contains two forms of Prospectuses, as set forth below.

●

Distribution Prospectus. A Prospectus (the “Distribution Prospectus”) to be used for the liquidating distribution by Holdings of 15,500,616 shares of the Registrant’s restricted Common Stock to the Holdings shareholders and the sale by each of such shareholders to the public at a fixed price of $2.50 (the “Liquidating Distribution”).

●	Resale Prospectus. A Prospectus (the “Resale Prospectus”) to be used for the direct sale by the selling shareholders (the “Selling Shareholders”) listed therein of up to 3,295,599 shares of the Registrant’s Common Stock.

The Resale Prospectus is substantively identical to the Distribution Prospectus, except for the following principal points:

●	they contain different outside front covers;

●	they contain different tables of contents;

●	they contain different Summary of the Offering sections in the Prospectus Summary section;

●	they contain different sections entitled “The Offering,” describing the transactions covered by the Registration Statement and Prospectus;

●

The Distribution Prospectus contains sections regarding information of the Liquidating Distribution, including those under “Questions and Answers About the Company and the Liquidating Distribution” and “The Liquidating Distribution;”

●	information is provided in the Resale Prospectus under “Security Ownership of Certain Beneficial Owners and Management” about the Selling Shareholders and Holdings, including a table showing the share ownership of the various Selling Shareholders and Holdings prior to and following the offerings covered by this Registration Statement and the Resale Prospectus;

●	they contain different “Plan of Distribution” sections; and

●	they contain different outside back covers.

The Registrant has included in this Registration Statement a complete version of the Distribution Prospectus and the Resale Prospectus below.  The financial statements which will be a part of both final Prospectuses are included only once (as to not be unnecessarily duplicative), and are included in the Registration Statement directly after the Resale Prospectus.

[RESALE PROSPECTUS]

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED October 16, 2014

PROSPECTUS

NANOFLEX POWER CORPORATION

Distribution of

3,295,599 shares of Common Stock

This prospectus relates to the public offering of up to 3,295,599 shares of common stock, par value $.0001 per share, of NanoFlex Power Corporation (“Common Stock”), by sixty (60) selling shareholders (the “Selling Shareholders”).

The Selling Shareholders are offering the Common Stock pursuant to this Prospectus, the Registration Statement of which it is a part. The Selling Shareholders will receive all the proceeds from the sale of the Common Stock and  we will not receive any of the proceeds from the sale of Common Stock by the Selling shareholders. We will pay the expenses of registering these shares. The Selling Shareholders are offering the Common Stock at an initial price of $2.50 until such time as our Common Stock is actively traded on a national securities exchange or the OTC Market Group Inc.’s OTCQB market tier (the “OTCQB”) and thereafter at the prevailing market price or in negotiated transactions.

Our Common Stock is quoted on OTCQB and trades under the symbol "OPVS." There has not been any trading since October 29, 2013 and the current quote is $1.01/$20,000 (1 x 1). There can be no assurance that any secondary market in our Common Stock to develop in the near future. As a result, you may not be able to resell your Common Stock regardless of how we perform and, if you are able to sell your Common Stock, you may receive less than your purchase price. There can be no assurance that we will be successful in developing a market for our Common Stock.  As a result of these factors, an investment in our Common Stock is not suitable for investors who require short or medium term liquidity.

Simultaneously with the resale of the shares of Common Stock by the selling stockholders pursuant to this Prospectus, we are conducting a liquidating distribution of shares of restricted Common Stock owned by GPEC Holdings, Inc. (“Holdings”) to all of its shareholders (the “Liquidating Distribution”) pursuant to another Prospectus (the “Distribution Prospectus”), which includes the liquidation and distribution of an aggregate of up to 15,500,616 shares of our Common Stock (the “Distribution Shares”) by Holdings to its shareholders. The Liquidating Distribution is expected to be effected as soon as practicable after the date the registration statement, of which this Prospectus is a part, is declared effective. We cannot determine how long it will take for the Selling Shareholders named in the Resale Prospectus to sell the Resale Shares, or whether they will be able to sell all or any of the Resale Shares. The distribution of the Distribution Shares by Holdings is not covered by this Prospectus. As such, there will be a total of 18,796,239 shares of our Common Stock registered for sale, resale, or distribution under this and the other Prospectus referred to above, although there is no guarantee that all of the shares will be sold or distributed.

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements. An investment in our Common Stock may be considered speculative and involves a high degree of risk, including the risk of a substantial loss of your investment.  See “Risk Factors” beginning on page 4 to read about the risks you should consider before buying shares of our Common Stock.  An investment in our Common Stock is not suitable for all investors.  We intend to continue to issue Common Stock after this offering and, as a result, your ownership in us is subject to dilution.  See “Risk Factors—Risks Related to Ownership of Our Common Stock.”

This Prospectus contains important information that a prospective investor should know before investing in our Common Stock.  Please read this Prospectus before investing and keep it for future reference.  We file annual, quarterly and current reports, proxy statements and other information about us with the SEC, as required.  This information will be available free of charge by contacting us at 17207 N. Perimeter Dr., Suite 210, Scottsdale, AZ 85255 or by telephone at (480) 585-4200.  The SEC also maintains a website at  www.sec.gov  that contains such information.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may amend or supplement this Prospectus from time to time by filing amendments or supplements as required and will provide investors with all such subsequent material information. You should read the entire Prospectus and any amendments or supplements we provide carefully.

The date of this Prospectus is November 24, 2014.

-i-

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

All statements contained in this Prospectus, other than statements of historical facts, that address future activities, events or developments, are forward-looking statements, including, but not limited to, statements containing the words “believe,” “anticipate,” “expect” and words of similar import. These statements are based on certain assumptions and analyses made by us in light of our experience and our assessment of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate under the circumstances. Whether actual results will conform to the expectations and predictions of management, however, is subject to a number of risks and uncertainties that may cause actual results to differ materially. Such risks are in the section entitled “Risk Factors” on page 4, and in our SEC filings.

Consequently, all of the forward-looking statements made in this Prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results anticipated by management will be realized or, even if substantially realized, that they will have the expected consequences to or effects on our business operations.

You should rely only on the information contained in this Prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. No offers are being made hereby in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this Prospectus is accurate only as of the date on the cover. Our business, financial condition, results of operations and prospects may have changed since that date.

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SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our Common Stock. You should read this entire prospectus carefully, including the sections titled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Description of Business,” and our consolidated financial statements and the related notes included elsewhere in this prospectus, before making an investment decision. Unless specifically set forth to the contrary, when used in this prospectus the terms “Company,” “NanoFlex,” “GPEC," "we," "us," "our" and similar terms refer to (i) NanoFlex Power Corporation., a Florida corporation, and (ii) Global Photonic Energy Corporation, a Pennsylvanian corporation, and “Holdings” refers to GPEC Holdings, Inc., a Pennsylvania corporation.

About Us

NanoFlex Power Corporation, formerly known as Universal Technology Systems, Corp., was incorporated in the State of Florida on January 28, 2013. On September 24, 2013, the Company completed the acquisition of Global Photonic Energy Corporation, a Pennsylvania corporation (“GPEC”), pursuant to a Share Exchange Agreement (the “Share Exchange Transaction”). Immediately following the closing of the Share Exchange Transaction, the Company incorporated the business of GPEC and as a result, the Company owns 100% of equity interests of GPEC and GPEC became a wholly-owned subsidiary of the Company. On November 25, 2013, the Company changed its name from “Universal Technology Systems, Corp.” to “NanoFlex Power Corporation” and its trading symbol was changed to “OPVS” on December 26, 2013.

GPEC was founded and incorporated on February 7, 1994 and is engaged in the development, commercialization, and licensing of advanced thin film solar technologies and intellectual property, based on the research of Dr. Mark E. Thompson, then a professor at Princeton University. Since then, GPEC’s sponsored research programs at Princeton University, University of Southern California (“USC”) and the University of Michigan (“Michigan”) have resulted in more than 740 issued or pending patents worldwide covering materials, architectures, and fabrication processes for organic and inorganic flexible, thin-film photovoltaic technologies. The technology is targeted at, but not limited to, certain broad applications, including (a) mobile electronic device power, (b) electric vehicle charging or “power paint,” (c) semi-transparent solar power generating windows or glazing and (d) traditional off-grid and grid-connected solar power generation. Laboratory feasibility prototypes have been developed that successfully demonstrate key building block principles for these technology application areas.

Our Common Stock is quoted on the OTCQB under the symbol “OPVS.” There has not been any trading since October 29, 2013 and the current quote is $1.01/$20,000 (1 x 1).

Emerging Growth Company Status

We are an “emerging growth company,” as defined in the JOBS Act. For as long as we are an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding advisory “say-on-pay” votes on executive compensation and shareholder advisory votes on golden parachute compensation.

Under the JOBS Act, we will remain an “emerging growth company” until the earliest of:

●	the last day of the fiscal year during which we have total annual gross revenues of $1 billion or more;

●	the last day of the fiscal year following the fifth anniversary of the completion of this offering;

●	the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt; and
●	the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, or the Exchange Act. We will qualify as a large accelerated filer as of the first day of the first fiscal year after we have (i) more than $700 million in outstanding common equity held by our non-affiliates and (ii) been public for at least 12 months. The value of our outstanding common equity will be measured each year on the last day of our second fiscal quarter.

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Section 107 of the JOBS Act provides that we may elect to utilize the extended transition period for complying with new or revised accounting standards. As such, we have made the election to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. Please refer to a discussion on page 10 under “Risk Factors” of the effect on our financial statements of such election.

The report of our independent registered public accounting firm on our financial statements for the years ended December 31, 2013 and 2012 contains an explanatory paragraph which expresses substantial doubt regarding our ability to continue as a going concern based upon the Company’s net losses of approximately $39.2 million and $20.8 million for the years ended December 31, 2013 and 2012, respectively. We incurred an additional loss of approximately $1.69 million for the three months ended March 31, 2014 and we had an accumulated deficit of approximately $172 million and $133 million as of December 31, 2013 and 2012, respectively.

Corporate Information

Our corporate headquarters are located at 17207 N. Perimeter Dr., Suite 210, Scottsdale, AZ 85255 and our telephone number is (480)-585-4200. We maintain our web site at http://www.nanoflexpower.com. Information on this web site is not a part of this Prospectus.

About This Offering

In July 2013, GPEC offered its Convertible Promissory Notes (the “Bridge Notes”) and its warrants (“Bridge Warrants”) to purchase shares of common stock of GPEC, with no par value (“GPEC Common Stock”) to certain accredited investors (the “Bridge Investors”) pursuant to a Subscription Agreement (the “Bridge Agreement”). The Bridge Notes automatically converted into shares of our Common Stock at $1.00 per share upon the closing of the Share Exchange Transaction.  The Bridge Warrants were exchanged for warrants to purchase our Common Stock on a 1-for-1 basis. As a result of the Share Exchange Transaction, all of the Bridge Notes were converted into an aggregate of 11,433,200 shares of Common Stock and the Bridge Warrants were exchanged for Company warrants to purchase an aggregate of 11,433,200 shares of Common Stock.  This Prospectus covers the resale of an aggregate of 3,295,599 shares of Common Stock owned by certain Bridge Investors who are also named as “Selling Shareholders” in the section under the title “Selling Security Holders.” Three of the Bridge Investors waived their rights to register for resale the shares of Common Stock received as a result of the conversion of their respective Bridge Notes.

In addition, during the Share Exchange Transaction, a total of two holders (“Preferred Holders”) of then existing Series A Convertible Preferred Stock of GPEC (“GPEC Series A Preferred”) received a total of 5,780,500 shares of the Company’s Common Stock and warrants to purchase a total of 5,780,500 shares of Common Stock as a result of the automatic conversion of GPEC Series A Preferred (“Preferred Warrants”). One of the Preferred Holders, Mr. Ronald B. Foster, waived his rights to register the Common Stock and the Preferred Warrants received by him. Therefore, this Prospectus covers the resale of: (i) an aggregate of 110,000 shares of Common Stock, and (ii) an aggregate of 110,000 shares of Common Stock issuable upon exercise of the Preferred Warrants owned by one Preferred Holder.

The Resale Shares will be able to be sold in public transactions, on a national securities exchange or the OTC Bulletin Board or OTCQB market (or such other public market as may develop) or in privately negotiated transactions once the Registration Statement of which this Prospectus is part becomes effective with the Securities and Exchange Commission (the “SEC”), and once a public market develops, if ever.  Those sales and resales will initially be at a fixed price of $2.50 per share until such time as the Common Stock is actively traded on a national stock exchange or OTCQB, thereafter at then-prevailing market price or at any other price that such shareholders may negotiate. There is no guarantee that a public market in our Common Stock will develop in the near future, or ever.

Estimated use of proceeds

This Prospectus relates to shares of our Common Stock that may be offered and sold from time to time by the Selling Shareholders. We will not receive any of the proceeds resulting from the sale of Common Stock by the Selling Shareholders.

Summary of the Shares offered by the Selling Shareholders.

The following is a summary of the shares being offered by the selling stockholders:

Common Stock offered by the selling stockholders	Up to 3,295,599 shares of Common Stock

Common Stock outstanding prior to the offering	44,282,278 (1)

Common Stock to be outstanding after the offering	43,327,278

Use of proceeds	We will not receive any proceeds from the sale of the Common Stock hereunder.

(1)   Based upon the total number of issued and outstanding shares as of the date of this Prospectus.

Risks Affecting the Offering and Our Business

Our business and this offering are subject to various risks.  For a description of these risks, see the section titled “Risk Factors” beginning on page 4 of this Prospectus.

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RISK FACTORS

The reader should carefully consider the risks described below together with all of the other information included in this Prospectus.  Some of these risks relate principally to our business and the industry in which we operate or to the securities markets generally and ownership of our securities specifically. The statements contained in or incorporated into this Prospectus that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements.  If any of the following risks actually occurs, our business, financial condition, or results of operations could be harmed.  In that case, the trading price of our Common Stock, if and when a market for our Common Stock develops, could decline, and an investor in our securities may lose all or part of their investment.

Risks Related to Our Business

The Company has incurred, and expects to continue to incur, significant losses as we execute our commercialization plan.

The Company’s operating subsidiary was incorporated under the laws of the Commonwealth of Pennsylvania in February 1994.  We have been a development-stage company since that time, with no revenues to date.  Since the Company’s incorporation we have incurred significant losses. We expect that our expenditures will increase to the extent we continue to develop strategic partnerships to commercialize our products. We expect these losses to continue until such time, if ever, as we are able to generate sufficient revenues from the commercial exploitation of our OPV and Gallium Arsenide (“GaAs”) technologies to support our operations.  Our OPVand GaAs technologies may never be incorporated in any commercial applications.  The Company may never be profitable. We may be unable to satisfy our obligations solely from cash generated from operations. If, for any reason, we are unable to make required payments under our obligations, one or more of our creditors may take action to collect their debts. If we continue to incur substantial losses and are unable to secure additional financing, we could be forced to discontinue or further curtail our business operations; sell assets at unfavorable prices; refinance existing debt obligations on terms unfavorable to us; or merge, consolidate or combine with a company with greater financial resources in a transaction that may be unfavorable to us.

There is doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing and force us to cease operations.

Our ability to continue as a going concern is an issue because to date, we have incurred net operating losses. We anticipate that we will continue to experience net operating losses and the continuation of our business at the present time is dependent solely on raising capital.

Our net operating losses require that we finance our operations from outside sources through funding from the sale of our securities. If we are unable to obtain such additional capital, we will not be able to sustain our operations and would be required to cease our operations. You should consider this when determining if an investment in our Company is suitable.

Even if we do raise sufficient capital and generate revenues to support our operating expenses, there can be no assurance that the revenue will be sufficient to enable us to develop our business to a level where it will generate profits and cash flows from operations, or provide a return on investment. In addition, if we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of our stockholders could be significantly diluted, the newly-issued securities may have rights, preferences or privileges senior to those of existing stockholders and the trading price of our Common Stock could be adversely affected. Further, if we obtain additional debt financing, a substantial portion of our operating cash flow may be dedicated to the payment of principal and interest on such indebtedness, and the terms of the debt securities issued could impose significant restrictions on our operations. If we are unable to continue as a going concern, you may lose your entire investment.

Our inability to achieve and sustain profitability could cause us to go out of business and for you to lose your entire investment.

We are a development-stage company, and have not generated revenues or earnings to date.  We cannot provide any assurance that any of our business strategies will be successful or that future growth in revenues or profitability will ever be achieved or, if they are achieved, that they can be consistently sustained or increased on a quarterly or annual basis.  If we are unable to grow our business sufficiently to achieve and maintain positive net cash flow, the Company may not be able to sustain operations and your entire investment may be lost.

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The Company may never develop or license a product that uses its organic photovoltaic (OPV) or inorganic Gallium Arsenide technologies.

Neither the Company nor anyone else has developed any product that uses our OPV technologies, nor has the Company licensed its OPV or GaAs technologies to anyone else who has developed such a product.  The Company may never develop a commercially viable use for those technologies, may never achieve commercially viable performance for our OPV technologies and may never license our OPV or GaAs technologies to anyone.  Even if the Company or a licensee of the Company does develop a commercially viable product or use, the product may never become profitable, either because it is not developed quickly enough, or because no market for the product is identified, or otherwise.

Our business is based on new and unproven technologies, and if our OPV or inorganic Gallium Arsenide technologies fail to achieve the performance and cost metrics that we anticipate, then we may be unable to develop demand for our products and generate sufficient revenue to support our operations.

Our OPV and GaAs technologies are new and unproven at commercial scale production, and such technologies may never gain market acceptance, if they do not compare favorably against competing products on the basis of cost, quality, efficiency and performance. Our business plan and strategies assume that we will be able to achieve certain milestones and metrics in terms of throughput, uniformity of cell efficiencies, yield, cost and other production parameters. We cannot assure you that our technologies will prove to be commercially viable in accordance with our plan and strategies. Further, we or our strategic partners and licensees may experience operational problems with such technology after its commercial introduction that could delay or defeat the ability of such technology to generate revenue or operating profits. If we are unable to achieve our targets on time and within our planned budget, then we may not be able to develop adequate demand for our OPV and GaAs technologies, and our business, results of operations and financial condition could be materially and adversely affected.

We may not reach profitability if OPV technology is not suitable for widespread adoption or sufficient demand for our OPV or inorganic Gallium Arsenide technologies does not develop or develops slower than we anticipate.

The solar energy market is at a relatively early stage of development and the extent to which solar PV products based on our technologies will be widely adopted is uncertain. If our OPV and GaAs technologies prove unsuitable for widespread adoption or demand for our OPV and GaAs technologies fails to develop sufficiently, we may be unable to grow our business or generate sufficient revenue from operations to reach profitability. In addition, demand for solar modules in our targeted markets may not develop or may develop to a lesser extent than we anticipate. Many factors may affect the viability of widespread adoption of solar photovoltaic technology and demand for our OPV and GaAs products, including the following:

●	performance and reliability of solar modules and thin film technology compared with conventional and other non-solar renewable energy sources and products;
●	cost-effectiveness of solar modules compared with conventional and other non-solar renewable energy sources and products;
●	availability of government subsidies and incentives to support the development of the solar photovoltaic industry;
●	success of other renewable energy generation technologies, such as hydroelectric, wind, geothermal, solar thermal, concentrated photovoltaic and biomass;
●

fluctuations in economic and market conditions that affect the viability of conventional and non-solar renewable energy sources, such as increases or decreases in the price of oil and other fossil fuels;

●	fluctuations in capital expenditures by end-users of PV systems, which tend to decrease in slower economic environments, periods of rising interest rates, or a tightening of the supply of capital; and
●	deregulation of the electric power industry and the broader energy industry.

If we do not reach profitability because our photovoltaic technology is not suitable for widespread adoption or due to insufficient or timely demand for solar photovoltaic modules, our financial condition and business could be materially and adversely affected.

Existing regulations and policies and changes to these regulations and policies may present technical, regulatory and economic barriers to the purchase and use of solar photovoltaic products, which may significantly reduce demand for our technologies.

The market for electricity generation products is heavily influenced by foreign, federal, state and local government regulations and policies concerning the electric utility industry, as well as policies promulgated by electric utilities. These regulations and policies often relate to electricity pricing and technical interconnection of customer-owned electricity generation. In the United States and in a number of other countries, these regulations and policies have been modified in the past and may be modified again in the future. These regulations and policies could deter end-user purchases of photovoltaic products and investment in the research and development of photovoltaic technology. For example, without a mandated regulatory exception for photovoltaic systems, utility customers are often charged interconnection or standby fees for putting distributed power generation on the electric utility grid. If these interconnection standby fees were applicable to photovoltaic systems, it is likely that they would increase the cost to our end-users of using photovoltaic systems which could make them less desirable, thereby harming our business, prospects, results of operations and financial condition. In addition, electricity generated by photovoltaic systems mostly competes with expensive peak hour electricity, rather than the less expensive average price of electricity. Modifications to the peak hour pricing policies of utilities, such as to a flat rate for all times of the day, would require photovoltaic systems to achieve lower prices in order to compete with the price of electricity from other sources.

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We anticipate that the installation of products based on our OPV and GaAs technologies will be subject to oversight and regulation in accordance with national and local ordinances relating to building codes, safety, environmental protection, utility interconnection and metering and related matters. It is difficult to track the requirements of individual states and design equipment to comply with the varying standards. Any new government regulations or utility policies pertaining to our solar modules may result in significant additional expenses to us, our resellers and their customers and, as a result, could cause a significant reduction in demand for our solar modules.

Our success is dependent on key personnel of the Company, whom we may not be able to retain or hire.

Our business relies on the efforts and talents of our researchers and our management. The development and application of our technologies originated and will greatly depend on the research by Dr. Mark E. Thompson and Dr. Stephen R. Forrest. None of our researchers or executives is currently insured for the benefit of the Company by key man life insurance. The loss of the services of any of these persons could result in material adverse effect to the development and commercialization of our technologies. Competition for experienced researchers and management personnel in the photovoltaic sector is intense, the pool of qualified candidates is very limited, and we may not be able to retain the services if any of such personnel is no longer serving their present positions.

We may be unable to protect our intellectual property or keep up with that of our competitors.

We regard our intellectual property as highly valuable to our business strategy, and intend to rely on the maximum protection provided by law to protect our rights.  We have entered into and continue to use confidentiality agreements with our employees and contractors and, to the extent practicable, nondisclosure agreements with our suppliers and strategic partners in order to limit access to and disclosure of our information.  We cannot be sure that these contractual arrangements or the other steps taken by us to protect our intellectual property will prove sufficient to prevent misappropriation of our technology or deter independent third-party development of similar technologies.  Our failure to protect our intellectual property rights could put us at a competitive disadvantage in the future.  Any such failure could have a materially adverse effect on our future business, results of operations and financial condition.  We intend to defend vigorously our intellectual property against any known infringement, but such actions could involve significant legal fees, and we have no guarantee that such actions will be resolved entirely in our favor.  We also cannot be sure that any steps taken by us will be adequate to prevent misappropriation or infringement of our intellectual property.

We also intend to sell and/or license our products and technology in countries worldwide, including some with limited ability to protect intellectual property of products and services sold in those countries by foreign firms. We cannot be sure that the steps taken by us will be adequate to prevent misappropriation or infringement of our intellectual property in these countries.

We may not have sufficient funds and may need additional capital to protect and maintain our intellectual property rights.

The Company’s sponsored research has resulted in over 740 issued or pending patents which are in the names of our sponsored research partners, USC, Princeton and Michigan. The Company has the exclusive commercial rights to these intellectual property rights and the obligation to maintain, defend and fund the defense of these patents. The Company has not yet generated any revenue from its operating business and it expects to have limited cash flow in the near future. In the event of filing infringement lawsuits or defending any infringement suits that are filed against the Company, relevant expenses and fees will increase substantially therefore harm our profitability. We may need to raise additional funds to protect and maintain our intellectual property rights.

If we are unable to successfully maintain or license existing patents, our ability to generate revenues could be substantially impaired.

Our business model is to license or sublicense our proprietary OPV and GaAs technologies to partners and customers in the photovoltaic industry, and the Company is currently entitled to the exclusive right to license more than 740 issued or pending patents worldwide. Our ability to be successful in the future therefore will depend on our continued efforts and success in licensing existing patents, including maintaining and prosecuting our patents properly. While we expect for the foreseeable future to have sufficient liquidity and capital resources to maintain the level of maintenance necessary, various factors may require us to have greater liquidity and capital resources than we currently expect. If we are unable to successfully maintain and license our existing patents, our ability to generate revenues could be substantially impaired and our business and financial condition could be materially and adversely impacted.

6

The Company’s proprietary rights with regard to its OPV and Gallium Arsenide technologies may be challenged.

As part of the sponsored research program, the Company has obtained exclusive rights to more than 740 patents and various patent applications for use in developing photovoltaic energy technologies.  The Company may obtain rights to additional patents and patent applications under its Sponsored Research Agreements.  However, additional patent applications may never be filed and the Company may never obtain any rights to such applications. Any patent applications now pending or filed in the future may not result in patents being issued. Any patents now licensed to the Company, or licensed to us in the future, may not provide the Company with any competitive advantages or prove enforceable.  The Company’s rights to these patents may be challenged by third parties.  The cost of litigation to uphold the validity, or to prevent infringement of patents and to enforce licensing rights can be substantial and beyond the Company’s financial means.  Furthermore, others may independently develop similar technologies or duplicate our OPV and GaAs technologies licensed to the Company or design around the patented aspects of such technology. In addition, there can be no assurance that the products and technologies the Company will seek to commercialize will not infringe patents or other rights owned by others, or that licenses for other’s technology will be available.

Competition is intense in the energy industry.

The global energy industry is presently dominated by hydrocarbon, hydroelectric and nuclear-based technologies, and therefore our solar energy-based technologies will primarily compete against the providers of these established energy sources.  However, we also compete directly against large multinational corporations (including global energy suppliers and generators) and numerous small entities worldwide that are pursuing the development and commercialization of renewable and non-renewable technologies that might have performance and/or price characteristics similar or even superior to our OPV and GaAs technologies.  Most of our current competitors are significantly larger and have substantially greater market presence as well as greater financial, technical, operational, marketing and other resources and experience than we do. We also expect that new competitors are likely to join existing competitors in this industry.

The Company’s attempt to develop commercially viable technologies based on Company-funded research will also encounter competition from other academic institutions and/or governmental laboratories, which are conducting or funding research in alternative technologies similar to our OPV and GaAs technologies.  These academic institutions and/or governmental laboratories likely will have financial resources substantially greater than the resources available to the Company.  Given the foregoing competitive environment, the Company cannot determine at this time whether it will be successful in its research efforts or whether such research, even if successful, will be commercially viable and profitable.

Our business could be adversely affected by general economic conditions; if we experience a decline in sales our ability to become profitable will decrease.

Our business could be adversely affected in a number of ways by general economic conditions, including higher interest rates, consumer credit conditions, unemployment and other economic factors.  During economic downturns, we may have greater difficulty in gaining new customers for our products and services.  Our strategies to acquire new customers may not be successful, which, in turn, could have a material adverse effect on our business, financial condition and results of operations.

We will need additional capital to fund our growth; we may not be able to obtain sufficient capital on reasonable terms and may be forced to limit the scope of our operations.

If adequate additional financing is not available to us, or if available, it is likely not available on reasonable terms, we may not be able to fund our future operations and we would have to modify our business plans accordingly. There is no assurance that additional financing will be available to us.

If we cannot obtain additional funding, we may be required to: (i) limit internal growth (ii) limited acquisitions of businesses and technology; and (iii) limit the recruitment and retention of additional key personnel.  Such reductions could materially adversely affect our business and our ability to compete.

Even if we do find a source of additional capital, we may not be able to negotiate terms and conditions for receiving the additional capital that are acceptable to us. Any future capital investments could dilute or otherwise materially and adversely affect the holdings or rights of our existing shareholders. In addition, new equity or convertible debt securities issued by us to obtain financing could have rights, preferences and privileges senior to our Common Stock. We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us.

We may encounter substantial competition in our business and any failure to compete effectively could adversely affect our results of operations.

We anticipate that competitors will continue to develop competing solar PV technologies and will attempt to commercialize these technologies.  If these competing technologies present a compelling value proposition (price, performance) or are available to market sooner than our technologies, then our market opportunity could diminish.

7

If we fail to establish and maintain an effective system of internal control, we may not be able to report our financial results accurately or to prevent fraud. Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our Common Stock.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud. The Company currently does not have an audit committee. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. As a result, our small size and any current internal control deficiencies may adversely affect our financial condition, results of operation and access to capital. We have not performed an in-depth analysis to determine if historical un-discovered failures of internal controls exist, and may in the future discover areas of our internal control that need improvement.

Risks Related to Our Common Stock

An investment in the Company’s Common Stock is extremely speculative and there can be no assurance of any return on any such investment.

An investment in the Company’s Common Stock is extremely speculative and there is no assurance that investors will obtain any return on their investment.  Investors will be subject to substantial risks involved in an investment in the Company, including the risk of losing their entire investment.

Our shares likely are classified as a “penny stock” as such term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00. Our Common Stock is subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

We are subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to its customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our Common Stock, which in all likelihood would make it difficult for our stockholders to sell their securities.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser’s written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000, or annual income exceeding $200,000 individually, or $300,000 together with his or her spouse, is considered an accredited investor.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our Common Stock, which may affect the ability of selling stockholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities. In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities. Our shares in all probability are subject to such penny stock rules and our stockholders will, in all likelihood, find it difficult to sell their securities.

There has been a limited trading market for our Common Stock which may impair your ability to sell your shares.

It is anticipated that there will be a limited trading market for the Common Stock on the OTCQB. The lack of an active market will impair your ability to sell your shares at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market will also reduce the fair market value of your shares. An inactive market may also impair our ability to raise capital by selling shares of capital stock and may impair our ability to acquire other companies or technologies by using Common Stock as consideration.

We will incur significant costs to ensure compliance with United States corporate governance and accounting requirements.

We will incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

We have the right to issue shares of preferred stock. If we were to issue additional preferred stock, it is likely to have rights, preferences and privileges that may adversely affect the Common Stock.

We are authorized to issue 100,000,000 shares of “blank check” preferred stock, with such rights, preferences and privileges as may be determined from time-to-time by our board of directors.  There is currently no share of preferred stock issued and outstanding.  Our board of directors is empowered, without stockholder approval, to issue preferred stock in one or more series, and to fix for any series the dividend rights, dissolution or liquidation preferences, redemption prices, conversion rights, voting rights, and other rights, preferences and privileges for the preferred stock.  The issuance of shares of preferred stock, depending on the rights, preferences and privileges attributable to the preferred stock, could adversely reduce the voting rights and powers of the Common Stock and the portion of the Company’s assets allocated for distribution to common stockholders in a liquidation event, and could also result in dilution in the book value per share of the Common Stock being offered.  The preferred stock could also be utilized, under certain circumstances, as a method for raising additional capital or discouraging, delaying or preventing a change in control of the Company, to the detriment of the investors in the Common Stock being offered.  We cannot assure you that the Company will not, under certain circumstances, issue additional shares of its preferred stock.

8

Shares eligible for future sale may adversely affect the market.

From time to time, certain of the Company’s shareholders may be eligible to sell all or some of their shares of Common Stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), subject to certain limitations.  Rule 144 permits, under certain circumstances, the sale of securities, without any limitation, by the Company’s shareholders that are non-affiliates that have satisfied a six-month holding period. Any substantial sale of the Company’s Common Stock pursuant to Rule 144 or pursuant to any resale Prospectus (including the Resale Offering) may have a material adverse effect on the market price of the Common Stock.

We do not anticipate paying any cash dividends in the foreseeable future, which may reduce your return on an investment in our Common Stock.

We plan to use all of our earnings, to the extent we have earnings, to fund our operations. We do not plan to pay any cash dividends in the foreseeable future. We cannot guarantee that we will, at any time, generate sufficient surplus cash that would be available for distribution as a dividend to the holders of our Common Stock. Therefore, any return on your investment would derive from an increase in the price of our stock, which may or may not occur.

We may raise capital through a securities offering that could dilute your ownership interest and voting rights.

We require substantial working capital to fund our business. If we raise additional funds through the issuance of equity, equity-related or convertible debt securities, these securities may have rights, preferences or privileges senior to those of the holders of our Common Stock. The issuance of Common Stock or securities convertible into Common Stock by our board of directors will also have the effect of diluting the proportionate equity interest and voting power of holders of our Common Stock.

The issuance of the Company’s stock upon exercise of warrants, options and other securities could encourage short sales by third parties, which could contribute to the future decline of the Company’s stock price and materially dilute existing stockholders' equity and voting rights.

If the shares issued upon exercise of warrants, options or other convertible securities are sold into the market and exceed the market's ability to absorb the increased number of shares of stock, such shares have the potential to cause significant downward pressure on the price of the Company’s Common Stock. The opportunity exists for short sellers and others to contribute to the future decline of the Company’s stock price. If there are significant short sales of the Company’s stock, the price decline that would result from this activity will cause the share price to decline more so, which, in turn, may cause long holders of the stock to sell their shares thereby contributing to sales of stock in the market. If there is an imbalance on the sell side of the market for the stock, our stock price will decline.

9

For as long as we are an emerging growth company, we will not be required to comply with certain reporting requirements, including those relating to accounting standards and disclosure about our executive compensation, that apply to other public companies.

In April 2012, the President signed into law the Jumpstart Our Business Startups Act, or the JOBS Act. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for “emerging growth companies,” including certain requirements relating to accounting standards and compensation disclosure. We are classified as an emerging growth company. For as long as we are an emerging growth company, which may be up to five full fiscal years, unlike other public companies, we will not be required to, among other things, (1) provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes Oxley Act of 2002, (2) comply with any new requirements adopted by the Public Company Accounting Oversight Board, or the PCAOB, requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer, (3) comply with any new audit rules adopted by the PCAOB after April 5, 2012 unless the SEC determines otherwise, (4) provide certain disclosure regarding executive compensation required of larger public companies or (5) hold shareholder advisory votes on executive compensation.

Further, our independent registered public accounting firm is not yet required to formally attest to the effectiveness of our internal controls over financial reporting, and will not be required to do so for as long as we are an “emerging growth company” pursuant to the provisions of the JOBS Act.

Under the JOBS Act we have elected to use an extended period for complying with new or revised accounting standards.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1), which allows us to delay adoption of new or revised accounting standards that have different effective dates for public and private until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

USE OF PROCEEDS

We will receive no proceeds from the sale of shares of Common Stock offered by the selling stockholders.

SELLING SECURITY HOLDERS

The following table details the name of each selling stockholder, the number of shares owned by that selling stockholder, and the number of shares that may be offered by each selling stockholder for resale under this Prospectus.

The Selling Shareholders named below may from time to time offer and sell pursuant to this Prospectus up to 3,295,599 shares of our Common Stock (the “Resale Shares”) from time to time in one or more offerings under this Prospectus. The Selling Shareholders can be divided into two categories: (i) those acquired the Resale Shares pursuant to the Bridge Agreement, and (ii) one original holder of GPEC Series A Preferred who acquired shares of our Common Stock and our warrant as a result of the conversion of the GPEC Series A Preferred. Please refer to page 2 of this Prospectus for more details of the acquisition of the Resale Shares.

Because each selling stockholder may offer all, some or none of the shares it holds, and because, based upon information provided to us, there are currently no agreements, arrangements, or understandings with respect to the sale of any of the shares, no definitive estimate as to the number of shares that will be held by each selling stockholder after the offering can be provided.

None of the selling stockholders has held a position as an officer or director of the Company, nor has any selling stockholder had a material relationship of any kind with the Company or its predecessors or affiliates currently or within the past three years.

10

The following table has been prepared on the assumption that all shares offered under this Prospectus will be sold to parties unaffiliated with the selling stockholders.

Name of Selling Shareholder	Beneficial Ownership Before the Offering (1)		Percentage of Ownership Before the Offering	Shares of Common Stock Included in Prospectus		Beneficial Ownership After the Offering (2)	Percentage of Ownership After Completion of Offering (2)
A.& S. Genetics(3)	200,768	(4)	*	100,384	(5)	100,384	*
Albert J. and Judith Wahba	17,536	(6)	*	2,518	(7)	15,018	*
James T. Anderson	605,768	(8)	1.40%	50,384	(9)	555,384	1.28%
Ashok and Anjani Bhatt	70,268	(10)	*	35,134	(11)	35,134	*
Jeni S. Bagnato	62,836	(12)	*	25,168	(13)	37,668	*
Barbara K. Burns Revocable Trust V/1 Dated 2/11/2004 Barbara K. Burns Trustee (14)	100,452	(15)	*	50,226	(16)	50,226	*
Barry Barnholtz	50,822	(17)	*	25,411	(18)	25,411	*
Bayou Solar Investments, LLC. (19)	175,192	(20)	*	25,096	(21)	150,096	*
Carmelo Blacconeri	30,144	(22)	*	15,072	(23)	15,072	*
Alfred F. Bracher	701,918	(24)	1.62%	350,959	(25)	350,959	*
Redfield Bryan	100,548	(26)	*	50,274	(27)	50,274	*
Ronald Cacioppo	100,370	(28)	*	50,185	(29)	50,185	*
Charlie Carlson	25,154	(30)	*	12,577	(31)	12,577	*
Mark D. Cheairs	50,370	(32)	*	25,185	(33)	25,185	*
George Chrachol	60,192	(34)	*	25,096	(35)	35,096	*
Lane Cockrell	801,480	(36)	1.85%	100,740	(37)	700,740	1.66%
Norman R. Crain	50,438	(38)	*	25,219	(39)	25,219	*
David P. Cummings	752,260	(40)	1.74%	151,130	(41)	601,130	1.45%
Kevin M. Cummings	418,014	(42)	*	201,507	(43)	216,507	*
William Darling	24,092	(44)	*	12,046	(45)	12,046	*
Dennis Giannangeli	143,536	(46)	*	45,518	(47)	98,018	*
Ronald J. Gregorio	25,156	(48)	*	10,078	(49)	15,078	*
David S. Haga	60,288	(50)	*	30,144	(51)	30,144	*
Jeanne & Stanley Traxler	20,068	(52)	*	10,034	(53)	10,034	*
John and Jane Tzortzis	20,000	(54)	*	10,000	(55)	10,000	*
Jonathan & Susan M. Kasso	221,562	(56)	*	50,781	(57)	170,781	*
Edmund J. Zeiter Jr.	175,730	(58)	*	62,865	(59)	112,865	*
Paul Kolpak	70,096	(60)	*	10,048	(61)	60,048	*
Michael and Carla Long	21,674	(62)	*	10,837	(63)	10,837	*
Shantharaj Samuel M.D.	20,148	(64)	*	10,074	(65)	10,074	*
James A. Maisano	535,548	(66)	1.24%	151,274	(67)	227,274	*
Mason S. Brugh and Jennifer E. Brugh	50,370	(68)	*	25,185	(69)	25,185	*
Grover C. Maxwell III	50,240	(70)	*	25,120	(71)	25,120	*
Andrew P. McGuire	85,096	(72)	*	10,048	(73)	75,048	*
Robert J. Miller	201,480	(74)	*	100,740	(75)	100,740	*

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Name of Selling Shareholder	Beneficial Ownership Before the Offering (1)		Percentage of Ownership Before the Offering	Shares of Common Stock Included in Prospectus		Beneficial Ownership After the Offering (2)	Percentage of Ownership After Completion of Offering (2)
Millsaps Student Entrepreneurial Fund (76)	32,596	(77)	*	10,048	(78)	22,548	*
Miss GPE Holdings(79)	75,360	(80)	*	37,680	(81)	37,680	*
D. Allen Moore	62,938	(82)	*	25,219	(83)	37,719	*
Bernice Newton	35,038	(84)	*	5,019	(85)	30,019	*
Carl Newton	70,116	(86)	*	10,058	(87)	60,058	*
Jeffrey Newton	70,118	(88)	*	10,059	(89)	60,059	*
Mark Newton	70,096	(90)	*	10,048	(91)	60,048	*
Michael Oles	50,042	(92)	*	25,021	(93)	25,021	*
Roger Pederson	100,342	(94)	*	50,171	(95)	50,171	*
Dr. Thomas P. Perone	54,580	(96)	*	14,790	(97)	39,790	*
Bruce A. Raybeck	100,410	(98)	*	50,205	(99)	50,205	*
Edward L. Rotenberg	67,924	(100)	*	25,212	(101)	42,712	*
Stephen J. Rotenberg	62,924	(102)	*	25,212	(103)	37,712	*
Henry N. Saurage, IV	377,466	(104)	*	151,233	(105)	226,233	*
Richard Schwartz	45,096	(106)	*	10,048	(107)	35,048	*
Roger M. Smith	60,288	(108)	*	30,144	(109)	30,144	*
Harvey T. Stoma	50,438	(110)	*	25,219	(111)	25,219	*
The Burns Partnership LLC (112)	803,616	(113)	1.81%	401,808	(114)	401,808	1.11%
The Hanley Family Living Trust (115)	441,342	(116)	*	100,671	(117)	340,671	*
Wayne A. Thomas	35,038	(118)	*	5,019	(119)	30,019	*

William J. Burns Martial Trust V/1 Dated 2/6/2004 Barbara K. Burns Trustee (120)	100,452	(121)	*	50,226	(122)	50,226	*
Yormark Limited Partnership (123)	50,192	(124)	*	25,096	(125)	25,096	*
Terry Yormark	100,384	(126)	*	50,192	(127)	50,192	*
Terry R. Yormark II	60,288	(128)	*	30,144	(129)	30,144	*
J.A.M.B. of Louisiana LLC (130)	346,000	(131)	*	346,000	(132)	0	*
Total	9,425,698			3,295,599		6,130,099

* Less than 1%.

(1)	The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. As of the date of this Prospectus, the Company had 44,282,278 shares of Common Stock issued and outstanding.

12

(2)	Assumes the sale of all shares included in this Prospectus.

(3)	Jason Anderson has the power to vote and dispose the shares held by A.& S. Genetics.

(4)	Such shares include (i) a warrant to purchase an aggregate of 100,384 shares of Common Stock, and (ii) 100,384 shares of Common Stock.

(5)	Such shares included in the Prospectus include 100,384 shares of Common Stock.

(6)	Such shares include (i) a warrant to purchase an aggregate of 15,018 shares of Common Stock, and (ii) 2,518 shares of Common Stock.

(7)	Such shares included in the Prospectus include 2,518 shares of Common Stock.

(8)	Such shares include (i) a warrant to purchase an aggregate of 370,384 shares of Common Stock, and (ii) 235,384 shares of Common Stock.

(9)	Such shares included in the Prospectus include 50,384 shares of Common Stock.

(10)	Such shares include (i) a warrant to purchase an aggregate of 35,134 shares of Common Stock, and (ii) 35,134 shares of Common Stock.

(11)	Such shares included in the Prospectus include 35,134 shares of Common Stock.

(12)	Such shares include (i) a warrant to purchase an aggregate of 37,668 shares of Common Stock, and (ii) 25,168 shares of Common Stock.

(13)	Such shares included in the Prospectus include 25,168 shares of Common Stock.

(14)	Barbara K. Burns has the power to vote and dispose the shares held by Barbara K. Burns Revocable Trust V/1 Dated 2/11/2004 Barbara K. Burns Trustee.

(15)	Such shares include (i) a warrant to purchase an aggregate of 50,226 shares of Common Stock, and (ii) 50,226 shares of Common Stock.

(16)	Such shares included in the Prospectus include 50,226 shares of Common Stock.

(17)	Such shares include (i) a warrant to purchase an aggregate of 25,411 shares of Common Stock, and (ii) 25,411 shares of Common Stock.

(18)	Such shares included in the Prospectus include 25,411 shares of Common Stock.

(19)	Jonathan Bruser has the power to vote and dispose the shares held by Bayou Solar Investments, LLC.

(20)	Such shares include (i) a warrant to purchase an aggregate of 150, 096 shares of Common Stock, and (ii) 25,096 shares of Common Stock.

(21)	Such shares included in the Prospectus include 25,096 shares of Common Stock.

(22)	Such shares include (i) a warrant to purchase an aggregate of 15,072 shares of Common Stock, and (ii) 15,072 shares of Common Stock.

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(23)	Such shares included in the Prospectus include 15,072 shares of Common Stock.

(24)	Such shares include (i) a warrant to purchase an aggregate of 350,959 shares of Common Stock, and (ii) 350,959 shares of Common Stock.

(25)	Such shares included in the Prospectus include 350,959 shares of Common Stock.

(26)	Such shares include (i) a warrant to purchase an aggregate of 50,274 shares of Common Stock, and (ii) 50,274 shares of Common Stock.

(27)	Such shares included in the Prospectus include 50,274 shares of Common Stock.

(28)	Such shares include (i) a warrant to purchase an aggregate of 50,185 shares of Common Stock, and (ii) 50,185 shares of Common Stock.

(29)	Such shares included in the Prospectus include 50,185 shares of Common Stock.

(30)	Such shares include (i) a warrant to purchase an aggregate of 12,577 shares of Common Stock, and (ii) 12,577 shares of Common Stock.

(31)	Such shares included in the Prospectus include 12,577 shares of Common Stock.

(32)	Such shares include (i) a warrant to purchase an aggregate of 25,185 shares of Common Stock, and (ii) 25,185 shares of Common Stock.

(33)	Such shares included in the Prospectus include 25,185 shares of Common Stock.

(34)	Such shares include (i) a warrant to purchase an aggregate of 35,096 shares of Common Stock, and (ii) 25,096 shares of Common Stock.

(35)	Such shares included in the Prospectus include 25,096 shares of Common Stock.

(36)	Such shares include (i) a warrant to purchase an aggregate of 700,740 shares of Common Stock, and (ii) 100,740 shares of Common Stock.

(37)	Such shares included in the Prospectus include 100,740 shares of Common Stock.

(38)	Such shares include (i) a warrant to purchase an aggregate of 25,219 shares of Common Stock, and (ii) 25,219 shares of Common Stock.

(39)	Such shares included in the Prospectus include 25,219 shares of Common Stock.

(40)	Such shares include (i) a warrant to purchase an aggregate of 151,130 shares of Common Stock, and (ii) 601,130 shares of Common Stock.

(41)	Such shares included in the Prospectus include 151,130 shares of Common Stock.

(42)	Such shares include (i) a warrant to purchase an aggregate of 201,507 shares of Common Stock, and (ii) 216,507 shares of Common Stock.

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(43)	Such shares included in the Prospectus include (201,507 shares of Common Stock.

(44)	Such shares include (i) a warrant to purchase an aggregate of 12,046 shares of Common Stock, and (ii) 12,046 shares of Common Stock.

(45)	Such shares included in the Prospectus include 12,046 shares of Common Stock.

(46)	Such shares include (i) a warrant to purchase an aggregate of 45,518 shares of Common Stock, and (ii) 45,518 shares of Common Stock.

(47)	Such shares included in the Prospectus include 45,518 shares of Common Stock.

(48)	Such shares include (i) a warrant to purchase an aggregate of 15,078 shares of Common Stock, and (ii) 10,078 shares of Common Stock.

(49)	Such shares included in the Prospectus include 10,078 shares of Common Stock.

(50)	Such shares include (i) a warrant to purchase an aggregate of 30,144 shares of Common Stock, and (ii) 30,144 shares of Common Stock.

(51)	Such shares included in the Prospectus include 30,144 shares of Common Stock.

(52)	Such shares include (i) a warrant to purchase an aggregate of 10,034 shares of Common Stock, and (ii) 10,034 shares of Common Stock.

(53)	Such shares included in the Prospectus include 10,034 shares of Common Stock.

(54)	Such shares include (i) a warrant to purchase an aggregate of 10,000 shares of Common Stock, and (ii) 10,000 shares of Common Stock.

(55)	Such shares included in the Prospectus include 10,000 shares of Common Stock.

(56)	Such shares include (i) a warrant to purchase an aggregate of 170,781 shares of Common Stock, and (ii) 50,781 shares of Common Stock.

(57)	Such shares included in the Prospectus include 50,781 shares of Common Stock.

(58)	Such shares include (i) a warrant to purchase an aggregate of 112,865 shares of Common Stock, and (ii) 62,865 shares of Common Stock.

(59)	Such shares included in the Prospectus include 62,865 shares of Common Stock.

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(60)	Such shares include (i) a warrant to purchase an aggregate of 60,048 shares of Common Stock, and (ii) 10,048 shares of Common Stock;

(61)	Such shares included in the Prospectus include 10,048 shares of Common Stock.

(62)	Such shares include (i) a warrant to purchase an aggregate of 10,837 shares of Common Stock, and (ii) 10,837 shares of Common Stock.

(63)	Such shares included in the Prospectus include 10,837 shares of Common Stock.

(64)	Such shares include (i) a warrant to purchase an aggregate of 10,074 shares of Common Stock, and (ii) 10,074 shares of Common Stock.

(65)	Such shares included in the Prospectus include 10,074 shares of Common Stock.

(66)	Such shares include (i) a warrant to purchase an aggregate of 307,274 shares of Common Stock, and (ii) 231,274 shares of Common Stock.

(67)	Such shares included in the Prospectus include 151,274 shares of Common Stock.

(68)	Such shares include (i) a warrant to purchase an aggregate of 25,185 shares of Common Stock, and (ii) 25,185 shares of Common Stock.

(69)	Such shares included in the Prospectus include 25,185 shares of Common Stock.

(70)	Such shares include (i) a warrant to purchase an aggregate of 25,120 shares of Common Stock, and (ii) 25,120 shares of Common Stock.

(71)	Such shares included in the Prospectus include 25,120 shares of Common Stock.

(72)	Such shares include (i) a warrant to purchase an aggregate of 75,048 shares of Common Stock, and (ii) 10,048 shares of Common Stock.

(73)	Such shares included in the Prospectus include 10,048 shares of Common Stock.

(74)	Such shares include (i) a warrant to purchase an aggregate of 100,740 shares of Common Stock, and (ii) 100,740 shares of Common Stock.

(75)	Such shares included in the Prospectus include 100,740 shares of Common Stock.

(76)	David Culpepper has the power to vote and dispose the shares held by Millsaps Student Entrepreneurial Fund.

(77)	Such shares include (i) a warrant to purchase an aggregate of 22,548 shares of Common Stock, and (ii) 10,048 shares of Common Stock.

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(78)	Such shares included in the Prospectus include 10,048 shares of Common Stock.

(79)	David Culpepper has the power to vote and dispose the shares held by Miss GPE Holdings.

(80)	Such shares include (i) a warrant to purchase an aggregate of 37,680 shares of Common Stock, and (ii) 37,680 shares of Common Stock.

(81)	Such shares included in the Prospectus include 37,680 shares of Common Stock.

(82)	Such shares include (i) a warrant to purchase an aggregate of 37,719 shares of Common Stock, and (ii) 25,219 shares of Common Stock.

(83)	Such shares included in the Prospectus include 25,219 shares of Common Stock.

(84)	Such shares include (i) a warrant to purchase an aggregate of 37,719 shares of Common Stock, and (ii) 5,019 shares of Common Stock.

(85)	Such shares included in the Prospectus include 5,019 shares of Common Stock.

(86)	Such shares include (i) a warrant to purchase an aggregate of 60,058 shares of Common Stock, and (ii) 10,058 shares of Common Stock.

(87)	Such shares included in the Prospectus include 10,058 shares of Common Stock.

(88)	Such shares include (i) a warrant to purchase an aggregate of 60,059 shares of Common Stock, and (ii) 10,059 shares of Common Stock.

(89)	Such shares included in the Prospectus include 10,059 shares of Common Stock.

(90)	Such shares include (i) a warrant to purchase an aggregate of 60,048 shares of Common Stock, and (ii) 10,048 shares of Common Stock.

(91)	Such shares included in the Prospectus include 10,048 shares of Common Stock.

(92)	Such shares include (i) a warrant to purchase an aggregate of 25,021 shares of Common Stock, and (ii) 25,021 shares of Common Stock.

(93)	Such shares included in the Prospectus include 25,021 shares of Common Stock.

(94)	Such shares include (i) a warrant to purchase an aggregate of 50,171 shares of Common Stock, and (ii) 50,171 shares of Common Stock.

(95)	Such shares included in the Prospectus include 50,171 shares of Common Stock.

(96)	Such shares include (i) a warrant to purchase an aggregate of 39,790 shares of Common Stock, and (ii) 14,790 shares of Common Stock.

(97)	Such shares included in the Prospectus include 14,790 shares of Common Stock.

(98)	Such shares include (i) a warrant to purchase an aggregate of 50,205 shares of Common Stock, and (ii) 50,205 shares of Common Stock.

(99)	Such shares included in the Prospectus include 50,205 shares of Common Stock.

(100)	Such shares include (i) a warrant to purchase an aggregate of 42,712 shares of Common Stock, and (ii) 25,212 shares of Common Stock.

(101)	Such shares included in the Prospectus include 25,212 shares of Common Stock.

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(102)	Such shares include (i) a warrant to purchase an aggregate of 37,712 shares of Common Stock, and (ii) 25,212 shares of Common Stock.

(103)	Such shares included in the Prospectus include 25,212 shares of Common Stock.

(104)	Such shares include (i) a warrant to purchase an aggregate of 226,233 shares of Common Stock, and (ii) 151,233 shares of Common Stock.

(105)	Such shares included in the Prospectus include 151,233 shares of Common Stock.

(106)	Such shares include (i) a warrant to purchase an aggregate of 35,048 shares of Common Stock, and (ii) 10,048 shares of Common Stock.

(107)	Such shares included in the Prospectus include 10,048 shares of Common Stock.

(108)	Such shares include (i) a warrant to purchase an aggregate of 30,144 shares of Common Stock, and (ii) 30,144 shares of Common Stock.

(109)	Such shares included in the Prospectus include 30,144 shares of Common Stock.

(110)	Such shares include (i) a warrant to purchase an aggregate of 25,219 shares of Common Stock, and (ii) 25,219 shares of Common Stock.

(111)	Such shares included in the Prospectus include 25,219 shares of Common Stock.

(112)	David A. Burns has the power to vote and dispose the shares held by The Burns Partnership LLC.

(113)	Such shares include (i) a warrant to purchase an aggregate of 401,808 shares of Common Stock, and (ii) 401,808 shares of Common Stock.

(114)	Such shares included in the Prospectus include 401,808 shares of Common Stock.

(115)	Richard Hanley has the power to vote and dispose the shares held by The Hanley Family Living Trust.

(116)	Such shares include (i) a warrant to purchase an aggregate of 212,671 shares of Common Stock, and (ii) 228,671 shares of Common Stock.

(117)	Such shares included in the Prospectus include 100,671 shares of Common Stock.

(118)	Such shares include (i) a warrant to purchase an aggregate of 30,019 shares of Common Stock, and (ii) 5,019 shares of Common Stock.

(119)	Such shares included in the Prospectus include 5,019 shares of Common Stock.

(120)	Barbara K. Burns has the power to vote and dispose the shares held by William J. Burns Martial Trust V/1 Dated 2/6/2004 Barbara K. Burns Trustee.

(121)	Such shares include (i) a warrant to purchase an aggregate of 50,226 shares of Common Stock, and (ii) 50,226 shares of Common Stock.

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(122)	Such shares included in the Prospectus include 50,226 shares of Common Stock.

(123)	Terry Yormark, Sr. has the power to vote and dispose the shares held by Yormark Limited Partnership.

(124)	Such shares include (i) a warrant to purchase an aggregate of 25,096 shares of Common Stock, and (ii) 25,096 shares of Common Stock.

(125)	Such shares included in the Prospectus include 25,096 shares of Common Stock.

(126)	Such shares include (i) a warrant to purchase an aggregate of 50,192 shares of Common Stock, and (ii) 50,192 shares of Common Stock.

(127)	Such shares included in the Prospectus include 50,192 shares of Common Stock.

(128)	Such shares include (i) a warrant to purchase an aggregate of 30,144 shares of Common Stock, and (ii) 30,144 shares of Common Stock.

(129)	Such shares included in the Prospectus include 30,144 shares of Common Stock.

(130)	Michael Fogleman has the power to vote and dispose the shares held by J.A.M.B. of Louisiana LLC.

(131)	Such shares include (i) a warrant to purchase an aggregate of 173,000 shares of Common Stock, and (ii) 173,000 shares of Common Stock.

(132)	Such shares included in the Prospectus include (i) 110,000 shares of Common Stock issuable upon exercise of the warrant held by such Selling Shareholder, and (ii) 110,000 shares of Common Stock.

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PLAN OF DISTRIBUTION

Each Selling Stockholder and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of its shares of Common Stock on the Over-the-Counter Bulletin Board, OTCQB or any other stock exchange, market or trading facility on which our shares are traded or in private transactions. Until such time as our Common Stock is actively traded on the OTC Bulletin Board, OTCQB or any other stock exchange, the Selling Shareholders may only sell their Common Stock at a fixed price of $2.50 per share. Thereafter, the shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices.

A Selling Stockholder may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales entered into after the effective date of the registration statement of which this Prospectus is a part;

●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this Prospectus.

A selling stockholder or its pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholder and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of Common Stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. A selling stockholder cannot assure that all or any of the shares offered in this Prospectus will be issued to, or sold by, the selling stockholder.

We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholder, but excluding brokerage commissions or underwriter discounts.

The selling stockholders, alternatively, may sell all or any part of the shares offered in this Prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

A selling stockholder may pledge its shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholder and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholder or any other such person. In the event that the selling stockholder is deemed affiliated with purchasers or distribution participants within the meaning of Regulation M, then the selling stockholder will not be permitted to engage in short sales of Common Stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholder is contractually restricted from engaging in short sells. In addition, if such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our Common Stock. All of these limitations may affect the marketability of the shares.

If the selling stockholder notifies us that it has a material arrangement with a broker-dealer for the resale of the Common Stock, then we would be required to amend the registration statement of which this Prospectus is a part, and file a Prospectus supplement to describe the agreements between the selling stockholder and the broker-dealer.

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SHARES ELIGIBLE FOR FUTURE SALE

There is a limited public trading market for our Common Stock. We cannot predict the effect, if any, that market sales of shares of our Common Stock or the availability of shares of our Common Stock for sale will have on the market price of our Common Stock prevailing from time to time. Sales of substantial amounts of our Common Stock, including shares issued upon exercise of our outstanding warrants, in the public market after this offering, could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities.

All of the shares distributed pursuant to the Resale Prospectus (namely the Resale Shares) will be freely tradable, except that any shares acquired by our affiliates, as that term is defined in Rule 144 under the Securities Act, may only be sold in compliance with the limitations described below. The 36,345,079 shares of our outstanding Common Stock that are not registered and covered by this Prospectus will be deemed restricted securities as defined under Rule 144. Sale limitations under Rule 144 for affiliates include the requirement for current public information about the Company; selling the shares pursuant to broker transactions; and limitations on the number of shares sold within a three-month period. Restricted shares may be sold in the public market only if registered or if they qualify for an exemption from registration promulgated under the Securities Act. Subject to the provisions of Rule 144, all of the outstanding shares of Common Stock that are currently restricted will be available for sale in the public market after September 30, 2014 under Rule 144.

In general, under Rule 144 as currently in effect, a person, or group of persons whose shares are required to be aggregated, who is deemed to have been an affiliate at any time during the three months preceding a sale, who has beneficially owned shares that are restricted securities as defined in Rule 144 for at least six months is entitled to sell, within any three-month period commencing 90 days after the date of this Prospectus, a number of shares that does not exceed 1% of the then outstanding shares of our Common Stock.

In addition, a person who is not deemed to have been one of our affiliates at any time during the 90 days preceding a sale and who has beneficially owned shares of our Common Stock for at least six months, including the holding period of any prior owner, except if the prior owner was one of our affiliates, would be entitled to sell all of their shares, provided the availability of current public information about our company. To the extent that shares were acquired from one of our affiliates, a person's holding period for the purpose of effecting a sale under Rule 144 would commence on the date the shares were acquired from the affiliate.

After the date of this Prospectus, an aggregate of 3,295,599 shares of Common Stock will have been registered under the Resale Prospectus and will be freely distributable and tradable by the Selling Shareholders listed in the Resale Prospectus. We will not receive any proceeds in connection with the sales, if any, of the Resale Shares.

DESCRIPTION OF SECURITIES TO BE REGISTERED

This Prospectus includes 3,295,599 shares of our Common Stock offered by the Selling Shareholders. The following description of our Common Stock is only a summary. You should also refer to our articles of incorporation and bylaws, each as amended, which have been filed as exhibits to the registration statement of which this Prospectus forms a part.

Our authorized capital stock consists of: (i) 500,000,000 shares of Common Stock, par value $0.0001 per share, of which there were 44,282,278 shares issued and outstanding as of the date of this Prospectus; and (ii) 100,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”), of which no share is issued and outstanding.

Common Stock

Holders of our Common Stock are entitled to one vote for each share held on all matters submitted to a vote of our stockholders. Holders of our Common Stock are entitled to receive dividends ratably, if any, as may be declared by the Board of Directors out of legally available funds, subject to any preferential dividend rights of any outstanding preferred stock (there are none currently). Upon our liquidation, dissolution or winding up, the holders of our Common Stock are entitled to receive ratably our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock.

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Holders of our Common Stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of Common Stock are fully paid and non-assessable. The rights, preferences and privileges of holders of our Common Stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock which we may designate and issue in the future without further shareholder approval.

On November 25, 2013, Company amended its Articles of Incorporation to (i) increase the aggregate number of shares which the Company shall have authority to issue to 600,000,000 shares, consisting of 500,000,000 shares of Common Stock and 100,000,000 shares of Preferred Stock; (ii) to effectuated a 1.2-for-1 forward split of its Common Stock, without changing the par value of the Common Stock.

As of the date of this Prospectus, there were 44,282,278 shares of Common Stock issued and outstanding.

VStock Transfer, LLC at 18 Lafayette Place, Woodmere, New York 11598 is the registrar and transfer agent for our Common Stock. Their telephone number is (212) 828-8436.

Preferred Stock

The Company currently does not have any Preferred Stock issued or outstanding. The Company’s Board of Directors is authorized by its Articles of Incorporation to issue Preferred Stock from time to time in one or more series with such designations, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions, thereof, as shall be stated in the resolutions adopted by the Company’s Board of Directors providing for the issuance of the Preferred Stock.

Warrants

As of the date of this Prospectus, there were warrants to purchase a total of 21,063,983 shares of our Common Stock issued and outstanding. Each Warrant shall be exercisable at any time and from time to time as provided in the Warrant. The exercise prices of the outstanding warrant range from $2.50 to $17.50 per share.

Call Right.  The Company has the right to call the exercise of all or any remaining portion of certain Warrants, if (i) the Volume Weighted Average Price (“VWAP”) of the Common Stock is no less than $5.00 per share during any ten (10) consecutive trading days, (ii) the average trading volume of the Company’s Common Stock during any ten (10) consecutive trading days is at least $100,000 per day, and (iii) all shares of Common Stock for which such Warrant is exercisable are registered for resale by the holder of such Warrant (the “Call Conditions”).

Adjustment for Stock Splits, Stock Dividends, Recapitalizations, Etc.  The exercise price of the Warrants and the number of shares of Common Stock issuable on exercise of the Warrants will be appropriately adjusted to reflect any stock dividend, stock split, stock distribution, combination of shares, reverse split, reclassification, recapitalization or other similar event affecting the number of outstanding shares.

Adjustment for Reorganization, Consolidation, Merger, Etc.  If the Company merges or consolidates with or into any other person, or are a party to any other corporate reorganization, and the Company is  not the continuing or surviving entity, then, in each case, the holder of the Warrant (on exercise at any time after the consummation of such transaction) will be entitled to receive the stock and other securities and property (including cash) which the holder would have been entitled to receive if the holder had exercised the Warrant immediately prior to the effectiveness of the transaction.

Piggy-back Registration Rights.  The Company granted piggy-back registration rights to holders of the Warrants, where the Company will be obligated to include in a registration statement the shares of Common Stock which are issuable upon exercise of the Warrants, where the Company prepares to file with the Securities and Exchange Commission (the “Commission”) relating to an offering for the Company’s own account or the account of others under the Securities Act, other than an underwritten offering or on Form S-4 or Form S-8.

Options

As of the date of this Prospectus, there were options to purchase a total of 93,000 shares of our Common Stock issued and outstanding. The exercise prices of the outstanding option range from $10.00 to $15.00 per share.

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MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

While there is limited public trading market for our Common Stock, our Common Stock is currently quoted on the OTC Market Group Inc.’s OTCQB, under the symbol “OPVS.” Our trading symbol was changed from “UTCH” to “OPVS” on December 26, 2013 following the change of the Company’s corporate name.

The market price of our Common Stock is subject to significant fluctuations in response to variations in our quarterly operating results, general trends in the market and other factors, over many of which we have little or no control. In addition, broad market fluctuations, as well as general economic, business and political conditions, may adversely affect the market for our Common Stock, regardless of our actual or projected performance.

Currently, there has been no active trading of the Company’s Common Stock. The first and only trade of the Company’s Common Stock was on October 29, 2013 at $.0167 per share. The current bid Price is $1.01 as of the date of this Prospectus.

Holders

As of the date of this Current Report, there were 44,282,278 shares of our Common Stock, par value, $.0001 issued and outstanding and there were 159 shareholders of record of our Common Stock.

Transfer Agent and Registrar

VStock Transfer, LLC at 18 Lafayette Place, Woodmere, New York 11598 is the registrar and transfer agent for our Common Stock. Their telephone number is (212) 828-8436.

Penny Stock Regulations

The Commission has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share. Our Common Stock, when and if a trading market develops, may fall within the definition of penny stock and be subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000, or annual incomes exceeding $200,000 individually, or $300,000, together with their spouse).

For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Securities and Exchange Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the “penny stock” rules may restrict the ability of broker-dealers to sell our Common Stock and may affect the ability of investors to sell their Common Stock in the secondary market.

Dividend Policy

We have not paid any cash dividends to our shareholders. Any future determination as to the declaration and payment of dividends on shares of our Common Stock will be made at the discretion of our board of directors out of funds legally available for such purpose. We are under no contractual obligations or restrictions to declare or pay dividends on our shares of Common Stock.

Securities authorized for issuance under equity compensation plans

On September 24, 2013 the directors of the Company unanimously approved the 2013 Equity Incentive Plan (the “Plan”) under which the Company has reserved a number of shares of its Common Stock equal to 10% of the Company’s fully diluted Common Stock for awards under the Plan of any stock option, stock appreciation right, restricted stock, performance share, or other stock-based award or performance-based cash awards under the Plan.

Purchases of Equity Securities by the Registrant and Affiliated Purchasers

We have not repurchased any shares of our common stock.

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DESCRIPTION OF BUSINESS

General

GPEC was founded and incorporated in February 1994 and is engaged in the invention, development, commercialization, and licensing of advanced thin film solar technologies and intellectual property. Since then, our sponsored research programs at Princeton University, University of Southern California (“USC”) and the University of Michigan (“Michigan”) have resulted in more than 740 issued or pending patents worldwide covering materials, architectures, and fabrication processes for organic and inorganic flexible, thin-film photovoltaic technologies. The technology is targeted at, but not limited to, certain broad applications, including (a) mobile electronic device power, (b) electric vehicle charging or “power paint,” (c) semi-transparent solar power generating windows or glazing and (d) traditional off-grid and grid-connected solar power generation. Laboratory feasibility prototypes have been developed that successfully demonstrate key building block principles for these technology application areas.

Research and License Agreements

On October 22, 1993, American Biomimetics Corporation (“ABC”) entered into a Sponsored Research Agreement and License Agreement with Princeton University for work being done in the laboratory of Dr. Mark E. Thompson.  In August 1995, this original sponsored research agreement with Princeton University was assigned to USC when Dr. Thompson accepted a position at USC.  In August of 1996, ABC assigned to GPEC its rights to various research inventions under the foregoing agreements.  On May 1, 1998, GPEC, Princeton University and USC entered into a new Sponsored Research Agreement (“1998 Sponsored Research Agreement”), which continued without interruption the research of Dr. Thompson (at USC) and added to it the research being done by Dr. Stephen R. Forrest (at Princeton University).  At the same time, the parties entered into a License Agreement (the “1998 License Agreement”) which they considered an amendment of the earlier license agreement.  This 1998 Sponsored Research Agreement formed the basis for future renewals of this agreement in 2004, 2006 and 2009 (together with such amendments, extensions and renewals referred to as the “Research Agreement”). From May 1, 2009 through June 30, 2013 GPEC paid and expensed $3,233,341 under the Research Agreement.

In 2006, the Company’s remaining principal researcher at Princeton University, Dr. Stephen R. Forrest, accepted a tenured position at the University of Michigan and became its Vice President of Research. The University of Southern California Research Agreement, dated January 1, 2006 as later amended in 2009 (the “2009 Research Agreement”) is the renewal of the 1998 Sponsored Research Agreement and it retained the Company’s relationship with Dr. Thompson and his team, and established USC as the lead researcher and Michigan as the subcontractor.  In addition, the 1998 License Agreement was also amended in 2006 (the “License Agreement 2006 Amendment”) to include University of Michigan, where Dr. Forrest has been conducting research for GPEC.

On December 20, 2013, the Company entered into a Research Agreement with USC (“2013 Research Agreement”) to amend and replace the 2009 Research Agreement to continue the sponsored research at USC and Michigan from February 1, 2014 through January 31, 2021. On the same day, they have also entered into a Third Amendment to the License Agreement which renews and extends the License Agreement by and between USC, Michigan, Princeton and GPEC (“Third Amendment to License Agreement”). GPEC assigned to the Company and the Company assumed all the rights and obligations under both the 2013 Research Agreement and the Third Amendment to License Agreement.

Currently, research and development of our flexible, thin-film organic photovoltaic (“OPV”) and inorganic Gallium Arsenide (“GaAs”) technologies is being conducted at USC and the University of Michigan under the seven year 2013 Research Agreement dated December 20, 2013. Under the 2013 Research Agreement, the Company is required to make a deposit of $550,000 (the “Deposit”) before the commencement of any research thereunder.  This deposit is to be used by USC to pay for research costs and expenses as it incurs, including payments to Michigan, during any billing quarter. When the Company pays the related quarterly billing, the funds go to replenish the Deposit back to the full amount of $550,000, which is to continue until the end of the 2013 Research Agreement. Pursuant to the predecessor of the 2013 Research Agreement, the Sponsored Research Agreement dated May 1, 2009, we agreed to pay USC up to $6,338,341 for work to be performed. From May 1, 2009 through December 31, 2012 GPEC paid and expensed $2,689,570 under this agreement.  During the years ended December 31, 2010, December 31, 2011 and December 31, 2012, GPEC incurred research and development costs of $463,211, $887,097 and $998,127, respectively, and patent application expenses and prosecution fees of $1,352,072, $1,587,642 and $1,345,743, respectively.

Under the currently effective License Agreement, as amended, with USC, Princeton and the University of Michigan, wherein NanoFlex has obtained the exclusive worldwide license and right to sublicense any and all intellectual property resulting from the Company’s sponsored research agreements, we have agreed to pay for all reasonable and necessary out of pocket expenses incurred in the preparation, filing, maintenance, renewal and continuation of patent applications designated by GPEC. In addition, the Company is required to pay to USC 5% of net sales of licensed products or licensed processes used, leased or sold by GPEC, 3% of revenues received by the Company from the sublicensing of patent rights and 23% of revenues (net of costs and expenses, including legal fees) received by the Company from final judgments in infringement actions respecting the patent rights licensed under the agreement. The Third Amendment to License Agreement amended the minimum royalty section to eliminate the accrual of any such royalties until 2014. Furthermore, the amounts of the non-refundable minimum royalties, which would be applicable starting in 2014, were adjusted to be lower than the amounts in the previous License Agreement.

The Company has an exclusive worldwide license and rights to sublicense any and all intellectual property conceived or developed under its sponsorship at USC, Princeton University and the University of Michigan.  There is currently no ongoing research activity at Princeton University related to the Company, although the Company maintains licensing rights to technology previously developed there.

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Founding Researchers

Dr. Stephen R. Forrest (University of Michigan)

Professor Stephen R. Forrest has been working with GPEC since 1998 under the Company's Sponsored Research Program with Princeton University, USC, and Michigan. Professor Forrest is one of the Company's Founding Research Scientists; his focus is on organic and GaAs photovoltaics.  In 2006, he rejoined the University of Michigan as Vice President for Research, and as the William Gould Dow Collegiate Professor in Electrical Engineering, Materials Science and Engineering, and Physics.  A Fellow of the APS, IEEE and OSA and a member of the National Academy of Engineering, he received the IEEE/LEOS Distinguished Lecturer Award in 1996-97, and in 1998 he was co-recipient of the IPO National Distinguished Inventor Award as well as the Thomas Alva Edison Award for innovations in organic LEDs.  In 1999, Professor Forrest received the MRS Medal for work on organic thin films. In 2001, he was awarded the IEEE/LEOS William Streifer Scientific Achievement Award for advances made on photodetectors for optical communications systems.  In 2006 he received the Jan Rajchman Prize from the Society for Information Display for invention of phosphorescent OLEDs, and is the recipient of the 2007 IEEE Daniel Nobel Award for innovations in OLEDs.  Professor Forrest has been honored by Princeton University establishing the Stephen R. Forrest Faculty Chair in Electrical Engineering in 2012.  Professor Forrest has authored 525 papers in refereed journals, and has 247 patents. He is co-founder or founding participant in several companies and is on the Board of Directors of Applied Materials and PD-LD, Inc.  He has also served from 2009-2012 as Chairman of the Board of Ann Arbor SPARK, the regional economic development organization, and serves on the Board of Governors of the Technion – Israel Institute of Technology, as well as the Vanderbilt University School of Engineering Board of Visitors. From 1979 to 1985, Professor Forrest worked at Bell Labs investigating photodetectors for optical communications.  In 1992, Professor Forrest became the James S. McDonnell Distinguished University Professor of Electrical Engineering at Princeton University.  He served as director of the National Center for Integrated Photonic Technology, and as Director of Princeton's Center for Photonics and Optoelectronic Materials (POEM). From 1997-2001, he served as the Chair of the Princeton’s Electrical Engineering Department.  He was appointed the CSM Visiting Professor of Electrical Engineering at the National University of Singapore from 2004-2009.  In 2011, Professor Forrest was named number 13 of the top 100 most influential material scientists in the world by Thomson-Reuters, based largely on his work with organic electronics. Professor Forrest is a graduate of the University of Michigan (MSc Physics, 1974 and PhD Physics, 1979) and the University of California at Berkeley (B.A. Physics, 1972).

Dr. Mark E. Thompson (University of Southern California)

Professor Mark E. Thompson has been working with GPEC since 1994 under the Company's Sponsored Research Program with Princeton University, USC and Michigan. Professor Thompson is a professor of Chemistry at USC. Professor Thompson, in conjunction with Professor Stephen R. Forrest, was instrumental in the discovery of phosphorescent materials central to the highly efficient OLED technology marketed by Universal Display Corporation (NASDAQ: OLED). In 2013, Professor Thompson was named a Fellow of the American Association for the Advancement of Science.  In 2012, Professor Thompson received the prestigious Alexander von Humboldt Research Award.  In 2011, Professor Thompson was named number 12 of the top 100 most influential chemists in the world by Thomson-Reuters, based largely on his work with organic electronics.  In 2007, Professor Thompson was awarded USC’s Associate’s Award for Excellence in Research (given to one faculty member per year). In 2006, he was awarded the MRS Medal by the Materials Research Society, and in the same year, Professors Forrest and Thompson were the co-recipients of the Jan Rajchman Prize from the Society for Information Display.  Both the MRS medal and the Rajchman Prize were based on the invention of phosphorescent OLEDs. In 1998, Professor Thompson was co-recipient of The Intellectual Property Owners Association National Distinguished Inventor Award as well as the Thomas Alva Edison Award for innovations in organic LEDs. Professor Thompson joined The University of Southern California in 1995, and from 2005 through 2008, he served as the Department of Chemistry Chairman at USC. From 1987 to 1995, Professor Thompson worked at Princeton University. From 1985 to 1987, Professor Thompson worked at Oxford University and was an S.E.R.C. Research Fellow. From 1983 to 1985, Professor Thompson worked at E.I. duPont de Nemours & Company as a Visiting Scientist. Professor Thompson has authored over 200 papers in refereed journals, and has 75 patents. Professor Thompson is a graduate of the California Institute of Technology (Ph.D. Inorganic Chemistry, 1985) and the University of California Berkley (B.S. Chemistry with honors, 1980).

Summary Business Description

NanoFlex is engaged in the invention, development, commercialization, and licensing of advanced photovoltaic technologies and intellectual property. We believe its proprietary technologies can fundamentally change the traditional paradigm of solar energy conversion – from applications defined by the conventional constraints of fixed, heavy, rigid and expensive to applications that are highly mobile, lightweight, flexible and inexpensive. Since its inception, NanoFlex, through its wholly owned subsidiary GPEC, has invested more than $52 million in capital for operations and development activities.  NanoFlex’s sponsored research activities have generated a patent portfolio of more than 740 issued or pending patents worldwide to which the Company has exclusive commercial rights. The patents cover architecture, processes and materials for flexible, thin-film OPV technologies and inorganic GaAs technologies. As of June 1, 2014, there were 62 issued patents, 40 pending non-provisional applications and 20 pending provisional applications in the U.S.  In addition, in countries and regions outside the U.S, including but not limited to Australia, Canada, China, European Patent Convention, Hong Kong, India, Japan, Korea and Taiwan, there were a total of 209 issued patents, 398 pending patent applications and 15 pending PCT applications. The duration of all the issued U.S. and foreign patents is 20 years from their respective first effective filing dates. Currently, the Company is preparing to enter the applied research and pre-commercialization stage for both of these technology platforms with the near-term goal of establishing a technology development center in Ann Arbor, Michigan, that will enable:

●	The development and commercialization of advanced organic and inorganic thin film solar cell technologies, including proprietary materials, architectures, and fabrication processes, that have the potential to transform the industry.

●	NanoFlex to enter partnerships with manufacturers.

●	NanoFlex to generate early revenue from government grants in an accelerated two-year program.

NanoFlex is currently at development stage and has not licensed any of its technologies. NanoFlex has incurred losses and has no revenue to date. NanoFlex’s auditors’ opinion stated that there is substantial doubt about the Company’s ability to continue as a going concern.

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Philosophy and Approach

Today, the solar industry is at an inflection point, entering a stage where solar is equal to or cheaper than traditional energy sources, according to Deutsche Bank research.   Deutsche Bank anticipates that the number of markets where solar is at grid parity will double over the next three to five years (RenewableEnergyWorld.com, “Analyst: Grid-Parity Era Now Underway for Global Solar Markets,” August 6, 2013).  GreenTech Media projects that as the levelized cost of solar power continues to decline, residential and commercial solar could reach price parity with grid power without government incentives and provide 9% of total U.S. electricity by 2022 (GreenTech Media, “Mapping Solar Grid Parity in the US,” January 25, 2013).

We believe the value proposition for solar will become much more attractive as new technologies remove the traditional constraints of silicon-based solar solutions, which currently dominate the industry.

NanoFlex is focusing on two parallel technology efforts: (a) its inorganic GaAs manufacturing technologies aim to provide solar cell manufacturers with the capability of producing GaAs solar cells with ultra-high efficiencies at a cost per watt well below grid parity of $1 per watt; and (b) through its portfolio of OPV thin film solar technologies, it is committed to further developing and delivering highly efficient, low-cost solar energy solutions via a host of new applications to worldwide markets. These include extending and/or replacing batteries for mobile devices, solar paint for electric cars to extend battery life, building integrated photovoltaic (“BIPV”) products that include glass, roofing materials and siding, off-grid applications, and solar textiles that generate power. NanoFlex further believes that its technologies could eventually be able to provide utility-scale power, augmenting and/or replacing fossil fuels.

NanoFlex is not, and does not plan to be, a direct manufacturer of its technologies. Rather, it plans to license or sublicense its intellectual property to industry partners and customers. This business model is oriented around licensing and sublicensing processes and technologies to large, well-positioned commercial partners who can provide manufacturing and marketing capabilities to enable rapid commercial growth. This model is also intended to quickly establish NanoFlex as an important player in the solar industry with rapid, high-margin revenue growth. Potential partners include current manufacturers of solar technology and manufacturers of semiconductors or electronics that recognize NanoFlex’s solar technologies as a significant emerging opportunity.

In addition, NanoFlex believes that there are several avenues for early revenue generation that become possible with the establishment of its technology development center in Ann Arbor, Michigan, utilizing cost-effective leased facilities near the University of Michigan. First among these avenues is government funding. The National Aeronautic and Space Administration (“NASA”), the Department of Defense, and the Department of Energy all have interests in businesses that can deliver ultra-lightweight, high-efficiency technologies for space, mobile warfighter, and grid-deployment applications. NanoFlex believes that its technology development center can make NanoFlex highly competitive for both GaAs and organic solar cell grants.

NanoFlex also anticipates that advancements at the technology development center can attract other industry players to acquire early licenses to use NanoFlex intellectual property. Finally, new licenses and agreements will be made possible by ongoing technology development, especially that related to perfecting and broadening of NanoFlex’s intellectual property in high-efficiency, lightweight organic solar cells. The principal function of the facility will be to demonstrate NanoFlex’s ability to prototype its inorganic and organic solar cells utilizing its proprietary technologies.

Technologies

Although NanoFlex has two complementary technology platforms, their development is synergistic and we believe that progress within each platform leads to success in the other.

The first technology is our inorganic platform that is based on the inorganic GaAs semiconductor, which is currently in an advanced development stage.  GaAs is the mainstay of many ultra-high performance electronic technologies used in cellular telephones and military applications.  While the very highest single-junction and multi-junction solar cell efficiencies (approximately 29% and 44%, respectively, according to the National Renewable Energy Laboratory, “Best Research Cell Efficiencies”, www.nrel.gov/ncpv) are based on GaAs, they remain prohibitively expensive for mass markets and hence are only considered for specialty applications where performance and weight requirements outweigh cost considerations, such as space-borne applications.  Broader market acceptance of GaAs-based solar technologies requires enormous cost reductions before widespread applications are realized.  NanoFlex’s patented technology has the potential to enable these cost reductions.

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The primary cost in fabricating GaAs solar cells is the very high cost of the substrates on which the thin active region (called the epitaxial layers) is grown. These substrates, or “wafers,” cost approximately $20,000 per square meter. During the fabrication process that is currently in use, these expensive wafers are destroyed. For decades people have sought methods to eliminate the destruction or use of the wafer, using only the ultrathin solar cell active region. NanoFlex has developed a process for removing the active solar cell layer (approximately 2 micrometers thick, or around 1% of the thickness of a human hair) from the parent wafer on which it is grown in a completely non-destructive manner, thereby allowing for the re-use of the wafer an indefinite number of times without loss of performance on each growth and removal cycle. This process, called non-destructive epitaxial lift-off (“ND-ELO TM ”), revolutionizes the cost structure of GaAs solar cell technology, converting the prohibitively expensive wafer cost from a recurring materials cost into a capital expenditure that is depreciated along with other equipment in the manufacturing facility. Furthermore, as part of the process, the ultrathin semiconductor is bonded to a flexible and thin secondary substrate such as plastic or metal foil using our adhesive-free, lightweight, ultra-strong and flexile process called cold-weld bonding. (See the solar cell production cycle shown in the figure on the left).

The processes of ND-ELO™ and cold-weld bonding result in ultra-high efficiency solar cells—NanoFlex has achieved 23% in its researcher’s laboratories, and we believe that 29% is achievable. Moreover, the processes can be applied to multi-junction cells with efficiencies of 42% or even higher if integrated with other electronic and optical device technologies. NanoFlex believes that its relatively simple processes can lead to dramatic improvements in the cost structure of solar energy conversion. The market for manufacturers which utilize GaAs technology is currently limited, but NanoFlex believes that it will expand as its Epitaxial Protection Layers (“EPL”), ND-ELO™, and Cold Weld processes allow cost reductions for manufacturers in their cost per watt that will permit these manufacturers to expand into areas and uses that were traditionally cost prohibitive. With the combination of GaAs’s high conversion efficiencies and the production cost reductions associated with utilizing our proprietary EPL, ND-ELO™, and Cold Weld processes, the costs of GaAs solar cells can approach cost-per-watt metrics associated with silicon-based solar cells. Moreover, GaAs cells provide functional and aesthetic advantages since they can be placed on flexible plastic, paper and other items that the current manufacturers using their technology are unable to incorporate today, as they are limited to rigid materials.

NanoFlex’s second, synergistic technology platform is based on flexible, thin-film OPV technologies that NanoFlex has researched and developed over the last two decades.  Like NanoFlex’s GaAs technology, OPVs are extremely lightweight and, when deposited on flexible substrates, can be bent around small-radius cylinders for deployment in any number of applications, including in the generation of commodity power.  These thin film technologies will allow power to be generated at the device level.  A particular advantage of OPV technologies is the low cost of the materials used for the solar energy generating layers.  Furthermore, the growth of the thin film layers can be accomplished directly onto the plastic or metal foils and therefore is no need for energy-intensive and expensive epitaxial growth required by inorganic semiconductors such as silicon or GaAs. Rather, there is the opportunity to “print” organic solar cells onto continuous rolls of plastic in an ultra-high-speed manufacturing process.  The potential for printed electronics - making solar cells “by the kilometer” rather than on one substrate at a time - makes OPV a potentially revolutionary step in the widespread acceptance and deployment of solar energy. Since the organic films are lightweight and extremely thin (in this case the entire structure is only 0.1% the thickness of a human hair), they can be made semitransparent and adjusted to any desirable color.  As a result, there are significant opportunities to achieve heretofore unrealizable applications such as car paint that allows vehicle coating to act as a source of power for an electric car; windows that can be coated with a clear semi-transparent film that captures photons from the sun to provide power for inside of the building, and fabric that can be made coated in order to make clothes, tents, flags, or lightweight roll-out power mats.  One added advantage of OPVs over traditional semiconductor technologies is the very low energy intensity of their production.

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NanoFlex’s approach has been to advance all dimensions of OPV technology, including the development of new materials (some of which are now being sold in small quantities by materials suppliers), new high efficiency device architectures, and ultra-high-speed, low-energy-cost production processes such as organic vapor phase deposition developed in NanoFlex’s researcher’s laboratories, and solar cell modulization. An example of an organic solar cell module is shown in the below photograph of an array of 24 OPVs on glass substrate.

In summary, NanoFlex is pursuing two solar cell technologies that break completely from traditional approaches in both cost and profile, allowing it to address established application spaces of commodity and spot energy generation, while opening up new opportunities that allow for migration of solar power generation into entirely new applications where flexible, lightweight form factors and low costs are demanded.  NanoFlex holds extensive foundational intellectual property in both technologies with more than 740 issued or pending patents worldwide.

Intellectual Property

As a result of its sponsored research programs, NanoFlex currently holds the exclusive commercialization rights to more than 740 issued or pending patents worldwide which cover architecture, processes and materials for OPV and GaAs technologies. As of June 1, 2014, US issuances and applications were as follows--62 issued patents, 40 pending non-provisional applications and 20 pending provisional applications. For regions outside of the US--209 issued patents, 398 pending patent applications and 15 pending PCT applications, which are further broken down per the following table.

Country	Issued	Pending
Argentina	1	0
Australia	24	31
Canada	2	45
China	39	30
Germany	17	-
EPC	17	59
Spain	7	-
France	5	-
Great Britain	15	-
Hong Kong	24	28
India	6	54
Israel	0	1
Japan	16	54
Korea	10	46
Mexico	3	0
Taiwan	23	50
Patent Cooperation Treaty	0	15
United States (provisional)	0	20
United States (non-provisional)	62	40
Total	271	473

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The patent applications being filed as a result of NanoFlex’s sponsored research programs are part of a dynamic, comprehensive development strategy to protect NanoFlex’s commercialization rights.  Following this developmental strategy, current work builds off of earlier work, with new discoveries continually developed and protected.  As a result, the IP portfolio continues to expand as later-filed applications capture the newly-developed innovations.

Patent lifetimes run twenty years from a patent application’s effective filing date, not from when the patent was granted.  There is a huge backlog in patent offices around the world, and as a result the processing time from application filing to the grant of the patent generally takes 3-5 years, and sometimes longer.  In the following table, both the low number of entries related to the patents with 15-20 years of remaining life and the much higher number of entries related to the patents with 10-15 years of remaining life reflect the lengthy processing time currently needed to obtain a patent.  Simply put, waiting 3-5 years after filing to obtain a patent is a rather common occurrence.

For U.S. Patents:

13/61 of issued patents have 0-5 years remaining;

12/62 of issued patents have 5-10 years remaining;

31/62 of issued patents have 10-15 years remaining; and

6/62 of issued patents have 15-20 years remaining.

For Foreign Patents:

21/209 of issued patents have 0-5 years remaining;

27/209 of issued patents have 5-10 years remaining;

116/209 of issued patents have 10-15 years remaining; and

45/209 of issued patents have 15-20 years remaining.

In addition, NanoFlex has several hundred additional patent applications in process. Some of NanoFlex’s technology holdings include foundational concepts in the following areas (many of which are being validated in other labs as indicated by the asterisks).

●

Tandem organic solar cell*. Individual conventional solar cells have limited spectral coverage, voltage output, and tradeoff between absorption length and charge collection length. By stacking multiple solar cells with complementary absorption profiles, voltages of the cells can be added (at a constant current). This can make a more efficient cell; the documented record for organic solar cell efficiency to date using this multi-junction architecture is 12.6% conversion efficiency, which was achieved by the Company.

●

Fullerene acceptors*. Fullerenes include molecules such as C60, C70, C84 and derivatives that are designed to dissolve in solvents (such as PCBM made with either C 60 or C 70) are the most prevalent acceptor in organic photovoltaics. Fullerenes offer better efficiency than any other acceptor molecule to date.

●

Blocking layers*. In most solar cell designs, excitons must be blocked and reflected away from the metallic (or transparent) contact so that they can be dissociated at the donor-acceptor junction. Additionally, it is desired that these layers block the wrong carrier from contacting the electrode.

●

New materials for visible and infrared sensitivity*.  Current OPV materials absorb light in the visible and deep red part of the solar spectrum, but do not collect light in the near infrared (NIR).  Extending efficient light collection into the NIR has the potential to increase photocurrent generation by 40%, markedly improving OPV performance.

●

Scalable growth technologies*.  A number of growth technologies have been developed for organic materials.  These include vacuum thermal evaporation and organic vapor phase deposition for materials that can be sublimed or evaporated directly and gravure or ink-jet printing of dissolved materials.  All of these processes are compatible with rigid planar substrates, but more importantly can be applied to flexible plastic or metal foil substrates, for roll-to-roll fabrication of OPVs.

●

Inverted solar cells*.  One of the most air sensitive parts of the OPV is the region between the anode and electron acceptor.  This region is degraded by oxygen and water in the dark and even more so under illumination.  This interfacial region in a “conventional” OPV is exposed to the atmosphere directly, requiring that the OPV be kept in a hermetic package.  If the OPV is prepared as an inverted cell, the air sensitive anode/organic interfacial region is placed below the donor, buffer layer and cathode.  Thus, the device itself provides a level of “packaging,” markedly slowing environmental degradation of the device, minimizing packaging requirements for long term deployment in the field.

●	Materials for enhanced light collection via multi-exciton generation. The Shockley-Queisser limit for solar cell efficiency is 29% for silicon based cells and 31% for cells made with GaAs. In order to prepare solar cells with efficiencies higher than the Shockley-Queisser, researchers have turned to multi-junction cells, however, these cells are very expensive. An alternate approach is to collect the high energy part of the spectrum, i.e. UV-to-green, and double the energy collected from this part of the solar spectrum using singlet fission (“SF”). SF materials absorb high energy light and generate two excitons for every photon absorbed, thus doubling the light collection efficiency. The SF approach has the potential to give a single solar cell a 45% efficiency, well over the Shockley-Queisser limit, without increasing the cost to produce the cell.

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●	Mixed layer and nano-crystalline cells. In planar (e.g., bilayer) cells the thickness of a layer is limited by the distance an exciton is expected to travel before it recombines. If the layer is too thick, photons absorbed may never result in collected charge. If the layers are too thin, there is insufficient material available for absorption of the light. By mixing the donor and acceptor throughout a thicker layer, an additional donor-acceptor interface is created throughout the layer, improving photocurrent generation capability. Nano-crystalline cells have a higher degree of phase separation between the donor and acceptor with nano-crystalline domains, with high purity and domain sizes in the nanometer scale.

●

Solar paints. NanoFlex plans to paint solar cells onto any substrate (needs to be smooth, but not flat). The idea is to create solar paints that can be applied quickly and easily to any surface, including, for example, mobile communications devices, electric cars, roofing materials, building siding and glass).

●

Transparent/semi-transparent cells. In certain applications it may be desirable to have a partially transparent solar cell. These applications include tinted windows. Instead of just absorbing or reflecting the light, the light would be absorbed and converted into energy. The unique nature of organics allows NanoFlex to tune the wavelengths absorbed to those that it does not want transmitted or that are not useful for vision, such as in the infrared region of the spectrum.

●	Ultralow cost, ultrahigh efficiency, flexible thin film inorganic cells.
●	Accelerated and recyclable liftoff process.
●	Cold-weld bonding of inorganic solar cells to plastic substrates and metal foils.

Development Goals

During 2015 NanoFlex plans to demonstrate ND-ELO™ technology on 4” diameter GaAs wafers (currently it is using 2” wafers), with 20 non-destructive growth, removal, cold-weld bonding cycles onto flexible substrates without a decrease in performance between cycles, and an approximately 1% efficiency variation over all 10 cycles.  The performance objectives are power conversion efficiencies of 23%.  NanoFlex also plans to extend the technology to multi-junction solar cells with efficiencies greater than 32% efficiency under un-concentrated illumination.  Further, NanoFlex plans to integrate “mini-concentrators” with the ND-ELO+cold weld bonded cells to effect cost reductions compared to the non-concentrated cells, expected to achieve cost targets of less than $0.50/Watt (peak).

With respect to its OPV technology NanoFlex plans to achieve greater than 15% power conversion efficiencies on organic solar cells with operational lifetimes of 20 years on barrier-coated plastic or metal foil substrates, and to demonstrate roll-to-roll “printing” of solar cells on plastic or metal foil substrates by the end of 2015.

In order to accomplish these tasks and to give confidence to our manufacturing partners, NanoFlex plans to build a technology development center in Ann Arbor, Michigan. We plan to obtain cost-effective leased facilities and will equip the facility with required equipment and obtain required engineering personnel. This infrastructure will support our objective of producing 6 inch square GaAs and OPV module prototypes to demonstrate the efficacy of our technology platforms and to substantially reduce the risk to large-scale market entry by our licensed partners. We believe that the costs of establishing the facility will be approximately $4,500,000 and expect that it can be in place by the third quarter of 2014. The Plan of Operation that is in place is dependent upon the Company’s ability to raise additional capital to support its research and development operations. Since its inception, NanoFlex has raised over $53,000,000 in equity from various investors, which has been invested primarily in research and development activities and maintaining NanoFlex’s patent portfolio. NanoFlex anticipates that it will need approximately $17,700,000 over the next 18 months until it earns sufficient revenue to support its operations, including its continuing research and development goals and patent prosecutions and to maintain its intellectual property portfolio. The following is a breakdown of the $17,700,000 budget:

Working Capital	$2,700,000
R&D Sponsored Research	$3,600,000
R&D Operating Expenses (technology development center)	$1,300,000
R&D Equipment Purchases (technology development center)	$2,400,000
Patent Prosecution and App Fees	$3,600,000
General and Administrative	$4,100,000

NanoFlex has made contact with major solar cell and electronics manufacturers world-wide.  It is finding commercial interest in both its GaAs and OPV technologies. NanoFlex plans to work closely with those companies interested in its technology solutions, both in its own technology development center, as well as within partner facilities, to develop proof-of-concept prototypes and processes to mitigate commercialization risks and gain early market entry and acceptance. Currently, NanoFlex is aware of several laboratories and commercial suppliers that are exploring and positively validating technologies that it has developed.

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A key to reducing the risk to market entry by our partners is for NanoFlex to qualify its technologies at the manufacturing scale. This task will be conducted in NanoFlex’s technology development center, which will include a pilot manufacturing line.  Furthermore, we believe it is essential for NanoFlex to maintain its technology leadership through a continuing relationship with its world-class research partners at USC and Michigan. NanoFlex will also seek other opportunities with the best researchers worldwide as opportunities present themselves.

Market Opportunity

Worldwide demand for electricity is expected to expand by 69% from 19.0 trillion kilowatt hours (kWh) in 2011 to 32.2 trillion kWh in 2035, representing annual growth of approximately 2.2%, according to the International Energy Agency’s (the “IEA”) World Energy Outlook 2013 (“WEO 2013”), New Policies Scenario. The growth of the world energy market is spurred by continued worldwide industrialization, population growth, and economic expansion. The world’s energy needs are met by fossil fuels, nuclear energy and other technologies, including renewable energy sources such as geothermal, hydropower, wind and solar power. The IEA estimates that approximately two-thirds of worldwide electricity is currently produced from fossil fuels which are environmentally damaging and depleting resources.

However, there are several key trends that are reshaping the future of the global energy mix, including continued rapid growth in the use of solar and wind technologies, a retreat from nuclear power in some countries, and the emergence of unconventional natural gas production, according to the IEA.  These trends are driving a pronounced shift away from oil, coal, and nuclear towards renewables and natural gas.

Worldwide electricity generation from renewable energy is projected to increase 159% from 4.5 trillion kWh in 2011 to 11.6 trillion kWh in 2035, representing 4.0% annual growth, according to the IEA WEO 2013 New Policies Scenario. The renewable share of total electricity generation is projected to increase from 20% to 31% during this period, according to the IEA WEO 2013 New Policies Scenario.  The capacity increase in renewable energy generation represents almost half of the total incremental generating capacity during this period.  Renewable energy adoption is expected to continue to largely be driven by support from governments in the form of quotas (renewable portfolio standards), net metering systems, and feed-in-tariffs (FiTs) along with financial support such as tax incentives, grants, loans, rebates, and production incentives.

Electricity generated from solar power is projected to experience more rapid growth globally, increasing from 61 billion kWh in 2011 to 951 billion kWh in 2035, representing 12.1% annual growth. By 2030, solar power is expected to comprise 2.6% of total global electricity generation, compared to only a fraction of 1% today, according to the IEA WEO 2013 New Policies Scenario.  This growth projection is based on expected solar capacity additions of 621 GW during this period, reflecting 10.1% annual growth, according to the IEA. Within the United States, 2013 is expected to be a record year for solar power, projecting 4,400 MW of solar PV installations, according to Solar Energy Industries Association (“SEIA”) and GTM Research, a division of Greentech Media which provides market analysis in research reports, data services, and advisory services (“GTM Research”) (www.seia.org; New Market Report Shows Huge Gains in U.S. Solar Deployment; by Rhone Resch, Sep 21, 2013). Demand for solar power is expected to continue to be driven largely by renewable energy incentives. Meanwhile, cost reductions in solar technology (largely due to silicon oversupply) have narrowed the gap between solar power and fossil power. SEIA and GTM Research forecast continued growth within the U.S., projecting installations will exceed 9,000 MW in 2016 (www.seia.org; Solar Market Insight 2013 Q3; Dec 9, 2013)

OPV is an early stage industry segment and market forecasts are limited.  As traditional solar technologies become increasingly commoditized, we expect increased demand with new applications, which require advanced technologies, such as those that NanoFlex is developing. IDTechEx, an independent market research firm focused on emerging technologies, estimates that the organic photovoltaic market will grow by over 1,300% by 2022, from a value of $4.6 million today up to over $630 million during that period, primarily representing  new end-markets such as small mobile applications and BIPV (Organic Photovoltaics (OPV) 2012-2022: Technologies, Markets, Players, by Dr. Khasha Ghaffarzadeh, Dr. Harry Zervos, and Raghu Das, July 2012). SNE Research, a market research and consulting company focused on the renewable energy sector, projects that OPVs will enter production during 2014, with shipments of 28 MW in 2014, 94 MW in 2015, and more than 1 GW in 2020 (www.sneresearch.com; Organic Photovoltaic (OPV) Cell Ready for Mass Production; Jan 15, 2013).

Competition

NanoFlex is focused on commercializing and licensing advanced solar technologies that will enable entry of solar PV into new applications and also compete with established solar technologies in traditional solar markets.  As an IP licensor, we believe our competitive exposure is insulated from industry dynamics, since we aim to partner with key industry participants and license our technology.  Additionally, our licensing business model does not require us to establish high-volume manufacturing, which is a key competitive factor for product-based companies.

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The solar photovoltaic sector is highly competitive, characterized by intense price competition among commercialized technologies and aggressive investment in emerging technologies as companies attempt to compete within the solar markets as well as within the overall electric power industry.  The current solar market is dominated by crystalline silicon (“c-Si”) technology, with some penetration by Cadmium Telluride (“CdTe”) thin film technology, according to SolarBuzz (www.solarbuzz.com).  Advanced solar technology development efforts encompass various technology platforms as various stages of development, and consist of several large players and a number of small and medium sized companies. Our U.S. domestic competitors, among others, include: Alta Devices, located at Sunnyvale, California; Spectrolab, a subsidiary of Boeing; First Solar, Inc. (Nasdaq: FSLR); Polyera, whose Polymer solar cell efficiency record is certified by National Renewable Energy Laboratory; New Energy Technologies (OTCQB: NENE). International competitors of our industry include Sol Voltaic, a Swedish company; Sunpartner, a French company; Heliatek, a German company; Research institutions may also become our competitors, such as University of California, Los Angeles, University of California, Berkley, Fraunhofer-Institut fur Solare Energiesysteme (ISE), Empa, a Swiss federal laboratory for materials science and technology. Advanced inorganic technologies, such as GaAs, have been limited to specialty, niche applications due to their high costs; although numerous research efforts are focused on reducing manufacturing costs.  Other technologies, based on advanced inorganic chemistries have been slow to achieve market adoption due to their heretofore inability to achieve the required cost and performance thresholds to stimulate market adoption.  OPV technologies remain in the development stage, with numerous activities ongoing among government laboratories, universities, and private enterprises.  Currently, we are not aware of any commercialized OPV technologies, but there are a limited number of developers planning introduction within the next two years, using polymer-based materials.

For traditional solar applications such as rooftop projects, our technologies compete with established technologies as well as advanced technologies under development by other organizations primarily on a basis of cost and performance, which is typically measured as cost per watt, largely a function of production costs and cell conversion efficiency.  Within emerging applications, our technologies compete primarily with advanced technologies on a basis of cost and performance, but also functionality and aesthetics as we attempt to open new markets to solar power.  Additionally, we compete with other research and development organizations for funding from government agencies, laboratories, research institutions, and universities.  Some of our existing or future competitors may be part of larger corporations that have greater financial resources than we do and, as a result, may be better positioned to adapt to changes in the industry or the economy as a whole.

Among GaAs-based solar developers, there are several companies, including Boeing’s subsidiary SpectroLab, Emcore Corporation, and Alta Devices, which produce commercial solar cells for highly specialized applications such as military and space-borne systems, which are inelastic to the high prices associated with the technology.  Other companies such as Sol Voltaic are in the early stages of commercializing technology to couple GaAs components with traditional c-Si modules to improve conversion efficiency. Some of these companies are attempting to reduce manufacturing costs to enable entry of GaAs-based solar technologies into commercial markets.  We believe NanoFlex’s patented GaAs ND-ELO™ and Cold Weld technologies present the opportunity to significantly reduce the production cost for GaAs solutions and believe that we could potentially license our technology to these companies.

OPV technologies have yet to be commercialized, but there are numerous development efforts on going.  Ongoing research and development is being performed by Mitsubishi Chemical Holdings Corporation, LG Chemical, and BELECTRIC OPV (Kolitzheim, Germany), along with Heliatek (Dresden, Germany), Plextronics (Pittsburgh, Pennsylvania), and Solarmer Energy (El Monte, California), among others.  We believe NanoFlex’s patented technologies for small molecule OPVs present a formidable obstacle for competing development efforts and would seek to partner with other developers or attempt to protect our IP.

Employees

Currently, the Company employees consist of six full-time personnel – our Executive Chairman; Chief Executive Officer; President and Chief Operating Officer; Chief Financial Officer, Secretary and Treasurer; Senior Vice President of Corporate Development; and an office manager. The Company plans to hire a Chief Technology Officer and in-house patent attorney prior to the end of 2014. The Company anticipates that its technology development center in Ann Arbor, Michigan will in the first year employ nine technical personnel and expand to 20 at full deployment.  This is in addition to approximately 15 post-doctoral fellows and PhD candidates that are employed in our sponsored university research programs at USC and University of Michigan.

DESCRIPTION OF PROPERTY

The Company’s executive offices are currently located at 17207 N. Perimeter Dr., Suite 210, Scottsdale, AZ 85255 and it started leasing its offices from DTR10, LLC on November 15, 2013. The office space is approximately 3,077 square feet. Its monthly rental is $6,410 during the first year of the lease and will be subject to 3% increase in the following years.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read together with our financial statements and the related notes appearing elsewhere in this Prospectus. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. See “Forward-Looking Statements” for a discussion of the uncertainties, risks and assumptions associated with these statements. Actual results and the timing of events could differ materially from those discussed in our forward-looking statements as a result of many factors, including those set forth under “Risk Factors” and elsewhere in this Prospectus.

Overview

The Company is engaged in the development, commercialization, and licensing of advanced photovoltaic technologies and intellectual property. NanoFlex has agreements with Princeton University which were assigned to University of Southern California and the University of Michigan, pursuant to which it has developed certain technologies and prosecuted and paid for more than 740 issued or pending patents  covering materials, architectures, and fabrication processes for organic and inorganic flexible, thin-film photovoltaic technologies. While each patent is issued in the names of the respective university that developed the subject technology, the Company has exclusive commercial license rights to all of the patents and their attendant technologies and the patents are referred to herein as being the Company's patents.

Unlike conventional thin film solar, the materials platforms that we have developed and are developing for solar cells are capable of ultrahigh efficiency accessible only by single crystalline inorganic materials such as silicon and Gallium Arsenide.  The technologies we are developing allow the solar energy generating surfaces to be sufficiently flexible to be wrapped around 1 centimeter diameter cylinders without damage or loss of performance.  Their ultra-light weight impacts other traditional costs associated with solar such as eliminating the need for costly, complex and robust panel mounts. We believe that these solar energy generating “films” can be used on architectural surfaces, on windows as attractive semi-transparent energy-generating coatings and even paints. Their flexibility allows their application to surfaces such as tents, clothing and other oddly shaped or “mobile” surfaces, including space-borne applications.  Finally, the ability to be rolled around cylinders permits compact and low cost transport for deployment at remote sites.

We currently hold exclusive rights to more than 750 issued or pending patents worldwide which cover architecture, processes and materials for flexible, thin-film organic photovoltaic (“OPV”) and Gallium Arsenide (“GaAs”) technologies. In addition, we have several hundred more patents in process. Some of our technology holdings include foundational concepts in the following areas (many of which are being validated in other labs as indicated by the asterisks).

●	Tandem organic solar cell*
●	Fullerene acceptors*
●	Blocking layers*
●	New materials for visible and infrared sensitivity*
●	Scalable growth technologies*
●	Inverted solar cells*
●	Materials for enhanced light collection via multiexciton generation
●	Mixed layer and nanocrystalline cells
●	Solar paints
●	Transparent/semi-transparent cells
●	Ultralow cost, ultrahigh efficiency, flexible thin film inorganic cells
●	Accelerated and recyclable liftoff process
●	Cold-weld bonding of inorganic solar cells to plastic substrates and metal foils

Plan of Operation and Liquidity and Capital Resources

We are solely dependent on raising capital to support its operations at this time. As of the date of filing this report, we lack sufficient capital to pay for ongoing research and development operations. Should we be unable to raise the additional capital that we need, we may not be able to continue those operations and will need to further change our plans to scale back activities based on whether and when capital is available. We are in the process of raising additional funds.  The additional funding, if it can be raised, is anticipated to consist of private sales of our equity securities and/or convertible debt instruments.   However, there can be no assurance that the additional funds will be available to us when needed.

We are actively taking measures to decrease costs as well as manage payables in order to conserve capital resources. As part of these measures, NanoFlex negotiated a permanent decrease in salaries with its employees, has modified its operating plan as set forth below and is managing payables to prioritize the most important of them to keep research and development activities going.

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Near Term Operating Plan

Our current burn rate is approximately $5,000,000 per year in order to support our research and development activities, maintain our existing patent portfolio and make necessary payments under our Sponsored Research Agreement. Our operating plan over the next twelve months is comprised of the following:

1.	Cost cutting and containment to reduce our annual burn rate;

2.	Maintenance of our existing patent portfolio;

3.	Continuing ongoing research and development activities;

4.	Partnering with strategic partners for licensing and/or joint development of our technologies; and

5.	Raising not less than $5,000,000 in capital.

In the event that we raise less than the required amount of capital, our focus will be maintenance of our existing patent portfolio and less spending on ongoing research and development.

In the event an additional $5.5 million in capital can be raised, we will invest in build out and equipment purchases for a technology development center as described below.

There can be no assurance that our near term operating plan will be successful or that we will be able to fulfill it as it is largely dependent on raising capital and there can be no assurance that capital can be raised.

Overall Operating Plan

We have made contact with major solar cell and electronics manufacturers world-wide and are finding commercial interest in both our GaAs and OPV technologies. We are seeking to work closely with those companies interested in our technology solutions to develop proof-of-concept prototypes and processes to mitigate commercialization risks and gain early market entry and acceptance.

Although we currently do not have any commitments from third parties to license our technologies or otherwise provide revenue to us, we are aware of several laboratories and commercial suppliers who are exploring and positively validating technologies that we have developed and which are protected by our intellectual property portfolio. These interested parties potentially represent some of our first partners for joint technology development and acceptance into manufacturing production.

A key to reducing the risk to market entry by our partners is for us to qualify our technologies at a manufacturing scale.  We believe that the best manner to do this is to develop our own technology development center in Ann Arbor, Michigan.   The principal function of the facility will be to demonstrate our ability to prototype our inorganic and organic solar cells utilizing our proprietary technologies.  In addition, we anticipate that advancements at the facility can attract other industry players to acquire early licenses to use our intellectual property.  Finally, we believe that having a technology development center will allow us to obtain government funding from the National Aeronautics and Space Administration, the Department of Defense and the Department of Energy, each of which have interests in businesses that can deliver ultra-lightweight, high-efficiency technologies for space, mobile warfighter, and grid-deployment applications.

We believe the technology development center can also make us highly competitive to receive government grants to support GaAs and OPV research and development. A second potential revenue source is in joint development projects with existing solar cell manufacturers. We believe the largest near-term opportunity can be in partnerships exploiting GaAs solar technology with existing GaAs cell manufacturers in the space programs, military operations and other suitable end use. We anticipate that partnerships with one or more of these companies can be supported by the facility, and possibly result in early revenue opportunities.

We believe that the costs of establishing the facility will be approximately $4,300,000.

Our long term overall plan of operation is dependent upon our ability to raise additional capital to support our research and development operations.  Since our inception, we have raised over $53,000,000 in equity from various investors, which has been invested primarily in research and development activities and maintaining our patent portfolio.  We anticipate that we will need to raise approximately $17,700,000 over the next 24 months until we earn sufficient revenue to support our operations, including our continuing research and development activities and patent prosecutions and to maintain our intellectual property portfolio.  The following is a breakdown of the $17,700,000 budget:

Working Capital	$2,700,000
R&D Sponsored Research	$3,600,000
R&D Operating Expenses (technology development center)	$1,300,000
R&D Equipment Purchases (technology development center)	$2,950,000
Patent Prosecution and App Fees	$3,600,000
General and Administrative	$3,550,000

There can be no assurance that financing will be available to us to fund our $17,700,000 budget, or, if available, that it will be on terms acceptable to us.

Recent Development

On October 22, 2014, the University of Michigan, our research partner, won a $1.35 million cooperative award under the U.S. Department of Energy SunShot Initiative. The University of Michigan was selected as part of SunShot’s “Next Generation Photovoltaics 3” program and was the only project awarded for OPV research and development.

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This project aims to advance the practical viability of OPV by demonstrating reliable, large area and high-efficiency organic multijunction cells based on small molecule materials systems. The implementations in academic labs will be transferred to NanoFlex Power Corp., as the University of Michigan’s commercialization partner, who will work with manufacturers to achieve acceptance and deployment of OPV technology. The goals of the University of Michigan’s proposed program are: 1) demonstration of multijunction organic solar cells with efficiencies of >18%, 2) demonstration of extrapolated multijunction cell lifetimes exceeding 20 years, 3) demonstration of ultra-rapid organic film deposition on continuous rolls of foil substrates using our proprietary technology of organic vapor phase deposition; and 4) demonstration of roll-to-roll (R2R) application of package encapsulation.

Results of Operations

For the Three and Nine Months Ended September 30, 2014 and September 30, 2013

Research and Development Expenses

Research and development expenses for the three months ended September 30, 2014 were $291,571, a 29% decrease from $412,440 for the three months ended September 30, 2013.  The decrease is attributable to timing of research work by the Universities performed pursuant to our research agreements. Research and development expenses for the nine months ended September 30, 2014 were $996,722, a 4% increase from $956,211 for the nine months ended September 30, 2013. The increase is attributable to additional funding we provided to the Universities pursuant to our research agreements.

Patent Application and Prosecution Fees

Patent application and prosecution fees consist of the fees due for prosecuting and maintaining our patents and were $625,595 for the three months ended September 30, 2014, a 9% decrease from $690,996 for the three months ended September 30, 2013. The decrease is attributable to timing of applications being researched for our technologies. Patent application and prosecution fees were $1,367,998 for the nine months ended September 30, 2014, an 8% increase from $1,263,417 for the nine months ended September 30, 2013. The increase is attributable to an increase in the number of our patents and number of applications being researched for our technologies.

Salaries and Related Expenses

Salaries and related expenses were $399,164 for the three months ended September 30, 2014, a 52% decrease from $835,985 for the three months ended September 30, 2013. Salaries and related expenses were $1,241,256 for the nine months ended September 30, 2014, a 10% decrease from $1,373,281 for the nine months ended September 30, 2013. The decrease is attributable to a negotiated temporary decline in salaries during the first quarter of 2013 which was subsequently reinstated. In October 2014, a permanent decrease in salaries was negotiated with the Company’s employees in an effort to conserve capital resources.

Stock-based Compensation

There was no stock-based compensation for the three and nine months ended September 30, 2014 as compared to $6,657,689 and $26,064,190 for the three and nine months ended September 30, 2013, respectively, relating to the vesting of awards granted in 2012.  As of September 30, 2014, there was no remaining unamortized stock-based compensation associated with outstanding awards.

Selling, General and Administrative Expenses

Selling, general and administrative expenses, consisting primarily of rent, office supplies, depreciation, workers compensation insurance, medical insurance, postage and shipping, traveling expenses and consulting fees, were $288,904 for the three months ended September 30, 2014, a 65% decrease from $832,414 for the three months ended September 30, 2013.  Selling, general and administrative expenses were $774,499 for the nine months ended September 30, 2014, a 32% decrease from $1,143,121 for the nine months ended September 30, 2013. The decrease is primarily attributable to decreases in legal and consulting fees.

Interest Expense

Interest expense for the three and nine months ended September 30, 2014 was $42,631 as compared to $17,932 and $4,463,453 for the three and nine months ended September 30, 2013, respectively, due to the effects of our reverse merger which eliminated all of our interest bearing debt. We entered into new interest bearing debt agreements in 2014 which are discussed in Note 2 and Note 3.

Loss on Debt Extinguishment

There was no loss on debt extinguishment for the three and nine months ended September 30, 2014 as compared to $0 and $1,811,800 for the three and months ended September 30, 2013, respectively, as we have eliminated all of our interest bearing debt.  The loss on debt extinguishment in 2013 related to (i) conversion of $230,000 of debt that was not originally convertible into 46,000 common shares and (ii) the issuance of 286,000 of common shares in connection with the extension of the maturity date on an aggregate of $1,400,000 of outstanding debt.  We evaluated the modifications under ASC 470-50 and determined that the modifications were substantial and the revised terms constituted debt extinguishments for which a loss is recognized equal to the difference in fair value of the debt and shares before and after the modifications.

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Net Loss

The net loss for the three months ended September 30, 2014 was $1,647,866 an 83% decrease from $9,447,456 for the three months ended September 30, 2013. The net loss for the nine months ended September 30, 2014 was $4,423,106, a 88% decrease from $37,075,473 for the nine months ended September 30, 2013. The decrease in the net loss is impacted by the decrease in stock-based compensation, interest expense and loss on debt extinguishment, each of which is described above.

Liquidity and Capital Resources

As of September 30, 2014, we had cash and cash equivalents of $51,011 and a working capital deficit of $3,832,228, as compared to cash and cash equivalents of $197,004 and a working capital deficit of $1,255,222 as of December 31, 2013.  The decrease in cash and working capital is attributable to our operating losses as we have yet to generate revenues from our operations.

We are in the process of raising additional funds in order to continue to finance our near term and overall plans for research, development and commercialize photonic energy conversion technologies utilizing organic semiconductor-based solar cells.  The additional funding, if it can be raised, is anticipated to consist of private sales of our equity securities and/or convertible debt instruments. However, there can be no assurance that the additional funds will be available to us when needed.

The Company is actively taking measures to decrease costs as well as manage payables in order to conserve capital resources. As part of these measures, the Company negotiated a permanent decrease in salaries with its employees.

Going Concern

The Company has not generated revenues to date. The Company has a working capital deficit of $3,832,228 and an accumulated deficit of $176,686,134 as of September 30, 2014. The ability of the Company to continue as a going concern is dependent on raising capital to fund ongoing operations and carry out its business plan and ultimately to attain profitable operations. Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Critical Accounting Policies

The following critical accounting policies are important to the portrayal of the Company’s combined financial condition and results.

Basis of Accounting

The Company’ policy is to maintain its books and prepare its combined financial statements on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Use of Estimates

The preparation of combined financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include all cash and liquid investments with an initial maturity of three months or less.

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Stock-based Compensation

We account for stock based compensation in accordance with FASB ASC 718 which requires companies to measure the cost of employee services received in exchange for an award of an equity instrument based on the grant-date fair value of the award. For stock-based awards granted on or after January 1, 2006, stock-based compensation expense is recognized on a straight-line basis over the requisite service period. In prior years, we accounted for stock-based awards under APB No. 25, “Accounting for Stock Issued to Employees.” We account for non-employee share-based awards in accordance with FASB ASC 505-50.

Research and Development

Research and development costs are expensed in the period they are incurred in accordance with ASC 730, Research and Development unless they meet specific criteria related to technical, market and financial feasibility, as determined by management, including but not limited to the establishment of a clearly defined future market for the product, and the availability of adequate resources to complete the project. If all criteria are met, the costs are deferred and amortized over the expected useful life, or written off if a product is abandoned. At December 31, 2013 and 2012, the Company had no deferred development costs.

Impairment of Long-Lived Assets

The Company reviews the carrying value of its long-lived assets annually or whenever events or changes in circumstances indicate that the historical-cost carrying value of an asset may no longer be appropriate. The Company assesses recoverability of the asset by comparing the undiscounted future net cash flows expected to result from the asset to its carrying value. If the carrying value exceeds the undiscounted future net cash flows of the asset, an impairment loss is measured and recognized. An impairment loss is measured as the difference between the net book value and the fair value of the long-lived asset. Fair value is estimated based upon either discounted cash flow analysis or estimated salvage value.

Development Stage Company

The Company is a development stage company as defined by ASC 915, Accounting and Reporting by Development Stage Entities. The Company is devoting substantially all of its present efforts to establishing a new business. All losses accumulated since inception have been considered as part of the Company’s development stage activities.

Property and Equipment

Property and equipment are stated at cost.  Depreciation of property and equipment is provided using the straight-line method for financial reporting purposes at rates based on the estimated useful lives of the assets.  Estimated useful lives range from three to eight years.

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SUMMARY FINANCIAL DATA

The following table sets forth our selected historical financial data as of and for each of the periods indicated. We derived the selected historical financial data as of and for the fiscal year ended December 31, 2013 and the nine-month period ended September 30, 2014 from our financial statements. This information is only a summary and you should read it in conjunction with the historical financial statements included in this Prospectus and the related notes and the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations," included in this Prospectus. Our financial information may not be indicative of our future performance and does not necessarily reflect what our financial condition and results of operations would have been had we operated as an independent, stand-alone entity for the periods presented, particularly since many changes will occur in our operations and capitalization as a result of the Liquidating Distribution.

Balance Sheets

	September 30,	December 31,
	2014	2013
ASSETS

TOTAL CURRENT ASSETS	59,635	210,649

TOTAL ASSETS	$74,718	$218,082

TOTAL CURRENT LIABILITIES	3,891,863	1,465,871

TOTAL LIABILITIES	3,891,863	1,465,871

TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	(3,817,145)	(1,247,789)

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)	$74,718	$218,082

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Statement of Operations:

	Nine Months Ended September 30, 2014	Nine Months Ended September 30, 2013	Year Ended December 31, 2013	Year Ended December 31, 2012	February 7, 1994 (Inception) Through September 30, 2014

REVENUES	-	-	-	-	-

OPERATING EXPENSES	4,380,475	30,800,220	32,835,787	13,869,370	37,216,262

LOSS FROM OPERATIONS	4,380,475	30,800,220	32,835,787	13,869,370	37,216,262

NET LOSS	$(4,423,106)	$(37,075,473)	$(39,238,740)	$(20,862,200)	$(43,661,846)

NET LOSS per share (basic and diluted)	$(0.10)	$(0.61)	$(0.59)	$(0.52)	n/a

WEIGHTED AVERAGE COMMON SHARES, OUTSTANDING, BASIC and DILUTED	43,420,085	61,079,624	66,855,209	40,395,528	n/a

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DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Directors and Executive Officers

The following table sets forth the name and position of each of our current executive officers and directors. All directors hold office until the next annual meeting of stockholders or until their respective successors are elected, except in the case of death, resignation or removal:

Name	Age	Position

John D. Kuhns	64	Executive Chairman of the Board

Dean L. Ledger	66	Chief Executive Officer, Director

Robert J. Fasnacht	57	President, Director, Chief Operating Officer

Amy B. Kornafel	43	Chief Financial Officer and Secretary

Joey S. Stone	51	Senior Vice President of Corporate Development

John D. Kuhns, age 64, is the Executive Chairman of the Board of the Company and of GPEC. Mr. Kuhns became an investor in GPEC in 1999, and has served as a Director of GPEC since April of 2000. He was appointed to serve as Director of the Company on September 24, 2013. In the last 30 years, Mr. Kuhns has founded and completed five initial public offerings for renewable energy companies. Most recently in 2006 he founded China Hydroelectric Corporation (NYSE: CHC), China’s largest foreign-owned hydroelectric power company. China Hydro listed its shares on the New York Stock Exchange in January of 2010. Mr. Kuhns served as Chairman of the Board of China Hydro from 2006 until 2012. In 1988, Mr. Kuhns founded The New World Power Corporation, where he served as Chairman of the Board of directors. This company was the first wind farm company to go public. In 1981, Mr. Kuhns was also the founder of Catalyst Energy Corporation, one of the country’s most successful hydroelectric developers and recognized by Inc. Magazine as the nation's fastest growing public company in the five years from 1982 to 1987. Mr. Kuhns is the Chairman and CEO of Kuhns Brothers, an investment banking boutique and one of the oldest continually operating investment firms in the United States, tracing its origins to 1842. Mr. Kuhns is a graduate of the Harvard Business School (M.B.A., 1977), the University of Chicago (M.F.A. in Fine Arts, 1975) and Georgetown University (A.B., in Sociology and in Fine Arts, 1972), where he was captain of the varsity football team and is a member of the University's Athletic Hall of Fame. Mr. Kuhns was selected to serve originally as a Director of GPEC and now as a Director of the Company due in part to his comprehensive knowledge gained over the last 30 years in all aspects of the Green Energy field. He also has accumulated vast experience and understanding of all business aspects and competitive worldwide environment for solar power.

Dean L. Ledger, age 66, has served as a Director and senior executive of GPEC since its inception in 1994 and was instrumental in its founding. Mr. Ledger is GPEC’s Chief Executive Officer, and was elected as the Chief Executive Officer of the Company on September 24, 2013. Mr. Ledger has significant experience in capital formation and business building as he played instrumental roles in both Universal Display Corporation (NASDAQ: OLED) and InterDigital Corporation (NASDAQ: IDCC) from their inception. From 1994 to 2012, Mr. Ledger served as Executive Vice President-Corporate Development of Universal Display Corporation. From July 1994 to January 2001, Mr. Ledger served as a member of the Board of Directors of Universal Display Corporation. From December 2001 to July 2003, Mr. Ledger served as a member of the Board of Directors of North American Technologies, Inc. (NASDAQ: NATK). From May 1991 until October 1992, Mr. Ledger was a consultant to the IntelCom Group. Mr. Ledger served as a consultant to InterDigital Communications Corporation from October 1989 to April 1991. Prior to October 1989, Mr. Ledger spent 12 years as a financial consultant with E.F. Hutton, Shearson Lehman Brothers and Paine Webber. He is a graduate of Colorado College (B.A., Business Administration, 1972). The Board concluded that Mr. Ledger should serve as a Director of the Company based on his extensive experience and knowledge of the history of our Company and of all of its related technologies. Furthermore, he has a proven track record in leveraging information technology to capture new commercial opportunities and to increase operational efficiencies in various industries.

Robert J. Fasnacht, age 57, is a director, President and Chief Operating Officer of GPEC and he was elected as a director, President and Chief Operating Officer of the Company on September 24, 2013. He first joined GPEC in 2011 as its Executive Vice President, General Counsel and corporate Secretary. Prior to that, he was engaged in a private legal practice emphasizing both corporate transactions and complex civil litigation. He also served for a number of years as a Board Member of various U.S. companies, including a U.S. based privately held restaurant Franchisor. He is admitted to practice in the 9th Circuit Court of Appeals, along with several state and federal courts, including the U.S. Tax Court. Mr. Fasnacht is a graduate of the University of Idaho (B.S., Chemistry, 1983 and J.D., 1985). Mr. Fasnacht was selected as a Director due to his extensive knowledge both from his scientific education and his legal training on all aspects of the Company’s Organic and Inorganic Photovoltaic Technologies and on its related intellectual property portfolio. He also demonstrated an extraordinary ability to understand the business and technological aspects of the Company as they relate to the Company’s strategy moving forward.

Amy B. Kornafel, age 43, is the Chief Financial Officer of GPEC since March 2005 and also serves as the Company’s Secretary. She was elected as the Chief Financial Officer and Secretary of the Company on September 24, 2013. From 2003 through 2005, Ms. Kornafel served as GPEC’s Controller. Previously Ms. Kornafel worked as a Consultant and Senior Financial Statement Assurance Auditor for Arthur Andersen LLP. From 1995 to 1997, Ms. Kornafel served as a tax accountant for Alloy, Silverstein, Shapiro, Adams, Mulford and Company. Ms. Kornafel’s experience includes extensive financial, accounting and audit experience with software, hardware, manufacturing, venture capital, bio-tech, development stage and retail enterprises. Ms. Kornafel is a graduate of Rutgers University (B.S., Accounting 1995).

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Joey S. Stone, age 51, has served as the Senior Vice President of Corporate Development of GPEC since September 2010 and he was elected to the same positions with the Company on September 24, 2013. Mr. Stone is a senior executive with over 20 years of experience in the financial services sector. From 2001 to 2010, Mr. Stone was a Senior Vice President at Morgan Stanley, a global financial services firm. From 1991 to 2001, Mr. Stone was a financial consultant with J.C. Bradford & Co. and from 1988 to 1991, with PaineWebber. Mr. Stone is a graduate of Louisiana State University (B.S., Business, 1987).

Board Committees

We do not have a standing nominating, compensation or audit committee. Rather, our full board of directors performs the functions of these committees. Also, we do not have a “audit committee financial expert” on our board of directors as that term is defined by Item 401(d)(5)(ii) of Regulation S-K. We do not believe it is necessary for our board of directors to appoint such committees because the volume of matters that come before our board of directors for consideration permits the directors to give sufficient time and attention to such matters to be involved in all decision making. Additionally, because our Common Stock is not listed for trading or quotation on a national securities exchange, we are not required to have such committees.

Code of Ethics

On January 28, 2013, we adopted a Code of Ethics and Business Conduct which is applicable to our employees and which also includes a Code of Ethics for our CEO and principal financial officer and persons performing similar functions. A copy of our Code of Business Conduct and Ethics has been filed with the Securities and Exchange Commission as an exhibit to the Company’s Registration Statement on Form S-1 filed March 15, 2013. A code of ethics is a written standard designed to deter wrongdoing and to promote:

●	honest and ethical conduct,

●	full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements,

●	compliance with applicable laws, rules and regulations,

●	the prompt reporting violation of the code, and

●	accountability for adherence to the code.

Director Independence

Our securities are not listed on a national securities exchange or in an inter-dealer quotation system which has requirements that directors be independent.  We believe that two of our three directors, Robert J. Fasnacht and Dean L. Ledger, would not be considered to be independent, as that term is defined in the listing standards of NASDAQ.

Meetings of the Board of Directors

During its fiscal year ended December 31, 2013, the Board of Directors did not meet on any occasion, but rather transacted business by unanimous written consent.

Board Leadership Structure and Role in Risk Oversight

Our Board recognizes that the leadership structure and combination or separation of the President and Chairman roles is driven by the needs of the Company at any point in time.  Currently, Mr. John D. Kuhns serves as the Executive Chairman of our Board, and Mr. Robert J. Fasnacht serves as the President of the Company.  We have no policy requiring the combination or separation of leadership roles and our governing documents do not mandate a particular structure.  This has allowed, and will continue to allow, our Board the flexibility to establish the most appropriate structure for our company at any given time.

Immediately following the consummation of the Share Exchange Transaction, the size of the Company’s management team was increased in order to manage our expanded operations, risks and resources.

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EXECUTIVE COMPENSATION

The following table sets forth information concerning cash and non-cash compensation paid by NanoFlex to its Chief Executive Officer, Executive Chairman and the two other highly compensated executive officers other than the Chief Executive Officer who were serving as an executive officer of NanoFlex on December 31, 2013 for the fiscal year ended December 31, 2013. The Company was incorporated on January 18, 2013, therefore there was no compensation to its executives in the fiscal year of 2012.

Name and Position(s)	Year	Salary ($)	Stock Awards ($)	All other Compensation ($)	Total Compensation ($)

Dean L. Ledger (1)	2013	$0	$0	$0	$0
Chief Executive Officer and Director

John D. Kuhns (2)	2013	$0	$0	$0	$0
Executive Chairman and Director

Robert J. Fasnacht (3)	2013	$0	$0	$0	$0
President, Chief Operating Officer and Director

Joey Stone (4)	2013	$0	$0	$0	$0
Senior Vice President of Corporate Development

Amy B. Kornafel (5)	2013	$0	$0	$0	$0
CFO and Secretary

Christopher Conley (6)	2013	$0	$0	$0	$0
Former CEO, CFO and director

(1)	Mr. Dean L. Ledger was appointed as our Director and Chief Executive Officer on September 24, 2013.
(2)	Mr. John D. Kuhns was appointed as our Executive Chairman on September 24, 2013.
(3)	Mr. Robert J. Fasnacht was appointed as our Director, President and Chief Operating Officer on September 24, 2013.
(4)	Mr. Joey Stone was appointed as our Senior Vice President of Corporate Development on September 24, 2013.
(5)	Ms. Amy B. Kornafel was appointed as our Chief Financial Officer and Secretary on September 24, 2013.
(6)	Mr. Christopher Conley served as our CEO, CFO and director since our inception through September 24, 2013.

The following table sets forth information concerning cash and non-cash compensation paid by GPEC to the Company’s Chief Executive Officer, Executive Chairman and the two other highly compensated executive officers other than the Chief Executive Officer who were serving as an executive officer of GPEC on December 31, 2013 for each of the two fiscal years of GPEC ended December 31, 2013 and December 31, 2012.

Name and Position(s)	Year	Salary ($)	Stock Awards ($)	All other Compensation ($)	Total Compensation ($)

Dean L. Ledger (1)	2013	$248,500	$4,206,606	$445,094	$4,900,200
Chief Executive Officer and Director of GPEC	2012	$462,500	$3,085,110	$0	$3,547,610

John D. Kuhns (2)	2013	$233,333	$4,167,758	$0	$4,401,091
Executive Chairman of GPEC	2012	$0	$947,774	$0	$947,774

Robert J. Fasnacht (3)	2013	$163,750	$3,654,195	$185,083	$4,003,028
President, Chief Operating Officer and Director of GPEC	2012	$260,416	$1,112,055	$0	$1,372,471

Joey Stone (4)	2013	$112,500	$2,574,501	$438,500	$3,125,501
Senior Vice President of Corporate Development	2012	$163,750	$1,050,555	$0	$1,214,305

Amy B. Kornafel (5)	2013	$97,500	$2,331,945	$149,217	$2,578,662
Chief Financial Officer and Treasurer of GPEC	2012	$163,750	$804,555	$0	$1,393,750

(1)	Mr. Dean L. Ledger was appointed as GPEC’s Director and Chief Executive Officer on September 24, 2013. Prior to that Mr. Ledger was the Chief Executive Officer, Chief Operating Officer, President and Director of GPEC. GPEC issued Mr. Ledger 545,645 and 640,000 shares for services during 2013 and 2012, respectively.
(2)	Mr. John D. Kuhns was appointed as GPEC’s Executive Chairman in May 2012. Mr. Kuhns has been a director of GPEC since 1999. GPEC issued Mr. Kuhns 1,658,969 and 2,500,000 shares for services during 2013 and 2012 respectively.
(2)	Mr. Robert J. Fasnacht was appointed as GPEC’s Director, President and Chief Operating Officer on September 24, 2013. Mr. Fasnacht has been Executive Vice President, General Counsel and Secretary of GPEC since 2011. GPEC issued Mr. Fasnacht 525,000 and 250,000 shares for services during 2013 and 2012 respectively.
(3)	Mr. Joey Stone was appointed as GPEC’s Senior Vice President of Corporate Development on September 24, 2013. Mr. Stone has been Senior Vice President of GPEC since September 2010. GPEC issued Mr. Stone 2,574,501 and 240,000 for services during 2013 and 2012, respectively.
(4)	Ms. Amy B. Kornafel was appointed as GPEC’s Chief Financial Officer and Secretary on September 24, 2013. Ms. Kornafel has been Chief Financial Officer and Treasurer of GPEC since March 2005. GPEC issued Ms. Kornafel 310,000 and 500,000 shares for services during 2013 and 2012, respectively.

At this time, none of the management of the Company or GPEC expects compensation to be increased for the foreseeable future.

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Employment Agreement of the Executive Officers and Directors

On September 24, 2013, the Company and John D. Kuhns entered into an Employment Agreement, as amended and restated on October 22, 2013, pursuant to which commencing October 1, 2013 Mr. Kuhns is being employed as Executive Chairman of the Board of the Company for a term of five years. The initial five year term of employment automatically shall be extended for additional one-year periods unless within 60 days prior to the end of the term a party gives written notice to the other of its decision not to renew the term. Under the agreement, Mr. Kuhns is entitled to the compensation consisting of $400,000 per year for base salary (plus annual cost of living increases of 3% per year), an annual bonus at the discretion of the Board of the Directors and other benefits such as family health and dental insurance coverage and eligibility to participate in profit-sharing, 401K, stock option, bonus and performance award plans that are generally made available to executive officers of the Company.

On September 24, 2013, the Company and Dean L. Ledger entered into an Employment Agreement, as amended and restated on October 22, 2013, pursuant to which commencing October 1, 2013 Mr. Ledger is being employed as Chief Executive Officer of the Company for a term of five years. The initial five year term of employment automatically shall be extended for additional one-year periods unless within 60 days prior to the end of the term a party gives written notice to the other of its decision not to renew the term. Under the agreement, Mr. Ledger is entitled to the compensation consisting of $400,000 per year for base salary (plus annual cost of living increases of 3% per year), an annual bonus at the discretion of the Board of the Directors and other benefits such as family health and dental insurance coverage and eligibility to participate in profit-sharing, 401K, stock option, bonus and performance award plans that are generally made available to executive officers of the Company.

On September 24, 2013, the Company and Robert J. Fasnacht entered into an Employment Agreement, as amended and restated on October 22, 2013, pursuant to which commencing October 1, 2013 Mr. Fasnacht is being employed as President and Chief Operating Officer of the Company for a term of five years. The initial five year term of employment automatically shall be extended for additional one-year periods unless within 60 days prior to the end of the term a party gives written notice to the other of its decision not to renew the term. Under the agreement, Mr. Fasnacht is entitled to the compensation consisting of $360,000 per year for base salary (plus annual cost of living increases of 3% per year), an annual bonus at the discretion of the Board of the Directors and other benefits such as family health and dental insurance coverage and eligibility to participate in profit-sharing, 401K, stock option, bonus and performance award plans that are generally made available to executive officers of the Company.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CONTROL PERSONS

Our policy is that a contract or transaction either between the Company and a director, or between a director and another company in which he is financially interested is not necessarily void or voidable if the relationship or interest is disclosed or known to the Board of Directors and the stockholders are entitled to vote on the issue, or if it is fair and reasonable to our company.

On February 26, 2014, the Company sold and issued a promissory note in the principal amount of $150,000 to Douglas Ledger, the son of Dean L. Ledger, the CEO of NanoFlex and GPEC.

On April 9, 2014, the Company sold and issued to Nina Ledger, the daughter of Dean L. Ledger, the CEO of NanoFlex and GPEC, 80,000 shares of Common Stock and warrants to purchase 80,000 shares of Common Stock for investment of a total of $100,000.

On September 24, 2013, Mr. Christopher Conley, a shareholder holding a majority of the outstanding shares of the Company, and GPEC consummated a Stock Purchase Agreement, pursuant to which Mr. Conley sold to GPEC an aggregate of 9,000,000 shares of GPEC’s common stock representing approximately 75% of the then issued and outstanding shares of GPEC common stock for an aggregate sales price of $249,000. GPEC agreed to cancel the shares purchased from Mr. Conley following the issuance of Common Stock in accordance with the Share Exchange Agreement.

Dean L. Ledger the Chief Executive Officer of GPEC, loaned GPEC $150,000 in 2010 and an additional $250,000 during 2011.  The outstanding loans of $400,000 were repaid during the first six months of 2013. During the first six months of 2013 Mr. Ledger loaned GPEC an additional $240,000, which amount was repaid in July 2013.

During 2012 and 2011, GPEC borrowed $2,130,000 and $1,750,000, respectively from Ronald B. Foster, a majority shareholder of the Company. These loans are unsecured, bear interest at 5% per annum and originally matured December 22, 2012. In connection with the loans, on January 31, 2012, the note holder was guaranteed 4,000,000 Class A common shares of GPEC. On May 23, 2012, the Company entered into an amended debt agreement with the shareholder whereby all accrued interest was paid in cash and the interest rate of 5% was replaced with a fixed amount of interest of $10,000 for all existing debt and any future debt. In 2012, the Company made cash payments on these notes totaling $630,000 and the remaining $4,000,000 was converted to 4,000 shares of Series A Convertible Preferred Stock of GPEC. On September 24, 2013, such holder of 4,000 shares of Series A Convertible Preferred Stock of GPEC received a total of 4,400,000 shares of Common Stock and warrant to purchase 4,400,000 shares of Common Stock pursuant to the Share Exchange Agreement.

During the fiscal year ended December 31, 2012 GPEC issued an aggregate of 14,942,500 shares of its common stock to directors, officers and key consultants of GPEC as compensation.

Except the above transactions, neither GPEC nor the Company was a party to any transaction (where the amount involved exceeded the lesser of $120,000 or 1% of the average of our assets for the last two fiscal years) in which a director, executive officer, holder of more than five percent of our Common Stock, or any member of the immediate family of any such person have or will have a direct or indirect material interest and no such transactions are currently proposed.

The Company’s Board conducts an appropriate review of and oversees all related party transactions on a continuing basis and reviews potential conflict of interest situations where appropriate.  The Board has not adopted formal standards to apply when it reviews, approves or ratifies any related party transaction.  However, the Board believes that the related party transactions are fair and reasonable to the Company and on terms comparable to those reasonably expected to be agreed to with independent third parties for the same goods and/or services at the time they are authorized by the Board.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of Common Stock as of the date of this Prospectus, and by the officers and directors, individually and as a group as of the date of this Prospectus. Except as otherwise indicated, all shares are owned directly and the shareholders listed possesses sole voting and investment power with respect to the shares shown.

Name and Address* of Officers and Directors	Office	Shares Beneficially Owned(1)		Percent of Class(2)

Dean L. Ledger	CEO, Director	1,051,023	(3)	2.37%

John D. Kuhns	Executive Chairman	1,035,023	(4)	2.34%
558 Lime Road
Lakeville, CT 06039

Robert J. Fasnacht	Director, President, and COO	1,017,023		2.30%

Joey S. Stone	Senior Vice President of Corporate Department	486,911		1.10%

Amy B. Kornafel	CFO, Secretary	506,911	(5)	1.14%

All officers and directors as a group (5 persons)		4,096,891	(6)	9.25%

5% Securities Holders
Ronald B. Foster		24,941,000	(7)	56.32%
GPEC Holdings, Inc.		15,500,616	(8)	35.00%

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares as to which a shareholder has sole or shared voting power or investment power, and also any shares which the shareholder has the right to acquire within 60 days, including upon exercise of common shares purchase options or warrants.
(2)	Based on 44,282,278 shares of the Company’s Common Stock outstanding as of the date of this Prospectus.
(3)	Includes an aggregate of 34,000 shares which may be acquired upon exercise of immediately exercisable options.
(4)	Includes an aggregate of 18,000 shares which may be acquired upon exercise of immediately exercisable options.
(5)	Includes an aggregate of 20,000 shares which may be acquired upon exercise of immediately exercisable options.
(6)	Includes an aggregate of 72,000 shares which may be acquired upon exercise of immediately exercisable options.
(7)	Includes 12,470,500 shares of the Company’s Common Stock that may be issued upon exercise of immediately exercisable warrants.
(8)	GPEC Holdings, Inc. (“Holdings”) currently holds approximately 35.63% of our outstanding shares of Common Stock on behalf of the shareholders of Holdings, which will be distributed to the Holdings shareholders on a pro rata basis (the “Liquidating Distribution”). Holdings shareholders are entitled to the voting rights of such shares on a pro rata basis and Holdings should vote at the direction of Holdings shareholders or solicit proxy from the Holdings shareholders to vote on matters of NanoFlex. Holdings shareholders are also entitled to the pecuniary interest of such shares on a pro rata basis, and Holdings should distribute to the Holdings shareholders any pecuniary interest that may accrue and derive from such shares.

* Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table. Unless otherwise indicated, the address of the beneficial owner is 17207 N. Perimeter Dr., Suite 210, Scottsdale, AZ 85255.

Changes in Control

Except as described herein, there are currently no arrangements which may result in a change in control of the Company.

 LEGAL PROCEEDINGS

There are no material proceedings to which any director or officer, or any associate of any such director or officer, is a party that is adverse to our Company or any of our subsidiaries or has a material interest adverse to our Company or any of our subsidiaries. No director or executive officer has been a director or executive officer of any business which has filed a bankruptcy petition or had a bankruptcy petition filed against it during the past ten years. No director or executive officer has been convicted of a criminal offense or is the subject of a pending criminal proceeding during the past ten years. No director or executive officer has been the subject of any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities during the past ten years. No director or officer has been found by a court to have violated a federal or state securities or commodities law during the past ten years.

In addition, there are no material proceedings to which any affiliate of our Company, or any owner of record or beneficially of more than five percent of any class of voting securities of our Company, is a party that is adverse to our Company or any of our subsidiaries or has a material interest adverse to our Company or any of our subsidiaries. Currently there are no legal proceedings pending or threatened against us. We are not currently involved in any litigation that we believe could have a materially adverse effect on our financial condition or results of operations.

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There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of our Company or any of our subsidiaries, threatened against or affecting our Company, our Common Stock, any of our subsidiaries or of our Company’s or our Company’s subsidiaries’ officers or directors in their capacities as such, in which an adverse decision could have a material adverse effect.

However, from time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Our by-laws provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such persons promise to repay us therefore if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us, which it may be unable to recoup.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted.  We are not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

Previous Independent Accountants

On October 22, 2013, in connection with the Company’s acquisition of the assets and operations of GPEC and the related change in control of the Company, Board of Directors of the Company approved to terminate Messineo & Co., CPAs LLC (“Messineo”) as the Company’s independent registered public accounting firm.

The Company’s consolidated financial statements of the fiscal year ended January 31, 2013 were audited by Messineo’s reports on our financial statements, which did not contain an adverse opinion, a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. Messineo’s reports on our financial statements for the fiscal year ended January 31, 2013, however, stated that there is substantial doubt about the Company’s ability to continue as a going concern.

During the fiscal year ended January 31, 2013 and through October 22, 2013, (a) there were no disagreements with Messineo on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Messineo, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the financial statements for such years and (b) there were no “reportable events” as described in Item 304(a)(1)(v) of Regulation S-K.

New Independent Registered Public Accounting Firm

On October 22, 2013, the Board of Directors of the Company ratified and approved the appointment of Malone Bailey, LLP (“Malone Bailey”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013. Malone Bailey is located at 9801 Westheimer Road, Suite 1100, Houston, TX 77042.

During the Company's previous fiscal years ended September 30, 2012 and 2011 and through May 7, 2013, neither the Company nor anyone on the Company's behalf consulted with Malone Bailey regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements or (ii) any matter that was either the subject of a disagreement or a reportable event as defined in Item 304(a)(1)(v) of Regulation S-K. Prior to the Share Exchange Transaction, GPEC had been audited by Malone Bailey.

LEGAL MATTERS

The validity of the shares offered hereby will be passed upon for us by Ofsink, LLC at 230 Park Avenue, Suite 851, New York, NY 10169.

EXPERTS

Our financial statements as of and for the years ended December 31, 2013 and 2012, included in this Prospectus and elsewhere in the registration statement, were audited by Malone Bailey, LLP., an independent registered public accounting firm, as set forth in their reports (which contain an explanatory paragraph related to our ability to continue as a going concern to our financial statements) appearing herein, and are included in reliance upon such reports given on the authority of such firm as experts in auditing and accounting.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Registration Statement on Form S-1 under the Securities Act with respect to the shares of Common Stock offered by this Prospectus. This Prospectus does not contain all of the information included in the Registration Statement. For further information pertaining to us and our Common Stock, you should refer to the Registration Statement and to its exhibits.

The Company is subject to the information and reporting requirements of the Exchange Act.  Reports filed with the SEC pursuant to the Exchange Act, including proxy statements, annual and quarterly reports, and other reports filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at the Headquarters Office, 100 F. Street N.E., Room 1580, Washington, D.C. 20549.  The reader may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.  The reader can request copies of these documents upon payment of a duplicating fee by writing to the SEC.  Our filings are also available on the SEC’s internet site at  http://www.sec.gov.

You should read this Prospectus and any Prospectus supplement together with the Registration Statement and the exhibits filed with or incorporated by reference into the Registration Statement. The information contained in this Prospectus speaks only as of its date unless the information specifically indicates that another date applies.

We have not authorized any person to give any information or to make any representations that differ from, or add to, the information discussed in this Prospectus. Therefore, if anyone gives you different or additional information, you should not rely on it.

No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by our Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

46

[THE FINANCIAL STATEMENTS INCLUDED IN THE REGISTRATION STATEMENT BEGINNING ON PAGE F-1 WILL BE INSERTED HERE IN THE FINAL PROSPECTUS]

[Back page of Prospectus]

47

Until [A DATE WHICH IS 90 DAYS FROM THE EFFECTIVE DATE OF THIS PROSPECTUS], all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus.  This is in addition to the dealers’ obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

We have not authorized any dealer, salesperson or other person to give you written information other than this Prospectus or to make representations as to matters not stated in this Prospectus. You must not rely on unauthorized information. This Prospectus is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this Prospectus nor any sales made hereunder after the date of this Prospectus shall create an implication that the information contained herein nor the affairs of the issuer have not changed since the date hereof.

THE DATE OF THIS PROSPECTUS IS October 16, 2014

NanoFlex Power Corporation

3,295,599 shares of Common Stock

[DISTRIBUTION PROSPECTUS]

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED _____________, 2014

PROSPECTUS

NANOFLEX POWER CORPORATION

Liquidating Distribution of

15,500,616 shares of Common Stock

We are furnishing this Prospectus to the stockholders of GPEC Holdings, Inc., a Pennsylvania corporation (“Holdings”) in connection with a primary offering by Holdings, through its shareholders, of shares of common stock of NanoFlex Power Corporation. The primary offering will be accomplished through two separate registered transactions: (i) Holdings will liquidate and distribute 15,500,616 shares of restricted common stock of NanoFlex Power Corporation (“we,” “us,” “NanoFlex” or the “Company” and such shares, referred to as the “Common Stock” or “NanoFlex Common Stock”), the sole asset of Holdings, to the stockholders of Holdings on a pro rata basis, after which Holdings will dissolve and wind up (the “Liquidating Distribution”) and (ii) the resale by the stockholders of Holdings of the shares of NanoFlex Common Stock they receive in the Liquidating Distribution (the “Primary Resale”).

Stockholders of Holdings entitled to participate in the Liquidating Distribution will receive one share of NanoFlex Common Stock for every 5 shares that they owned as of the record date of the distribution, which has been set at____________, 2014. All such shares to be received by the stockholders of Holdings may only be resold at $2.50 per share pursuant to this Prospectus during the duration of the offering. Fractional shares will be rounded down to the nearest whole share. These distributions will be made within 30 days of the date of this Prospectus. We are bearing all costs incurred in connection with the Liquidating Distribution and holders will bear the costs of the Primary Resale.

Our Common Stock is quoted on the OTC Market Group Inc.’s OTCQB market tier (the “OTCQB”) and trades under the symbol "OPVS." The last reported sale price of our Common Stock on the OTCQB was $0.0167 per share on October 29, 2013 and the current bid price as of the date of this Prospectus is $1.01 per share. There can be no assurance that any active trading market of our Common Stock will develop in the near future. As a result, you may not be able to sell your Common Stock regardless of how we perform and, if you are able to sell your Common Stock, you may receive less than your original investment. There can be no assurance that we will be successful in developing a market for our Common Stock.  As a result of these factors, an investment in our Common Stock is not suitable for investors who require short or medium term liquidity.

Simultaneously with the Liquidating Distribution and Primary Resale being conducted pursuant to this Prospectus, we are conducting an offering (the “Resale Offering”) pursuant to another Prospectus (the “Resale Prospectus”), which includes the resale (the “Resale”) of an aggregate of up to 3,295,599 shares of our Common Stock (the “Resale Shares”) owned by sixty (60) shareholders (the “Selling Shareholders”). The Liquidating Distribution is expected to be effected as soon as practicable after the date the registration statement, of which this Prospectus is a part, is declared effective. The sales of the Resale Shares by the selling stockholders are not covered by this Prospectus. As such, there will be a total of 18,796,239 shares of our Common Stock registered for resale, or distribution under this and the other Prospectus referred to above, although there is no guarantee that all of the shares will be sold or distributed.

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements. An investment in our Common Stock may be considered speculative and involves a high degree of risk, including the risk of a substantial loss of your investment.  See “Risk Factors” beginning on page 3 to read about the risks you should consider before buying shares of our Common Stock.  An investment in our Common Stock is not suitable for all investors.  We intend to continue to issue Common Stock after this offering and, as a result, your ownership in us is subject to dilution.  See “Risk Factors—Risks Related to Ownership of Our Common Stock.”

This Prospectus contains important information that a prospective investor should know before investing in our Common Stock.  Please read this Prospectus before investing and keep it for future reference.  We file annual, quarterly and current reports, proxy statements and other information about us with the SEC, as required.  This information will be available free of charge by contacting us at 17207 N. Perimeter Dr., Suite 210, Scottsdale, AZ 85255 or by telephone at (480) 585-4200.  The SEC also maintains a website at www.sec.gov that contains such information.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may amend or supplement this Prospectus from time to time by filing amendments or supplements as required and will provide investors with all such subsequent material information. You should read the entire Prospectus and any amendments or supplements we provide carefully.

The date of this Prospectus is October 16, 2014.

-i-

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

All statements contained in this Prospectus, other than statements of historical facts, that address future activities, events or developments, are forward-looking statements, including, but not limited to, statements containing the words “believe,” “anticipate,” “expect” and words of similar import. These statements are based on certain assumptions and analyses made by us in light of our experience and our assessment of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate under the circumstances. Whether actual results will conform to the expectations and predictions of management, however, is subject to a number of risks and uncertainties that may cause actual results to differ materially. Such risks are in the section entitled “Risk Factors” on page 3, and in our SEC filings.

Consequently, all of the forward-looking statements made in this Prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results anticipated by management will be realized or, even if substantially realized, that they will have the expected consequences to or effects on our business operations.

You should rely only on the information contained in this Prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. No offers are being made hereby in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this Prospectus is accurate only as of the date on the cover. Our business, financial condition, results of operations and prospects may have changed since that date.

1

SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere in this Prospectus. This summary does not contain all of the information you should consider before investing in our Common Stock. You should read this entire Prospectus carefully, including the sections titled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Description of Business,” and our consolidated financial statements and the related notes included elsewhere in this Prospectus, before making an investment decision. Unless specifically set forth to the contrary, when used in this Prospectus the terms “Company,” “NanoFlex,” “GPEC," "we," "us," "our" and similar terms refer to (i) NanoFlex Power Corporation., a Florida corporation, and (ii) Global Photonic Energy Corporation, a Pennsylvanian corporation, and “Holdings” refers to GPEC Holdings, Inc., a Pennsylvania corporation.

About Us

NanoFlex Power Corporation, formerly known as Universal Technology Systems, Corp., was incorporated in the State of Florida on January 28, 2013. On September 24, 2013, the Company completed the acquisition of Global Photonic Energy Corporation, a Pennsylvania corporation (“GPEC”), pursuant to a Share Exchange Agreement (the “Share Exchange Transaction”). Immediately following the closing of the Share Exchange Transaction, the Company incorporated the business of GPEC and as a result, the Company owns 100% of equity interests of GPEC and GPEC became a wholly-owned subsidiary of the Company. On November 25, 2013, the Company changed its name from “Universal Technology Systems, Corp.” to “NanoFlex Power Corporation” and its trading symbol was changed to “OPVS” on December 26, 2013.

GPEC was founded and incorporated on February 7, 1994 and is engaged in the development, commercialization, and licensing of advanced thin film solar technologies and intellectual property, based on the research of Dr. Mark E. Thompson, then a professor at Princeton University. Since then, our sponsored research programs at Princeton University, University of Southern California (“USC”) and the University of Michigan (“Michigan”) have resulted in more than 740 issued or pending patents worldwide covering materials, architectures, and fabrication processes for organic and inorganic flexible, thin-film photovoltaic technologies. The technology is targeted at, but not limited to, certain broad applications, including (a) mobile electronic device power, (b) electric vehicle charging or “power paint,” (c) semi-transparent solar power generating windows or glazing and (d) traditional off-grid and grid-connected solar power generation. Laboratory feasibility prototypes have been developed that successfully demonstrate key building block principles for these technology application areas.

Our Common Stock is quoted on the OTCQB under the symbol “OPVS.” There has not been any trading since October 29, 2013 and the current quote is $1.01/$20,000 (1 x 1).

Emerging Growth Company Status

We are an “emerging growth company,” as defined in the JOBS Act. For as long as we are an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding advisory “say-on-pay” votes on executive compensation and shareholder advisory votes on golden parachute compensation.

Under the JOBS Act, we will remain an “emerging growth company” until the earliest of:

●	the last day of the fiscal year during which we have total annual gross revenues of $1 billion or more;

●	the last day of the fiscal year following the fifth anniversary of the completion of this offering;

●	the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt; and

●	the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, or the Exchange Act. We will qualify as a large accelerated filer as of the first day of the first fiscal year after we have (i) more than $700 million in outstanding common equity held by our non-affiliates and (ii) been public for at least 12 months. The value of our outstanding common equity will be measured each year on the last day of our second fiscal quarter.

Section 107 of the JOBS Act provides that we may elect to utilize the extended transition period for complying with new or revised accounting standards. As such, we have made the election to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. Please refer to a discussion on page 9 under “Risk Factors” of the effect on our financial statements of such election.

The report of our independent registered public accounting firm on our financial statements for the years ended December 31, 2013 and 2012 contains an explanatory paragraph which expresses substantial doubt regarding our ability to continue as a going concern based upon the Company’s net losses of approximately $39.2 million and $20.8 million for the years ended December 31, 2013 and 2012, respectively. We incurred an additional loss of approximately $1.69 million for the three months ended March 31, 2014 and we had an accumulated deficit of approximately $172 million and $133 million as of December 31, 2013 and 2012, respectively.

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Corporate Information

Our corporate headquarters are located at 17207 N. Perimeter Dr., Suite 210, Scottsdale, AZ 85255 and our telephone number is (480) 585-4200. We maintain our web site at http://www.nanoflexpower.com. Information on this web site is not a part of this Prospectus.

Our Relationship with Holdings

On September 10, 2013, GPEC incorporated in Pennsylvania a wholly-owned subsidiary, GPEC Holdings, Inc. (“Holdings”), which later formed GPEC Sub, Inc. (“GPEC Sub”). In September 2013, GPEC consummated a short-form merger, in which GPEC Sub was merged into GPEC, GPEC Sub ceased to exist and GPEC became a wholly-owned subsidiary of Holdings. The purpose of this restructuring was to prepare GPEC to be acquired by the Company. On September 24, 2013, as a result of the Share Exchange Transaction, Holdings received 15,500,616 shares of our Common Stock in exchange for 100% of the outstanding equity interests of GPEC.

The Offering

As noted above, this Prospectus covers the liquidation and distribution of Holdings’ sole assets, the 15,500,616 shares (the “Distribution Shares”) of our restricted Common Stock, par value $0.0001 per share, to the shareholders of Holdings (the “Liquidating Distribution”), as well as the resale by the Holdings’ shareholders of such shares at a fixed price of $2.50 pursuant to this Prospectus during the duration of the offering (the “Primary Resale”).

The Liquidating Distribution is expected to be effected as soon as practicable after the date the registration statement, of which this Prospectus is a part, is declared effective, to the holders of record of Holdings common stock on _______, 2014.  Holders of record of Holdings common stock at the close of business on the record date will receive one (1) share of our Common Stock for every five (5) shares of Holdings common stock held as of the record date.  All fractional shares will be rounded down to the nearest whole number.

Estimated use of proceeds

We will not receive any of the proceeds resulting from the distribution of Common Stock hereunder.

Risks Affecting the Offering and Our Business

Our business and this offering are subject to various risks.  For a description of these risks, see the section titled “Risk Factors” beginning on page 3 of this Prospectus.

RISK FACTORS

The reader should carefully consider the risks described below together with all of the other information included in this Prospectus.  Some of these risks relate principally to our business and the industry in which we operate or to the securities markets generally and ownership of our securities specifically. The statements contained in or incorporated into this Prospectus that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements.  If any of the following risks actually occurs, our business, financial condition, or results of operations could be harmed.  In that case, the trading price of our Common Stock, if and when a market for our Common Stock develops, could decline, and an investor in our securities may lose all or part of their investment.

Risks Related to Our Business

The Company has incurred, and expects to continue to incur, significant losses as we execute our commercialization plan.

The Company’s operating subsidiary was incorporated under the laws of the Commonwealth of Pennsylvania in February 1994.  We have been a development-stage company since that time, with no revenues to date.  Since the Company’s incorporation we have incurred significant losses. We expect that our expenditures will increase to the extent we continue to develop strategic partnerships to commercialize our products. We expect these losses to continue until such time, if ever, as we are able to generate sufficient revenues from the commercial exploitation of our OPV and Gallium Arsenide (“GaAs”) technologies to support our operations.  Our OPV and GaAs technologies may never be incorporated in any commercial applications.  The Company may never be profitable. We may be unable to satisfy our obligations solely from cash generated from operations. If, for any reason, we are unable to make required payments under our obligations, one or more of our creditors may take action to collect their debts. If we continue to incur substantial losses and are unable to secure additional financing, we could be forced to discontinue or further curtail our business operations; sell assets at unfavorable prices; refinance existing debt obligations on terms unfavorable to us; or merge, consolidate or combine with a company with greater financial resources in a transaction that may be unfavorable to us.

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There is doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing and force us to cease operations.

Our ability to continue as a going concern is an issue because to date, we have incurred net operating losses. We anticipate that we will continue to experience net operating losses and the continuation of our business at the present time is dependent solely on raising capital.

Our net operating losses require that we finance our operations from outside sources through funding from the sale of our securities. If we are unable to obtain such additional capital, we will not be able to sustain our operations and would be required to cease our operations. You should consider this when determining if an investment in our Company is suitable.

Even if we do raise sufficient capital and generate revenues to support our operating expenses, there can be no assurance that the revenue will be sufficient to enable us to develop our business to a level where it will generate profits and cash flows from operations, or provide a return on investment. In addition, if we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of our stockholders could be significantly diluted, the newly-issued securities may have rights, preferences or privileges senior to those of existing stockholders and the trading price of our Common Stock could be adversely affected. Further, if we obtain additional debt financing, a substantial portion of our operating cash flow may be dedicated to the payment of principal and interest on such indebtedness, and the terms of the debt securities issued could impose significant restrictions on our operations. If we are unable to continue as a going concern, you may lose your entire investment.

Our inability to achieve and sustain profitability could cause us to go out of business and for you to lose your entire investment.

We are a development-stage company, and have not generated revenues or earnings to date.  We cannot provide any assurance that any of our business strategies will be successful or that future growth in revenues or profitability will ever be achieved or, if they are achieved, that they can be consistently sustained or increased on a quarterly or annual basis.  If we are unable to grow our business sufficiently to achieve and maintain positive net cash flow, the Company may not be able to sustain operations and your entire investment may be lost.

The Company may never develop or license a product that uses its organic photovoltaic (OPV) or inorganic Gallium Arsenide technologies.

Neither the Company nor anyone else has developed any product that uses our OPV technologies, nor has the Company licensed its OPV or GaAs technologies to anyone else who has developed such a product.  The Company may never develop a commercially viable use for those technologies, may never achieve commercially viable performance for our OPV technologies and may never license the Company’s OPV or GaAs technologies to anyone.  Even if the Company or a licensee of the Company does develop a commercially viable product or use, the product may never become profitable, either because it is not developed quickly enough, or because no market for the product is identified, or otherwise.

Our business is based on new and unproven technologies, and if our OPV or inorganic Gallium Arsenide technologies fail to achieve the performance and cost metrics that we anticipate, then we may be unable to develop demand for our products and generate sufficient revenue to support our operations.

Our OPV and GaAs technologies are new and unproven at commercial scale production, and such technologies may never gain market acceptance, if they do not compare favorably against competing products on the basis of cost, quality, efficiency and performance. Our business plan and strategies assume that we will be able to achieve certain milestones and metrics in terms of throughput, uniformity of cell efficiencies, yield, cost and other production parameters. We cannot assure you that our technologies will prove to be commercially viable in accordance with our plan and strategies. Further, we or our strategic partners and licensees may experience operational problems with such technology after its commercial introduction that could delay or defeat the ability of such technology to generate revenue or operating profits. If we are unable to achieve our targets on time and within our planned budget, then we may not be able to develop adequate demand for our OPV and GaAs technologies, and our business, results of operations and financial condition could be materially and adversely affected.

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We may not reach profitability if OPV technology is not suitable for widespread adoption or sufficient demand for our OPV or inorganic Gallium Arsenide technologies does not develop or develops slower than we anticipate.

The solar energy market is at a relatively early stage of development and the extent to which solar PV products based on our technologies will be widely adopted is uncertain. If our OPV and GaAs technologies prove unsuitable for widespread adoption or demand for our OPV and GaAs technologies fails to develop sufficiently, we may be unable to grow our business or generate sufficient revenue from operations to reach profitability. In addition, demand for solar modules in our targeted markets may not develop or may develop to a lesser extent than we anticipate. Many factors may affect the viability of widespread adoption of solar photovoltaic technology and demand for our OPV and GaAs products, including the following:

●	performance and reliability of solar modules and thin film technology compared with conventional and other non-solar renewable energy sources and products;

●	cost-effectiveness of solar modules compared with conventional and other non-solar renewable energy sources and products;

●	availability of government subsidies and incentives to support the development of the solar photovoltaic industry;

●	success of other renewable energy generation technologies, such as hydroelectric, wind, geothermal, solar thermal, concentrated photovoltaic and biomass;

●	fluctuations in economic and market conditions that affect the viability of conventional and non-solar renewable energy sources, such as increases or decreases in the price of oil and other fossil fuels;

●	fluctuations in capital expenditures by end-users of PV systems, which tend to decrease in slower economic environments, periods of rising interest rates, or a tightening of the supply of capital; and

●	deregulation of the electric power industry and the broader energy industry.

If we do not reach profitability because our photovoltaic technology is not suitable for widespread adoption or due to insufficient or timely demand for solar photovoltaic modules, our financial condition and business could be materially and adversely affected.

Existing regulations and policies and changes to these regulations and policies may present technical, regulatory and economic barriers to the purchase and use of solar Photovoltaic products, which may significantly reduce demand for our technologies.

The market for electricity generation products is heavily influenced by foreign, federal, state and local government regulations and policies concerning the electric utility industry, as well as policies promulgated by electric utilities. These regulations and policies often relate to electricity pricing and technical interconnection of customer-owned electricity generation. In the United States and in a number of other countries, these regulations and policies have been modified in the past and may be modified again in the future. These regulations and policies could deter end-user purchases of photovoltaic products and investment in the research and development of photovoltaic technology. For example, without a mandated regulatory exception for photovoltaic systems, utility customers are often charged interconnection or standby fees for putting distributed power generation on the electric utility grid. If these interconnection standby fees were applicable to photovoltaic systems, it is likely that they would increase the cost to our end-users of using photovoltaic systems which could make them less desirable, thereby harming our business, prospects, results of operations and financial condition. In addition, electricity generated by photovoltaic systems mostly competes with expensive peak hour electricity, rather than the less expensive average price of electricity. Modifications to the peak hour pricing policies of utilities, such as to a flat rate for all times of the day, would require photovoltaic systems to achieve lower prices in order to compete with the price of electricity from other sources.

We anticipate that the installation of products based on our OPV and GaAs technologies will be subject to oversight and regulation in accordance with national and local ordinances relating to building codes, safety, environmental protection, utility interconnection and metering and related matters. It is difficult to track the requirements of individual states and design equipment to comply with the varying standards. Any new government regulations or utility policies pertaining to our solar modules may result in significant additional expenses to us, our resellers and their customers and, as a result, could cause a significant reduction in demand for our solar modules.

Our success is dependent on key personnel of the Company, whom we may not be able to retain or hire.

Our business relies on the efforts and talents of our researchers and our management. The development and application of our technologies originated and will greatly depend on the research by Dr. Mark E. Thompson and Dr. Stephen R. Forrest. None of our researchers or executives is currently insured for the benefit of the Company by key man life insurance. The loss of the services of any of these persons could result in material adverse effect to the development and commercialization of our technologies. Competition for experienced researchers and management personnel in the photovoltaic sector is intense, the pool of qualified candidates is very limited, and we may not be able to retain the services if any of such personnel is no longer serving their present positions.

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We may be unable to protect our intellectual property or keep up with that of our competitors.

We regard our intellectual property as highly valuable to our business strategy, and intend to rely on the maximum protection provided by law to protect our rights.  We have entered into and continue to use confidentiality agreements with our employees and contractors and, to the extent practicable, nondisclosure agreements with our suppliers and strategic partners in order to limit access to and disclosure of our information.  We cannot be sure that these contractual arrangements or the other steps taken by us to protect our intellectual property will prove sufficient to prevent misappropriation of our technology or deter independent third-party development of similar technologies.  Our failure to protect our intellectual property rights could put us at a competitive disadvantage in the future.  Any such failure could have a materially adverse effect on our future business, results of operations and financial condition.  We intend to defend vigorously our intellectual property against any known infringement, but such actions could involve significant legal fees, and we have no guarantee that such actions will be resolved entirely in our favor.  We also cannot be sure that any steps taken by us will be adequate to prevent misappropriation or infringement of our intellectual property.

We also intend to sell and/or license our products and technology in countries worldwide, including some with limited ability to protect intellectual property of products and services sold in those countries by foreign firms.  We cannot be sure that the steps taken by us will be adequate to prevent misappropriation or infringement of our intellectual property in these countries.

We may not have sufficient funds and may need additional capital to protect and maintain our intellectual property rights.

The Company’s sponsored research has resulted in over 740 issued or pending patents which are in the names of our sponsored research partners, USC, Princeton and Michigan. The Company has the exclusive commercial rights to these intellectual property rights and the obligation to maintain, defend and fund the defense of these patents. The Company has not yet generated any revenue from its operating business and it expects to have limited cash flow in the near future. In the event of filing infringement lawsuits or defending any infringement suits that are filed against the Company, relevant expenses and fees will increase substantially therefore harm our profitability. We may need to raise additional funds to protect and maintain our intellectual property rights.

If we are unable to successfully maintain or license existing patents, our ability to generate revenues could be substantially impaired.

Our business model is to license or sublicense our proprietary OPV and GaAs technologies to partners and customers in the photovoltaic industry, and the Company is currently entitled to the exclusive right to license more than 740 issued or pending patents worldwide. Our ability to be successful in the future therefore will depend on our continued efforts and success in licensing existing patents, including maintaining and prosecuting our patents properly. While we expect for the foreseeable future to have sufficient liquidity and capital resources to maintain the level of maintenance necessary, various factors may require us to have greater liquidity and capital resources than we currently expect. If we are unable to successfully maintain and license our existing patents, our ability to generate revenues could be substantially impaired and our business and financial condition could be materially and adversely impacted.

The Company’s proprietary rights with regard to its OPV and Gallium Arsenide technologies may be challenged.

As part of the sponsored research program, the Company has obtained exclusive rights to more than 740 patents and various patent applications for use in developing photovoltaic energy technologies. The Company may obtain rights to additional patents and patent applications under its Sponsored Research Agreements. However, additional patent applications may never be filed and the Company may never obtain any rights to such applications. Any patent applications now pending or filed in the future may not result in patents being issued. Any patents now licensed to the Company, or licensed to us in the future, may not provide the Company with any competitive advantages or prove enforceable. The Company’s rights to these patents may be challenged by third parties. The cost of litigation to uphold the validity, or to prevent infringement of patents and to enforce licensing rights can be substantial and beyond the Company’s financial means. Furthermore, others may independently develop similar technologies or duplicate our OPV and GaAs technologies licensed to the Company or design around the patented aspects of such technology. In addition, there can be no assurance that the products and technologies the Company will seek to commercialize will not infringe patents or other rights owned by others, or that licenses for other’s technology will be available.

Competition is intense in the energy industry.

The global energy industry is presently dominated by hydrocarbon, hydroelectric and nuclear-based technologies, and therefore our solar energy-based technologies will primarily compete against the providers of these established energy sources.  However, we also compete directly against large multinational corporations (including global energy suppliers and generators) and numerous small entities worldwide that are pursuing the development and commercialization of renewable and non-renewable technologies that might have performance and/or price characteristics similar or even superior to the Company’s OPV and GaAs technologies.  Most of our current competitors are significantly larger and have substantially greater market presence as well as greater financial, technical, operational, marketing and other resources and experience than we do. We also expect that new competitors are likely to join existing competitors in this industry.

The Company’s attempt to develop commercially viable technologies based on Company-funded research will also encounter competition from other academic institutions and/or governmental laboratories, which are conducting or funding research in alternative technologies similar to the Company’s OPV and GaAs technologies. These academic institutions and/or governmental laboratories likely will have financial resources substantially greater than the resources available to the Company. Given the foregoing competitive environment, the Company cannot determine at this time whether it will be successful in its research efforts or whether such research, even if successful, will be commercially viable and profitable.

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Our business could be adversely affected by general economic conditions; if we experience a decline in sales our ability to become profitable will decrease.

Our business could be adversely affected in a number of ways by general economic conditions, including higher interest rates, consumer credit conditions, unemployment and other economic factors.  During economic downturns, we may have greater difficulty in gaining new customers for our products and services.  Our strategies to acquire new customers may not be successful, which, in turn, could have a material adverse effect on our business, financial condition and results of operations.

We will need additional capital to fund our growth; we may not be able to obtain sufficient capital on reasonable terms and may be forced to limit the scope of our operations.

If adequate additional financing is not available to us, or if available, it is likely not available on reasonable terms, we may not be able to fund our future operations and we would have to modify our business plans accordingly. There is no assurance that additional financing will be available to us.

If we cannot obtain additional funding, we may be required to: (i) limit internal growth (ii) limited acquisitions of businesses and technology; and (iii) limit the recruitment and retention of additional key personnel.  Such reductions could materially adversely affect our business and our ability to compete.

Even if we do find a source of additional capital, we may not be able to negotiate terms and conditions for receiving the additional capital that are acceptable to us. Any future capital investments could dilute or otherwise materially and adversely affect the holdings or rights of our existing shareholders. In addition, new equity or convertible debt securities issued by us to obtain financing could have rights, preferences and privileges senior to our Common Stock. We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us.

We may encounter substantial competition in our business and any failure to compete effectively could adversely affect our results of operations.

We anticipate that competitors will continue to develop competing solar PV technologies and will attempt to commercialize these technologies.  If these competing technologies present a compelling value proposition (price, performance) or are available to market sooner than our technologies, then our market opportunity could diminish.

If we fail to establish and maintain an effective system of internal control, we may not be able to report our financial results accurately or to prevent fraud. Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our Common Stock.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud. The Company currently does not have an audit committee. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. As a result, our small size and any current internal control deficiencies may adversely affect our financial condition, results of operation and access to capital. We have not performed an in-depth analysis to determine if historical un-discovered failures of internal controls exist, and may in the future discover areas of our internal control that need improvement.

Risks Related to Our Common Stock

An investment in the Company’s Common Stock is extremely speculative and there can be no assurance of any return on any such investment.

An investment in the Company’s Common Stock is extremely speculative and there is no assurance that investors will obtain any return on their investment.  Investors will be subject to substantial risks involved in an investment in the Company, including the risk of losing their entire investment.

Our shares likely are classified as a “penny stock” as such term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00. Our Common Stock is subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

We are subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to its customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our Common Stock, which in all likelihood would make it difficult for our stockholders to sell their securities.

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Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser’s written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000, or annual income exceeding $200,000 individually, or $300,000 together with his or her spouse, is considered an accredited investor.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our Common Stock, which may affect the ability of selling stockholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities. In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities. Our shares in all probability are subject to such penny stock rules and our stockholders will, in all likelihood, find it difficult to sell their securities.

There has been a limited trading market for our Common Stock which may impair your ability to sell your shares.

It is anticipated that there will be a limited trading market for the Common Stock on the OTCQB. The lack of an active market will impair your ability to sell your shares at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market will also reduce the fair market value of your shares. An inactive market may also impair our ability to raise capital by selling shares of capital stock and may impair our ability to acquire other companies or technologies by using Common Stock as consideration.

We will incur significant costs to ensure compliance with United States corporate governance and accounting requirements.

We will incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

You May Face Significant Restrictions On The Resale Of Your Shares Due To State "Blue Sky" Laws.

Each state has its own securities laws, often called "blue sky" laws, which (1) limit sales of securities to a state's residents unless the securities are registered in that state or qualify for an exemption from registration, and (2) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. The applicable broker-dealer must also be registered in that state.

We do not know whether our securities will be registered or exempt from registration under the laws of any state. A determination regarding registration will be made by those broker-dealers, if any, who agree to serve as market makers for our Common Stock. We have not yet applied to have our securities registered in any state and will not do so until we receive expressions of interest from investors resident in specific states after they have viewed this Prospectus. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our securities. You should therefore consider the resale market for our Common Stock to be limited, as you may be unable to resell your shares without the significant expense of state registration or qualification.

We have the right to issue shares of preferred stock. If we were to issue additional preferred stock, it is likely to have rights, preferences and privileges that may adversely affect the Common Stock.

We are authorized to issue 100,000,000 shares of “blank check” preferred stock, with such rights, preferences and privileges as may be determined from time-to-time by our board of directors. There is currently no share of preferred stock issued and outstanding. Our board of directors is empowered, without stockholder approval, to issue preferred stock in one or more series, and to fix for any series the dividend rights, dissolution or liquidation preferences, redemption prices, conversion rights, voting rights, and other rights, preferences and privileges for the preferred stock. The issuance of shares of preferred stock, depending on the rights, preferences and privileges attributable to the preferred stock, could adversely reduce the voting rights and powers of the Common Stock and the portion of the Company’s assets allocated for distribution to Common Stockholders in a liquidation event, and could also result in dilution in the book value per share of the Common Stock being offered. The preferred stock could also be utilized, under certain circumstances, as a method for raising additional capital or discouraging, delaying or preventing a change in control of the Company, to the detriment of the investors in the Common Stock being offered. We cannot assure you that the Company will not, under certain circumstances, issue additional shares of its preferred stock.

Shares eligible for future sale may adversely affect the market.

From time to time, certain of the Company’s shareholders may be eligible to sell all or some of their shares of Common Stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), subject to certain limitations.  Rule 144 permits, under certain circumstances, the sale of securities, without any limitation, by the Company’s shareholders that are non-affiliates that have satisfied a six-month holding period. Any substantial sale of the Company’s Common Stock pursuant to Rule 144 or pursuant to any resale Prospectus (including the Resale Offering) may have a material adverse effect on the market price of the Common Stock.

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We do not anticipate paying any cash dividends in the foreseeable future, which may reduce your return on an investment in our Common Stock.

We plan to use all of our earnings, to the extent we have earnings, to fund our operations. We do not plan to pay any cash dividends in the foreseeable future. We cannot guarantee that we will, at any time, generate sufficient surplus cash that would be available for distribution as a dividend to the holders of our Common Stock. Therefore, any return on your investment would derive from an increase in the price of our stock, which may or may not occur.

We may raise capital through a securities offering that could dilute your ownership interest and voting rights.

We require substantial working capital to fund our business. If we raise additional funds through the issuance of equity, equity-related or convertible debt securities, these securities may have rights, preferences or privileges senior to those of the holders of our Common Stock. The issuance of Common Stock or securities convertible into Common Stock by our board of directors will also have the effect of diluting the proportionate equity interest and voting power of holders of our Common Stock.

Our principals will beneficially own 18.03% of our Common Stock post Liquidating Distribution, which will provide them with substantial control over our corporate actions.

Our directors and executive officers will beneficially own approximately an aggregate of 18.03% of our outstanding shares of Common Stock post Liquidating Distribution (including shares issuable upon the exercise of vested options). These shareholders, acting individually or as a group, could exert control over matters such as electing directors, amending our articles of incorporation or bylaws, and approving mergers or other business combinations or transactions.  In addition, because of the percentage of ownership and voting concentration in these principal shareholders, elections of our board of directors will generally be within the control of these shareholders.  While all of our shareholders are entitled to vote on matters submitted to our shareholders for approval, the concentration of shares and voting control presently lies with these principal shareholders.  As such, it would be difficult for shareholders to propose and have approved proposals not supported by these principal shareholders and their affiliated entities.  There can be no assurance that matters voted upon by our officers and directors in their capacity as shareholders will be viewed favorably by all shareholders of our company.  The stock ownership of our principal shareholders and their affiliated entities may discourage a potential acquirer from seeking to acquire shares of our Common Stock which, in turn, could reduce our stock price or prevent our shareholders from realizing a premium over our stock price.

The issuance of the Company’s stock upon exercise of warrants, options and other securities could encourage short sales by third parties, which could contribute to the future decline of the Company’s stock price and materially dilute existing stockholders' equity and voting rights.

If the shares issued upon exercise of warrants, options or other convertible securities are sold into the market and exceed the market's ability to absorb the increased number of shares of stock, such shares have the potential to cause significant downward pressure on the price of the Company’s Common Stock. The opportunity exists for short sellers and others to contribute to the future decline of the Company’s stock price. If there are significant short sales of the Company’s stock, the price decline that would result from this activity will cause the share price to decline more so, which, in turn, may cause long holders of the stock to sell their shares thereby contributing to sales of stock in the market. If there is an imbalance on the sell side of the market for the stock, our stock price will decline.

For as long as we are an emerging growth company, we will not be required to comply with certain reporting requirements, including those relating to accounting standards and disclosure about our executive compensation, that apply to other public companies.

In April 2012, the President signed into law the Jumpstart Our Business Startups Act, or the JOBS Act. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for “emerging growth companies,” including certain requirements relating to accounting standards and compensation disclosure. We are classified as an emerging growth company. For as long as we are an emerging growth company, which may be up to five full fiscal years, unlike other public companies, we will not be required to, among other things, (1) provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes Oxley Act of 2002, (2) comply with any new requirements adopted by the Public Company Accounting Oversight Board, or the PCAOB, requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer, (3) comply with any new audit rules adopted by the PCAOB after April 5, 2012 unless the SEC determines otherwise, (4) provide certain disclosure regarding executive compensation required of larger public companies or (5) hold shareholder advisory votes on executive compensation.

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Further, our independent registered public accounting firm is not yet required to formally attest to the effectiveness of our internal controls over financial reporting, and will not be required to do so for as long as we are an “emerging growth company” pursuant to the provisions of the JOBS Act.

Under the JOBS Act we have elected to use an extended period for complying with new or revised accounting standards.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1), which allows us to delay adoption of new or revised accounting standards that have different effective dates for public and private until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

THE OFFERING

Summary of the Transactions Covered by this Registration Statement and Prospectus

As noted above, this Prospectus covers the liquidation and distribution of Holdings’ sole assets, the 15,500,616 shares (the “Distribution Shares”) of our Common Stock, par value $0.0001 per share, to the shareholders of Holdings (the “Liquidating Distribution”).

The Liquidating Distribution

The Distribution Shares will be issued in connection with a Liquidating Distribution of the NanoFlex Common Stock from Holdings summarized below and described in more detail in the section entitled “The Liquidating Distribution” on page 12.

The following is a brief summary of the material terms and conditions of the Liquidating Distribution. Please see “Questions and Answers about the Company and the Liquidating Distribution” for a more detailed description of the matters described below.

The Liquidating Distribution is expected to be effected as soon as practicable after the date the registration statement, of which this Prospectus is a part, is declared effective, to the holders of record of Holdings common stock on _________, 2014.  Holders of record of Holdings common stock at the close of business on the record date will receive one (1) share of restricted Common Stock of NanoFlex for every five (5) shares of Holdings common stock.  All fractional shares will be rounded down to the nearest whole number.  A book-entry account statement reflecting your ownership of whole shares of our Common Stock will be mailed to you, or your brokerage account will be credited for the shares, within 30 days of the date of the Liquidating Distribution.

We have not applied to register the Distribution Shares in any state. An exemption from registration will be relied upon in the states where the Distribution Shares are distributed and may only be traded in such jurisdictions after compliance with applicable securities laws. The Distribution Shares may not be eligible for sale or resale in such jurisdictions. We will apply to register the shares in several states for secondary trading; however we are under no requirement to do so.

Holdings shareholders will not be required to make any payment for the Distribution Shares, nor will they be required to surrender or exchange their shares of Holdings common stock or take any other action in order to receive our Common Stock in the Liquidating Distribution.

The Liquidating Distribution may be taxable for Holdings shareholders. We do not have any ruling from the U.S. Internal Revenue Service nor do we have a favorable opinion by our accounting firm or any other expert confirming the Liquidating Distribution’s tax status, nor do we plan to obtain one.  Holdings shareholders should consult with their own tax advisor as to the particular consequences of the Liquidating Distribution to them.

No action will be required of Holdings shareholders to receive the Distribution Shares. If you held your Holdings shares as of the record date in a brokerage account, your shares of our Common Stock will be credited to that account. If you held your shares in certificated form, a certificate representing shares of your Common Stock will be mailed to you by the distribution agent. The mailing process is expected to take about thirty (30) days.

10

QUESTIONS AND ANSWERS ABOUT THE COMPANY AND THE LIQUIDATING DISTRIBUTION

Set forth below are commonly asked questions and answers about the Liquidating Distribution.  You should read the section entitled “The Liquidating Distribution” beginning on page 12 of this Prospectus for a more detailed description of the matters described below.

Q. Why am I receiving this document?

A. We are delivering this document to you because you were a holder of common stock of GPEC Holdings, Inc. (“Holdings”) on the record date for the Liquidating Distribution of shares of our Common Stock.  Accordingly, you are entitled to receive every (1) share of NanoFlex Common Stock for five (5) shares of Holdings common stock that you held on the record date.  Immediately after the Liquidating Distribution, Holdings shareholders will still own their shares of Holdings common stock and the same shareholders will own a portion of our business, but they will own them as two separate investments rather than as a single investment. As soon as practicable after the Liquidating Distribution is completed, Holdings will wind up and dissolve.  No action is required for you to participate in the Liquidating Distribution.

Q. What is the Liquidating Distribution?

A. The Liquidating Distribution is the liquidation and distribution of Holdings’ sole assets, the shares of restricted NanoFlex Common Stock, by Holdings to holders of Holdings common stock on a pro rata basis, and Holdings will wind up and dissolve thereafter.

Q. What is NanoFlex?

A. Holdings acquired 35.63% of NanoFlex’s issued and outstanding Common Stock through a share exchange transaction among NanoFlex, GPEC and Holdings on September 24, 2013, where Holdings received a total of 15,500,616 shares of NanoFlex Common Stock in exchange of 100% of the outstanding equity interests of GPEC (the “Share Exchange Transaction”). Following the Share Exchange Transaction, NanoFlex is currently engaged in the development, commercialization, and licensing of advanced thin film solar technologies and intellectual property, based on the research of Dr. Mark E. Thompson, then a professor at Princeton University. Since then, GPEC’s sponsored research programs at Princeton University, University of Southern California (“USC”) and the University of Michigan (“Michigan”) have resulted in more than 740 issued or pending patents worldwide covering materials, architectures, and fabrication processes for organic and inorganic flexible, thin-film photovoltaic technologies. Following the Liquidating Distribution, we will be independent from Holdings, and Holdings will not retain any ownership interest in us.

Q. Why is Holdings separating the Company and distributing its stock?

A. We believe that since our business is not related to Holdings’, Holdings will distribute its only assets to its shareholders and wind up and dissolve after the Liquidating Distribution. Management will be able to better operate, value, and capitalize NanoFlex along with being able to better attract synergistic products and talent to grow our business.  For a further explanation of the reasons for the Liquidating Distribution and more information about our business, see “The Liquidating Distribution – Reasons for the Liquidating Distribution” and “Business.”

Q. What is the record date for the Liquidating Distribution?

A. The record date is __________, 2014, and ownership was determined as of 4:00 p.m., Eastern Time, on that date.

Q. When will the Liquidating Distribution occur?

A. The Liquidating Distribution is expected to be effected as soon as practicable after the date the registration statement, of which this Prospectus is a part, is declared effective (the “Distribution Date”).

Q. Will every stockholder share in proportion to their holdings in Holdings?

A. Yes, holders of record of Holdings common stock at the close of business on the record date will receive one (1) share of Common Stock of NanoFlex for every five (5) shares of Holdings common stock, resulting in a pro rata distribution of NanoFlex’s shares to Holdings shareholders.

Q. Will Holdings distribute fractional shares?

A. No. Fractional shares will be rounded down to the nearest whole number. Any remaining undistributed NanoFlex shares will be returned to NanoFlex for cancellation.

Q. What does a Holdings shareholder need to do now?

A.  Holdings shareholders do not need to take any action, although we urge you to read this entire document carefully.  The approval of Holdings’ majority shareholders was already obtained to effect the Liquidating Distribution, and Holdings shareholders have no appraisal rights in connection with the Liquidating Distribution.  Holdings is not seeking a proxy from any shareholders, and you are requested not to send us a proxy.

Holdings shareholders will not be required to pay anything for the shares of NanoFlex Common Stock distributed in the Liquidating Distribution or to surrender any shares of Holdings common stock.  Holdings shareholders should not send in their Holdings stock certificates. Holdings shareholders will automatically receive their shares of NanoFlex Common Stock when the Liquidating Distribution is completed.

The NanoFlex shares to be distributed to the Holdings shareholders may only sell the Distribution Shares at a fixed price of $2.50 per share pursuant to this Prospectus during the duration of the offering.

11

Q. Are there risks to owning NanoFlex Common Stock?

A. Yes.  Our business is subject to both general and specific risks relating to our operations.  In addition, the Liquidating Distribution presents risks relating to our becoming an independent publicly traded company as well as risks relating to the nature of the Liquidating Distribution itself.  See “Risk Factors.”

Q. What are the federal income tax consequences of the Liquidating Distribution to Holdings shareholders?

A. The Liquidating Distribution may be taxable to Holdings shareholders. If Holdings shareholders do not recognize gain or loss on the receipt of shares of NanoFlex Common Stock in the Liquidating Distribution, Holdings shareholders will apportion their tax basis in their Holdings common stock between such Holdings common stock and our Common Stock received in the Liquidating Distribution in proportion to the relative fair market values of such stock at the time of the Liquidating Distribution.  A Holdings shareholder’s holding period for our Common Stock received in the Liquidating Distribution will include the period for which that shareholder’s Holdings common stock was held.

If instead the Liquidating Distribution is determined to be a taxable transaction, a taxable U.S. shareholder receiving shares of our Common Stock in the Liquidating Distribution would be treated as if such shareholder had received a taxable distribution in an amount equal to the fair market value of our Common Stock received, which, based on Holdings facts, could potentially give rise to a dividend.  Subject to certain limitations, this dividend would be taxable to individuals at a 15% rate. In addition, if the Liquidating Distribution is treated as a taxable transaction, a shareholder’s tax basis in our Common Stock would be equal to its fair market value at the time of the Liquidating Distribution, and the holding period in our Common Stock would begin the day after the Liquidating Distribution. Depending on the circumstances, in a taxable Liquidating Distribution transaction, non-U.S. shareholders may be subject to a withholding tax at a rate of 30% on the fair market value of the Common Stock received by them. See also “The Liquidating Distribution – Important Federal Income Tax Consequences;” however, you should consult your own tax advisor as to the particular consequences of the Liquidating Distribution to you.

Q. What if I want to sell my Holdings common stock or my NanoFlex Common Stock?

A. You should consult with your own financial advisors, such as your stockbroker, bank, or tax advisor.  Neither we nor Holdings makes any recommendation on the purchase, retention, or sale of shares of Holdings common stock or NanoFlex Common Stock to be distributed. If you do decide to sell any shares, you should make sure your stockbroker, bank, or other nominee understands whether you want to sell your Holdings common stock or your NanoFlex Common Stock after it is distributed, or both.

Q. Where will I be able to trade shares of my NanoFlex Common Stock?

A. NanoFlex Common Stock is currently quoted on the OTC Market Group, Inc.’s OTCQB market, however there is no active trading market for NanoFlex Common Stock at the present time. There is no guarantee that an active trading market for NanoFlex Common Stock will be developed.

Q. Where can Holdings shareholders get more information?

A. Before or after the Liquidating Distribution, if you have any questions relating to the Liquidating Distribution, you should contact:

NanoFlex Power Corporation
Investor Relations
17207 N. Perimeter Dr., Suite 210
Scottsdale, AZ 85255
1-800-599-4426 investorrelations@nanoflexpower.com

Q. Who will be the distribution agent, transfer agent, and registrar for NanoFlex Common Stock?

A. The distribution agent for our Common Stock will be VStock Transfer, LLC. After the Liquidating Distribution, the transfer agent and registrar for our Common Stock will be VStock Transfer, LLC.

THE LIQUIDATING DISTRIBUTION

Background Information

On September 10, 2013, GPEC was incorporated in Pennsylvania a wholly-owned subsidiary, Holdings, which later formed GPEC Sub, Inc. (“GPEC Sub”) as a wholly-owned subsidiary of Holdings. In September 2013, GPEC consummated a short-form merger, in which GPEC Sub was merged into GPEC, GPEC Sub ceased to exist and GPEC became a wholly-owned subsidiary of Holdings. The purpose of this restructuring was to prepare GPEC to be acquired by NanoFlex. On September 24, 2013, as a result of the Share Exchange Transaction, Holdings received 15,500,616 shares of NanoFlex Common Stock in exchange for 100% of the outstanding equity interests of GPEC and GPEC became the wholly-owned subsidiary of NanoFlex. Holdings is obligated to hold such NanoFlex Common Stock on behalf of and for the benefit of the Holdings shareholders. Holdings shareholders are entitled to the voting rights of the Distribution Shares on a pro rata basis and Holdings should vote at the direction of Holdings shareholders or solicit proxy from the Holdings shareholders to vote on matters of NanoFlex. Holdings shareholders are also entitled to the pecuniary interest of the Distribution Shares on a pro rata basis, and Holdings should distribute to the Holdings shareholders any pecuniary interest that may accrue and derive from the Distribution Shares.

12

On February 10, 2014, the Holdings board of directors approved the liquidation and distribution of 15,500,616 shares of our Common Stock to holders of Holdings common stock of record as of a date later designated by an authorized Holdings’ officer on a pro-rata basis. Shareholders holding a majority of voting shares of Holdings also approved the Liquidating Distribution on February 10, 2014.

After the distribution, these shares will represent approximately 35.63% of our outstanding Common Stock immediately prior to the distribution. Immediately after the distribution, we expect to have approximately 663 holders of record and 43,327,278 shares of our Common Stock outstanding. Upon completion of the Liquidating Distribution, it is expected that Holdings will no longer hold any of our Common Stock and Holdings will wind up and dissolve. The liquidation and distribution of shares of our Common Stock by Holdings will not affect the number of our outstanding shares of Common Stock or any rights of our stockholders.

Reasons for the Liquidating Distribution

Holdings believes that the Liquidating Distribution would enhance value for its shareholders and our shareholders by creating significant opportunities and benefits, including:

●	performance and reliability of solar modules and thin film technology compared with conventional and other non-solar renewable energy sources and products;

●	cost-effectiveness of solar modules compared with conventional and other non-solar renewable energy sources and products;

●	availability of government subsidies and incentives to support the development of the solar photovoltaic industry;

●	success of other renewable energy generation technologies, such as hydroelectric, wind, geothermal, solar thermal, concentrated photovoltaic and biomass;

●	fluctuations in economic and market conditions that affect the viability of conventional and non-solar renewable energy sources, such as increases or decreases in the price of oil and other fossil fuels;

●	fluctuations in capital expenditures by end-users of PV systems, which tend to decrease in slower economic environments, periods of rising interest rates, or a tightening of the supply of capital; and

●	deregulation of the electric power industry and the broader energy industry.

The negative factor associated with the Liquidating Distribution is the uncertainty of value and liquidity of our stock. There is also no certainty that we will be able to raise the capital we need as a public company.

Manner of Effecting the Liquidating Distribution

Holdings shareholders of record on ______________, 2014 are not required to pay for shares of our Common Stock to be received in connection with the Liquidating Distribution. No additional vote of Holdings shareholders is required or sought in connection with the Liquidating Distribution, and Holdings record holders have no appraisal rights in connection with the Liquidating Distribution.

The Liquidating Distribution is expected to be effected as soon as practicable after the date the registration statement, of which this Prospectus is a part, is declared effective, to the holders of record of Holdings common stock on ____________, 2014.  Holders of record of Holdings common stock at the close of business on the record date will receive one (1) share of restricted Common Stock of NanoFlex for every five (5) shares of Holdings common stock, resulting in a pro rata distribution of NanoFlex’s shares to Holdings shareholders.  All fractional shares will be rounded down to the nearest whole number. A book-entry account statement reflecting your ownership of whole shares of our Common Stock will be mailed to you, or your brokerage account will be credited for the shares, within 30 days of the date of the Liquidating Distribution.

13

We have not applied to register the Distribution Shares in any state. An exemption from registration will be relied upon in the states where the Distribution Shares are distributed and may only be traded in such jurisdictions after compliance with applicable securities laws. The Distribution Shares may not be eligible for sale or resale in such jurisdictions. We will apply to register the shares in several states for secondary trading; however we are under no requirement to do so.

Results of the Liquidating Distribution

Following the Distribution Date, we will be an independent, reporting company owning and operating a business in the research and development of flexible, thin-film organic photovoltaic (“OPV”) and inorganic Gallium Arsenide (“GaAs”) technologies. Following the Liquidating Distribution, we will have 43,327,278 shares outstanding, presuming no other shares are issued in the interim. Shareholder approval of the Liquidating Distribution was not required, and Holdings shareholders are not required to take any action to receive their NanoFlex Common Stock. After the completion of the Liquidating Distribution, Holdings will wind up and dissolve.

Important Federal Income Tax Consequences

This summary discusses material federal income tax consequences to Holdings shareholders who receive our Common Stock in the Liquidating Distribution. This discussion is based upon the Internal Revenue Code, Treasury regulations, published positions of the Internal Revenue Service (the “IRS”), judicial decisions, and other applicable authorities, all as currently in effect, and all of which are subject to change or differing interpretations, possibly with retroactive effect. Any such change or differing interpretation could affect the accuracy of this discussion. The discussion does not address the effects of the Liquidating Distribution under any state, local, or foreign tax laws.

The Liquidating Distribution may be taxable to the Holdings shareholders for U.S. federal income tax purposes. You are urged to consult a tax advisor to determine the particular tax consequences of the Liquidating Distribution to you, including the effect of any federal, state, local, and any other tax laws.

YOU SHOULD CONSULT YOUR OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE LIQUIDATING DISTRIBUTION, INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX LAWS, IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES AND THE EFFECT OF POSSIBLE CHANGES IN LAW ON THE TAX CONSEQUENCES DESCRIBED IN THIS SUMMARY.

Market for Our Common Stock

NanoFlex Common Stock is currently quoted on OTC Markets Group, Inc.’s OTCQB under the symbol “OPVS.” Our trading symbol was changed from “UTCH” to “OPVS” on December 26, 2013 following the change of the Company’s corporate name from “Universal Technology Systems Corp.” to “NanoFlex Power Corporation.” There is currently a limited trading market for our Common Stock. The latest and only reported closing price of our Common Stock was $0.0167 on October 29, 2013 and the current bid price as of the date of this Prospectus is $1.01 per share. We cannot, however, ensure that an active trading market will exist thereafter.

Shares of our Common Stock distributed to holders in connection with the Liquidating Distribution may only be sold in the Primary Resale by the Holdings’ shareholders at a fixed price of $2.50 pursuant to this Prospectus during the duration of the offering.

USE OF PROCEEDS

We will not receive any proceeds from the distribution of our Common Stock in the Liquidating Distribution.

PLAN OF DISTRIBUTION

Distribution Shares

This Prospectus covers the liquidation and distribution of 15,500,616 shares of our restricted Common Stock owned by Holdings. The Liquidating Distribution will be accomplished upon effectiveness of the Registration Statement of which this Prospectus is a part. The mechanics of the Liquidating Distribution will be performed by our transfer agent, VStock Transfer, LLC.

14

Distributing company:	GPEC Holdings, Inc. (“Holding”).

Shares to be distributed:	15,500,616 shares of our restricted Common Stock. The shares to be distributed in the Liquidating Distribution will represent approximately 35.63% shares of our outstanding Common Stock.

Distribution ratio:	One share of our Common Stock for every 5 shares of Holdings common stock owned of record on ______________, 2014. No cash distributions will be paid and any fractional share will be rounded down to the nearest whole share.

No payment required:	No holder of Holdings common shares will be required to make any payment, exchange any shares or take any other action in order to receive our Common Stock to be issued in the Liquidating Distribution.

Record date:	The record date for Holdings’ distribution of our Common Stock is _________, 2014. Persons who have bought their Holdings common shares after the record date are not entitled to participate in the distribution.

Prospectus mailing date:	________________, 2014. We will mail this Prospectus to you on or about this date.

Distribution date:	The distribution date will be a date within 10 days following the Prospectus mailing date designated above. If you hold your Holdings common shares in a brokerage account, your shares of our Common Stock will be credited to that account. If you hold Holdings common shares in a certificated form, a certificate representing your shares of our Common Stock will be mailed to you. The mailing process is expected to take approximately 30 days from the distribution date.

Distribution agent:	VStock Transfer, LLC

All the Distribution Shares to be distributed may only be resold in the Primary Resale at a fixed price of $2.50 during the duration of the offering.

Holdings and the Company, as well as each recipient of the Distribution Shares will be deemed as an "underwriter" within the meaning of the Securities Act of 1933 in connection with the Primary Resale as well as the Liquidating Distribution. The following table lists each recipient of the Distribution Shares, as well as their holdings before and after their offering of shares pursuant to this Prospectus.

Name of Shareholder	Beneficial Ownership Prior to Liquidating Distribution	Percentage of Stock Owned by Shareholder Prior to Liquidating Distribution	Number of Shares of Common Stock to Receive in Liquidating Distribution	Beneficial Ownership After Liquidating Distribution(1), (2)	Percentage of Stock Owned by Shareholder After Offering
A & M REAL ESTATE LLC(98)	-	0.0%	30,000	-	0.0%
JOHN ABATE	-	0.0%	2,000	-	0.0%
STEVEN V. ABRAMSON	-	0.0%	18,400	-	0.0%
FOUAD EL ADLI	-	0.0%	4,000	-	0.0%
RICKEY C. AINSWORTH	-	0.0%	70,000	-	0.0%
ALAN E. AND BARBARA M. OLDS REVOCABLE TR	-	0.0%	2,000	-	0.0%
QUEST IRA, INC., FBO THOMAS ALBRO, IRA #1457511(99)	-	0.0%	4,000	-	0.0%

15

PHILIP G. ALLEN	-		0.0%	160,000		-	0.0%
SANDRA DANIELS ALLEN	-		0.0%	2,000		-	0.0%
ANTHONY AMATO	-		0.0%	2,000		-	0.0%
AMERICAN BIOMIMETICS CORPORATION (100)	-		0.0%	169,100		-	0.0%
BENKIRANE A. AMINE	-		0.0%	16,000		-	0.0%
PATRICK ANDERSEN	-		0.0%	5,760		-	0.0%
JAMES T. ANDERSON	605,768	(5)	1.4%	7,000	(6)	605,768	1.4%
ANTHONY Y.K. KIM, PROFIT SHARING PLAN(101)	-		0.0%	2,000		-	0.0%
ARVID AND KATHLEEN B. MAGNUSON	-		0.0%	1,250		-	0.0%
STEVE ATKINS	-		0.0%	200		-	0.0%
AVALANCHE RESOURCES(102)	-		0.0%	130,000		-	0.0%
AVALANCHE RESOURCES, LTD.(103)	-		0.0%	800		-	0.0%
JENI S. BAGNATO	25,168	(9)	0.1%	10,750	(10)	25,168	0.1%
DALE L. BAKER & LYNN E. BAKER	20,000		0.0%	1,000		20,000	0.0%
BRUCE BALDWIN	-		0.0%	8,000		-	0.0%
ELLIS M. BALSAM	-		0.0%	328		-	0.0%
LOUIS P. BANSBACH IV, MANAGER, BLUE TIGER VENTURES LLC(104)	-		0.0%	8,800		-	0.0%
BARBARA K. BURNS REVOCABLE TRUST, U/I DATED 02/11/2004(11)	100,452	(12)	0.2%	5,000	(13)	100,452	0.2%
KENNETH BARBATI	-		0.0%	1,000		-	0.0%
BARRY BARNHOLTZ	50,822	(14)	0.1%	29,000	(15)	50,822	0.1%
BAYOU SOLAR INVESTMENTS, LLC(16)	175,192	(17)	0.4%	25,000	(18)	175,192	0.4%
STUART E. BECK	-		0.0%	8,200		-	0.0%
HILLARY BECKER	-		0.0%	500		-	0.0%
LEONARD BECKER	-		0.0%	16,000		-	0.0%
JOHN D. BEEBE, JR. AND CAMILLA BEEBE	-		0.0%	2,500		-	0.0%
CLAIRE BEEVERS	-		0.0%	1,000		-	0.0%
ALI BENKIRANE	-		0.0%	32,000		-	0.0%
MURRAY BENRUBI	-		0.0%	1,000		-	0.0%
AMANDA BERMAN	-		0.0%	250		-	0.0%
CARY BERMAN	-		0.0%	1,000		-	0.0%
SAMANTHA BERMAN	-		0.0%	250		-	0.0%

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JEFFREY W. BERNSTEIN AND SHARON S. BERNSTEIN	-		0.0%	600		-	0.0%
ROSS E. BEWLEY AND MARILYN R. BEWLEY	-		0.0%	6,000		-	0.0%
ASHOK BHATT AND ANJANI BHATT	70,268	(7)	0.2%	10,000	(8)	70,268	0.2%
MEGHANA BHATT	-		0.0%	20,000		-	0.0%
FRANCES E. BIFULCO	-		0.0%	1,000		-	0.0%
NANCY BLACCONERI AND CARMELO BLACCONERI	100,370		0.2%	21,500		100,370	0.2%
BLUE MAN PARTNERS(146)	-		0.0%	21,200		-	0.0%
MARTIN F. BLUMBERG	-		0.0%	1,400		-	0.0%
MATTHEW C. BOLTON AND KAREN S. BOLTON	-		0.0%	15,500		-	0.0%
DAVID BOONE C/F LUCY-MARIE ROGERS BOONE	-		0.0%	2,000		-	0.0%
DAVID BOONE C/F MADELINE WOOD BOONE	-		0.0%	2,000		-	0.0%
DAVID BOONE	-		0.0%	437,000		-	0.0%
FRANK BOVA	-		0.0%	12,000		-	0.0%
LESLIE BOYD	-		0.0%	800		-	0.0%
ALFRED F. BRACHER	701,918	(19)	1.6%	10,000	(20)	701,918	1.6%
ALFRED BRACHER, III	-		0.0%	177,000		-	0.0%
BRASLER REALTY & FINANCIAL SERVICES, INC., PROFIT SHARING PLAN, ROBERT M. BRASLER, TRUSTEE	-		0.0%	880		-	0.0%
JEAN-PIERRE BRAULT	-		0.0%	1,000		-	0.0%
ROBERT BROWN	-		0.0%	1,000		-	0.0%
MASON S. BRUGH AND JENNIFER E. BRUGH	-		0.0%	8,000		-	0.0%
MASON S. BRUGH AND OR JENNIFER E. BRUGH	-		0.0%	2,500		-	0.0%
REDFIELD E. BRYAN	100,548	(21)	0.2%	30,000	(22)	100,548	0.2%
LOUIS BUFFARDI	-		0.0%	1,500		-	0.0%
PHYLLIS BUFFARDI	-		0.0%	1,000		-	0.0%
ROGER BURLAGE	-		0.0%	55,000		-	0.0%
BARBARA K. BURNS	100,452		0.2%	5,000		100,452	0.2%
DAVID A. BURNS	-		0.0%	29,924		-	0.0%
JEFFREY S. BURNS	-		0.0%	29,924		-	0.0%
MICHAEL WILLIAM BURNS	-		0.0%	29,924		-	0.0%
JAMES CACIOPPO	-		0.0%	3,000		-	0.0%
JOAN CACIOPPO	-		0.0%	500		-	0.0%

17

RONALD CACIOPPO OR MARY CACIOPPO	100,370		0.2%	1,000		100,370	0.2%
RONALD J. CACIOPPO	100,370	(23)	0.2%	2,000	(24)	100,370	0.2%
AVA B. CAMPAGNA	-		0.0%	2,725		-	0.0%
HARRY D. CAMPAGNA	-		0.0%	2,725		-	0.0%
CHARLES J. CANEPA	-		0.0%	3,875		-	0.0%
CHARLIE G. CARLSON	25,154	(25)	0.1%	10,000	(26)	25,154	0.1%
DONALD R. CARTER	-		0.0%	4,937		-	0.0%
DONALD A. CASSONE	-		0.0%	2,500		-	0.0%
JOSEPH J. CASSONE	-		0.0%	2,500		-	0.0%
FRANK V. CERA	-		0.0%	3,200		-	0.0%
MARK D. CHEAIRS	50,370	(27)	0.1%	31,000	(28)	50,370	0.1%
JAMES CHELMOWSKI AND DIANE CHELMOWSKI	-		0.0%	2,000		-	0.0%
MICHAEL G. CHIECO	-		0.0%	4,328		-	0.0%
JAMES CHMURA	-		0.0%	2,000		-	0.0%
EDWARD CHRACHOL	-		0.0%	6,000		-	0.0%
GEORGE CHRACHOL	60,192	(29)	0.1%	8,000	(30)	60,192	0.1%
JERRY CHRACHOL	-		0.0%	2,000		-	0.0%
NATALIE CHRACHOL	-		0.0%	4,000		-	0.0%
GEORGE F. CLAUSSEN III	-		0.0%	21,800		-	0.0%
KAREN CLAUSSEN	-		0.0%	11,200		-	0.0%
ALLAN B. CLIONSKY	-		0.0%	15,000		-	0.0%
LANE COCKRELL	801,480	(31)	1.8%	22,000	(32)	801,480	1.8%
BRIAN J. COHEN	-		0.0%	2,200		-	0.0%
DANIEL COHEN	-		0.0%	2,000		-	0.0%
JACK M. COOPER	-		0.0%	2,600		-	0.0%
JERRY K. COOPER AND ELLEN M. COOPER JT TEN	-		0.0%	2,200		-	0.0%
COX FINANCIAL NETWORK, L.L.C.(105)	-		0.0%	8,000		-	0.0%
BRUCE E. COX	-		0.0%	16,000		-	0.0%
BRUCE E. COX, CF DAVID R. COX	-		0.0%	50		-	0.0%
BRUCE E. COX, CF KATHRYN A. COX	-		0.0%	50		-	0.0%
DAVID W. COX	-		0.0%	200		-	0.0%

18

ELIZABETH COX	-		0.0%	200		-	0.0%
MARTIN L. COYNE	-		0.0%	2,200		-	0.0%
CLAY CRAIG	-		0.0%	1,937		-	0.0%
NORMAN R. CRAIN	50,438	(33)	0.1%	10,750	(34)	50,438	0.1%
ANNE SPENCER B. CROSS	-		0.0%	15,000		-	0.0%
CAGE MCCABE CRUISE	-		0.0%	600		-	0.0%
CARSON MYLES CRUISE	-		0.0%	600		-	0.0%
CULVEX INVESTMENTS, LLC (106)	-		0.0%	2,000		-	0.0%
DAVID K. CUMMINGS AND CAROL A. CUMMINGS	1,608,766		3.6%	431,200		1,608,766	3.7%
DAVID K. CUMMINGS	300,000		0.7%	119,021		300,000	0.7%
KEVIN M. CUMMINGS AND JESSICA LYNN CUMMINGS	418,014		1.0%	169,600		418,014	1.0%
KEVIN M. CUMMINGS	418,014	(35)	1.0%	6,121	(36)	418,014	1.0%
SUSAN R. CUMMINGS	-		0.0%	1,364		-	0.0%
CVHLEE, LLC	-		0.0%	23,760		-	0.0%
CYNTHIA AND ALFRED KANDELL	-		0.0%	4,000		-	0.0%
DANIEL C. AND CAREN S. JONES	-		0.0%	1,000		-	0.0%
CHRISTOPHER D. DARDARIS	-		0.0%	440		-	0.0%
WILLIAM N. DARLING	24,092	(37)	0.1%	1,000	(38)	24,092	0.1%
DAVID J. DAVIS	-		0.0%	2,000		-	0.0%
MICHAEL S. DAVIS	-		0.0%	2,000		-	0.0%
SCOTT A. DAVIS	-		0.0%	2,200		-	0.0%
SCOTT A. DAVIS AND RAE E. DAVIS, JT TEN	-		0.0%	400		-	0.0%
DEAN LEDGER REVOCABLE LIVING TRUST (107)	1,051,023		2.4%	200,000		1,051,023	2.4%
DEAN LEDGER REVOCABLE LIVING TRUST, DATED 12/13/2006, DEAN LYLE LEDGER, TRUSTEE (108)	1,051,023		2.4%	300,000		1,051,023	2.4%
DEBORAH K. DEEG	-		0.0%	500		-	0.0%
DELSON INVESTMENTS, LLC (109)	-		0.0%	10,000		-	0.0%
DENNO FAMILY LIMITED PARTNERSHIP (110)	-		0.0%	1,855		-	0.0%
DAVID DEWITT	-		0.0%	4,000		-	0.0%
WALT R. DIFFENDERFER & CAROL M. DIFFENDERFER JTWROS	-		0.0%	4,000		-	0.0%
CINDY DIGIACOMO	-		0.0%	880		-	0.0%
ERIC DIGIACOMO AND FRANCES DIGIACOMO	-		0.0%	1,760		-	0.0%

19

MARIA DIGIACOMO-CONKLIN	-	0.0%	880	-	0.0%
DINA I. DILISIO	-	0.0%	2,500	-	0.0%
BRUCE B. DIMON AND VIRGINIA DIMON	-	0.0%	600	-	0.0%
CAROLE DISENHOF	-	0.0%	312	-	0.0%
ROSAMUND DISENHOF AND HOLLY FIRESTONE, EXECUTORS OF THE WILL OF CAROLE DISENHOF, DECEASED	-	0.0%	344	-	0.0%
DMM ENTERPRISES, LLP (111)	-	0.0%	4,000	-	0.0%
MICHAEL DODGE	-	0.0%	2,000	-	0.0%
C. FREDERICK VAN DUSEN	-	0.0%	500	-	0.0%
VIRGINIA EDWARDS	-	0.0%	8,000	-	0.0%
PATRICK J. EGAN	-	0.0%	2,800	-	0.0%
G. PARKER ELDRIDGE, C/F JUSTICE ELDRIDGE	-	0.0%	660	-	0.0%
G. PARKER ELDRIDGE, C/F AIDAN ELDRIDGE	-	0.0%	660	-	0.0%
G. PARKER ELDRIDGE C/F PARKER T. ELDRIDGE	-	0.0%	660	-	0.0%
DEAN ELFMAN	-	0.0%	40,000	-	0.0%
BENGT ERIKSSON	-	0.0%	24,000	-	0.0%
ANNA J. ESPOSITO	-	0.0%	2,000	-	0.0%
LOUIS J. ESPOSITO	-	0.0%	2,000	-	0.0%
BRUCE L. EVANS & KATHRYN M. EVANS, TENANTS BY THE ENTIRETIES	180,000	0.4%	27,900	180,000	0.4%
BRUCE L. EVANS, C/F JACQUELINE A. EVANS	-	0.0%	2,000	-	0.0%
JOHN R. EVANS	-	0.0%	5,000	-	0.0%
KATHRYN M. EVANS	-	0.0%	10,000	-	0.0%
SAMANTHA NICOLE EVANS	-	0.0%	4,000	-	0.0%
WALT FAGAN, III	-	0.0%	900	-	0.0%
LOIS M. FARBER	-	0.0%	6,000	-	0.0%
RICHARD FARQUHAR	-	0.0%	1,100	-	0.0%
ROBERT J. FASNACHT (112)	1,017,023	2.3%	155,000	1,017,023	2.3%
ROBERT J. FASNACHT AND SUSAN A. FASNACHT (112)	1,017,023	2.3%	625,000	1,017,023	2.3%
LEE FELDMAN	-	0.0%	4,600	-	0.0%
MARY E. FELLOWS (113)	-	0.0%	54,170	-	0.0%
STEVEN FIRESTONE	-	0.0%	312	-	0.0%
JOAN HELEN FLANIGAN REVOCABLE LIVING TRUST, DATED 5/29/2007	-	0.0%	400	-	0.0%

20

JOAN H. FLANIGAN	-		0.0%	40		-	0.0%
MICHAEL A. FOGLEMAN	-		0.0%	27,000		-	0.0%
STEPHEN R. FORREST(114)	1,177,023		2.7%	600,000		1,177,023	2.7%
DAVID A. FORSTER	-		0.0%	2,000		-	0.0%
RONALD B. FOSTER	24,941,000		56.32%	2,075,720		24,941,000	57.4%
OWEN FRANCIS	-		0.0%	1,000		-	0.0%
A. FRANK, JR. AND DONNA N. TANCREDI	-		0.0%	1,100		-	0.0%
MICHELE S. FREIBERG	-		0.0%	1,000		-	0.0%
JOHN D. FRUSHA	-		0.0%	2,000		-	0.0%
MARGARET FURNISS	-		0.0%	113		-	0.0%
RICHARD FURNISS	-		0.0%	227		-	0.0%
ANDRE GAMBUCCI	-		0.0%	1,000		-	0.0%
FREDERICK J. GERHART	-		0.0%	3,875		-	0.0%
DENNIS GIANNANGELI	143,536	(39)	0.3%	43,050	(40)	143,536	0.3%
MARY L. GIANNANGELI	-		0.0%	2,600		-	0.0%
ROBERT GIANNANGELI	-		0.0%	300		-	0.0%
MELVIN E. GIBSON, JR.	-		0.0%	4,000		-	0.0%
GORDON TREVOR GIBSON	-		0.0%	960		-	0.0%
GLENDA GIES	-		0.0%	275		-	0.0%
GLENDA MARIE GIES	-		0.0%	500		-	0.0%
ELLIOT GINSBURG	-		0.0%	2,500		-	0.0%
DIANE GLYNN	-		0.0%	3,000		-	0.0%
DAN GODEC	-		0.0%	1,400		-	0.0%
MATTHEW GOHD	-		0.0%	4,000		-	0.0%
OLIVER D. GOLDMAN	-		0.0%	1,000		-	0.0%
GREGORY GOMES	-		0.0%	8,413		-	0.0%
MACIEJ GORNIAK	-		0.0%	1,000		-	0.0%
MICHAEL F. GREEN	20,000		0.0%	3,875		20,000	0.0%
JOHN T. GREGORIO	-		0.0%	1,000		-	0.0%
RONALD GREGORIO	25,156	(41)	0.1%	1,350	(42)	25,156	0.1%
RONALD OR JACQUELINE GREGORIO	25,156		0.1%	4,000		25,156	0.1%
RUSSELL K. GREGORY	-		0.0%	2,500		-	0.0%

21

CARY A. GROSS, TRUSTEE, CARY A. GROSS IRREVOCABLE TRUST U.A.D. 11/15/12	-		0.0%	220		-	0.0%
CLIFFORD GRUNES	-		0.0%	440		-	0.0%
GUY A. AND JANET M. SILEO	-		0.0%	1,000		-	0.0%
DAVID S. HAGA	60,288	(43)	0.1%	30,000	(44)	60,288	0.1%
ALBERT HALEGOUA	-		0.0%	30,000		-	0.0%
ALBERT HALEGOUA AND BECKY HALEGOUA, JT TEN	-		0.0%	1,027		-	0.0%
ARTHUR HANAMIRIAN	-		0.0%	2,000		-	0.0%
MARK C. HANAMIRIAN	-		0.0%	8,000		-	0.0%
MAXWELL MARK HANAMIRIAN	-		0.0%	20		-	0.0%
MICHAEL HANAMIRIAN	-		0.0%	2,000		-	0.0%
MICHAEL ALBERT HANAMIRIAN	-		0.0%	20		-	0.0%
MILES ARSEN HANAMIRIAN	-		0.0%	20		-	0.0%
DAVID HANDLEMAN	-		0.0%	2,200		-	0.0%
RICHARD G. HANLEY	-		0.0%	12,000		-	0.0%
REGGIE R. HARPER	-		0.0%	5,000		-	0.0%
ROBIN M. PROCTOR C/F ROBERT E. HARTLEY	-		0.0%	10		-	0.0%
JOSEPH D. HEARD	-		0.0%	2,200		-	0.0%
POHKIM HEGELBACH	-		0.0%	1,100		-	0.0%
DAVID L. HELFET	-		0.0%	8,000		-	0.0%
DR. DAVID HELFET	-		0.0%	454		-	0.0%
TIMOTHY P. HELLMUTH	-		0.0%	2,000		-	0.0%
JOHN M. HENBEST	-		0.0%	4,000		-	0.0%
HENRY JERRY STONE EXEMPTION TRUST DATED 12/11/2005, KATHERINE S. STONE, TRUSTEE	-		0.0%	1,000		-	0.0%
HERBERT M. BAKER FAMILY TRUST FBO, BONNIE BAKER A/C #00016-19-J (115)	-		0.0%	888		-	0.0%
HERBERT M. BAKER FAMILY TRUST FBO DIANE & STEVE GOLDFARB, A/C #00016-17-J (116)	-		0.0%	666		-	0.0%
HERBERT M. BAKER FAMILY TRUST FBO MICHAEL DIAMOND, A/C #00016-18-J (117)	-		0.0%	444		-	0.0%
HERMAN SCHLENGER TRUST FBO DONALD SCHLENGER DTD 7/28/64 (118)	-		0.0%	8,000		-	0.0%
ERIN MURPHY HERMAN	-		0.0%	880		-	0.0%
HFG HOLDINGS, LLC (119)	-		0.0%	210,000		-	0.0%
EMILY M. W. HILL	-		0.0%	100		-	0.0%

22

THOMAS A. HOLDER AND KATHY R. HOLDER	-	0.0%	10,000	-	0.0%
KENNETH HORN	-	0.0%	2,325	-	0.0%
SUSAN L. HORN	-	0.0%	2,446	-	0.0%
HUBERFELD BODNER FAMILY FOUNDATION (120)	-	0.0%	645	-	0.0%
ROBERT D. HYNES	-	0.0%	7,750	-	0.0%
INTERNATIONAL MANAGEMENT CONSULTANTS, LLC (121)	-	0.0%	2,000	-	0.0%
JOHN WILSON IRA	-	0.0%	218	-	0.0%
JULES D. MAPPUS	-	0.0%	550	-	0.0%
K. BUTLER MAPPUS	-	0.0%	550	-	0.0%
J. MITCHELL HULL	-	0.0%	4,000	-	0.0%
DEAN JABLON	-	0.0%	1,000	-	0.0%
EUGENE JAFFE AND JOY DINMAN AS JT TEN	-	0.0%	10,290	-	0.0%
MARTIN J. JAFFE	-	0.0%	400	-	0.0%
IRWIN H. MARKOWITZ	-	0.0%	4,113	-	0.0%
EDGAR W. JATHO, JR. AND SHARON SKRMETTA JATHO, JT TEN	-	0.0%	1,200	-	0.0%
JAY D. AND COLETTE A. MITCHELL	-	0.0%	1,250	-	0.0%
PAMELA C. JENKINS AND DAVID KOTZ TRUSTEES	-	0.0%	1,000	-	0.0%
JERRY A. LAKIN TRUST DATED AUGUST 11, 2000 (147)	-	0.0%	3,000	-	0.0%
POLLY JESSEN C/F JACQUELINE JESSEN-HEGELBACH UGTM/CO	-	0.0%	200	-	0.0%
JM NORTHERN HOLDINGS LIMITED PARTNERSHIP (122)	-	0.0%	4,000	-	0.0%
JOHN AND ALICE RANDOLPH	-	0.0%	1,000	-	0.0%
JOHN A. AND M. DEIDRE MINUTELLA	-	0.0%	12,000	-	0.0%
JOHN C. BEDFORD REVOCABLE TRUST DATED 8/17/2005 (148)	-	0.0%	10,000	-	0.0%
JOHN E. AND LORRAINE KARPAC	-	0.0%	5,000	-	0.0%
CLINTON V.P. JOHNSON	-	0.0%	2,000	-	0.0%
JEAN G. JOHNSON	-	0.0%	4,000	-	0.0%
ROYAL JOHNSON	-	0.0%	1,000	-	0.0%
WALTER E. JOHNSON JR.	-	0.0%	4,000	-	0.0%
CAREN S. JONES C/F BRANDON W. JONES	-	0.0%	88	-	0.0%
JOSEPH AND MARLENE RUBENSTEIN	-	0.0%	400	-	0.0%
ARTEMIS A. W. JOUKOWSKY, III	-	0.0%	1,100	-	0.0%

23

MARGARET JOUKOWSKY	-	0.0%	900	-	0.0%
JULIE L. PINCURA, TRUSTEE JULIE L. PINCURA IRREVOCABLE TRUST U.A.D. 11/15/12	-	0.0%	220	-	0.0%
KRISTIAN J. KACHIKIS	-	0.0%	3,080	-	0.0%
ALFRED N. KANDELL, JR. AND CYNTHIA B. KANDELL	-	0.0%	30,500	-	0.0%
JOHN E. KARPAC	-	0.0%	9,400	-	0.0%
KAREN KASKEY	-	0.0%	500	-	0.0%
JONATHAN L. KASSO AND SUSAN MAREK KASSO, JT TEN	221,562	0.5%	50,920	221,562	0.5%
RENE' J. KERN, JR.	802,766	1.8%	8,800	802,766	1.8%
RENE' J. KERN, JR. AND NANCY S. KERN	802,766	1.8%	50,000	802,766	1.8%
KEVIN L. WEISS FAMILY TRUST U/A DTD 03/06/1995 (149)	-	0.0%	1,000	-	0.0%
DARIUS KHAKSHOURI	-	0.0%	5,000	-	0.0%
ANTHONY Y.K. KIM	-	0.0%	2,000	-	0.0%
ANTHONY Y.K. KIM PROFIT SHARING PLAN (101)	-	0.0%	307	-	0.0%
ALAN R. KIMI	-	0.0%	6,000	-	0.0%
JIM E. KING	10,000	0.0%	200	10,000	0.0%
RONALD L. KLATT AND MARY K. MCCABE-KLATT JT WROS	-	0.0%	20,000	-	0.0%
RONALD L. KLATT	-	0.0%	5,000	-	0.0%
ROBERT KNOX	-	0.0%	227	-	0.0%
GARY I. KONDO	-	0.0%	2,000	-	0.0%
AMY B. KORNAFEL	506,911	1.1%	510,000	506,911	1.2%
JOHN D. KUHNS	1,035,023	2.3%	840,000	1,035,023	2.4%
MARK L. LAGRONE AND SHERRYL A. LAGRONE JTWROS	-	0.0%	13,000	-	0.0%
MARK L. LAGRONE	-	0.0%	14,300	-	0.0%
JAMES ALLEN LAKIN	-	0.0%	4,000	-	0.0%
JAMES E. LAKIN	-	0.0%	17,200	-	0.0%
DEAN LANDIS	-	0.0%	2,000	-	0.0%
MECHEL MAE LANG	-	0.0%	4,000	-	0.0%
MIKE LANGERSMITH	-	0.0%	5,000	-	0.0%
GREG L. LANIER	-	0.0%	1,320	-	0.0%
GEORGE R. LAPLANTE	-	0.0%	220,000	-	0.0%
GEORGE R. LAPLANTE AND BARBARA E. LAPLANTE	-	0.0%	530,000	-	0.0%

24

STEVEN ROEMER, TEN ENT	-		0.0%	16,000		-	0.0%
DEAN L. LEDGER (107)	1,051,023		2.4%	544,644		1,051,023	2.4%
LEE'S FACTORY OUTLET (123)	-		0.0%	1,600		-	0.0%
JUDITH LEFAIVRE	-		0.0%	1,100		-	0.0%
MARTIN LEFKOWITZ	-		0.0%	2,000		-	0.0%
AARON LEHMAN	-		0.0%	2,000		-	0.0%
SHERMAN N. LEIS	-		0.0%	500		-	0.0%
LEN AND KAYE B. INDELICATO	-		0.0%	2,500		-	0.0%
RICHARD A. LENTO	-		0.0%	440		-	0.0%
T. DAVID LESTER	-		0.0%	1,000		-	0.0%
E. ROBERT LIBBY	-		0.0%	3,166		-	0.0%
LITIGATION RESEARCH DBP (124)	-		0.0%	137		-	0.0%
ROBERT C. LOMBARDI	-		0.0%	24,000		-	0.0%
MICHAEL R. LONG AND CARLA K. LONG JT TEN	21,674		0.0%	2,200		21,674	0.0%
LORI RUBENSTEIN	-		0.0%	300,000		-	0.0%
KAREN J. PHILL	-		0.0%	1,600		-	0.0%
JEAN-PIERRE ST. LOUIS	-		0.0%	4,500		-	0.0%
RONALD S. LUBER	-		0.0%	440		-	0.0%
M & P HOLDINGS, LLC (125)	-		0.0%	20,000		-	0.0%
EZER M'ZION	-		0.0%	8,000		-	0.0%
JOHN A. MADDEN	-		0.0%	1,300		-	0.0%
KEVIN MADDOX			0.0%	7,000		-	0.0%
KEVIN C. MADDOX	-		0.0%	322,000		-	0.0%
BRIAN ARTHUR STAPP C/F MADELINE SARAH STAPP UNIF GIFT MIN ACT/CO	-		0.0%	300		-	0.0%
JAMES A. MAISANO	538,548	(47)	1.2%	90,600	(48)	538,548	1.2%
J. DICKSON MAPPUS	-		0.0%	8,430		-	0.0%
PETER HEGELBACH C/F MARGOT QIAN JESSEN-HEGELBACH UGTM/CO	-		0.0%	200		-	0.0%
MARK AND LORI RUBENSTEIN	-		0.0%	800		-	0.0%
ELIZABETH ANN MARKOWITZ	-		0.0%	1,000		-	0.0%
RICHARD S. MARKS	-		0.0%	1,500		-	0.0%
KAYE LYNNE MARTIN	-		0.0%	4,000		-	0.0%

25

MASON S. BRUGH AND JENNIFER E. BRUGH	50,370	(49)	0.1%	5,000	(50)	50,370	0.1%
FRANKLIN A. MATHIAS	-		0.0%	130,000		-	0.0%
VICTOR V. MAVAR	-		0.0%	4,000		-	0.0%
MAXCO DEVELOPMENT, LLC (126)	-		0.0%	20,000		-	0.0%
GROVER C. MAXWELL	50,240	(51)	0.1%	24,000	(52)	50,240	0.1%
CARLO MAZUCCA OR MARIA MAZZUCA	-		0.0%	3,900		-	0.0%
DAVID H. MCCARTNEY	-		0.0%	2,000		-	0.0%
JOSEPH C. MCCORMICK AND DAREA M. MCCORMI	-		0.0%	2,640		-	0.0%
ROBERT MCFARLANE	-		0.0%	4,000		-	0.0%
JAQUELINE MCGEHEE	-		0.0%	1,000		-	0.0%
ANDREW P. MCGUIRE	85,096	(53)	0.2%	11,900	(54)	85,096	0.2%
ANDREW MCGUIRE	-		0.0%	6,000		-	0.0%
JULIE MCKERNAN	-		0.0%	5,000		-	0.0%
RICHARD V. MCKERNAN	-		0.0%	5,000		-	0.0%
RICHARD V. MCKERNAN AND KATRINA FOLEY	-		0.0%	2,500		-	0.0%
WILLIAM M. MCLEAN			0.0%	800		-	0.0%
SALLY H. GINSBURG, MD AND MICHAEL F. GINSBURG	-		0.0%	5,000		-	0.0%
SALLY H. GINSBURG, MD AND MICHAEL F. GINSBURG	-		0.0%	10,000		-	0.0%
MICHAEL AND JOANNE FLORIO	-		0.0%	1,000		-	0.0%
MILES A. AND ANNABELLE O. JELLINEK	-		0.0%	1,000		-	0.0%
JOHN H. STEWART	-		0.0%	1,000		-	0.0%
ROBERT S. MILLER	-		0.0%	32,500		-	0.0%
MILLSAP COLLEGE ELSE STUDENT ENTREPRENEURIAL FUND (127)	-		0.0%	2,500		-	0.0%
PETER J. MINDOCK	-		0.0%	5,600		-	0.0%
JOHN MINUTELLA	-		0.0%	20,000		-	0.0%
MISS. GPE HOLDINGS (128)	75,360		0.2%	27,500		75,360	0.2%
JOHN M. POOLE	-		0.0%	2,500		-	0.0%
MOLUMPHY CAPITAL MANAGEMENT PROFIT SHARING PLAN (129)	-		0.0%	4,000		-	0.0%
THOMAS J. MOLUMPHY	-		0.0%	2,000		-	0.0%
MONTAUK PARTNERS II, L.P. (130)	-		0.0%	4,277		-	0.0%
D. ALLEN MOORE	62,938	(55)	0.1%	5,750	(56)	62,938	0.1%
JEAN S. MOORE	-		0.0%	8,000		-	0.0%

26

SHERRY MORGANSTEIN	-		0.0%	5,000		-	0.0%
BRIAN MORONEY	-		0.0%	28,006		-	0.0%
CHRISTOPHER MORONEY	-		0.0%	39,998		-	0.0%
EMILY M. MORONEY T/W FBO MEGAN MORONEY	-		0.0%	7,995		-	0.0%
C. GLENN MOSLEY	-		0.0%	8,000		-	0.0%
THOMAS C. MOSS, JR.	-		0.0%	11,800		-	0.0%
A. CAMERON MOSS	-		0.0%	500		-	0.0%
DAVID C. MOSS	-		0.0%	800		-	0.0%
LELANE MOSS	-		0.0%	500		-	0.0%
LYNETTE MOSS	-		0.0%	2,000		-	0.0%
THOMAS C. MOSS, JR.	-		0.0%	1,000		-	0.0%
PATRICIA D. MOUZON	-		0.0%	4,000		-	0.0%
WILLIAM S. MUNDY, III	-		0.0%	5,000		-	0.0%
DANIELLE R. MUNTEAN	-		0.0%	15,000		-	0.0%
ARTHUR G. NAHAS, D.O.	-		0.0%	2,600		-	0.0%
ARTHUR G. NAHAS	-		0.0%	4,000		-	0.0%
NATIONAL ADVISOR'S TRUST C/F WILLIAM M. FONDREN, JR. REVOCABLE TRUST DTD 9/15/1999 (150)	-		0.0%	484		-	0.0%
VEDRAN JOSEPH NAZOR	-		0.0%	1,000		-	0.0%
DOUGLAS NELSON	-		0.0%	500		-	0.0%
IRIS NEMERSON	-		0.0%	400		-	0.0%
BERNICE NEWTON	35,038	(57)	0.1%	5,000	(58)	35,038	0.1%
CARL A. NEWTON	70,116	(59)	0.2%	10,000	(60)	70,116	0.2%
JEFFREY J. NEWTON	70,118	(61)	0.2%	10,000	(62)	70,118	0.2%
MARK NEWTON	70,096	(63)	0.2%	10,000	(64)	70,096	0.2%
THEODORE NICHOLS	-		0.0%	2,400		-	0.0%
ARTHUR C.A. NICOL	-		0.0%	2,000		-	0.0%
STU NIEBURG	-		0.0%	100		-	0.0%
NPA ASSOCIATES LLC (131)	-		0.0%	506		-	0.0%
DAVE NUNGESSER	-		0.0%	1,000		-	0.0%
MICHAEL OLES	50,042	(65)	0.1%	5,250	(66)	50,042	0.1%
BRUCE E. COX, CF MALLORY S. OLIVER	-		0.0%	50		-	0.0%
BRUCE E. COX, CF SCOTT N. OLIVER	-		0.0%	50		-	0.0%
JANICE OLIVER	-		0.0%	200		-	0.0%
ROBERT W. OLSON IRA	-		0.0%	2,000		-	0.0%
ROBERT W. OLSON	-		0.0%	200		-	0.0%
RICK OSOFSKY	-		0.0%	153		-	0.0%
JILLIAN GINSBURG PALASH	-		0.0%	2,500		-	0.0%
FRANCESS PALMER	-		0.0%	1,600		-	0.0%
JAMES M. PATANO	-		0.0%	6,000		-	0.0%
TYLER J. PAUL	-		0.0%	20		-	0.0%
WAYNE PAUL C/O MARK & LORI RUBERSTEIN	-		0.0%	1,000		-	0.0%
ROGER PEDERSEN	100,342		0.2%	32,000		100,342	0.2%
ROGER PEDERSEN AND RAYOLA PEDERSEN	100,342		0.2%	13,000		100,342	0.2%
JANE SEXTON IRA	-		0.0%	4,000		-	0.0%
HELFET PENSION	-		0.0%	1,235		-	0.0%
THOMAS P. PERONE	54,580	(67)	0.1%	36,000	(68)	54,580	0.1%
H. CLAYTON PETERSON	-		0.0%	4,000		-	0.0%
JOHN J. PETRO AND NANCY J. PETRO	-		0.0%	1,000		-	0.0%
PFSI FBO MASON SPEED SEXTON R/O IRA	-		0.0%	28,000		-	0.0%
KAREN J. PHILLIPS	-		0.0%	1,600		-	0.0%
JOHN M. POOLE	-		0.0%	1,375		-	0.0%
ALBERT PORTO, JR.	-		0.0%	1,004		-	0.0%
STEVEN POTTASH	-		0.0%	2,000		-	0.0%
PAUL GIUNTO	-		0.0%	4,000		-	0.0%
PREMIER PARTNERS INVESTMENTS, LLP (132)	-		0.0%	1,099		-	0.0%
PRINCETON UNIVERSITY (133)	-		0.0%	19,800		-	0.0%
ROBIN M. PROCTOR	-		0.0%	10		-	0.0%
ROBIN M. PROCTOR C/F ALIX E. PROCTOR	-		0.0%	10		-	0.0%
ROBIN M. PROCTOR C/F CAITLIN E. PROCTOR	-		0.0%	10		-	0.0%
NAOMI PRUSKY	-		0.0%	21,600		-	0.0%
DOROTHY PURPURA	-		0.0%	1,000		-	0.0%
ELLIOTT D. MAPPUS	-		0.0%	550		-	0.0%
ELIZABETH C. MAPPUS	-		0.0%	550		-	0.0%

27

JOHN RANDOLPH	-		0.0%	1,000		-	0.0%
JOHN RATH	-		0.0%	1,100		-	0.0%
BRUCE A. RAYBECK	100,410	(69)	0.2%	15,000	(70)	100,410	0.2%
RON REED	-		0.0%	200		-	0.0%
EDWARD H. REILLY	-		0.0%	11,000		-	0.0%
JAMES A. REILLY	-		0.0%	7,000		-	0.0%
JAMES J. REILLY	-		0.0%	7,000		-	0.0%
KEVIN G. REILLY	-		0.0%	7,000		-	0.0%
SUSAN M. RELYEA	-		0.0%	2,000		-	0.0%
RENE' J. AND NANCY S. KERN	-		0.0%	22,000		-	0.0%
DANIEL RICHARDSON	-		0.0%	1,000		-	0.0%
MELISSA RICHARDSON C/F CHARLES RAPHAEL RICHARDSON UGTMA/LA	-		0.0%	19,424		-	0.0%
MELISSA S. RICHARDSON	-		0.0%	51,000		-	0.0%
ANDREA L. RICKETT	-		0.0%	500		-	0.0%
MARK A. RITCHIE	-		0.0%	2,500		-	0.0%
ROBERT E. AND NANETTE M. ZAKIAN	-		0.0%	2,500		-	0.0%
MARIE T. ROBERTSON	-		0.0%	500		-	0.0%
LINDA K. ROBINSON	-		0.0%	4,000		-	0.0%
KIMBERLY RODGERS	-		0.0%	7,125		-	0.0%
ARIELLE K. ROEMER	-		0.0%	3,666		-	0.0%
DEENA K. ROEMER	-		0.0%	3,666		-	0.0%
SHIRA K. ROEMER	-		0.0%	3,666		-	0.0%
STEVEN ROEMER AND RIVKA KATZ	-		0.0%	75,000		-	0.0%
RONALD AND MYRA SOLFER SCOLERI			0.0%	2,500		-	0.0%
ANTHONY R. ROOKLIN	-		0.0%	3,480		-	0.0%
LAURA ROOKLIN	-		0.0%	880		-	0.0%
LEAH ROOKLIN	-		0.0%	1,000		-	0.0%
NEIL ROOKLIN	-		0.0%	1,000		-	0.0%
NEIL J. ROOKLIN	-		0.0%	3,000		-	0.0%
ROSE NOMINEES LIMITED A/C 204060 (134)			0.0%	8,000		-	0.0%
SIDNEY ROSENBLATT	-		0.0%	40,000		-	0.0%
ARNOLD S. ROSS	-		0.0%	16,000		-	0.0%

28

EDWARD L. ROTENBERG	67,924	(71)	0.2%	6,750	(72)	67,924	0.2%
STEPHEN J. ROTENBERG	62,924	(73)	0.1%	5,750	(74)	62,924	0.1%
LORI RUBENSTEIN	-		0.0%	25,000		-	0.0%
CRAIG S. RUSSELL	-		0.0%	600		-	0.0%
DAVID A. RUSTINE AND REBECCA RUSTINE JTWROS	-		0.0%	2,200		-	0.0%
ABRAHAM SALAMAN	-		0.0%	18,000		-	0.0%
ZACHARY C. SALMON	-		0.0%	11,000		-	0.0%
SHANTHRAJ SAMUEL	20,148	(45)	0.0%	1,000	(46)	20,148	0.0%
SANDERS FAMILY LIMITED PARTNERSHIP III (135)	-		0.0%	3,210		-	0.0%
VERNON E. SANDERS	-		0.0%	15,000		-	0.0%
SANDS FAMILY TRUST (151)	-		0.0%	498		-	0.0%
STEVEN SATELL	-		0.0%	1,000		-	0.0%
HENRY N. SAURAGE, IV	377,466	(75)	0.9%	45,500	(76)	377,466	0.9%
MICHAEL SCHENK	-		0.0%	200		-	0.0%
MICHAEL S. SCHURR & SUSAN SCHURR	-		0.0%	2,000		-	0.0%
RICHARD SCHWARTZ	45,096	(77)	0.1%	5,000	(78)	45,096	0.1%
SCOTT SELIGSOHN	-		0.0%	300,000		-	0.0%
MAURINE MAY SCOTT	-		0.0%	3,000		-	0.0%
MICHAEL JAMES SCOTT	-		0.0%	4,000		-	0.0%
SCOTT SELIGSOHN	-		0.0%	65,000		-	0.0%
SHERWIN I. SELIGSOHN	-		0.0%	80,000		-	0.0%
SCOTT SEMEL	-		0.0%	2,000		-	0.0%
GEORGE L. SEWARD	-		0.0%	40,000		-	0.0%
MASON SPEED SEXTON	-		0.0%	37,580		-	0.0%
HARRIS A. SHAPIRO	-		0.0%	4,000		-	0.0%
CLARK SHAW	-		0.0%	4,000		-	0.0%
MICHAEL P. SHEINSON TRUSTEE OF THE MICHAEL P. SHEINSON TRUST U/A DATED JULY 22, 1994	-		0.0%	4,000		-	0.0%
SIMONE R. SIEX	-		0.0%	2,000		-	0.0%
LOUIS SILVERMAN	-		0.0%	2,000		-	0.0%
RICHARD V. SIMKUS	-		0.0%	2,000		-	0.0%
CATHERINE SIRAWSKY	-		0.0%	10,000		-	0.0%

29

CATHERINE B. SIRAWSKY	-		0.0%	6,300		-	0.0%
LYLE SITTERLY, JR.	-		0.0%	10,000		-	0.0%
HELEN SIUDYLA-TOTTY	-		0.0%	3,800		-	0.0%
PAUL C. SKRMETTA, II			0.0%	67,500		-	0.0%
BARBARA SKRMETTA	-		0.0%	51,000		-	0.0%
DENNIS SKRMETTA	-		0.0%	66,250		-	0.0%
ERIC F. SKRMETTA	-		0.0%	75,250		-	0.0%
ERIC F. SKRMETTA, C/F MARSHA SKRMETTA	-		0.0%	42,750		-	0.0%
ERIC F. SKRMETTA C/F RAPHAEL Q. SKRMETTA, III UGTMA/LA	-		0.0%	42,750		-	0.0%
KRISTAL SKRMETTA	-		0.0%	57,500		-	0.0%
KRISTAL M. SKRMETTA	-		0.0%	10,000		-	0.0%
DONNE D. SLABY	-		0.0%	880		-	0.0%
MARK SLABY	-		0.0%	1,540		-	0.0%
JIM SMITH	-		0.0%	5,000		-	0.0%
JOHN A. SMITH	-		0.0%	10,000		-	0.0%
NANCY L. SMITH	-		0.0%	200		-	0.0%
ROGER M. SMITH	60,288	(79)	0.1%	30,000	(80)	60,288	0.1%
KATHLEEN SMITH-GRANAHAN	-		0.0%	2,000		-	0.0%
W. COURT SOLOFF	-		0.0%	500		-	0.0%
SOM AND ANDREE P. TYAGI	-		0.0%	1,000		-	0.0%
OTTO SPAMER	-		0.0%	227		-	0.0%
TOM SPANGENBERG	-		0.0%	983		-	0.0%
STANTON S. AND ELLEN S. RUBENSTEIN	-		0.0%	2,000		-	0.0%
CLINTON K. STAPP	-		0.0%	8,600		-	0.0%
STEIN FAMILY TRUST (136)	-		0.0%	10,000		-	0.0%
MARTIN B. STEIN AND EDITH STEIN JT TEN	-		0.0%	210,000		-	0.0%
MARTIN B. STEIN AND EDITH STEIN JT TEN	-		0.0%	21,000		-	0.0%
ROBERT J. STEPHENS IRA	-		0.0%	2,750		-	0.0%
WALT FAGAN III	-		0.0%	3,000		-	0.0%
HARVEY T. STOMA	50,438	(81)	0.1%	23,250	(82)	50,438	0.1%
CARTER R. STONE	-		0.0%	10,560		-	0.0%
JOEY S. STONE AND CARTER ROSE STONE	486,911		1.1%	100,000		486,911	1.1%

30

JOEY S. STONE	486,911		1.1%	449,440		486,911	1.1%
KATHERINE S. STONE	-		0.0%	41,000		-	0.0%
WILLIAM S. STONE	-		0.0%	2,000		-	0.0%
STONEBRIDGE PROPERTIES, LTD (137)	-		0.0%	10,000		-	0.0%
SUN SOURCE GROUP, LLC (138)	-		0.0%	15,000		-	0.0%
JEANETTE SWEENEY	-		0.0%	200		-	0.0%
DANIEL TADIE	-		0.0%	300		-	0.0%
ESTATE OF SAMUEL J. TALUCCI (152)	-		0.0%	1,000		-	0.0%
SUZANNE TEMPLE	-		0.0%	4,000		-	0.0%
THE BURLAGE FAMILY TRUST (139)	-		0.0%	18,000		-	0.0%
THE BURNS PARTNERSHIP LLC(83)	803,616	(84)	1.8%	188,000	(85)	803,616	1.9%
THE CRUISE FAMILY TRUST (140)	-		0.0%	3,400		-	0.0%
THE DON AND VICKIE CRUISE LIVING TRUST U/A DATED FEB. 6, 1997 (153)	-		0.0%	4,100		-	0.0%
THE KESSOCK FAMILY TRUST (141)	-		0.0%	100		-	0.0%
THE LERNER LIVING TRUST (154)	-		0.0%	4,400		-	0.0%
THE REVOCABLE TRUST OF ELAN PRYSTOWSKY (155)	-		0.0%	400		-	0.0%
THE STEVEN M. ROEMER 2012 TRUST DATED 12/10/2012(156)	-		0.0%	12,000		-	0.0%
THE TITAN INDUSTRIAL CORP (142)	-		0.0%	16,000		-	0.0%
THE UNIVERSITY OF SOUTHERN CALIFORNIA (143)	-		0.0%	10,100		-	0.0%
WAYNE A. THOMAS	35,038	(86)	0.1%	5,000	(87)	35,038	0.1%
CLAIRE MARISSA THOMPSON	-		0.0%	200,000		-	0.0%
KEVIN FARRELL THOMPSON	-		0.0%	200,000		-	0.0%
MARK E. THOMPSON (144)	1,277,023		2.9%	200,000		1,277,023	2.9%
RAYMOND THORNE	-		0.0%	3,000		-	0.0%
BOB TOOF	-		0.0%	5,000		-	0.0%
TREMBLAY & SMITH PENSION PLAN F/B/O M. E. GIBSON, JR.(157)	-		0.0%	4,000		-	0.0%
TINA TURNER	-		0.0%	3,080		-	0.0%
JANE TZORTZIS	20,000		0.0%	1,000		20,000	0.0%
JOHN OR JANE TZORTZIS	20,000		0.0%	1,000		20,000	0.0%
UNIVERSITY OF DAYTON (145)	-		0.0%	1,937		-	0.0%
TIMOTHY C. VALLUZZO	-		0.0%	12,500		-	0.0%
VHCO, LLC (158)	804,932		1.8%	30,000		804,932	1.9%

31

PETER A. VOSGERICHIAN	-		0.0%	3,270		-	0.0%
AARON L. WADELL	-		0.0%	50,000		-	0.0%
ALBERT J. WAHBA AND JUDITH WAHBA	17,536 (3)		0.0%	2,500		17,536	0.0%
ANN WALKER	-		0.0%	2,500		-	0.0%
LUKE A. WALKER	-		0.0%	100		-	0.0%
KAREN L. WALTON C/F JENNIFER T. WALTON	-		0.0%	100		-	0.0%
KAREN L. WALTON C/F JEREMY M. WALTON	-		0.0%	200		-	0.0%
ROBERT A. WARD, JR.	-		0.0%	3,875		-	0.0%
RICHARD WAYBURN	-		0.0%	2,000		-	0.0%
DONALD J. WEISS	-		0.0%	2,500		-	0.0%
JULI S. WEISS	-		0.0%	18,000		-	0.0%
ALINDA C. WHITE OR JOHN LEE WHITE	-		0.0%	4,300		-	0.0%
JOHN R. WHITTON, JR.	-		0.0%	2,000		-	0.0%
J. EDWARD WILLARD	-		0.0%	12,887		-	0.0%
JULES R. WILLEN	-		0.0%	227		-	0.0%
WILLIAM J. BURNS RESIDUAL TRUST U/I DATED 02/04/2004(88)	100,452	(89)	0.2%	11,000	(90)	100,452	0.2%
JOHN FORREST WILLIAMS	-		0.0%	333		-	0.0%
ROBERT BRUCE WILLIAMS	-		0.0%	333		-	0.0%
STEPHEN PETER WILLIAMS	-		0.0%	333		-	0.0%
ELEANOR C. WILLIAMSON	-		0.0%	3,000		-	0.0%
CATHY WILSON			0.0%	100		-	0.0%
WIMERTON INTERNATIONAL, INC (159)	-		0.0%	4,000		-	0.0%
WILLIAM A. WINES AND VALERIE WINES JT TEN	-		0.0%	1,100		-	0.0%
DANIEL R. WINKELMAN, TRUSTEE DANIEL R. WINKELMAN IRREVOCABLE TRUST U.A.D. 11/15/12	-		0.0%	220		-	0.0%
JENNIFER S. WINKELMAN, TRUSTEE JENNIFER S. WINKELMAN IRREVOCABLE TRUST U.A.D. 11/51/12	-		0.0%	220		-	0.0%
A. CHARLES WINKELMAN	-		0.0%	7,167		-	0.0%
MARC T. WINKELMAN	-		0.0%	1,056		-	0.0%
JOSHUA SETH WINKLEMAN	-		0.0%	2,260		-	0.0%
JOSEPH YACOE	-		0.0%	2,200		-	0.0%
ALFRED G. YATES, JR. AND BARBARA L. YATES, JT TEN	-		0.0%	7,437		-	0.0%
H. DEWEY YESNER	-		0.0%	5,175		-	0.0%

32

YORMARK LIMITED PARTNERSHIP(91)	50,192	(92)	0.1%	15,000	(93)	50,192	0.1%
TERRY R. YORMARK	100,384	(94)	0.2%	33,000	(95)	100,384	0.2%
TERRY R. YORMARK II	60,288	(96)	0.1%	15,000	(97)	60,288	0.1%
MARSHA ZEBIN	-		0.0%	10,000		-	0.0%
EDMUND J. ZEITER	175,730		0.4%	10,000		175,730	0.4%
ZONA Z. KREIDEL MARITAL TRUST (161)	-		0.0%	2,000		-	0.0%

TOTAL				15,500,616

- Less than 1%.

(1)	The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. As of the date of this Prospectus, the Company had 44,282,278 shares of Common Stock issued and outstanding.

(2)	Assumes the sale of all shares included in this Prospectus.

(3)	Such shares include (i) a warrant to purchase an aggregate of 15,018 shares of Common Stock, and (ii) 2,518 shares of Common Stock.

(4)	Such shares included in the Prospectus include 2,500 shares of Common Stock.

(5)	Such shares include (i) a warrant to purchase an aggregate of 370,384 shares of Common Stock, and (ii) 235,384 shares of Common Stock.

(6)	Such shares included in the Prospectus include 7,000 shares of Common Stock.

(7)	Such shares include (i) a warrant to purchase an aggregate of 35,134 shares of Common Stock, and (ii) 35,134 shares of Common Stock.

(8)	Such shares included in the Prospectus include 10,000 shares of Common Stock.

(9)	Such shares include (i) a warrant to purchase an aggregate of 37,668 shares of Common Stock, and (ii) 25,168 shares of Common Stock.

(10)	Such shares included in the Prospectus include 10,750 shares of Common Stock.

(11)	Barbara K. Burns has the power to vote and dispose the shares held by Barbara K. Burns Revocable Trust V/1 Dated 2/11/2004 Barbara K. Burns Trustee.

(12)	Such shares include (i) a warrant to purchase an aggregate of 50,226 shares of Common Stock, and (ii) 50,226 shares of Common Stock.

(13)	Such shares included in the Prospectus include 5,000 shares of Common Stock.

(14)	Such shares include (i) a warrant to purchase an aggregate of 25,411 shares of Common Stock, and (ii) 25,411 shares of Common Stock.

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(15)	Such shares included in the Prospectus include 29,000 shares of Common Stock.

(16)	Jonathan Bruser has the power to vote and dispose the shares held by Bayou Solar Investments, LLC.

(17)	Such shares include (i) a warrant to purchase an aggregate of 150, 096 shares of Common Stock, and (ii) 25,096 shares of Common Stock.

(18)	Such shares included in the Prospectus include 25,000 shares of Common Stock.

(19)	Such shares include (i) a warrant to purchase an aggregate of 350,959 shares of Common Stock, and (ii) 350,959 shares of Common Stock.

(20)	Such shares included in the Prospectus include 10,000 shares of Common Stock.

(21)	Such shares include (i) a warrant to purchase an aggregate of 50,274 shares of Common Stock, and (ii) 50,274 shares of Common Stock.

(22)	Such shares included in the Prospectus include 30,000 shares of Common Stock.

(23)	Such shares include (i) a warrant to purchase an aggregate of 50,185 shares of Common Stock, and (ii) 50,185 shares of Common Stock.

(24)	Such shares included in the Prospectus include 2,000 shares of Common Stock.

(25)	Such shares include (i) a warrant to purchase an aggregate of 12,577 shares of Common Stock, and (ii) 12,577 shares of Common Stock.

(26)	Such shares included in the Prospectus include 10,000 shares of Common Stock.

(27)	Such shares include (i) a warrant to purchase an aggregate of 25,185 shares of Common Stock, and (ii) 25,185 shares of Common Stock.

(28)	Such shares included in the Prospectus include 31,000 shares of Common Stock.

(29)	Such shares include (i) a warrant to purchase an aggregate of 35,096 shares of Common Stock, and (ii) 25,096 shares of Common Stock.

(30)	Such shares included in the Prospectus include 8,000 shares of Common Stock.

(31)	Such shares include (i) a warrant to purchase an aggregate of 700,740 shares of Common Stock, and (ii) 100,740 shares of Common Stock.

(32)	Such shares included in the Prospectus include 22,000 shares of Common Stock.

(33)	Such shares include (i) a warrant to purchase an aggregate of 25,219 shares of Common Stock, and (ii) 25,219 shares of Common Stock.

(34)	Such shares included in the Prospectus include 10,750 shares of Common Stock.

(35)	Such shares include (i) a warrant to purchase an aggregate of 201,507 shares of Common Stock, and (ii) 216,507 shares of Common Stock.

(36)	Such shares included in the Prospectus include 6,121 shares of Common Stock.

(37)	Such shares include (i) a warrant to purchase an aggregate of 12,046 shares of Common Stock, and (ii) 12,046 shares of Common Stock.

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(38)	Such shares included in the Prospectus include 1,000 shares of Common Stock.

(39)	Such shares include (i) a warrant to purchase an aggregate of 45,518 shares of Common Stock, and (ii) 45,518 shares of Common Stock.

(40)	Such shares included in the Prospectus include 43,050 shares of Common Stock.

(41)	Such shares include (i) a warrant to purchase an aggregate of 15,078 shares of Common Stock, and (ii) 10,078 shares of Common Stock.

(42)	Such shares included in the Prospectus include 1,350 shares of Common Stock.

(43)	Such shares include (i) a warrant to purchase an aggregate of 30,144 shares of Common Stock, and (ii) 30,144 shares of Common Stock.

(44)	Such shares included in the Prospectus include 30,000 shares of Common Stock.

(45)	Such shares include (i) a warrant to purchase an aggregate of 10,074 shares of Common Stock, and (ii) 10,074 shares of Common Stock.

(46)	Such shares included in the Prospectus include 1,000 shares of Common Stock.

(47)	Such shares include (i) a warrant to purchase an aggregate of 307,274 shares of Common Stock, and (ii) 231,274 shares of Common Stock.

(48)	Such shares included in the Prospectus include 90,600 shares of Common Stock.

(49)	Such shares include (i) a warrant to purchase an aggregate of 25,185 shares of Common Stock, and (ii) 25,185 shares of Common Stock.

(50)	Such shares included in the Prospectus include 5,000 shares of Common Stock.

(51)	Such shares include (i) a warrant to purchase an aggregate of 25,120 shares of Common Stock, and (ii) 25,120 shares of Common Stock.

(52)	Such shares included in the Prospectus include 24,000 shares of Common Stock.

(53)	Such shares include (i) a warrant to purchase an aggregate of 75,048 shares of Common Stock, and (ii) 10,048 shares of Common Stock.

(54)	Such shares included in the Prospectus include 11,900 shares of Common Stock.

(55)	Such shares include (i) a warrant to purchase an aggregate of 37,719 shares of Common Stock, and (ii) 25,219 shares of Common Stock.

(56)	Such shares included in the Prospectus include 5,750 shares of Common Stock.

(57)	Such shares include (i) a warrant to purchase an aggregate of 37,719 shares of Common Stock, and (ii) 5,019 shares of Common Stock.

(58)	Such shares included in the Prospectus include 5,000 shares of Common Stock.

(59)	Such shares include (i) a warrant to purchase an aggregate of 60,058 shares of Common Stock, and (ii) 10,058 shares of Common Stock.

(60)	Such shares included in the Prospectus include 10,000 shares of Common Stock.

(61)	Such shares include (i) a warrant to purchase an aggregate of 60,059 shares of Common Stock, and (ii) 10,059 shares of Common Stock.

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(62)	Such shares included in the Prospectus include 10,000 shares of Common Stock.

(63)	Such shares include (i) a warrant to purchase an aggregate of 60,048 shares of Common Stock, and (ii) 10,048 shares of Common Stock.

(64)	Such shares included in the Prospectus include 10,000 shares of Common Stock.

(65)	Such shares include (i) a warrant to purchase an aggregate of 25,021 shares of Common Stock, and (ii) 25,021 shares of Common Stock.

(66)	Such shares included in the Prospectus include 5,250 shares of Common Stock.

(67)	Such shares include (i) a warrant to purchase an aggregate of 39,790 shares of Common Stock, and (ii) 14,790 shares of Common Stock.

(68)	Such shares included in the Prospectus include 36,000 shares of Common Stock.

(69)	Such shares include (i) a warrant to purchase an aggregate of 50,205 shares of Common Stock, and (ii) 50,205 shares of Common Stock.

(70)	Such shares included in the Prospectus include 15,000 shares of Common Stock.

(71)	Such shares include (i) a warrant to purchase an aggregate of 42,712 shares of Common Stock, and (ii) 25,212 shares of Common Stock.

(72)	Such shares included in the Prospectus include 6,750 shares of Common Stock.

(73)	Such shares include (i) a warrant to purchase an aggregate of 37,712 shares of Common Stock, and (ii) 25,212 shares of Common Stock.

(74)	Such shares included in the Prospectus include 5,750 shares of Common Stock.

(75)	Such shares include (i) a warrant to purchase an aggregate of 226,233 shares of Common Stock, and (ii) 151,233 shares of Common Stock.

(76)	Such shares included in the Prospectus include 45,500 shares of Common Stock.

(77)	Such shares include (i) a warrant to purchase an aggregate of 35,048 shares of Common Stock, and (ii) 10,048 shares of Common Stock.

(78)	Such shares included in the Prospectus include 5,000 shares of Common Stock.

(79)	Such shares include (i) a warrant to purchase an aggregate of 30,144 shares of Common Stock, and (ii) 30,144 shares of Common Stock.

(80)	Such shares included in the Prospectus include 30,000 shares of Common Stock.

(81)	Such shares include (i) a warrant to purchase an aggregate of 25,219 shares of Common Stock, and (ii) 25,219 shares of Common Stock.

(82)	Such shares included in the Prospectus include 23,250 shares of Common Stock.

(83)	David A. Burns has the power to vote and dispose the shares held by The Burns Partnership LLC.

(84)	Such shares include (i) a warrant to purchase an aggregate of 401,808 shares of Common Stock, and (ii) 401,808 shares of Common Stock.

(85)	Such shares included in the Prospectus include 112,000 shares of Common Stock.

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(86)	Such shares include (i) a warrant to purchase an aggregate of 30,019 shares of Common Stock, and (ii) 5,019 shares of Common Stock.

(87)	Such shares included in the Prospectus include 5,000 shares of Common Stock.

(88)	Barbara K. Burns has the power to vote and dispose the shares held by William J. Burns Martial Trust V/1 Dated 2/6/2004 Barbara K. Burns Trustee.

(89)	Such shares include (i) a warrant to purchase an aggregate of 50,226 shares of Common Stock, and (ii) 50,226 shares of Common Stock.

(90)	Such shares included in the Prospectus include 11,000 shares of Common Stock.

(91)	Terry Yormark, Sr. has the power to vote and dispose the shares held by Yormark Limited Partnership.

(92)	Such shares include (i) a warrant to purchase an aggregate of 25,096 shares of Common Stock, and (ii) 25,096 shares of Common Stock.

(93)	Such shares included in the Prospectus include 15,000 shares of Common Stock.

(94)	Such shares include (i) a warrant to purchase an aggregate of 50,192 shares of Common Stock, and (ii) 50,192 shares of Common Stock.

(95)	Such shares included in the Prospectus include 33,000 shares of Common Stock.

(96)	Such shares include (i) a warrant to purchase an aggregate of 30,144 shares of Common Stock, and (ii) 30,144 shares of Common Stock.

(97)	Such shares included in the Prospectus include 15,000 shares of Common Stock.

(98)	Rickey Ainsworth has the power to vote and dispose the shares held by A & M Real Estate LLC.

(99)	Thomas Albro has the power to vote and dispose the shares held by Quest IRA, Inc., FBO Thomas Albro IRA #1457511

(100)	Sherman Seligsohn has the power to vote and dispose the shares held by American Biometrics Corporation.

(101)	Anthony Y.K. Kim has the power to vote and dispose the shares held by Anthony Y.K. Kim Profit Sharing Plan

(102)	Kevin Maddox has the power to vote and dispose the shares held by Avalanche Resources.

(103)	Kevin Maddox has the power to vote and dispose the shares held by Avalanche Resources, Ltd.

(104)	Louis P. Bansbach IV has the power to vote and dispose the shares held by Blue Tiger Ventures, LLC.

(105)	Bruce E. Cox has the power to vote and dispose the shares held by Cox Financial Network, L.L.C.

(106)	Warren Cutshall has the power to vote and dispose the shares held by Culvex Investments, LLC.

(107)	Dean Ledger is a member of the Company’s Board of Directors and its CEO.

(108)	Dean Ledger is a member of the Company’s Board of Directors and its CEO.

(109)	Shahram Delijani has the power to vote and dispose the shares held by Delson Investments, LLC.

(110)	Jertic Denno has the power to vote and dispose the shares held by Denno Family Limited Partnership.

(111)	David Maher has the power to vote and dispose the shares held by DMM Enterprises, LLP.

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(112)	Robert J. Fasnacht is a member of the Company’s Board of Directors and its President and COO

(113)	May E. Fellows is a principal of Kuhns Brothers Securities a FINRA member and is an underwriter.

(114)	Steven R. Forrest is one of the Company’s principal researchers pursuant to its Sponsored Research Agreement with the University of Southern California

(115)	Carolyn Wyeth has the power to vote and dispose the shares held by Herbert M. Baker Family Trust FBO, Bonnie Baker A/C #00016-19-J

(116)	Carolyn Wyeth has the power to vote and dispose the shares held by Herbert M. Baker Family Trust FBO Diane & Steve Goldfarb, A/C #00016-17-J

(117)	Carolyn Wyeth has the power to vote and dispose the shares held by Herbert M. Baker Family Trust FBO Michael Diamond, A/C #00016-18-J

(118)	Donald Schlesinger has the power to vote and dispose the shares held by Herman Schlenger Trust FBO Donald Schlenger Dtd 7/28/64

(119)	Douglas Ledger has the power to vote and dispose the shares held by HFG Holdings, LLC.

(120)	Murray Huberfeld has the power to vote and dispose the shares held by Huberfeld Bodner Family Foundation.

(121)	Paul McDevitt has the power to vote and dispose the shares held by International Management Consultants, LLC.

(122)	Michael D. Jamison has the power to vote and dispose the shares held by JM Northern Holdings Limited Partnership.

(123)	Lee Feldman has the power to vote and dispose the shares held by Lee’s Factory Outlet.

(124)	Farrald G. Belote, Jr. has the power to vote and dispose the shares held by Litigation Research DBP.

(125)	Andrew L.E. Hawkins has the power to vote and dispose the shares held by M&P Holdings, LLC.

(126)	Richard L. Preis has the power to vote and dispose the shares held by Maxco Development, LLC.

(127)	David Culpepper has the power to vote and dispose the shares held by Millsap College ELSE Student Entrepreneurial Fund.

(128)	David Culpepper has the power to vote and dispose the shares held by Miss GPE Holdings.

(129)	Thomas J. Molumphy has the power to vote and dispose the shares held by Molumphy Capital Management Profit Sharing Plan

(130)	Brian M. Smith has the power to vote and dispose the shares held by Montauk Partners II, L.P.

(131)	John D. Kuhns has the power to vote and dispose the shares held by NPA Associates, LLC. Mr.Kuhns is a member of the Company’s Board of Directors and is a principal of Kuhns Brothers Securities and is an underwriter.

(132)	Irwin Gross has the power to vote and dispose the shares held by Premier Partners Investments, LLP.

(133)	John F. Ritter has the power to vote and dispose the shares held by Princeton University.

(134)	Vicki Passmore has the power to vote and dispose the shares held by Rose Nominees Limited A/C 204060.

(135)	Vernon Sanders has the power to vote and dispose the shares held by Sanders Family Limited Partnership III.

(136)	Martin Stein has the power to vote and dispose the shares held by the Stein Family Trust.

(137)	Duke Marcus has the power to vote and dispose the shares held by Stonebridge Properties, LTD.

(138)	Duke Marcus has the power to vote and dispose the shares held by Sun Source Group.

(139)	Roger Burlage has the power to vote and dispose the shares held by The Burlage Family Trust.

(140)	Don Cruise has the power to vote and dispose the shares held by The Cruise Family Trust.

(141)	John Kessock, Jr. has the power to vote and dispose the shares held by The Kessock Family Trust.

(142)	Richard Blumberg has the power to vote and dispose the shares held by The Titan Industrial Corp.

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(143)	Lisa Mazzocco has the power to vote and dispose the shares held by The University of Southern California.

(144)	Mark E. Thompson is one of the Company’s principal researchers pursuant to its Sponsored Research Agreement with the University of Southern California.

(145)	Philip G. Chick has the power to vote and dispose the shares held by University of Dayton.

(146)	Benjamin Brewster has the power to vote and dispose the shares held by Blue Man Partners.

(147)	Jerry A. Lakin has the power to vote and dispose the shares held by Kerry A. Laken Trust Dated August 11, 2000.

(148)	John C. Bedford has the power to vote and dispose the shares held by John C. Bedford Revocable Trust Dated 8/17/2005.

(149)	Juli Weiss has the power to vote and dispose the shares held by Kevin L. Weiss Family Trust U/A Dtd 03/06/1995

(150)	David L. Roberts has the power to vote and dispose the shares held by National Advisor's Trust C/F William M. Fondren, Jr. Revocable Trust Dtd 9/15/1999

(151)	Victor Sands has the power to vote and dispose the shares held by Sands Family Trust.

(152)	Charlene Talucci-Dave has the power to vote and dispose the shares held by Estate of Samuel Talucci.

(153)	Carolyn S. Cruise has the power to vote and dispose the shares held by The Don And Vickie Cruise Living Trust U/A Dated Feb. 6, 1997

(154)	Steven Lerner and Elissa A. Lerner has the power to vote and dispose the shares held by The Lerner Living Trust.

(155)	Galila Prystowsky has the power to vote and dispose the shares held by The Revocable Trust Of Elan Prystowsky.

(156)	Arielle Roemer has the power to vote and dispose the shares held by The Steven M. Roemer 2012 Trust Dated 12/10/2012

(157)	Melvin E. Gibson, Jr. has the power to vote and dispose the shares held by Tremblay & Smith Pension Plan F/B/O M. E. Gibson, Jr.

(158)	Charles Van Horn has the power to vote and dispose the shares held by VHCO, LLC.

(159)	Alain Saman has the power to vote and dispose the shares held by Wimerton International, Inc.

(160)	Bradley Kreidel and Zona Z. Kreidel has the power to vote and dispose the shares held by Zona Z. Kreidel Marital Trust.

Neither the Company nor Holdings is aware of the intentions of any of the recipients of Distribution Shares named above with respect to any future sales of the Distribution Shares.

SHARES ELIGIBLE FOR FUTURE SALE

There is a limited public trading market for our Common Stock. We cannot predict the effect, if any, that market sales of shares of our Common Stock or the availability of shares of our Common Stock for sale will have on the market price of our Common Stock prevailing from time to time. Sales of substantial amounts of our Common Stock, including shares issued upon exercise of our outstanding warrants, in the public market after this offering, could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities.

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All of the shares distributed pursuant to the Distribution Prospectus may be sold in the Primary Resale at a fixed price of $2.50 during the duration of the offering. Following the Liquidating Distribution, our directors and executive officers will hold a total of approximately 7,831,536 shares (includes 72,000 shares which can be acquired upon exercise of vested options within 60 days of the date of this Prospectus), or approximately 18.03% of the Common Stock outstanding as of the date of this Prospectus. The 36,345,079 shares of our outstanding Common Stock that are not registered and covered by this Prospectus and the Resale Prospectus will be deemed restricted securities as defined under Rule 144. Sale limitations under Rule 144 for affiliates include the requirement for current public information about the Company; selling the shares pursuant to broker transactions; and limitations on the number of shares sold within a three-month period. Restricted shares may be sold in the public market only if registered or if they qualify for an exemption from registration promulgated under the Securities Act. Subject to the provisions of Rule 144, most of the outstanding shares of Common Stock that are currently restricted will be available for sale in the public market after September 30, 2014 under Rule 144.

In general, under Rule 144 as currently in effect, a person, or group of persons whose shares are required to be aggregated, who is deemed to have been an affiliate at any time during the three months preceding a sale, who has beneficially owned shares that are restricted securities as defined in Rule 144 for at least six months is entitled to sell, within any three-month period commencing 90 days after the date of this Prospectus, a number of shares that does not exceed 1% of the then outstanding shares of our Common Stock.

In addition, a person who is not deemed to have been one of our affiliates at any time during the 90 days preceding a sale and who has beneficially owned shares of our Common Stock for at least six months, including the holding period of any prior owner, except if the prior owner was one of our affiliates, would be entitled to sell all of their shares, provided the availability of current public information about our company. To the extent that shares were acquired from one of our affiliates, a person's holding period for the purpose of effecting a sale under Rule 144 would commence on the date the shares were acquired from the affiliate.

After the date of this Prospectus an aggregate of 15,500,616 shares will be subject to the resale restrictions under the Securities Act. We will not receive any proceeds in connection with the distribution of the Distribution Shares or the resale of the Distribution Shares, if any.

DESCRIPTION OF SECURITIES TO BE REGISTERED

This Prospectus includes 15,500,616 shares of our Common Stock to be distributed by Holdings to all of its shareholders. The following description of our Common Stock is only a summary. You should also refer to our articles of incorporation and bylaws, each as amended, which have been filed as exhibits to the registration statement of which this Prospectus forms a part.

Our authorized capital stock consists of: (i) 500,000,000 shares of Common Stock, par value $0.0001 per share, of which there were 44,282,278 shares issued and outstanding as of the date of this Prospectus; and (ii) 100,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”), of which no share is issued and outstanding.

Common Stock

Holders of our Common Stock are entitled to one vote for each share held on all matters submitted to a vote of our stockholders. Holders of our Common Stock are entitled to receive dividends ratably, if any, as may be declared by the Board of Directors out of legally available funds, subject to any preferential dividend rights of any outstanding preferred stock (there are none currently). Upon our liquidation, dissolution or winding up, the holders of our Common Stock are entitled to receive ratably our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock.

Holders of our Common Stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of Common Stock are fully paid and non-assessable. The rights, preferences and privileges of holders of our Common Stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock which we may designate and issue in the future without further shareholder approval.

On November 25, 2013, Company amended its Articles of Incorporation to (i) increase the aggregate number of shares which the Company shall have authority to issue to 600,000,000 shares, consisting of 500,000,000 shares of Common Stock and 100,000,000 shares of Preferred Stock; (ii) to effectuated a 1.2-for-1 forward split of its Common Stock, without changing the par value of the Common Stock.

As of the date of this Prospectus, there were 44,282,278 shares of Common Stock issued and outstanding.

VStock Transfer, LLC at 18 Lafayette Place, Woodmere, New York 11598 is the registrar and transfer agent for our Common Stock. Their telephone number is (212) 828-8436.

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Preferred Stock

The Company currently does not have any Preferred Stock issued or outstanding. The Company’s Board of Directors is authorized by its Articles of Incorporation to issue Preferred Stock from time to time in one or more series with such designations, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions, thereof, as shall be stated in the resolutions adopted by the Company’s Board of Directors providing for the issuance of the Preferred Stock.

Warrants

As of the date of this Prospectus, there were warrants to purchase a total of 21,063,983 shares of our Common Stock issued and outstanding. Each Warrant shall be exercisable at any time and from time to time as provided in the Warrant. The exercise prices of the outstanding warrant range from $2.50 to $17.50 per share.

Call Right.  The Company has the right to call the exercise of all or any remaining portion of certain Warrants, if (i) the Volume Weighted Average Price (“VWAP”) of the Common Stock is no less than $5.00 per share during any ten (10) consecutive trading days, (ii) the average trading volume of the Company’s Common Stock during any ten (10) consecutive trading days is at least $100,000 per day, and (iii) all shares of Common Stock for which such Warrant is exercisable are registered for resale by the holder of such Warrant (the “Call Conditions”).

Adjustment for Stock Splits, Stock Dividends, Recapitalizations, Etc.  The exercise price of the Warrants and the number of shares of Common Stock issuable on exercise of the Warrants will be appropriately adjusted to reflect any stock dividend, stock split, stock distribution, combination of shares, reverse split, reclassification, recapitalization or other similar event affecting the number of outstanding shares.

Adjustment for Reorganization, Consolidation, Merger, Etc.  If the Company merges or consolidates with or into any other person, or are a party to any other corporate reorganization, and the Company is  not the continuing or surviving entity, then, in each case, the holder of the Warrant (on exercise at any time after the consummation of such transaction) will be entitled to receive the stock and other securities and property (including cash) which the holder would have been entitled to receive if the holder had exercised the Warrant immediately prior to the effectiveness of the transaction.

Piggy-back Registration Rights.  The Company granted piggy-back registration rights to holders of the Warrants, where the Company will be obligated to include in a registration statement the shares of Common Stock which are issuable upon exercise of the Warrants, where the Company prepares to file with the Securities and Exchange Commission (the “Commission”) relating to an offering for the Company’s own account or the account of others under the Securities Act, other than an underwritten offering or on Form S-4 or Form S-8.

Options

As of the date of this Prospectus, there were options to purchase a total of 93,000 shares of our Common Stock issued and outstanding. The exercise prices of the outstanding option range from $10.00 to $15.00 per share.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

While there is limited public trading market for our Common Stock, our Common Stock is currently quoted on the OTC Markets OTCQB, under the symbol “OPVS.” Our trading symbol was changed from “UTCH” to “OPVS” on December 26, 2013 following the change of the Company’s corporate name.

The market price of our Common Stock is subject to significant fluctuations in response to variations in our quarterly operating results, general trends in the market and other factors, over many of which we have little or no control. In addition, broad market fluctuations, as well as general economic, business and political conditions, may adversely affect the market for our Common Stock, regardless of our actual or projected performance.

Currently, there has been no active trading of the Company’s Common Stock. The first and only trade of the Company’s Common Stock was on October 29, 2013 at $1.0167 per share. As of the date of this Prospectus, the bid price is $1.01 per share.

Holders

As of the date of this Current Report, there were 44,282,278 shares of our Common Stock, par value, $.0001 issued and outstanding and there were 159 shareholders of record of our Common Stock.

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Transfer Agent and Registrar

VStock Transfer, LLC at 18 Lafayette Place, Woodmere, New York 11598 is the registrar and transfer agent for our Common Stock. Their telephone number is (212) 828-8436.

Penny Stock Regulations

The Commission has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share. Our Common Stock, when and if a trading market develops, may fall within the definition of penny stock and be subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000, or annual incomes exceeding $200,000 individually, or $300,000, together with their spouse).

For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Securities and Exchange Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the “penny stock” rules may restrict the ability of broker-dealers to sell our Common Stock and may affect the ability of investors to sell their Common Stock in the secondary market.

Dividend Policy

We have not paid any cash dividends to our shareholders. Any future determination as to the declaration and payment of dividends on shares of our Common Stock will be made at the discretion of our board of directors out of funds legally available for such purpose. We are under no contractual obligations or restrictions to declare or pay dividends on our shares of Common Stock.

Securities authorized for issuance under equity compensation plans

On September 24, 2013 the directors of the Company unanimously approved the 2013 Universal Technology Systems Corp. Equity Incentive Plan (the “Plan”) under which the Company has reserved a number of shares of its Common Stock equal to 10% of the Company’s fully diluted Common Stock for awards under the Plan of any stock option, stock appreciation right, restricted stock, performance share, or other stock-based award or performance-based cash awards under the Plan.

Purchases of Equity Securities by the Registrant and Affiliated Purchasers

We have not repurchased any shares of our common stock.

DESCRIPTION OF BUSINESS

General

GPEC was founded and incorporated in February 1994 and is engaged in the invention, development, commercialization, and licensing of advanced thin film solar technologies and intellectual property. Since then, our sponsored research programs at Princeton University, University of Southern California (“USC”) and the University of Michigan (“Michigan”) have resulted in more than 740 issued or pending patents worldwide covering materials, architectures, and fabrication processes for organic and inorganic flexible, thin-film photovoltaic technologies. The technology is targeted at, but not limited to, certain broad applications, including (a) mobile electronic device power, (b) electric vehicle charging or “power paint,” (c) semi-transparent solar power generating windows or glazing and (d) traditional off-grid and grid-connected solar power generation. Laboratory feasibility prototypes have been developed that successfully demonstrate key building block principles for these technology application areas.

Research and License Agreements

On October 22, 1993, American Biomimetics Corporation (“ABC”) entered into a Sponsored Research Agreement and License Agreement with Princeton University for work being done in the laboratory of Dr. Mark E. Thompson.  In August 1995, this original sponsored research agreement with Princeton University was assigned to USC when Dr. Thompson accepted a position at USC.  In August of 1996, ABC assigned to GPEC its rights to various research inventions under the foregoing agreements.  On May 1, 1998, GPEC, Princeton University and USC entered into a new Sponsored Research Agreement (“1998 Sponsored Research Agreement”), which continued without interruption the research of Dr. Thompson (at USC) and added to it the research being done by Dr. Stephen R. Forrest (at Princeton University).  At the same time, the parties entered into a License Agreement (the “1998 License Agreement”) which they considered an amendment of the earlier license agreement.  This 1998 Sponsored Research Agreement formed the basis for future renewals of this agreement in 2004, 2006 and 2009 (together with such amendments, extensions and renewals referred to as the “Research Agreement”). From May 1, 2009 through June 30, 2013 GPEC paid and expensed $3,233,341 under the Research Agreement.

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In 2006, the Company’s remaining principal researcher at Princeton University, Dr. Stephen R. Forrest, accepted a tenured position at the University of Michigan and became its Vice President of Research. The University of Southern California Research Agreement, dated January 1, 2006 as later amended in 2009 (the “2009 Research Agreement”) is the renewal of the 1998 Sponsored Research Agreement and it retained the Company’s relationship with Dr. Thompson and his team, and established USC as the lead researcher and Michigan as the subcontractor.  In addition, the 1998 License Agreement was also amended in 2006 (the “License Agreement 2006 Amendment”) to include University of Michigan, where Dr. Forrest has been conducting research for GPEC.

On December 20, 2013, the Company entered into a Research Agreement with USC (“2013 Research Agreement”) to amend and replace the 2009 Research Agreement to continue the sponsored research at USC and Michigan from February 1, 2014 through January 31, 2021. On the same day, they have also entered into a Third Amendment to the License Agreement which renews and extends the License Agreement by and between USC, Michigan, Princeton and GPEC (“Third Amendment to License Agreement”). GPEC assigned to the Company and the Company assumed all the rights and obligations under both the 2013 Research Agreement and the Third Amendment to License Agreement.

Currently, research and development of our flexible, thin-film organic photovoltaic (“OPV”) and inorganic Gallium Arsenide (“GaAs”) technologies is being conducted at USC and the University of Michigan under the seven year 2013 Research Agreement dated December 20, 2013. Under the 2013 Research Agreement, the Company is required to make a deposit of $550,000 (the “Deposit”) before the commencement of any research thereunder.  This deposit is to be used by USC to pay for research costs and expenses as it incurs, including payments to Michigan, during any billing quarter. When the Company pays the related quarterly billing, the funds go to replenish the Deposit back to the full amount of $550,000, which is to continue until the end of the 2013 Research Agreement. Pursuant to the predecessor of the 2013 Research Agreement, the Sponsored Research Agreement dated May 1, 2009, we agreed to pay USC up to $6,338,341 for work to be performed. From May 1, 2009 through December 31, 2012 GPEC paid and expensed $2,689,570 under this agreement.  During the years ended December 31, 2010, December 31, 2011 and December 31, 2012, GPEC incurred research and development costs of $463,211, $887,097 and $998,127, respectively, and patent application expenses and prosecution fees of $1,352,072, $1,587,642 and $1,345,743, respectively.

Under the currently effective License Agreement, as amended, with USC, Princeton and the University of Michigan, wherein NanoFlex has obtained the exclusive worldwide license and right to sublicense any and all intellectual property resulting from the Company’s sponsored research agreements, we have agreed to pay for all reasonable and necessary out of pocket expenses incurred in the preparation, filing, maintenance, renewal and continuation of patent applications designated by GPEC. In addition, the Company is required to pay to USC 5% of net sales of licensed products or licensed processes used, leased or sold by GPEC, 3% of revenues received by the Company from the sublicensing of patent rights and 23% of revenues (net of costs and expenses, including legal fees) received by the Company from final judgments in infringement actions respecting the patent rights licensed under the agreement. The Third Amendment to License Agreement amended the minimum royalty section to eliminate the accrual of any such royalties until 2014. Furthermore, the amounts of the non-refundable minimum royalties, which would be applicable starting in 2014, were adjusted to be lower than the amounts in the previous License Agreement.

The Company has an exclusive worldwide license and rights to sublicense any and all intellectual property conceived or developed under its sponsorship at USC, Princeton University and the University of Michigan.  There is currently no ongoing research activity at Princeton University related to the Company, although the Company maintains licensing rights to technology previously developed there.

Founding Researchers

Dr. Stephen R. Forrest (University of Michigan)

Professor Stephen R. Forrest has been working with GPEC since 1998 under the Company's Sponsored Research Program with Princeton University, USC, and Michigan. Professor Forrest is one of the Company's Founding Research Scientists; his focus is on organic and GaAs photovoltaics.  In 2006, he rejoined the University of Michigan as Vice President for Research, and as the William Gould Dow Collegiate Professor in Electrical Engineering, Materials Science and Engineering, and Physics.  A Fellow of the APS, IEEE and OSA and a member of the National Academy of Engineering, he received the IEEE/LEOS Distinguished Lecturer Award in 1996-97, and in 1998 he was co-recipient of the IPO National Distinguished Inventor Award as well as the Thomas Alva Edison Award for innovations in organic LEDs.  In 1999, Professor Forrest received the MRS Medal for work on organic thin films. In 2001, he was awarded the IEEE/LEOS William Streifer Scientific Achievement Award for advances made on photodetectors for optical communications systems.  In 2006 he received the Jan Rajchman Prize from the Society for Information Display for invention of phosphorescent OLEDs, and is the recipient of the 2007 IEEE Daniel Nobel Award for innovations in OLEDs.  Professor Forrest has been honored by Princeton University establishing the Stephen R. Forrest Faculty Chair in Electrical Engineering in 2012.  Professor Forrest has authored 525 papers in refereed journals, and has 247 patents. He is co-founder or founding participant in several companies and is on the Board of Directors of Applied Materials and PD-LD, Inc.  He has also served from 2009-2012 as Chairman of the Board of Ann Arbor SPARK, the regional economic development organization, and serves on the Board of Governors of the Technion – Israel Institute of Technology, as well as the Vanderbilt University School of Engineering Board of Visitors. From 1979 to 1985, Professor Forrest worked at Bell Labs investigating photodetectors for optical communications.  In 1992, Professor Forrest became the James S. McDonnell Distinguished University Professor of Electrical Engineering at Princeton University.  He served as director of the National Center for Integrated Photonic Technology, and as Director of Princeton's Center for Photonics and Optoelectronic Materials (POEM). From 1997-2001, he served as the Chair of the Princeton’s Electrical Engineering Department.  He was appointed the CSM Visiting Professor of Electrical Engineering at the National University of Singapore from 2004-2009.  In 2011, Professor Forrest was named number 13 of the top 100 most influential material scientists in the world by Thomson-Reuters, based largely on his work with organic electronics. Professor Forrest is a graduate of the University of Michigan (MSc Physics, 1974 and PhD Physics, 1979) and the University of California at Berkeley (B.A. Physics, 1972).

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Dr. Mark E. Thompson (University of Southern California)

Professor Mark E. Thompson has been working with GPEC since 1994 under the Company's Sponsored Research Program with Princeton University, USC and Michigan. Professor Thompson is a professor of Chemistry at USC. Professor Thompson, in conjunction with Professor Stephen R. Forrest, was instrumental in the discovery of phosphorescent materials central to the highly efficient OLED technology marketed by Universal Display Corporation (NASDAQ: OLED). In 2013, Professor Thompson was named a Fellow of the American Association for the Advancement of Science.  In 2012, Professor Thompson received the prestigious Alexander von Humboldt Research Award.  In 2011, Professor Thompson was named number 12 of the top 100 most influential chemists in the world by Thomson-Reuters, based largely on his work with organic electronics.  In 2007, Professor Thompson was awarded USC’s Associate’s Award for Excellence in Research (given to one faculty member per year). In 2006, he was awarded the MRS Medal by the Materials Research Society, and in the same year, Professors Forrest and Thompson were the co-recipients of the Jan Rajchman Prize from the Society for Information Display.  Both the MRS medal and the Rajchman Prize were based on the invention of phosphorescent OLEDs. In 1998, Professor Thompson was co-recipient of The Intellectual Property Owners Association National Distinguished Inventor Award as well as the Thomas Alva Edison Award for innovations in organic LEDs. Professor Thompson joined The University of Southern California in 1995, and from 2005 through 2008, he served as the Department of Chemistry Chairman at USC. From 1987 to 1995, Professor Thompson worked at Princeton University. From 1985 to 1987, Professor Thompson worked at Oxford University and was an S.E.R.C. Research Fellow. From 1983 to 1985, Professor Thompson worked at E.I. duPont de Nemours & Company as a Visiting Scientist. Professor Thompson has authored over 200 papers in refereed journals, and has 75 patents. Professor Thompson is a graduate of the California Institute of Technology (Ph.D. Inorganic Chemistry, 1985) and the University of California Berkley (B.S. Chemistry with honors, 1980).

Summary Business Description

NanoFlex is engaged in the invention, development, commercialization, and licensing of advanced photovoltaic technologies and intellectual property. We believe its proprietary technologies can fundamentally change the traditional paradigm of solar energy conversion – from applications defined by the conventional constraints of fixed, heavy, rigid and expensive to applications that are highly mobile, lightweight, flexible and inexpensive. Since its inception, NanoFlex, through its wholly owned subsidiary GPEC, has invested more than $52 million in capital for operations and development activities.  NanoFlex’s sponsored research activities have generated a patent portfolio of more than 740 issued or pending patents worldwide to which the Company has exclusive commercial rights. The patents cover architecture, processes and materials for flexible, thin-film OPV technologies and inorganic GaAs technologies. As of June 1, 2014, there were 62 issued patents, 40 pending non-provisional applications and 20 pending provisional applications in the U.S.  In addition, in countries and regions outside the U.S, including but not limited to Australia, Canada, China, European Patent Convention, Hong Kong, India, Japan, Korea and Taiwan, there were a total of 209 issued patents, 398 pending patent applications and 15 pending PCT applications. The duration of all the issued U.S. and foreign patents is 20 years from their respective first effective filing dates. Currently, the Company is preparing to enter the applied research and pre-commercialization stage for both of these technology platforms with the near-term goal of establishing a technology development center in Ann Arbor, Michigan, that will enable:

●	The development and commercialization of advanced organic and inorganic thin film solar cell technologies, including proprietary materials, architectures, and fabrication processes, that have the potential to transform the industry.

●	NanoFlex to enter partnerships with manufacturers.

●	NanoFlex to generate early revenue from government grants in an accelerated two-year program.

NanoFlex is currently at development stage and has not licensed any of its technologies. NanoFlex has incurred losses and has no revenue to date. NanoFlex’s auditors’ opinion stated that there is substantial doubt about the Company’s ability to continue as a going concern.

Philosophy and Approach

Today, the solar industry is at an inflection point, entering a stage where solar is equal to or cheaper than traditional energy sources, according to Deutsche Bank research.    Deutsche Bank anticipates that the number of markets where solar is at grid parity will double over the next three to five years (RenewableEnergyWorld.com, “Analyst: Grid-Parity Era Now Underway for Global Solar Markets,” August 6, 2013).  GreenTech Media projects that as the levelized cost of solar power continues to decline, residential and commercial solar could reach price parity with grid power without government incentives and provide 9% of total U.S. electricity by 2022 (GreenTech Media, “Mapping Solar Grid Parity in the US,” January 25, 2013).

We believe the value proposition for solar will become much more attractive as new technologies remove the traditional constraints of silicon-based solar solutions, which currently dominate the industry.

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NanoFlex is focusing on two parallel technology efforts: (a) its inorganic GaAs manufacturing technologies aim to provide solar cell manufacturers with the capability of producing GaAs solar cells with ultra-high efficiencies at a cost per watt well below grid parity of $1 per watt; and (b) through its portfolio of OPV thin film solar technologies, it is committed to further developing and delivering highly efficient, low-cost solar energy solutions via a host of new applications to worldwide markets. These include extending and/or replacing batteries for mobile devices, solar paint for electric cars to extend battery life, building integrated photovoltaic (“BIPV”) products that include glass, roofing materials and siding, off-grid applications, and solar textiles that generate power. NanoFlex further believes that its technologies could eventually be able to provide utility-scale power, augmenting and/or replacing fossil fuels.

NanoFlex is not, and does not plan to be, a direct manufacturer of its technologies. Rather, it plans to license or sublicense its intellectual property to industry partners and customers. This business model is oriented around licensing and sublicensing processes and technologies to large, well-positioned commercial partners who can provide manufacturing and marketing capabilities to enable rapid commercial growth. This model is also intended to quickly establish NanoFlex as an important player in the solar industry with rapid, high-margin revenue growth. Potential partners include current manufacturers of solar technology and manufacturers of semiconductors or electronics that recognize NanoFlex’s solar technologies as a significant emerging opportunity.

In addition, NanoFlex believes that there are several avenues for early revenue generation that become possible with the establishment of its technology development center in Ann Arbor, Michigan, utilizing cost-effective leased facilities near the University of Michigan. First among these avenues is government funding. The National Aeronautic and Space Administration (“NASA”), the Department of Defense, and the Department of Energy all have interests in businesses that can deliver ultra-lightweight, high-efficiency technologies for space, mobile warfighter, and grid-deployment applications. NanoFlex believes that its technology development center can make NanoFlex highly competitive for both GaAs and organic solar cell grants.

NanoFlex also anticipates that advancements at the technology development center can attract other industry players to acquire early licenses to use NanoFlex intellectual property. Finally, new licenses and agreements will be made possible by ongoing technology development, especially that related to perfecting and broadening of NanoFlex’s intellectual property in high-efficiency, lightweight organic solar cells. The principal function of the facility will be to demonstrate NanoFlex’s ability to prototype its inorganic and organic solar cells utilizing its proprietary technologies.

Technologies

Although NanoFlex has two complementary technology platforms, their development is synergistic and we believe that progress within each platform leads to success in the other.

The first technology is our inorganic platform that is based on the inorganic GaAs semiconductor, which is currently in an advanced development stage.  GaAs is the mainstay of many ultra-high performance electronic technologies used in cellular telephones and military applications.  While the very highest single-junction and multi-junction solar cell efficiencies (approximately 29% and 44%, respectively, according to the National Renewable Energy Laboratory, “Best Research Cell Efficiencies”, www.nrel.gov/ncpv) are based on GaAs, they remain prohibitively expensive for mass markets and hence are only considered for specialty applications where performance and weight requirements outweigh cost considerations, such as space-borne applications.  Broader market acceptance of GaAs-based solar technologies requires enormous cost reductions before widespread applications are realized.  NanoFlex’s patented technology has the potential to enable these cost reductions.

The primary cost in fabricating GaAs solar cells is the very high cost of the substrates on which the thin active region (called the epitaxial layers) is grown. These substrates, or “wafers,” cost approximately $20,000 per square meter. During the fabrication process that is currently in use, these expensive wafers are destroyed. For decades people have sought methods to eliminate the destruction or use of the wafer, using only the ultrathin solar cell active region. NanoFlex has developed a process for removing the active solar cell layer (approximately 2 micrometers thick, or around 1% of the thickness of a human hair) from the parent wafer on which it is grown in a completely non-destructive manner, thereby allowing for the re-use of the wafer an indefinite number of times without loss of performance on each growth and removal cycle. This process, called non-destructive epitaxial lift-off (“ND-ELO TM ”), revolutionizes the cost structure of GaAs solar cell technology, converting the prohibitively expensive wafer cost from a recurring materials cost into a capital expenditure that is depreciated along with other equipment in the manufacturing facility. Furthermore, as part of the process, the ultrathin semiconductor is bonded to a flexible and thin secondary substrate such as plastic or metal foil using our adhesive-free, lightweight, ultra-strong and flexile process called cold-weld bonding. (See the solar cell production cycle shown in the figure on the left).

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The processes of ND-ELO™ and cold-weld bonding result in ultra-high efficiency solar cells—NanoFlex has achieved 23% in its researcher’s laboratories, and we believe that 29% is achievable. Moreover, the processes can be applied to multi-junction cells with efficiencies of 42% or even higher if integrated with other electronic and optical device technologies. NanoFlex believes that its relatively simple processes can lead to dramatic improvements in the cost structure of solar energy conversion. The market for manufacturers which utilize GaAs technology is currently limited, but NanoFlex believes that it will expand as its Epitaxial Protection Layers (“EPL”), ND-ELO™, and Cold Weld processes allow cost reductions for manufacturers in their cost per watt that will permit these manufacturers to expand into areas and uses that were traditionally cost prohibitive. With the combination of GaAs’s high conversion efficiencies and the production cost reductions associated with utilizing our proprietary EPL, ND-ELO™, and Cold Weld processes, the costs of GaAs solar cells can approach cost-per-watt metrics associated with silicon-based solar cells. Moreover, GaAs cells provide functional and aesthetic advantages since they can be placed on flexible plastic, paper and other items that the current manufacturers using their technology are unable to incorporate today, as they are limited to rigid materials.

NanoFlex’s second, synergistic technology platform is based on flexible, thin-film OPV technologies that NanoFlex has researched and developed over the last two decades.  Like NanoFlex’s GaAs technology, OPVs are extremely lightweight and, when deposited on flexible substrates, can be bent around small-radius cylinders for deployment in any number of applications, including in the generation of commodity power.  These thin film technologies will allow power to be generated at the device level.  A particular advantage of OPV technologies is the low cost of the materials used for the solar energy generating layers.  Furthermore, the growth of the thin film layers can be accomplished directly onto the plastic or metal foils and therefore is no need for energy-intensive and expensive epitaxial growth required by inorganic semiconductors such as silicon or GaAs. Rather, there is the opportunity to “print” organic solar cells onto continuous rolls of plastic in an ultra-high-speed manufacturing process.  The potential for printed electronics - making solar cells “by the kilometer” rather than on one substrate at a time - makes OPV a potentially revolutionary step in the widespread acceptance and deployment of solar energy. Since the organic films are lightweight and extremely thin (in this case the entire structure is only 0.1% the thickness of a human hair), they can be made semitransparent and adjusted to any desirable color.  As a result, there are significant opportunities to achieve heretofore unrealizable applications such as car paint that allows vehicle coating to act as a source of power for an electric car; windows that can be coated with a clear semi-transparent film that captures photons from the sun to provide power for inside of the building, and fabric that can be made coated in order to make clothes, tents, flags, or lightweight roll-out power mats.  One added advantage of OPVs over traditional semiconductor technologies is the very low energy intensity of their production.

NanoFlex’s approach has been to advance all dimensions of OPV technology, including the development of new materials (some of which are now being sold in small quantities by materials suppliers), new high efficiency device architectures, and ultra-high-speed, low-energy-cost production processes such as organic vapor phase deposition developed in NanoFlex’s researcher’s laboratories, and solar cell modulization. An example of an organic solar cell module is shown in the below photograph of an array of 24 OPVs on glass substrate.

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In summary, NanoFlex is pursuing two solar cell technologies that break completely from traditional approaches in both cost and profile, allowing it to address established application spaces of commodity and spot energy generation, while opening up new opportunities that allow for migration of solar power generation into entirely new applications where flexible, lightweight form factors and low costs are demanded.  NanoFlex holds extensive foundational intellectual property in both technologies with more than 740 issued or pending patents worldwide.

Intellectual Property

As a result of its sponsored research programs, NanoFlex currently holds the exclusive commercialization rights to more than 740 issued or pending patents worldwide which cover architecture, processes and materials for OPV and GaAs technologies. As of June 1, 2014, US issuances and applications were as follows--62 issued patents, 40 pending non-provisional applications and 20 pending provisional applications. For regions outside of the US--209 issued patents, 398 pending patent applications and 15 pending PCT applications, which are further broken down per the following table.

Country	Issued	Pending
Argentina	1	0
Australia	24	31
Canada	2	45
China	39	30
Germany	17	--
EPC	17	59
Spain	7	--
France	5	--
Great Britain	15	--
Hong Kong	24	28
India	6	54
Israel	0	1
Japan	16	54
Korea	10	46
Mexico	3	0
Taiwan	23	50
Patent Cooperation Treaty	0	15
United States (provisional)	0	20
United States (non-provisional)	62	40
Total	271	473

The patent applications being filed as a result of NanoFlex’s sponsored research programs are part of a dynamic, comprehensive development strategy to protect NanoFlex’s commercialization rights.  Following this developmental strategy, current work builds off of earlier work, with new discoveries continually developed and protected.  As a result, the IP portfolio continues to expand as later-filed applications capture the newly-developed innovations.

Patent lifetimes run twenty years from a patent application’s effective filing date, not from when the patent was granted.  There is a huge backlog in patent offices around the world, and as a result the processing time from application filing to the grant of the patent generally takes 3-5 years, and sometimes longer.  In the following table, both the low number of entries related to the patents with 15-20 years of remaining life and the much higher number of entries related to the patents with 10-15 years of remaining life reflect the lengthy processing time currently needed to obtain a patent.  Simply put, waiting 3-5 years after filing to obtain a patent is a rather common occurrence.

For U.S. Patents:

13/62 of issued patents have 0-5 years remaining;

12/62 of issued patents have 5-10 years remaining;

31/62 of issued patents have 10-15 years remaining; and

6/62 of issued patents have 15-20 years remaining.

For Foreign Patents:

21/209 of issued patents have 0-5 years remaining;

27/209 of issued patents have 5-10 years remaining;

116/209 of issued patents have 10-15 years remaining; and

45/209 of issued patents have 15-20 years remaining.

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In addition, NanoFlex has several hundred additional patent applications in process. Some of NanoFlex’s technology holdings include foundational concepts in the following areas (many of which are being validated in other labs as indicated by the asterisks).

●	Tandem organic solar cell*. Individual conventional solar cells have limited spectral coverage, voltage output, and tradeoff between absorption length and charge collection length. By stacking multiple solar cells with complementary absorption profiles, voltages of the cells can be added (at a constant current). This can make a more efficient cell; the documented record for organic solar cell efficiency to date using this multi-junction architecture is 12.6% conversion efficiency, which was achieved by the Company.

●	Fullerene acceptors*. Fullerenes include molecules such as C60, C70, C84 and derivatives that are designed to dissolve in solvents (such as PCBM made with either C 60 or C 70) are the most prevalent acceptor in organic photovoltaics. Fullerenes offer better efficiency than any other acceptor molecule to date.

●	Blocking layers*. In most solar cell designs, excitons must be blocked and reflected away from the metallic (or transparent) contact so that they can be dissociated at the donor-acceptor junction. Additionally, it is desired that these layers block the wrong carrier from contacting the electrode.

●	New materials for visible and infrared sensitivity*. Current OPV materials absorb light in the visible and deep red part of the solar spectrum, but do not collect light in the near infrared (NIR). Extending efficient light collection into the NIR has the potential to increase photocurrent generation by 40%, markedly improving OPV performance.

●	Scalable growth technologies*. A number of growth technologies have been developed for organic materials. These include vacuum thermal evaporation and organic vapor phase deposition for materials that can be sublimed or evaporated directly and gravure or ink-jet printing of dissolved materials. All of these processes are compatible with rigid planar substrates, but more importantly can be applied to flexible plastic or metal foil substrates, for roll-to-roll fabrication of OPVs.

●	Inverted solar cells*. One of the most air sensitive parts of the OPV is the region between the anode and electron acceptor. This region is degraded by oxygen and water in the dark and even more so under illumination. This interfacial region in a “conventional” OPV is exposed to the atmosphere directly, requiring that the OPV be kept in a hermetic package. If the OPV is prepared as an inverted cell, the air sensitive anode/organic interfacial region is placed below the donor, buffer layer and cathode. Thus, the device itself provides a level of “packaging,” markedly slowing environmental degradation of the device, minimizing packaging requirements for long term deployment in the field.

●	Materials for enhanced light collection via multi-exciton generation. The Shockley-Queisser limit for solar cell efficiency is 29% for silicon based cells and 31% for cells made with GaAs. In order to prepare solar cells with efficiencies higher than the Shockley-Queisser, researchers have turned to multi-junction cells, however, these cells are very expensive. An alternate approach is to collect the high energy part of the spectrum, i.e. UV-to-green, and double the energy collected from this part of the solar spectrum using singlet fission (“SF”). SF materials absorb high energy light and generate two excitons for every photon absorbed, thus doubling the light collection efficiency. The SF approach has the potential to give a single solar cell a 45% efficiency, well over the Shockley-Queisser limit, without increasing the cost to produce the cell.

●	Mixed layer and nano-crystalline cells. In planar (e.g., bilayer) cells the thickness of a layer is limited by the distance an exciton is expected to travel before it recombines. If the layer is too thick, photons absorbed may never result in collected charge. If the layers are too thin, there is insufficient material available for absorption of the light. By mixing the donor and acceptor throughout a thicker layer, an additional donor-acceptor interface is created throughout the layer, improving photocurrent generation capability. Nano-crystalline cells have a higher degree of phase separation between the donor and acceptor with nano-crystalline domains, with high purity and domain sizes in the nanometer scale.

●	Solar paints. NanoFlex plans to paint solar cells onto any substrate (needs to be smooth, but not flat). The idea is to create solar paints that can be applied quickly and easily to any surface, including, for example, mobile communications devices, electric cars, roofing materials, building siding and glass).

●	Transparent/semi-transparent cells. In certain applications it may be desirable to have a partially transparent solar cell. These applications include tinted windows. Instead of just absorbing or reflecting the light, the light would be absorbed and converted into energy. The unique nature of organics allows NanoFlex to tune the wavelengths absorbed to those that it does not want transmitted or that are not useful for vision, such as in the infrared region of the spectrum.

●	Ultralow cost, ultrahigh efficiency, flexible thin film inorganic cells.

●	Accelerated and recyclable liftoff process.

●	Cold-weld bonding of inorganic solar cells to plastic substrates and metal foils.

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Development Goals

During 2015 NanoFlex plans to demonstrate ND-ELO™ technology on 4” diameter GaAs wafers (currently it is using 2” wafers), with 20 non-destructive growth, removal, cold-weld bonding cycles onto flexible substrates without a decrease in performance between cycles, and an approximately 1% efficiency variation over all 10 cycles.  The performance objectives are power conversion efficiencies of 23%.  NanoFlex also plans to extend the technology to multi-junction solar cells with efficiencies greater than 32% efficiency under un-concentrated illumination.  Further, NanoFlex plans to integrate “mini-concentrators” with the ND-ELO+cold weld bonded cells to effect cost reductions compared to the non-concentrated cells, expected to achieve cost targets of less than $0.50/Watt (peak).

With respect to its OPV technology NanoFlex plans to achieve greater than 15% power conversion efficiencies on organic solar cells with operational lifetimes of 20 years on barrier-coated plastic or metal foil substrates, and to demonstrate roll-to-roll “printing” of solar cells on plastic or metal foil substrates by the end of 2015.

In order to accomplish these tasks and to give confidence to our manufacturing partners, NanoFlex plans to build a technology development center in Ann Arbor, Michigan. We plan to obtain cost-effective leased facilities and will equip the facility with required equipment and obtain required engineering personnel. This infrastructure will support our objective of producing 6 inch square GaAs and OPV module prototypes to demonstrate the efficacy of our technology platforms and to substantially reduce the risk to large-scale market entry by our licensed partners. We believe that the costs of establishing the facility will be approximately $4,500,000 and expect that it can be in place by the third quarter of 2014. The Plan of Operation that is in place is dependent upon the Company’s ability to raise additional capital to support its research and development operations. Since its inception, NanoFlex has raised over $53,000,000 in equity from various investors, which has been invested primarily in research and development activities and maintaining NanoFlex’s patent portfolio. NanoFlex anticipates that it will need approximately $17,700,000 over the next 18 months until it earns sufficient revenue to support its operations, including its continuing research and development goals and patent prosecutions and to maintain its intellectual property portfolio. The following is a breakdown of the $17,700,000 budget:

Working Capital	$2,700,000
R&D Sponsored Research	$3,600,000
R&D Operating Expenses (technology development center)	$1,300,000
R&D Equipment Purchases (technology development center)	$2,400,000
Patent Prosecution and App Fees	$3,600,000
General and Administrative	$4,100,000

NanoFlex has made contact with major solar cell and electronics manufacturers world-wide.  It is finding commercial interest in both its GaAs and OPV technologies. NanoFlex plans to work closely with those companies interested in its technology solutions, both in its own technology development center, as well as within partner facilities, to develop proof-of-concept prototypes and processes to mitigate commercialization risks and gain early market entry and acceptance. Currently, NanoFlex is aware of several laboratories and commercial suppliers that are exploring and positively validating technologies that it has developed.

A key to reducing the risk to market entry by our partners is for NanoFlex to qualify its technologies at the manufacturing scale. This task will be conducted in NanoFlex’s technology development center, which will include a pilot manufacturing line.  Furthermore, we believe it is essential for NanoFlex to maintain its technology leadership through a continuing relationship with its world-class research partners at USC and Michigan. NanoFlex will also seek other opportunities with the best researchers worldwide as opportunities present themselves.

Market Opportunity

Worldwide demand for electricity is expected to expand by 69% from 19.0 trillion kilowatt hours (kWh) in 2011 to 32.2 trillion kWh in 2035, representing annual growth of approximately 2.2%, according to the International Energy Agency’s (the “IEA”) World Energy Outlook 2013 (“WEO 2013”), New Policies Scenario. The growth of the world energy market is spurred by continued worldwide industrialization, population growth, and economic expansion. The world’s energy needs are met by fossil fuels, nuclear energy and other technologies, including renewable energy sources such as geothermal, hydropower, wind and solar power. The IEA estimates that approximately two-thirds of worldwide electricity is currently produced from fossil fuels which are environmentally damaging and depleting resources.

However, there are several key trends that are reshaping the future of the global energy mix, including continued rapid growth in the use of solar and wind technologies, a retreat from nuclear power in some countries, and the emergence of unconventional natural gas production, according to the IEA.  These trends are driving a pronounced shift away from oil, coal, and nuclear towards renewables and natural gas.

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Worldwide electricity generation from renewable energy is projected to increase 159% from 4.5 trillion kWh in 2011 to 11.6 trillion kWh in 2035, representing 4.0% annual growth, according to the IEA WEO 2013 New Policies Scenario. The renewable share of total electricity generation is projected to increase from 20% to 31% during this period, according to the IEA WEO 2013 New Policies Scenario.  The capacity increase in renewable energy generation represents almost half of the total incremental generating capacity during this period.  Renewable energy adoption is expected to continue to largely be driven by support from governments in the form of quotas (renewable portfolio standards), net metering systems, and feed-in-tariffs (FiTs) along with financial support such as tax incentives, grants, loans, rebates, and production incentives.

Electricity generated from solar power is projected to experience more rapid growth globally, increasing from 61 billion kWh in 2011 to 951 billion kWh in 2035, representing 12.1% annual growth. By 2030, solar power is expected to comprise 2.6% of total global electricity generation, compared to only a fraction of 1% today, according to the IEA WEO 2013 New Policies Scenario.  This growth projection is based on expected solar capacity additions of 621 GW during this period, reflecting 10.1% annual growth, according to the IEA. Within the United States, 2013 is expected to be a record year for solar power, projecting 4,400 MW of solar PV installations, according to Solar Energy Industries Association (“SEIA”) and GTM Research, a division of Greentech Media which provides market analysis in research reports, data services, and advisory services (“GTM Research”) (www.seia.org; New Market Report Shows Huge Gains in U.S. Solar Deployment; by Rhone Resch, Sep 21, 2013). Demand for solar power is expected to continue to be driven largely by renewable energy incentives. Meanwhile, cost reductions in solar technology (largely due to silicon oversupply) have narrowed the gap between solar power and fossil power. SEIA and GTM Research forecast continued growth within the U.S., projecting installations will exceed 9,000 MW in 2016 (www.seia.org; Solar Market Insight 2013 Q3; Dec 9, 2013)

OPV is an early stage industry segment and market forecasts are limited.  As traditional solar technologies become increasingly commoditized, we expect increased demand with new applications, which require advanced technologies, such as those that NanoFlex is developing. IDTechEx, an independent market research firm focused on emerging technologies, estimates that the organic photovoltaic market will grow by over 1,300% by 2022, from a value of $4.6 million today up to over $630 million during that period, primarily representing new end-markets such as small mobile applications and BIPV (Organic Photovoltaics (OPV) 2012-2022: Technologies, Markets, Players, by Dr. Khasha Ghaffarzadeh, Dr. Harry Zervos, and Raghu Das, July 2012). SNE Research, a market research and consulting company focused on the renewable energy sector, projects that OPVs will enter production during 2014, with shipments of 28 MW in 2014, 94 MW in 2015, and more than 1 GW in 2020 (www.sneresearch.com; Organic Photovoltaic (OPV) Cell Ready for Mass Production; Jan 15, 2013).

Competition

NanoFlex is focused on commercializing and licensing advanced solar technologies that will enable entry of solar PV into new applications and also compete with established solar technologies in traditional solar markets.  As an IP licensor, we believe our competitive exposure is insulated from industry dynamics, since we aim to partner with key industry participants and license our technology.  Additionally, our licensing business model does not require us to establish high-volume manufacturing, which is a key competitive factor for product-based companies.

The solar photovoltaic sector is highly competitive, characterized by intense price competition among commercialized technologies and aggressive investment in emerging technologies as companies attempt to compete within the solar markets as well as within the overall electric power industry.  The current solar market is dominated by crystalline silicon (“c-Si”) technology, with some penetration by Cadmium Telluride (“CdTe”) thin film technology, according to SolarBuzz (www.solarbuzz.com).  Advanced solar technology development efforts encompass various technology platforms as various stages of development, and consist of several large players and a number of small and medium sized companies.  Our U.S. domestic competitors, among others, include: Alta Devices, located at Sunnyvale, California; Spectrolab, a subsidiary of Boeing; First Solar, Inc. (Nasdaq: FSLR); Polyera, whose Polymer solar cell efficiency record is certified by National Renewable Energy Laboratory; New Energy Technologies (OTCQB: NENE). International competitors of our industry include Sol Voltaic, a Swedish company; Sunpartner, a French company; Heliatek, a German company; Research institutions may also become our competitors, such as University of California, Los Angeles, University of California, Berkley, Fraunhofer-Institut fur Solare Energiesysteme (ISE), Empa, a Swiss federal laboratory for materials science and technology. Advanced inorganic technologies, such as GaAs, have been limited to specialty, niche applications due to their high costs; although numerous research efforts are focused on reducing manufacturing costs.  Other technologies, based on advanced inorganic chemistries have been slow to achieve market adoption due to their heretofore inability to achieve the required cost and performance thresholds to stimulate market adoption.  OPV technologies remain in the development stage, with numerous activities ongoing among government laboratories, universities, and private enterprises.  Currently, we are not aware of any commercialized OPV technologies, but there are a limited number of developers planning introduction within the next two years, using polymer-based materials.

For traditional solar applications such as rooftop projects, our technologies compete with established technologies as well as advanced technologies under development by other organizations primarily on a basis of cost and performance, which is typically measured as cost per watt, largely a function of production costs and cell conversion efficiency.  Within emerging applications, our technologies compete primarily with advanced technologies on a basis of cost and performance, but also functionality and aesthetics as we attempt to open new markets to solar power.  Additionally, we compete with other research and development organizations for funding from government agencies, laboratories, research institutions, and universities.  Some of our existing or future competitors may be part of larger corporations that have greater financial resources than we do and, as a result, may be better positioned to adapt to changes in the industry or the economy as a whole.

Among GaAs-based solar developers, there are several companies, including Boeing’s subsidiary SpectroLab, Emcore Corporation, and Alta Devices, which produce commercial solar cells for highly specialized applications such as military and space-borne systems, which are inelastic to the high prices associated with the technology.  Other companies such as Sol Voltaic are in the early stages of commercializing technology to couple GaAs components with traditional c-Si modules to improve conversion efficiency. Some of these companies are attempting to reduce manufacturing costs to enable entry of GaAs-based solar technologies into commercial markets.  We believe NanoFlex’s patented GaAs ND-ELO™ and Cold Weld technologies present the opportunity to significantly reduce the production cost for GaAs solutions and believe that we could potentially license our technology to these companies.

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OPV technologies have yet to be commercialized, but there are numerous development efforts on going.  Ongoing research and development is being performed by Mitsubishi Chemical Holdings Corporation, LG Chemical, and BELECTRIC OPV (Kolitzheim, Germany), along with Heliatek (Dresden, Germany), Plextronics (Pittsburgh, Pennsylvania), and Solarmer Energy (El Monte, California), among others.  We believe NanoFlex’s patented technologies for small molecule OPVs present a formidable obstacle for competing development efforts and would seek to partner with other developers or attempt to protect our IP.

Employees

Currently, the Company employees consist of six full-time personnel – our Executive Chairman; Chief Executive Officer; President and Chief Operating Officer; Chief Financial Officer, Secretary and Treasurer; Senior Vice President of Corporate Development; and an office manager. The Company plans to hire a Chief Technology Officer and in-house patent attorney prior to the end of 2014. The Company anticipates that its technology development center in Ann Arbor, Michigan will in the first year employ nine technical personnel and expand to 20 at full deployment.  This is in addition to approximately 15 post-doctoral fellows and PhD candidates that are employed in our sponsored university research programs at USC and University of Michigan.

DESCRIPTION OF PROPERTY

The Company’s executive offices are currently located at 17207 N. Perimeter Dr., Suite 210, Scottsdale, AZ 85255 and it started leasing its offices from DTR10, LLC on November 15, 2013. The office space is approximately 3,077 square feet. Its monthly rental is $6,410 during the first year of the lease and will be subject to 3% increase in the following years.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read together with our financial statements and the related notes appearing elsewhere in this Prospectus. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. See “Forward-Looking Statements” for a discussion of the uncertainties, risks and assumptions associated with these statements. Actual results and the timing of events could differ materially from those discussed in our forward-looking statements as a result of many factors, including those set forth under “Risk Factors” and elsewhere in this Prospectus.

Overview

NanoFlex is engaged in the development, commercialization, and licensing of advanced photovoltaic technologies and intellectual property. We have agreements with Princeton University which were assigned to University of Southern California and the University of Michigan (collectively, the “Universities”), pursuant to which we have developed certain technologies and prosecuted and paid for more than 750 issued or pending patents  covering materials, architectures, and fabrication processes for organic and inorganic flexible, thin-film photovoltaic technologies. While each patent is issued in the names of the respective university that developed the subject technology, we have exclusive commercial license rights to all of the patents and their attendant technologies and the patents are referred to herein as being our patents.

Unlike conventional thin film solar, the materials platforms that we have developed and are developing for solar cells are capable of ultrahigh efficiency accessible only by single crystalline inorganic materials such as silicon and gallium arsenide.  The technologies we are developing allow the solar energy generating surfaces to be sufficiently flexible to be wrapped around 1 centimeter diameter cylinders without damage or loss of performance.  Their ultra-light weight impacts other traditional costs associated with solar such as eliminating the need for costly, complex and robust panel mounts. We believe that these solar energy generating “films” can be used on architectural surfaces, on windows as attractive semi-transparent energy-generating coatings and even paints. Their flexibility allows their application to surfaces such as tents, clothing and other oddly shaped or “mobile” surfaces, including space-borne applications.  Finally, the ability to be rolled around cylinders permits compact and low cost transport for deployment at remote sites.

We currently hold exclusive rights to more than 750 issued or pending patents worldwide which cover architecture, processes and materials for flexible, thin-film organic photovoltaic (“OPV”) and Gallium Arsenide (“GaAs”) technologies.  In addition, we have several hundred more patents in process. Some of our technology holdings include foundational concepts in the following areas (many of which are being validated in other labs as indicated by the asterisks).

●	Tandem organic solar cell*
●	Fullerene acceptors*
●	Blocking layers*
●	New materials for visible and infrared sensitivity*
●	Scalable growth technologies*
●	Inverted solar cells*

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●	Materials for enhanced light collection via multi-exciton generation
●	Mixed layer and nano-crystalline cells
●	Solar paints
●	Transparent/semi-transparent cells
●	Ultralow cost, ultrahigh efficiency, flexible thin film inorganic cells
●	Accelerated and recyclable liftoff process
●	Cold-weld bonding of inorganic solar cells to plastic substrates and metal foils

Plan of Operation and Liquidity and Capital Resources

We are solely dependent on raising capital to support its operations at this time. As of the date of filing this report, we lack sufficient capital to pay for ongoing research and development operations. Should we be unable to raise the additional capital that we need, we may not be able to continue those operations and will need to further change our plans to scale back activities based on whether and when capital is available. We are in the process of raising additional funds.  The additional funding, if it can be raised, is anticipated to consist of private sales of our equity securities and/or convertible debt instruments.   However, there can be no assurance that the additional funds will be available to us when needed.

We are actively taking measures to decrease costs as well as manage payables in order to conserve capital resources. As part of these measures, NanoFlex negotiated a permanent decrease in salaries with its employees, has modified its operating plan as set forth below and is managing payables to prioritize the most important of them to keep research and development activities going.

Near Term Operating Plan

Our current burn rate is approximately $5,000,000 per year in order to support our research and development activities, maintain our existing patent portfolio and make necessary payments under our Sponsored Research Agreement. Our operating plan over the next twelve months is comprised of the following:

1.	Cost cutting and containment to reduce our annual burn rate;

2.	Maintenance of our existing patent portfolio;

3.	Continuing ongoing research and development activities;

4.	Partnering with strategic partners for licensing and/or joint development of our technologies; and

5.	Raising not less than $5,000,000 in capital.

In the event that we raise less than the required amount of capital, our focus will be maintenance of our existing patent portfolio and less spending on ongoing research and development.

In the event an additional $5.5 million in capital can be raised, we will invest in build out and equipment purchases for a technology development center as described below.

There can be no assurance that our near term operating plan will be successful or that we will be able to fulfill it as it is largely dependent on raising capital and there can be no assurance that capital can be raised.

Overall Operating Plan

We have made contact with major solar cell and electronics manufacturers world-wide and are finding commercial interest in both our GaAs and OPV technologies. We are seeking to work closely with those companies interested in our technology solutions to develop proof-of-concept prototypes and processes to mitigate commercialization risks and gain early market entry and acceptance.

Although we currently do not have any commitments from third parties to license our technologies or otherwise provide revenue to us, we are aware of several laboratories and commercial suppliers who are exploring and positively validating technologies that we have developed and which are protected by our intellectual property portfolio.  These interested parties potentially represent some of our first partners for joint technology development and acceptance into manufacturing production.

A key to reducing the risk to market entry by our partners is for us to qualify our technologies at a manufacturing scale.  We believe that the best manner to do this is to develop our own technology development center in Ann Arbor, Michigan.   The principal function of the facility will be to demonstrate our ability to prototype our inorganic and organic solar cells utilizing our proprietary technologies.  In addition, we anticipate that advancements at the facility can attract other industry players to acquire early licenses to use our intellectual property.  Finally, we believe that having a technology development center will allow us to obtain government funding from the National Aeronautics and Space Administration, the Department of Defense and the Department of Energy, each of which have interests in businesses that can deliver ultra-lightweight, high-efficiency technologies for space, mobile warfighter, and grid-deployment applications.

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We believe the technology development center can also make us highly competitive to receive government grants to support GaAs and OPV research and development. A second potential revenue source is in joint development projects with existing solar cell manufacturers. We believe the largest near-term opportunity can be in partnerships exploiting GaAs solar technology with existing GaAs cell manufacturers in the space programs, military operations and other suitable end use. We anticipate that partnerships with one or more of these companies can be supported by the facility, and possibly result in early revenue opportunities.

We believe that the costs of establishing the facility will be approximately $4,300,000.

Our long term overall plan of operation is dependent upon our ability to raise additional capital to support our research and development operations.  Since our inception, we have raised over $53,000,000 in equity from various investors, which has been invested primarily in research and development activities and maintaining our patent portfolio.  We anticipate that we will need to raise approximately $17,700,000 over the next 24 months until we earn sufficient revenue to support our operations, including our continuing research and development activities and patent prosecutions and to maintain our intellectual property portfolio.  The following is a breakdown of the $17,700,000 budget:

Working Capital	$2,700,000
R&D Sponsored Research	$3,600,000
R&D Operating Expenses (technology development center)	$1,300,000
R&D Equipment Purchases (technology development center)	$2,950,000
Patent Prosecution and App Fees	$3,600,000
General and Administrative	$3,550,000

There can be no assurance that financing will be available to us to fund our $17,700,000 budget, or, if available, that it will be on terms acceptable to us.

Recent Development

On October 22, 2014, the University of Michigan, our research partner, won a $1.35 million cooperative award under the U.S. Department of Energy SunShot Initiative. The University of Michigan was selected as part of SunShot’s “Next Generation Photovoltaics 3” program and was the only project awarded for OPV research and development.

This project aims to advance the practical viability of OPV by demonstrating reliable, large area and high-efficiency organic multijunction cells based on small molecule materials systems. The implementations in academic labs will be transferred to NanoFlex Power Corp., as the University of Michigan’s commercialization partner, who will work with manufacturers to achieve acceptance and deployment of OPV technology. The goals of the University of Michigan’s proposed program are: 1) demonstration of multijunction organic solar cells with efficiencies of >18%, 2) demonstration of extrapolated multijunction cell lifetimes exceeding 20 years, 3) demonstration of ultra-rapid organic film deposition on continuous rolls of foil substrates using our proprietary technology of organic vapor phase deposition; and 4) demonstration of roll-to-roll (R2R) application of package encapsulation.

Results of Operations

For the Three and Nine Months Ended September 30, 2014 and September 30, 2013

Research and Development Expenses

Research and development expenses for the three months ended September 30, 2014 were $291,571, a 29% decrease from $412,440 for the three months ended September 30, 2013.  The decrease is attributable to timing of research work by the Universities performed pursuant to our research agreements. Research and development expenses for the nine months ended September 30, 2014 were $996,722, a 4% increase from $956,211 for the nine months ended September 30, 2013. The increase is attributable to additional funding we provided to the Universities pursuant to our research agreements.

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Patent Application and Prosecution Fees

Patent application and prosecution fees consist of the fees due for prosecuting and maintaining our patents and were $625,595 for the three months ended September 30, 2014, a 9% decrease from $690,996 for the three months ended September 30, 2013. The decrease is attributable to timing of applications being researched for our technologies. Patent application and prosecution fees were $1,367,998 for the nine months ended September 30, 2014, an 8% increase from $1,263,417 for the nine months ended September 30, 2013. The increase is attributable to an increase in the number of our patents and number of applications being researched for our technologies.

Salaries and Related Expenses

Salaries and related expenses were $399,164 for the three months ended September 30, 2014, a 52% decrease from $835,985 for the three months ended September 30, 2013. Salaries and related expenses were $1,241,256 for the nine months ended September 30, 2014, a 10% decrease from $1,373,281 for the nine months ended September 30, 2013. The decrease is attributable to a negotiated temporary decline in salaries during the first quarter of 2013 which was subsequently reinstated. In October 2014, a permanent decrease in salaries was negotiated with the Company’s employees in an effort to conserve capital resources.

Stock-based Compensation

There was no stock-based compensation for the three and nine months ended September 30, 2014 as compared to $6,657,689 and $26,064,190 for the three and nine months ended September 30, 2013, respectively, relating to the vesting of awards granted in 2012.  As of September 30, 2014, there was no remaining unamortized stock-based compensation associated with outstanding awards.

Selling, General and Administrative Expenses

Selling, general and administrative expenses, consisting primarily of rent, office supplies, depreciation, workers compensation insurance, medical insurance, postage and shipping, traveling expenses and consulting fees, were $288,904 for the three months ended September 30, 2014, a 65% decrease from $832,414 for the three months ended September 30, 2013.  Selling, general and administrative expenses were $774,499 for the nine months ended September 30, 2014, a 32% decrease from $1,143,121 for the nine months ended September 30, 2013. The decrease is primarily attributable to decreases in legal and consulting fees.

Interest Expense

Interest expense for the three and nine months ended September 30, 2014 was $42,631 as compared to $17,932 and $4,463,453 for the three and nine months ended September 30, 2013, respectively, due to the effects of our reverse merger which eliminated all of our interest bearing debt. We entered into new interest bearing debt agreements in 2014 which are discussed in Note 2 and Note 3.

Loss on Debt Extinguishment

There was no loss on debt extinguishment for the three and nine months ended September 30, 2014 as compared to $0 and $1,811,800 for the three and months ended September 30, 2013, respectively, as we have eliminated all of our interest bearing debt.  The loss on debt extinguishment in 2013 related to (i) conversion of $230,000 of debt that was not originally convertible into 46,000 common shares and (ii) the issuance of 286,000 of common shares in connection with the extension of the maturity date on an aggregate of $1,400,000 of outstanding debt.  We evaluated the modifications under ASC 470-50 and determined that the modifications were substantial and the revised terms constituted debt extinguishments for which a loss is recognized equal to the difference in fair value of the debt and shares before and after the modifications.

Net Loss

The net loss for the three months ended September 30, 2014 was $1,647,866 an 83% decrease from $9,447,456 for the three months ended September 30, 2013.  The net loss for the nine months ended September 30, 2014 was $4,423,106, a 88% decrease from $37,075,473 for the nine months ended September 30, 2013. The decrease in the net loss is impacted by the decrease in stock-based compensation, interest expense and loss on debt extinguishment, each of which is described above.

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Liquidity and Capital Resources

As of September 30, 2014, we had cash and cash equivalents of $51,011 and a working capital deficit of $3,832,228, as compared to cash and cash equivalents of $197,004 and a working capital deficit of $1,255,222 as of December 31, 2013.  The decrease in cash and working capital is attributable to our operating losses as we have yet to generate revenues from our operations.

We are in the process of raising additional funds in order to continue to finance our near term and overall plans for research, development and commercialize photonic energy conversion technologies utilizing organic semiconductor-based solar cells.  The additional funding, if it can be raised, is anticipated to consist of private sales of our equity securities and/or convertible debt instruments.   However, there can be no assurance that the additional funds will be available to us when needed.

The Company is actively taking measures to decrease costs as well as manage payables in order to conserve capital resources. As part of these measures, the Company negotiated a permanent decrease in salaries with its employees.

Going Concern

The Company has not generated revenues to date. The Company has a working capital deficit of $3,832,228 and an accumulated deficit of $176,686,134 as of September 30, 2014. The ability of the Company to continue as a going concern is dependent on raising capital to fund ongoing operations and carry out its business plan and ultimately to attain profitable operations. Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Critical Accounting Policies

There were no changes in our critical accounting policies during the three months ended September 30, 2014 from those set forth in “Critical Accounting Policies” in our Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on March 31, 2014.

The following critical accounting policies are important to the portrayal of the Company’s combined financial condition and results.

Basis of Accounting

The Company’ policy is to maintain its books and prepare its combined financial statements on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Use of Estimates

The preparation of combined financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include all cash and liquid investments with an initial maturity of three months or less.

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Stock-based Compensation

We account for stock based compensation in accordance with FASB ASC 718 which requires companies to measure the cost of employee services received in exchange for an award of an equity instrument based on the grant-date fair value of the award. For stock-based awards granted on or after January 1, 2006, stock-based compensation expense is recognized on a straight-line basis over the requisite service period. In prior years, we accounted for stock-based awards under APB No. 25, “Accounting for Stock Issued to Employees.” We account for non-employee share-based awards in accordance with FASB ASC 505-50.

Research and Development

Research and development costs are expensed in the period they are incurred in accordance with ASC 730, Research and Development unless they meet specific criteria related to technical, market and financial feasibility, as determined by management, including but not limited to the establishment of a clearly defined future market for the product, and the availability of adequate resources to complete the project. If all criteria are met, the costs are deferred and amortized over the expected useful life, or written off if a product is abandoned. At December 31, 2013 and 2012, the Company had no deferred development costs.

Impairment of Long-Lived Assets

The Company reviews the carrying value of its long-lived assets annually or whenever events or changes in circumstances indicate that the historical-cost carrying value of an asset may no longer be appropriate. The Company assesses recoverability of the asset by comparing the undiscounted future net cash flows expected to result from the asset to its carrying value. If the carrying value exceeds the undiscounted future net cash flows of the asset, an impairment loss is measured and recognized. An impairment loss is measured as the difference between the net book value and the fair value of the longlived asset. Fair value is estimated based upon either discounted cash flow analysis or estimated salvage value.

Development Stage Company

The Company is a development stage company as defined by ASC 915, Accounting and Reporting by Development Stage Entities. The Company is devoting substantially all of its present efforts to establishing a new business. All losses accumulated since inception have been considered as part of the Company’s development stage activities.

Property and Equipment

Property and equipment are stated at cost. Depreciation of property and equipment is provided using the straight-line method for financial reporting purposes at rates based on the estimated useful lives of the assets. Estimated useful lives range from three to eight years.

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SUMMARY FINANCIAL DATA

The following table sets forth our selected historical financial data as of and for each of the periods indicated. We derived the selected historical financial data as of and for the fiscal year ended December 31, 2013 and the nine-month period ended September 30, 2014 from our financial statements. This information is only a summary and you should read it in conjunction with the historical financial statements included in this Prospectus and the related notes and the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations," included in this Prospectus.  Our financial information may not be indicative of our future performance and does not necessarily reflect what our financial condition and results of operations would have been had we operated as an independent, stand-alone entity for the periods presented, particularly since many changes will occur in our operations and capitalization as a result of the Liquidating Distribution.

Balance Sheets

	September 30,	December 31,
	2014	2013

ASSETS
TOTAL CURRENT ASSETS	59,635	210,649

TOTAL ASSETS	$74,718	$218,082

TOTAL CURRENT LIABILITIES	3,891,863	1,465,871

TOTAL LIABILITIES	3,891,863	1,465,871

TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	(3,817,145)	(1,247,789

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)	$74,718	$218,082

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Statement of Operations:

	Nine Months Ended September 30, 2014	Nine Months Ended September 30, 2013	Year Ended December 31, 2013	Year Ended December 31, 2012	February 7, 1994 (Inception) Through September 30, 2014

REVENUES	-	-	-	-	-

OPERATING EXPENSES	4,380,475	30,800,220	32,835,787	13,869,370	37,216,262

LOSS FROM OPERATIONS	4,380,475	30,800,220	32,835,787	13,869,370	37,216,262

NET LOSS	$(4,423,106)	$(37,075,473)	$(39,238,740)	$(20,862,200)	$(43,661,846)

NET LOSS per share (basic and diluted)	$(0.10)	$(0.61)	$(0.59)	$(0.52)	n/a

WEIGHTED AVERAGE COMMON SHARES, OUTSTANDING, BASIC and DILUTED	43,420,085	61,079,624	66,855,209	40,395,528	n/a

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DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Directors and Executive Officers

The following table sets forth the name and position of each of our current executive officers and directors. All directors hold office until the next annual meeting of stockholders or until their respective successors are elected, except in the case of death, resignation or removal:

Name	Age	Position

John D. Kuhns	64	Executive Chairman of the Board

Dean L. Ledger	66	Chief Executive Officer, Director

Robert J. Fasnacht	57	President, Director, Chief Operating Officer

Amy B. Kornafel	43	Chief Financial Officer and Secretary

Joey S. Stone	51	Senior Vice President of Corporate Development

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John D. Kuhns, age 64, is the Executive Chairman of the Board of the Company and of GPEC. Mr. Kuhns became an investor in GPEC in 1999, and has served as a Director of GPEC since April of 2000. He was appointed to serve as Director of the Company on September 24, 2013. In the last 30 years, Mr. Kuhns has founded and completed five initial public offerings for renewable energy companies. Most recently in 2006 he founded China Hydroelectric Corporation (NYSE: CHC), China’s largest foreign-owned hydroelectric power company. China Hydro listed its shares on the New York Stock Exchange in January of 2010. Mr. Kuhns served as Chairman of the Board of China Hydro from 2006 until 2012. In 1988, Mr. Kuhns founded The New World Power Corporation (NASDAQ: NWPC), where he served as Chairman of the Board of directors. This company was the first wind farm company to go public. In 1981, Mr. Kuhns was also the founder of Catalyst Energy Corporation (NYSE: CE), one of the country’s most successful hydroelectric developers and recognized by Inc. Magazine as the nation's fastest growing public company in the five years from 1982 to 1987. Mr. Kuhns is the Chairman and CEO of Kuhns Brothers, an investment banking boutique and one of the oldest continually operating investment firms in the United States, tracing its origins to 1842. Mr. Kuhns is a graduate of the Harvard Business School (M.B.A., 1977), the University of Chicago (M.F.A. in Fine Arts, 1975) and Georgetown University (A.B., in Sociology and in Fine Arts, 1972), where he was captain of the varsity football team and is a member of the University's Athletic Hall of Fame. Mr. Kuhns was selected to serve originally as a Director of GPEC and now as a Director of the Company due in part to his comprehensive knowledge gained over the last 30 years in all aspects of the Green Energy field. He also has accumulated vast experience and understanding of all business aspects and competitive worldwide environment for solar power.

Dean L. Ledger, age 66, has served as a Director and senior executive of GPEC since its inception in 1994 and was instrumental in its founding. Mr. Ledger is GPEC’s Chief Executive Officer, and was elected as the Chief Executive Officer of the Company on September 24, 2013. Mr. Ledger has significant experience in capital formation and business building as he played instrumental roles in both Universal Display Corporation (NASDAQ: OLED) and InterDigital Corporation (NASDAQ: IDCC) from their inception. From 1994 to 2012, Mr. Ledger served as Executive Vice President-Corporate Development of Universal Display Corporation. From July 1994 to January 2001, Mr. Ledger served as a member of the Board of Directors of Universal Display Corporation. From December 2001 to July 2003, Mr. Ledger served as a member of the Board of Directors of North American Technologies, Inc. (NASDAQ: NATK). From May 1991 until October 1992, Mr. Ledger was a consultant to the IntelCom Group. Mr. Ledger served as a consultant to InterDigital Communications Corporation from October 1989 to April 1991. Prior to October 1989, Mr. Ledger spent 12 years as a financial consultant with E.F. Hutton, Shearson Lehman Brothers and Paine Webber. He is a graduate of Colorado College (B.A., Business Administration, 1972).

The Board concluded that Mr. Ledger should serve as a Director of the Company based on his extensive experience and knowledge of the history of our Company and of all of its related technologies. Furthermore, he has a proven track record in leveraging information technology to capture new commercial opportunities and to increase operational efficiencies in various industries.

Robert J. Fasnacht, age 57, is a director, President and Chief Operating Officer of GPEC and he was elected as a director, President and Chief Operating Officer of the Company on September 24, 2013. He first joined GPEC in 2011 as its Executive Vice President, General Counsel and corporate Secretary. Prior to that, he was engaged in a private legal practice emphasizing both corporate transactions and complex civil litigation. He also served for a number of years as a Board Member of various U.S. companies, including a U.S. based privately held restaurant Franchisor. He is admitted to practice in the 9th Circuit Court of Appeals, along with several state and federal courts, including the U.S. Tax Court. Mr. Fasnacht is a graduate of the University of Idaho (B.S., Chemistry, 1983 and J.D., 1985). Mr. Fasnacht was selected as a Director due to his extensive knowledge both from his scientific education and his legal training on all aspects of the Company’s Organic and Inorganic Photovoltaic Technologies and on its related intellectual property portfolio. He also demonstrated an extraordinary ability to understand the business and technological aspects of the Company as they relate to the Company’s strategic roll moving forward.

Amy B. Kornafel, age 43, is the Chief Financial Officer of GPEC since March 2005 and also serves as the Company’s Secretary. She was elected as the Chief Financial Officer and Secretary of the Company on September 24, 2013. From 2003 through 2005, Ms. Kornafel served as GPEC’s Controller. Previously Ms. Kornafel worked as a Consultant and Senior Financial Statement Assurance Auditor for Arthur Andersen LLP. From 1995 to 1997, Ms. Kornafel served as a tax accountant for Alloy, Silverstein, Shapiro, Adams, Mulford and Company. Ms. Kornafel’s experience includes extensive financial, accounting and audit experience with software, hardware, manufacturing, venture capital, bio-tech, development stage and retail enterprises. Ms. Kornafel is a graduate of Rutgers University (B.S., Accounting 1995).

Joey S. Stone, age 51, has served as the Senior Vice President of Corporate Development of GPEC since September 2010 and he was elected to the same positions with the Company on September 24, 2013. Mr. Stone is a senior executive with over 20 years of experience in the financial services sector. From 2001 to 2010, Mr. Stone was a Senior Vice President at Morgan Stanley, a global financial services firm. From 1991 to 2001, Mr. Stone was a financial consultant with J.C. Bradford & Co. and from 1988 to 1991, with PaineWebber. Mr. Stone is a graduate of Louisiana State University (B.S., Business, 1987).

Board Committees

We do not have a standing nominating, compensation or audit committee. Rather, our full board of directors performs the functions of these committees. Also, we do not have a “audit committee financial expert” on our board of directors as that term is defined by Item 401(d)(5)(ii) of Regulation S-K. We do not believe it is necessary for our board of directors to appoint such committees because the volume of matters that come before our board of directors for consideration permits the directors to give sufficient time and attention to such matters to be involved in all decision making. Additionally, because our Common Stock is not listed for trading or quotation on a national securities exchange, we are not required to have such committees.

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Code of Ethics

On January 28, 2013, we adopted a Code of Ethics and Business Conduct which is applicable to our employees and which also includes a Code of Ethics for our CEO and principal financial officer and persons performing similar functions. A copy of our Code of Business Conduct and Ethics has been filed with the Securities and Exchange Commission as an exhibit to the Company’s Registration Statement on Form S-1 filed March 15, 2013. A code of ethics is a written standard designed to deter wrongdoing and to promote:

●	honest and ethical conduct,

●	full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements,

●	compliance with applicable laws, rules and regulations,

●	the prompt reporting violation of the code, and

●	accountability for adherence to the code.

Director Independence

Our securities are not listed on a national securities exchange or in an inter-dealer quotation system which has requirements that directors be independent.  We believe that two of our three directors, Robert J. Fasnacht and Dean L. Ledger, would not be considered to be independent, as that term is defined in the listing standards of NASDAQ.

Meetings of the Board of Directors

During its fiscal year ended December 31, 2013, the Board of Directors of the Company did not meet on any occasion, but rather transacted business by unanimous written consent.

Board Leadership Structure and Role in Risk Oversight

Our Board recognizes that the leadership structure and combination or separation of the President and Chairman roles is driven by the needs of the Company at any point in time.  Currently, Mr. John D. Kuhns serves as the Executive Chairman of our Board, and Mr. Robert J. Fasnacht serves as the President of the Company.  We have no policy requiring the combination or separation of leadership roles and our governing documents do not mandate a particular structure.  This has allowed, and will continue to allow, our Board the flexibility to establish the most appropriate structure for our company at any given time.

Immediately following the consummation of the Share Exchange Transaction, the size of the Company’s management team was increased in order to manage our expanded operations, risks and resources.

EXECUTIVE COMPENSATION

The following table sets forth information concerning cash and non-cash compensation paid by NanoFlex to its Chief Executive Officer, Executive Chairman and the two other highly compensated executive officers other than the Chief Executive Officer who were serving as an executive officer of NanoFlex on December 31, 2013 for the fiscal year ended December 31, 2013. The Company was incorporated on January 18, 2013, therefore there was no compensation to its executives in the fiscal year of 2012.

Name and Position(s)	Year	Salary ($)	Stock Awards ($)	All other Compensation ($)	Total Compensation ($)

Dean L. Ledger (1)	2013	$0	$0	$0	$0
Chief Executive Officer and Director

John D. Kuhns (2)	2013	$0	$0	$0	$0
Executive Chairman and Director

Robert J. Fasnacht (3)	2013	$0	$0	$0	$0
President, Chief Operating Officer and Director

Joey Stone (4)	2013	$0	$0	$0	$0
Senior Vice President of Corporate Development

Amy B. Kornafel (5)	2013	$0	$0	$0	$0
CFO and Secretary

Christopher Conley (6)	2013	$0	$0	$0	$0
Former CEO, CFO and director

(1)	Mr. Dean L. Ledger was appointed as our Director and Chief Executive Officer on September 24, 2013.
(2)	Mr. John D. Kuhns was appointed as our Executive Chairman on September 24, 2013.
(3)	Mr. Robert J. Fasnacht was appointed as our Director, President and Chief Operating Officer on September 24, 2013.
(4) (5) (6)

Mr. Joey Stone was appointed as our Senior Vice President of Corporate Development on September 24, 2013.

Ms. Amy B. Kornafel was appointed as our Chief Financial Officer and Secretary on September 24, 2013.

Mr. Christopher Conley served as our CEO, CFO and director since our inception through September 24, 2013.

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The following table sets forth information concerning cash and non-cash compensation paid by GPEC to the Company’s Chief Executive Officer, Executive Chairman and the two other highly compensated executive officers other than the Chief Executive Officer who were serving as an executive officer of GPEC on December 31, 2013 for each of the two fiscal years of GPEC ended December 31, 2013 and December 31, 2012.

Name and Position(s)	Year	Salary ($)	Stock Awards ($)	All other Compensation ($)	Total Compensation ($)

Dean L. Ledger (1)	2013	$248,500	$4,206,606	$445,094	$4,900,200
Chief Executive Officer and Director of GPEC	2012	$462,500	$3,085,110	$0	$3,547,610

John D. Kuhns (2)	2013	$233,333	$4,167,758	$0	$4,401,091
Executive Chairman of GPEC	2012	$0	$947,774	0	$947,774

Robert J. Fasnacht (3)	2013	$163,750	$3,654,195	$185,083	$4,003,028
President, Chief Operating Officer and Director of GPEC	2012	$260,416	$1,112,055	$0	$1,372,471

Joey Stone (4)	2013	$112,500	$2,574,501	$438,500	$3,125,501
Senior Vice President of Corporate Development	2012	$163,750	$1,050,555	$0	$1,214,305

Amy B. Kornafel (5)	2013	$97,500	$2,331,945	$149,217	$2,578,662
Chief Financial Officer and Treasurer of GPEC	2012	$163,750	$804,555	$0	$1,393,750

(1)	Mr. Dean L. Ledger was appointed as GPEC’s Director and Chief Executive Officer on September 24, 2013. Prior to that Mr. Ledger was the Chief Executive Officer, Chief Operating Officer, President and Director of GPEC. GPEC issued Mr. Ledger 545,645 and 640,000 shares for services during 2013 and 2012, respectively.
(2)	Mr. John D. Kuhns was appointed as GPEC’s Executive Chairman in May 2012. Mr. Kuhns has been a director of GPEC since 1999. GPEC issued Mr. Kuhns 1,658,969 and 2,500,000 shares for services during 2013 and 2012 respectively.
(2)	Mr. Robert J. Fasnacht was appointed as GPEC’s Director, President and Chief Operating Officer on September 24, 2013. Mr. Fasnacht has been Executive Vice President, General Counsel and Secretary of GPEC since 2011. GPEC issued Mr. Fasnacht 525,000 and 250,000 shares for services during 2013 and 2012 respectively.
(3)	Mr. Joey Stone was appointed as GPEC’s Senior Vice President of Corporate Development on September 24, 2013. Mr. Stone has been Senior Vice President of GPEC since September 2010. GPEC issued Mr. Stone 2,574,501 and 240,000 for services during 2013 and 2012, respectively.
(4)	Ms. Amy B. Kornafel was appointed as GPEC’s Chief Financial Officer and Secretary on September 24, 2013. Ms. Kornafel has been Chief Financial Officer and Treasurer of GPEC since March 2005. GPEC issued Ms. Kornafel 310,000 and 500,000 shares for services during 2013 and 2012, respectively.

At this time, none of the management of the Company or GPEC expects compensation to be increased for the foreseeable future.

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Employment Agreement of the Executive Officers and Directors

On September 24, 2013, the Company and John D. Kuhns entered into an Employment Agreement, as amended and restated on October 22, 2013, pursuant to which commencing October 1, 2013 Mr. Kuhns is being employed as Executive Chairman of the Board of the Company for a term of five years. The initial five year term of employment automatically shall be extended for additional one-year periods unless within 60 days prior to the end of the term a party gives written notice to the other of its decision not to renew the term. Under the agreement, Mr. Kuhns is entitled to the compensation consisting of $400,000 per year for base salary (plus annual cost of living increases of 3% per year), an annual bonus at the discretion of the Board of the Directors and other benefits such as family health and dental insurance coverage and eligibility to participate in profit-sharing, 401K, stock option, bonus and performance award plans that are generally made available to executive officers of the Company.

On September 24, 2013, the Company and Dean L. Ledger entered into an Employment Agreement, as amended and restated on October 22, 2013, pursuant to which commencing October 1, 2013 Mr. Ledger is being employed as Chief Executive Officer of the Company for a term of five years. The initial five year term of employment automatically shall be extended for additional one-year periods unless within 60 days prior to the end of the term a party gives written notice to the other of its decision not to renew the term. Under the agreement, Mr. Ledger is entitled to the compensation consisting of $400,000 per year for base salary (plus annual cost of living increases of 3% per year), an annual bonus at the discretion of the Board of the Directors and other benefits such as family health and dental insurance coverage and eligibility to participate in profit-sharing, 401K, stock option, bonus and performance award plans that are generally made available to executive officers of the Company.

On September 24, 2013, the Company and Robert J. Fasnacht entered into an Employment Agreement, as amended and restated on October 22, 2013, pursuant to which commencing October 1, 2013 Mr. Fasnacht is being employed as President and Chief Operating Officer of the Company for a term of five years. The initial five year term of employment automatically shall be extended for additional one-year periods unless within 60 days prior to the end of the term a party gives written notice to the other of its decision not to renew the term. Under the agreement, Mr. Fasnacht is entitled to the compensation consisting of $360,000 per year for base salary (plus annual cost of living increases of 3% per year), an annual bonus at the discretion of the Board of the Directors and other benefits such as family health and dental insurance coverage and eligibility to participate in profit-sharing, 401K, stock option, bonus and performance award plans that are generally made available to executive officers of the Company.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CONTROL PERSONS

Our policy is that a contract or transaction either between the Company and a director, or between a director and another company in which he is financially interested is not necessarily void or voidable if the relationship or interest is disclosed or known to the Board of Directors and the stockholders are entitled to vote on the issue, or if it is fair and reasonable to our company.

On February 26, 2014, the Company sold and issued a promissory note in the principal amount of $150,000 to Douglas Ledger, the son of Dean L. Ledger, the CEO of NanoFlex and GPEC.

On April 9, 2014, the Company sold and issued to Nina Ledger, the daughter of Dean L. Ledger, the CEO of NanoFlex and GPEC, 80,000 shares of Common Stock and warrants to purchase 80,000 shares of Common Stock for investment of a total of $100,000.

On September 24, 2013, Mr. Christopher Conley, a shareholder holding a majority of the outstanding shares of the Company, and GPEC consummated a Stock Purchase Agreement, pursuant to which Mr. Conley sold to GPEC an aggregate of 9,000,000 shares of GPEC’s common stock representing approximately 75% of the then issued and outstanding shares of GPEC common stock for an aggregate sales price of $249,000. GPEC agreed to cancel the shares purchased from Mr. Conley following the issuance of Common Stock in accordance with the Share Exchange Agreement.

Dean L. Ledger the Chief Executive Officer of GPEC, loaned GPEC $150,000 in 2010 and an additional $250,000 during 2011.  The outstanding loans of $400,000 were repaid during the first six months of 2013. During the first six months of 2013 Mr. Ledger loaned GPEC an additional $240,000, which amount was repaid in July 2013.

During 2012 and 2011, GPEC borrowed $2,130,000 and $1,750,000, respectively from Ronald B. Foster, a majority shareholder of the Company. These loans are unsecured, bear interest at 5% per annum and originally matured December 22, 2012. In connection with the loans, on January 31, 2012, the note holder was guaranteed 4,000,000 Class A common shares of GPEC. On May 23, 2012, the Company entered into an amended debt agreement with the shareholder whereby all accrued interest was paid in cash and the interest rate of 5% was replaced with a fixed amount of interest of $10,000 for all existing debt and any future debt. In 2012, the Company made cash payments on these notes totaling $630,000 and the remaining $4,000,000 was converted to 4,000 shares of Series A Convertible Preferred Stock of GPEC. On September 24, 2013, such holder of 4,000 shares of Series A Convertible Preferred Stock of GPEC received a total of 4,400,000 shares of Common Stock and warrant to purchase 4,400,000 shares of Common Stock pursuant to the Share Exchange Agreement.

During the fiscal year ended December 31, 2012 GPEC issued an aggregate of 14,942,500 shares of its common stock to directors, officers and key consultants of GPEC as compensation.

Except the above transactions, neither GPEC nor the Company was a party to any transaction (where the amount involved exceeded the lesser of $120,000 or 1% of the average of our assets for the last two fiscal years) in which a director, executive officer, holder of more than five percent of our Common Stock, or any member of the immediate family of any such person have or will have a direct or indirect material interest and no such transactions are currently proposed.

The Company’s Board conducts an appropriate review of and oversees all related party transactions on a continuing basis and reviews potential conflict of interest situations where appropriate.  The Board has not adopted formal standards to apply when it reviews, approves or ratifies any related party transaction.  However, the Board believes that the related party transactions are fair and reasonable to the Company and on terms comparable to those reasonably expected to be agreed to with independent third parties for the same goods and/or services at the time they are authorized by the Board.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of Common Stock as of the date of this Prospectus, and by the officers and directors, individually and as a group as of the date of this Prospectus. Except as otherwise indicated, all shares are owned directly and the shareholders listed possesses sole voting and investment power with respect to the shares shown.

Name and Address* of Officers and Directors	Office	Shares Beneficially Owned(1)		Percent of Class (2)

Dean L. Ledger	CEO, Director	1,051,023	(3)	2.37%
9290 East Thompson Peak Pkwy
Unit 134
Scottsdale, AZ 85255

John D. Kuhns	Executive Chairman	1,035,023	(4)	2.34%
558 Lime Road
Lakeville, CT 06039

Robert J. Fasnacht	Director, President, and COO	1,017,023		2.30%
7629 East Hartford Drive
Scottsdale, AZ 85255

Joey S. Stone	Senior Vice President of Corporate Department	486,911		1.10%
432 Plantation Crest Court
Baton Rouge, LA 70810

Amy B. Kornafel	CFO, Secretary	506,911	(5)	1.14%
204 Chippewa Trail
Medford Lakes, NJ 08055

All officers and directors as a		4,096,891	(6)	9.25%
group (5 persons)

5% Securities Holders
Ronald B. Foster		24,941,000	(7)	56.32%
GPEC Holdings, Inc.		15,500,616	(8)	35.00%

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares as to which a shareholder has sole or shared voting power or investment power, and also any shares which the shareholder has the right to acquire within 60 days, including upon exercise of common shares purchase options or warrants.
(2)	Based on 44,282,278 shares of the Company’s Common Stock outstanding as of the date of this Prospectus.
(3)	Includes an aggregate of 34,000 shares which may be acquired upon exercise of immediately exercisable options.
(4)	Includes an aggregate of 18,000 shares which may be acquired upon exercise of immediately exercisable options.
(5)	Includes an aggregate of 20,000 shares which may be acquired upon exercise of immediately exercisable options.
(6)	Includes an aggregate of 72,000 shares which may be acquired upon exercise of immediately exercisable options.
(7)	Includes 12,470,500 shares of the Company’s Common Stock that may be issued upon exercise of immediately exercisable warrants.
(8)	Holdings currently holds approximately 35.63% of our outstanding shares of Common Stock on behalf of the shareholders of Holdings, which will be distributed to the Holdings shareholders on a pro rata basis. Holdings shareholders are entitled to the voting rights of such shares on a pro rata basis and Holdings should vote at the direction of Holdings shareholders or solicit proxy from the Holdings shareholders to vote on matters of NanoFlex. Holdings shareholders are also entitled to the pecuniary interest of such shares on a pro rata basis, and Holdings should distribute to the Holdings shareholders any pecuniary interest that may accrue and derive from such shares.

* Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table. Unless otherwise indicated, the address of the beneficial owner is 17207 N. Perimeter Dr., Suite 210, Scottsdale, AZ 85255.

Changes in Control

Except as described herein, there are currently no arrangements which may result in a change in control of the Company.

Information Regarding Holdings and Its Affiliates

The following table provides information about the actual and potential ownership of shares of our Common Stock by Holdings and the number of such shares included for distribution in this Prospectus.

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The following information is not determinative of any shareholder’s beneficial ownership of our Common Stock pursuant to Rule 13d-3 or any other provision under the Securities Exchange Act of 1934, as amended.

The Company is an “underwriter” with respect to the Distribution of Shares offered hereby and any profits realized or commissions received may be deemed underwriting compensation. Holdings and its affiliates named below and intermediaries through whom the securities are sold are “underwriters” within the meaning of the Securities Act, with respect to the Distribution Shares offered hereby, and any profits realized or commissions received may be deemed underwriting compensation.  To the best of our knowledge, none of Holdings or its affiliates are broker-dealers or affiliates of broker-dealers.

Name of Selling Shareholder	Shares Owned by Selling Shareholder Prior to Offering		Percentage of Stock Owned By Selling Shareholder Prior to Offering(1)	Number of Shares of Common Stock Offered Hereby (2)	Number of Shares of Common Stock Owned After Offering	Percentage of Common Stock Beneficially Owned After the Offering
GPEC Holdings, Inc.	15,500,616		35.63%	15,500,616	0	0.00	%(3)
TOTAL	15,500,616	(4)	35.63%	15,500,616	0	0%

(1)	Based on 44,282,278 shares of the Company issued and outstanding as of the date of this Prospectus.
(2)	The percentages set forth are not determinative of the Selling Shareholder's beneficial ownership of our Common Stock pursuant to Rule 13d-3 or any other provision under the Securities Exchange Act of 1934, as amended.
(3)	In connection with the Liquidating Distribution, Holdings will issue to its shareholders all of the NanoFlex shares owned by Holdings.

The following are affiliates of Holdings therefore are “underwriters” within the meaning of the Securities Act with respect to the Distribution Shares offered hereby:

Name of Affiliates	Shares Owned by Affiliate Prior to Liquidating Distribution		Percentage of Stock Owned By Affiliates Prior to Liquidating Distribution(1)	Number of Shares of Common Stock to Receive in Liquidating Distribution (2)		Number of Shares of Common Stock Owned After Liquidating Distribution		Percentage of Common Stock Beneficially Owned After Liquidating Distribution
Dean L. Ledger	1,051,023	(3)	2.49%	1,044,645	(4)	2,095,668	(3)(4)	4.84%
John D. Kuhns	1,035,023	(5)	2.45%	840,000		1,875,023	(5)	4.33%
Robert J. Fasnacht	1,017,023		2.41%	780,000	(6)	1,797,023	(6)	4.145%
Joey S. Stone	486,911		1.15%	560,000	(7)	1,046,911	(7)	2.42%
Amy B. Kornafel	506,911	(8)	1.20%	510,000		1,016,911	(8)	2.35%
Ronald B. Foster	24,941,000	(9)	45.59%	2,075,720	(9)	27,016,720	(9)	62.35%
Total				5,810,365		34,848,256		80.43%

(1)	Based on 43,327,278 shares of the Company issued and outstanding as of the date of the Prospectus.

(2)	The percentages set forth are not determinative of the Selling Shareholder's beneficial ownership of our Common Stock pursuant to Rule 13d-3 or any other provision under the Securities Exchange Act of 1934, as amended.

(3)	Includes an aggregate of 34,000 shares which may be acquired upon exercise of immediately exercisable options.

(4)	Includes: (i) 200,000 shares to be issued to Dean Ledger Revocable Living Trust, and (ii) 300,000 shares to be issued to Dean Ledger Revocable Living Trust dated 12/13/2006 Dean Ledger, Trustee.

(5)	Includes an aggregate of 18,000 shares which may be acquired upon exercise of immediately exercisable options.

(6)	Includes 625,000 shares to be issued in the name of Robert J. Fasnacht and Susan A. Fasnacht.

(7)	Includes: (i) 100,000 shares to be issued in the name of Joey S. Stone and Carter Rose Stone and (ii) 10,560 shares to be issued to Carter R. Stone, Mr. Joey S. Stone’s wife.

(8)	Includes an aggregate of 20,000 shares which may be acquired upon exercise of immediately exercisable options.

(9)	Includes 12,470,500 shares of the Company’s Common Stock that may be issued upon exercise of immediately exercisable warrants.

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LEGAL PROCEEDINGS

There are no material proceedings to which any director or officer, or any associate of any such director or officer, is a party that is adverse to our Company or any of our subsidiaries or has a material interest adverse to our Company or any of our subsidiaries. No director or executive officer has been a director or executive officer of any business which has filed a bankruptcy petition or had a bankruptcy petition filed against it during the past ten years. No director or executive officer has been convicted of a criminal offense or is the subject of a pending criminal proceeding during the past ten years. No director or executive officer has been the subject of any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities during the past ten years. No director or officer has been found by a court to have violated a federal or state securities or commodities law during the past ten years.

In addition, there are no material proceedings to which any affiliate of our Company, or any owner of record or beneficially of more than five percent of any class of voting securities of our Company, is a party that is adverse to our Company or any of our subsidiaries or has a material interest adverse to our Company or any of our subsidiaries. Currently there are no legal proceedings pending or threatened against us. We are not currently involved in any litigation that we believe could have a materially adverse effect on our financial condition or results of operations.

There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of our Company or any of our subsidiaries, threatened against or affecting our Company, our Common Stock, any of our subsidiaries or of our Company’s or our Company’s subsidiaries’ officers or directors in their capacities as such, in which an adverse decision could have a material adverse effect.

However, from time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Our by-laws provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such persons promise to repay us therefore if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us, which it may be unable to recoup.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted.  We are not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

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CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

Previous Independent Accountants

On October 22, 2013, in connection with the Company’s acquisition of the assets and operations of GPEC and the related change in control of the Company, Board of Directors of the Company approved to terminate Messineo & Co., CPAs LLC (“Messineo”) as the Company’s independent registered public accounting firm.

The Company’s consolidated financial statements of the fiscal year ended January 31, 2013 were audited by Messineo’s reports on our financial statements, which did not contain an adverse opinion, a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. Messineo’s reports on our financial statements for the fiscal year ended January 31, 2013, however, stated that there is substantial doubt about the Company’s ability to continue as a going concern.

During the fiscal year ended January 31, 2013 and through October 22, 2013, (a) there were no disagreements with Messineo on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Messineo, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the financial statements for such years and (b) there were no “reportable events” as described in Item 304(a)(1)(v) of Regulation S-K.

New Independent Registered Public Accounting Firm

On October 22, 2013, the Board of Directors of the Company ratified and approved the appointment of Malone Bailey, LLP (“Malone Bailey”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013. Malone Bailey is located at 9801 Westheimer Road, Suite 1100, Houston, TX 77042.

During the Company's previous fiscal years ended September 30, 2012 and 2011 and through May 7, 2013, neither the Company nor anyone on the Company's behalf consulted with Malone Bailey regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements or (ii) any matter that was either the subject of a disagreement or a reportable event as defined in Item 304(a)(1)(v) of Regulation S-K. Prior to the Share Exchange Transaction, GPEC had been audited by Malone Bailey.

LEGAL MATTERS

The validity of the shares offered hereby will be passed upon for us by Ofsink, LLC at 230 Park Avenue, Suite 851, New York, NY 10169.

EXPERTS

Our financial statements as of and for the years ended December 31, 2013 and 2012, included in this Prospectus and elsewhere in the registration statement, were audited by Malone Bailey, LLP., an independent registered public accounting firm, as set forth in their reports (which contain an explanatory paragraph related to our ability to continue as a going concern to our financial statements) appearing herein, and are included in reliance upon such reports given on the authority of such firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Registration Statement on Form S-1 under the Securities Act with respect to the shares of Common Stock offered by this Prospectus. This Prospectus does not contain all of the information included in the Registration Statement. For further information pertaining to us and our Common Stock, you should refer to the Registration Statement and to its exhibits.

The Company is subject to the information and reporting requirements of the Exchange Act.  Reports filed with the SEC pursuant to the Exchange Act, including proxy statements, annual and quarterly reports, and other reports filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at the Headquarters Office, 100 F. Street N.E., Room 1580, Washington, D.C. 20549.  The reader may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.  The reader can request copies of these documents upon payment of a duplicating fee by writing to the SEC.  Our filings are also available on the SEC’s internet site at  http://www.sec.gov.

You should read this Prospectus and any Prospectus supplement together with the Registration Statement and the exhibits filed with or incorporated by reference into the Registration Statement. The information contained in this Prospectus speaks only as of its date unless the information specifically indicates that another date applies.

We have not authorized any person to give any information or to make any representations that differ from, or add to, the information discussed in this Prospectus. Therefore, if anyone gives you different or additional information, you should not rely on it.

No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by our Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

67

[THE FINANCIAL STATEMENTS INCLUDED IN THE REGISTRATION STATEMENT BEGINNING ON PAGE F-1 WILL BE INSERTED HERE IN THE FINAL PROSPECTUS]

[Back page of Prospectus]

68

Until [A DATE WHICH IS 90 DAYS FROM THE EFFECTIVE DATE OF THIS PROSPECTUS], all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus.  This is in addition to the dealers’ obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

We have not authorized any dealer, salesperson or other person to give you written information other than this Prospectus or to make representations as to matters not stated in this Prospectus. You must not rely on unauthorized information. This Prospectus is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this Prospectus nor any sales made hereunder after the date of this Prospectus shall create an implication that the information contained herein nor the affairs of the issuer have not changed since the date hereof.

THE DATE OF THIS PROSPECTUS IS October 16, 2014

NanoFlex Power Corporation

15,500,616 shares of Common Stock

[THE FINANCIAL STATEMENTS FOLLOW.

THE FINANCIAL STATEMENTS BELOW WILL BE INCLUDED AT THE END OF BOTH THE DISTRIBUTION PROSPECTUS AND RESALE PROSPECTUS, BUT HAVE ONLY BEEN INCLUDED ONE TIME IN THE REGISTRATION STATEMENT AS TO NOT BE UNNECESSARILY DUPLICATIVE.]

INDEX TO FINANCIAL STATEMENTS

Audited Financial Statements

Unaudited Interim Financial Statements

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of

NanoFlex Power Corporation

(formerly known as Universal Technology Systems Corp.)

(a development stage company)

Bala Cynwyd, Pennsylvania

We have audited the accompanying consolidated balance sheets of NanoFlex Power Corporation and its subsidiaries (formerly known as Universal Technology Systems Corp.) (a development stage company) (collectively the “Company”) as of December 31, 2013 and 2012, and the related  consolidated statements of expenses, stockholders’ equity (deficit) and cash flows for each of the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2013 and 2012, and the results of its operations and its cash flows for each of the years the ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred losses from operation since inception. This factor raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to this mater are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

March 28, 2014

F-2

NANOFLEX POWER CORPORATION
(Formerly known as Universal Technology Systems Corp.)
(a development stage company)
CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2013	2012
ASSETS
CURRENT ASSETS:
Cash	$197,004	$344,656
Prepaid expenses and other assets	13,645	26,429
Total current assets	210,649	371,085

Property and equipment, net	7,433	4,644

TOTAL ASSETS	$218,082	$375,729

LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
Accounts payable	$689,119	$1,003,352
Accrued expenses	676,752	413,828
Accrued payroll	-	854,130
Accrued interest	-	530,502
Short-term debt- related party	100,000	-
Short-term debt, net of unamortized discounts of $-0- and $45,421, respectively	-	4,342,079
Short-term debt, related parties, net unamortized discount of $-0-, respectively	-	500,000
Total current liabilities	1,465,871	7,643,891

TOTAL LIABILITIES	1,465,871	7,643,891

STOCKHOLDERS' DEFICIT:
Common Stock, 250,000,000 authorized, $0.0001 par value, 42,799,278 and 16,091,909 issued and outstanding, respectively	4,280	1,609
Additional paid in capital	171,010,959	125,754,517
Deficit accumulated during development stage	(172,263,028)	(133,024,288)

Total stockholders' deficit	(1,247,789)	(7,268,162)

TOTAL LIABILITIES AND STOCKHOLDER’S DEFICIT	$218,082	$375,729

See accompanying notes consolidated financial statements

F-3

NANOFLEX POWER CORPORATION
(Formerly known as Universal Technology Systems Corp.)
(a development stage company)
CONSOLDIATED STATEMENTS OF OPERATIONS

			February 7, 1994
			(Inception) through
	December 31,	December 31,	December 31, 2013
	2013	2012	(Unaudited)
OPERATING EXPENSES:
Research and development	$1,390,438	$988,127	11,457,638
Research and development - stock-based compensation	-	-	3,623,294
Patent application and prosecution fees	2,069,530	1,345,743	12,728,425
Salaries and related expenses	1,900,690	951,411	16,681,654
Stock-based compensation	26,064,190	9,950,226	56,945,272
Selling, general and administrative expenses	1,407,546	622,451	7,541,906
Depreciation and amortization	3,393	1,412	9,279
Total operating expenses	32,835,787	13,869,370	108,987,468

LOSS FROM OPERATIONS	32,835,787	13,869,370	108,987,468

OTHER INCOME (EXPENSES):
Gain on settlement of lawsuit	-	-	268,187
Interest expense	(4,591,153)	(4,582,324)	(19,229,445)
Interest income	-	-	349,162
Loss on extinguishment of debt	(1,811,800)	(2,410,506)	(44,836,858)
Total other expense	(6,402,953)	(6,992,830)	(63,448,954)

LOSS BEFORE INCOME TAX BENEFIT	(39,238,740)	(20,862,200)	(172,436,422)

INCOME TAX BENEFIT	-	-	173,394

NET LOSS	$(39,238,740)	$(20,862,200)	$(172,263,028)

NET LOSS per share (basic and diluted)	$(0.59)	$(0.52)	n/a

WEIGHTED AVERAGE COMMON SHARES, OUTSTANDING, BASIC and DILUTED	66,855,209	40,395,528	n/a

See accompanying notes to consolidated financial statements

F-4

NANOFLEX POWER CORPORATION
(Formerly known as Universal Technology Systems Corp.)
(a development stage company)
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT
February 7, 1994 (inception) through December 31, 2013 with February 7,1994 (inception) through December 31, 2009 as unaudited

			Additional		Total
	Common Stock		Paid-in	Accumulated	Shareholder
	Shares	Amount	Capital	Deficit	(Deficit)
Issuance of stock at inception- February 7, 1994	1,200,000	$120	$5,880	$-	$6,000
Sale of stock, net of offering expenses	1,690,217	169	16,569,741	-	16,569,910
Issuance of common shares and warrants for services	20,000	2	15,404,020	-	15,404,022
Issuance of common shares for license agreements	140,000	14	1,399,986	-	1,400,000
Warrants issued for loan modification	-	-	2,204,783	-	2,204,783
Common shares and warrants issued for debt	200,000	20	3,854,433	-	3,854,453
Exercise of common share warrants	598,125	60	1,170,090	-	1,170,150
Net Loss	-	-	-	(44,246,660)	(44,246,660)
Balances, December 31, 2008 (unaudited)	3,848,342	385	40,608,933	(44,246,660)	(3,637,342)

Common shares and warrants issued for debt	4,000	-	60,000	-	60,000
Exercise of warrants	10,000	1	24,999	-	25,000
Common shares and warrants issued as compensation	200	-	1,353,740	-	1,353,740
Warrants issued with debt	-	-	2,912,792	-	2,912,792
Warrants issued for loan modification	-	-	11,901,557	-	11,901,557
Net Loss	-	-	-	(19,625,916)	(19,625,916)
Balances, December 31, 2009 (unaudited)	3,862,542	386	56,862,021	(63,872,576)	(7,010,169)

Common shares repurchased	(4,000)	-	(60,000)	-	(60,000)
Sale of common shares and warrants	10,000	1	99,999	-	100,000
Warrants issued for services	-	-	6,538,628	-	6,538,628
Warrants issued with debt	-	-	3,167,513	-	3,167,513
Warrants issued for loan modification	-	-	24,243,303	-	24,243,303
Common shares and warrants issued for debt	455,250	46	4,685,517	-	4,685,563
Beneficial conversion feature on converted debt	-	-	169,486	-	169,486
Net Loss	-	-	-	(38,494,396)	(38,494,396)
Balances, December 31, 2010	4,323,792	432	95,706,468	(102,366,972)	(6,660,072)

Common shares issued for cash	272,000	27	1,369,973	-	1,370,000
Sales of common Shares and warrants in PPM	270,000	27	2,438,575	-	2,438,602
Warrants issued for services	-	-	1,111,571	-	1,111,571
Warrants issued for debt	-	-	337,693	-	337,693
Warrants issued for loan modification	-	-	2,110,865	-	2,110,865
Common shares issued for Kenyon settlement	-	-	114,249	-	114,249
Common shares and warrants issued for debt	80,000	8	799,992	-	800,000
Common shares for warrant exercises	30,000	3	1,497	-	1,500
Common shares issued for warrant exchange with related parties	435,030	44	(44)	-	-
Net Loss	-	-	-	(9,795,116)	(9,795,116)
Balances, December 31, 2011	5,410,822	$541	$103,990,839	$(112,162,088)	$(8,170,708)

Balances, December 31, 2011	5,410,822	$541	$103,990,839	$(112,162,088)	$(8,170,708)

Sale of common shares and warrants in PPM	43,250	4	428,496	-	428,500
Warrants issued for services	2,988,500	300	9,402,081	-	9,402,381
Common shares issued warrant exercises	1,282,940	128	1,515,401	-	1,515,529
Common shares issued for warrant exchange	463,397	46	(46)	-	-
Common shares and warrants issued for debt conversions	31,500	3	289,972	-	289,975
Common shares issued for loan extensions	363,500	36	2,235,525	-	2,235,561
Common shares issued with party debt	198,000	20	515,746	-	515,766
Common shares issued with related debt	800,000	80	2,206,198	-	2,206,278
Common shares issued for debt conversion	4,400,000	440	3,999,560	-	4,000,000
Common shares issued for cash	110,000	11	99,989	-	100,000
Warrants issued for loan extensions	-	-	155,006	-	155,006
Warrants issued with nonconvertible debt	-	-	310,732	-	310,732
Warrants issued for services	-	-	465,533	-	465,533
Warrants for issued for warrant exchange	-	-	57,173	-	57,173
Options issued for services	-	-	82,312	-	82,312
Net Loss	-	-	-	(20,862,200)	(20,862,200)
Balance, December 31, 2012	16,091,909	1,609	125,754,517	(133,024,288)	(7,268,162)

Common shares issued for warrant exercise	60,070	6	176,813	-	176,819
Common shares issued for services	2,858,811	286	25,971,654	-	25,971,940
Common shares issued for loan extensions	286,000	29	1,758,871	-	1,758,900
Common shares issued to debt holders for additional interest	173,552	17	1,067,328	-	1,067,345
Common shares issued for default penalty interest	360,000	36	2,213,964	-	2,214,000
Common shares issued to warrant holders for additional interest	119,300	12	733,683	-	733,695
Common shares issued for consulting services	15,000	-	92,250	-	92,250
Common shares issued for debt conversions	46,000	5	282,895	-	282,900
Common shares issued for cash	1,155,000	116	1,049,884	-	1,050,000
Common shares issued for forgiveness of debt	115,500	12	162,903	-	162,915
Reverse merger adjustment	9,658,936	966	4,183	-	5,149
Common shares issued for automatic conversion of debt due to merger	11,433,200	1,143	11,432,057	-	11,433,200
Return of equity investment	-	-	(222,500)	-	(222,500)
Sale of common stock and warrants in PPM	426,000	43	532,457	-	532,500
Net loss	-	-	-	(39,238,740)	(39,238,740)
Balance, December 31, 2013	42,799,278	$4,280	$171,010,959	$(172,263,028)	$(1,247,789)

See accompanying notes to consolidated financial statements

F-5

NANOFLEX POWER CORPORATION
(Formerly known as Universal Technology Systems Corp.)
(a development stage company)
CONSOLIDATED STATEMENTS OF CASH FLOWS

			February 7, 1994
			(Inception) through
	December 31,	December 31,	December 31, 2013
	2013	2012	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(39,238,740)	$(20,862,200)	$(172,263,028)
Adjustments to reconcile net loss to net cash used in operating activities
Common shares issued for license agreements	-	-	1,400,000
Warrants issued for legal settlement	-	-	(268,187)
Depreciation expense	3,393	1,412	28,157
Amortization of debt discounts	45,421	3,653,530	12,175,705
New warrants issued to substitute old warrants	-	57,173	57,173
Stock-based compensation	26,064,190	9,950,226	60,422,377
Interest expense from convertible debt converted to warrants	-		133,063
Interest expense from related party interest converted to common shares	57,915	-	57,915
Interest expense from additional common shares issued	4,015,040	2,410,506	4,015,040
Loss on extinguishment of debt	1,811,800	-	44,836,858
Return of equity investment	(222,500)	-	(222,500)
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	12,784	(12,732)	(13,645)
Accounts payable and accrued expenses	(1,330,941)	(409,757)	1,853,307
Net cash used in operating activities	(8,781,638)	(5,211,842)	(47,787,765)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of fixed assets	(6,182)	(2,118)	(35,590)
Common shares issued in reverse merger, net	5,149	-	5,149
Net cash provided by (used in) investing activities	(1,033)	(2,118)	(30,441)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from exercise of warrants	176,819	1,515,529	2,888,998
Proceeds from sale of common shares and warrants	532,500	428,500	21,445,512
Proceeds from sale of common shares- related party	1,050,000	100,000	1,150,000
Borrowings on debt	-	2,300,000	17,037,500
Borrowings on related party debt	240,000	2,130,000	4,445,000
Borrowings on convertible debt- related party	6,800,000	-	7,592,500
Borrowing on convertible debt	2,124,500	-	2,124,500
Principal repayments on debt	(1,725,000)	(300,000)	(7,475,000)
Principal repayments on related party debt	(563,800)	(630,000)	(1,193,800)
Net cash provided by Financing activities	8,635,019	5,544,029	48,015,210

NET INCREASE (DECREASE) IN CASH	(147,652)	330,069	197,004
CASH AT BEGINNING OF YEAR	344,656	14,587	-
CASH AT END OF PERIOD	$197,004	$344,646	$197,004

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid for interest	753,558	535,261	2,601,625
Cash paid for tax	-	-	-

NON-CASH INVESTING AND FINANCING ACTIVITIES
Warrants and common shares issued with debt	-	771,377	7,244,532
Common shares issued with related party debt	-	2,206,278	2,206,278
Warrants and common shares issued for debt	230,000	250,000	9,766,953
Common shares issued for forgiveness of related party debt	105,000	4,000,000	4,105,000
Common shares repurchased with debt	-	-	60,000
Warrants issued for legal settlement	-	-	114,249
Common shares issued for conversion of convertible debt upon merger	11,433,200	-	11,433,200
Beneficial conversion feature on converted debt	-	-	169,486

See accompanying notes to consolidated financial statements

F-6

NANOFLEX POWER CORPORATION
(Formerly known as Universal Technology Systems Corp.)
(a development stage company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.           BACKGROUND, BASIS OF PRESENTATION:

Background

Global Photonic Energy Corporation was incorporated in Pennsylvania on February 7, 1994. The Company is a development stage company organized to fund, develop and commercialize photonic energy conversion technologies utilizing organic semiconductor-based solar cells. The Company intends to enter into licensing arrangements and other strategic alliances for the development, manufacture and marketing of products utilizing this technology.

The technology is targeted at certain broad applications including 1) mobile electronic device power, 2) electric vehicle (EV) charging or “power paint”, 3) semi-transparent solar power generating windows or glazing and 4) traditional off-grid and grid-connected solar power generation. Laboratory feasibility prototypes have been developed that successfully demonstrate key building block principles for these technology application areas.

Universal Technology Systems Corp. (“UTCH”) (“we”, “our” or the “Company”) was incorporated in Florida on January 28, 2013.

On September 24, 2013, Universal Technology Systems Corp. (“UTCH”) entered into a stock exchange agreement with Global Photonic Energy Corporation (“GPEC”) and the shareholders of UTCH. Pursuant to the Share Exchange Agreement, UTCH issued 15,500,616 shares of its common stock, representing no less than 80% of the total issued and outstanding common stock of UTCH, to the shareholders of GPEC in exchange for 100% of the issued and outstanding capital stock of GPEC. As a result of this transaction, GPEC became UTCH wholly-owned subsidiary, and UTCH acquired the business and operations of GPEC.

For accounting purposes, this transaction was accounted for as a reverse merger and has been treated as a recapitalization of UTCH, where GPEC is considered the accounting acquirer, and the financial statements of the accounting acquirer became the financial statements of the registrant. The Company did not recognize goodwill or any intangible assets in connection with the transaction. Additionally all assets and liabilities of the Company were transferred to GPEC. The historical consolidated financial statements include the operations of the accounting acquirer for all periods presented.

At the Closing, there were GPEC common shares of 77,503,198, warrants of 9,586,416,  options of 525,000 and 5,255 series A Preferred convertible stock issued and outstanding.  As part of the Merger, GPEC shareholders of the Company as of September 24, 2013 received 1 common share of UTCH, Inc. for each 5 common shares, warrants, options and 1,100 common shares for each series A Preferred convertible stock owned of GPEC.

F-7

NANOFLEX POWER CORPORATION
(Formerly known as Universal Technology Systems Corp.)
(a development stage company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Pursuant to the terms and conditions of the issued and outstanding 5,255 Series A Preferred of GPEC and the GPEC Bridge Notes of $11,433,200, UTCH issued to the holders of Series A Preferred: (i) a total of 5,780,500 shares of UTCH Common Stock and (ii) warrants to purchase a total of 5,780,500 shares of UTCH Common Stock and also issued to holders of the GPEC Bridge Notes: (i) a total of 11,433,200 shares of UTCH Common Stock and (ii) warrants to purchase a total of 11,433,200 shares of UTCH Common Stock, as a result of the automatic conversion of such  Series A Preferred and GPEC Bridge Notes.

In addition, as of the Closing Date, there were issued and outstanding: (i) warrants to purchase an aggregate of 1,917,283 shares of GPEC Common Stock (“GPEC Warrants”) and (ii) options to purchase an aggregate of 105,000 shares of GPEC Common Stock (“GPEC Options).

Sponsored Research Agreement -

Research and development of the Technology is being conducted at the University of Southern California (“USC”) and, on a subcontractor basis, at the University of Michigan, beginning 2006 and currently under a 5-year Sponsored Research Agreement dated May 1, 2009.  During this period, the Company has agreed to pay USC up to $6,338,341 for work to be performed.  On December 20, 2013, the Company entered into a Research Agreement with USC (“2013 Research Agreement”) to amend and replace the 2009 Research Agreement to continue the sponsored research at USC and Michigan from February 1, 2014 through January 31, 2021. On the same day, they have also entered into a Third Amendment to the License Agreement which renews and extends the License Agreement by and between USC, Michigan, Princeton and GPEC (“Third Amendment to License Agreement”). GPEC assigned to the Company and the Company assumed all the rights and obligations under both the 2013 Research Agreement and the Third Amendment to License Agreement.  The Company expensed $4,080,008 from May 1, 2009 through December 31, 2013.

License Agreement -

The Company possesses an exclusive worldwide license and the right to sublicense any and all inventions and intellectual property resulting from the Company’s research agreements.  Royalties due under the agreement are 3% of revenues from sublicensing technology and 23% of revenues from any patent rights lawsuit proceeds.  Minimum royalties are as follows:

Year ended December 31, 2014	$25,000
2015	40,000
2016	50,000
2017	65,000
2018	75,000
2019 and thereafter	100,000

F-8

NANOFLEX POWER CORPORATION
(Formerly known as Universal Technology Systems Corp.)
(a development stage company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.           GOING CONCERN

The Company has not generated revenues to date.  The Company has a working capital deficit of $1,255,222 and an accumulated deficit of $172,263,028 as of December 31, 2013.  The ability of the Company to continue as a going concern is dependent on raising capital to fund ongoing operations and carry out its business plan and ultimately to attain profitable operations.  Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

3.          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Principles of consolidation

The consolidated financial statements include the accounts of the Company and its controlled subsidiaries. Equity investments in which we exercise significant influence, but do not control and are not the primary beneficiary, are accounted for using the equity method of accounting. Investments in which we do not exercise significant influence over the investee are accounted for using the cost method of accounting. Intercompany transactions are eliminated.

Property and Equipment

Property and equipment are stated at cost.  Depreciation of property and equipment is provided using the straight-line method for financial reporting purposes at rates based on the estimated useful lives of the assets.  Estimated useful lives range from three to eight years.

Impairment of long-lived assets - The Company reviews the carrying value of its long-lived assets annually or whenever events or changes in circumstances indicate that the historical-cost carrying value of an asset may no longer be appropriate. The Company assesses recoverability of the asset by comparing the undiscounted future net cash flows expected to result from the asset to its carrying value. If the carrying value exceeds the undiscounted future net cash flows of the asset, an impairment loss is measured and recognized. An impairment loss is measured as the difference between the net book value and the fair value of the long-lived asset. Fair value is estimated based upon either discounted cash flow analysis or estimated salvage value

F-9

NANOFLEX POWER CORPORATION
(Formerly known as Universal Technology Systems Corp.)
(a development stage company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Stock-Based Compensation

We account for stock based compensation in accordance with FASB ASC 718 which requires companies to measure the cost of employee services received in exchange for an award of an equity instrument based on the grant-date fair value of the award. For stock-based awards granted on or after January 1, 2006, stock-based compensation expense is recognized on a straight-line basis over the requisite service period. In prior years, we accounted for stock-based awards under APB No. 25, “Accounting for Stock Issued to Employees.” We account for non-employee share-based awards in accordance with FASB ASC 505-50.

Use of Estimates

The preparation of these financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that may affect certain reported amounts and disclosures in the financial statements and accompanying notes. The significant estimates relate useful lives of software licenses, valuation of beneficial conversion feature on convertible debts, valuation of warrants and stock options, and valuation allowance for deferred income taxes. Actual results could differ from those estimates.

Credit Risk

Cash is maintained in bank accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and does not believe it is exposed to any significant credit risk on cash.

Development Stage Company

The Company is a development stage company as defined by ASC 915, Accounting and Reporting by Development Stage Entities. The Company is devoting substantially all of its present efforts to establishing a new business. All losses accumulated since inception have been considered as part of the Company’s development stage activities.

Research and Development

Research and development costs are expensed in the period they are incurred in accordance with ASC 730, Research and Development unless they meet specific criteria related to technical, market and financial feasibility, as determined by management, including but not limited to the establishment of a clearly defined future market for the product, and the availability of adequate resources to complete the project. If all criteria are met, the costs are deferred and amortized over the expected useful life, or written off if a product is abandoned. At December 31, 2013 and 2012, the Company had no deferred development costs.

F-10

NANOFLEX POWER CORPORATION
(Formerly known as Universal Technology Systems Corp.)
(a development stage company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Fair Value of Financial Instruments

The carrying value of short-term financial instruments, including cash, accounts receivable, accounts payable and accrued expenses, and short-term borrowings approximate fair value due to the relatively short period to maturity for these instruments. The long-term borrowings approximate fair value since the related rates of interest approximates current market rates.

Income Taxes

Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. These assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the temporary differences are expected to reverse.

We have net operating loss carry-forwards available to reduce future taxable income. Future tax benefits for these net operating loss carry-forwards are recognized to the extent that realization of these benefits is considered more likely than not. To the extent that we will not realize a future tax benefit, a valuation allowance is established.

New Accounting Pronouncements

No recent accounting pronouncements are expected to have a material impact on the Company’s financial statements.

4.           RELATED PARTY CONVERTIBLE NOTES PAYABLE

During 2013, the Company borrowed $6,800,000 from a majority shareholder. These loans were convertible short term note agreements. The notes were unsecured, bore interest at 5% per annum and had a maturity date of December 31, 2013. The notes converted upon the completion of the reverse merger and converted into units of UTCH. Each unit consisted of (i) one share of the Common Stock and (ii) one warrant to purchase one share of the Common Stock. The conversion price was $1 per unit. The warrant may be exercised at a purchase price of $2.50 per share. The holder has a period to exercise of 5 years from the date of issuance. The Company analyzed the conversion options in the Convertible Promissory notes for derivative accounting consideration under ASC 815, Derivative and Hedging, and determines that the transactions do not qualify for derivative treatment. Further, the Company determined that there is no discount to be recognized under accounting for beneficial conversion feature as these notes were automatically converted into the Public Company stock upon completion of a merger which closed on September 24, 2013. On September 24, 2013, the Company issued 6,800,000 common shares and 6,800,000 warrants for the conversion of these notes.

The Company converted outstanding accrued interest of $105,000 due to a majority shareholder, into 115,500 common shares. The relative fair value of these shares was determined to be $57,915 and it was recorded as a debt discount. The full discount was amortized to interest expense during 2013.

F-11

NANOFLEX POWER CORPORATION
(Formerly known as Universal Technology Systems Corp.)
(a development stage company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In addition, the Company borrowed $240,000 in the form of short term related party notes and repaid $563,800 and converted $76,200 into common shares upon complete of the reverse merger (see note 1) during 2013. As of December 31, 2013, the balance due is $100,000.

On September 24, 2013, the Company issued 76,200 common shares and 76,200 warrants for the conversion of these notes.

During 2012, the Company borrowed $2,130,000 from a majority shareholder.  These loans were unsecured, bore interest at 5% per annum and originally matured December 22, 2012. In connection with the loans, on January 31, 2012, the note holder was guaranteed 4,000,000 common shares. The relative fair value of these shares was determined to be $2,206,278 and it was recorded as a debt discount. The full discount was amortized to interest expense during 2012. On May 23, 2012, the Company entered into an amended debt agreement with the shareholder whereby all accrued interest was paid in cash and the interest rate of 5% was replaced with a fixed amount of interest of $10,000 for all existing debt and any future debt. The Company evaluated the amendment under FASB ASC 470-50 and determined that the modification was not substantial. In 2012, the Company made cash payments on these notes totaling $630,000 and the remaining $4,000,000 was converted to common shares (see Note 8). As of December 31, 2012, the Company has a balance of $500,000 net discount due to related parties.

Additionally in 2012, the Company recorded amortization of debt discount on related party debt totaling $2,239,020

5.           CONVERTIBLE NOTES PAYABLE

During 2013, the Company modified $2,432,500 of its outstanding short term debt whereby the notes become convertible. Additionally, from July 1, 2013 through September 24, 2013, the Company borrowed $2,124,500 from private investors.  The notes were unsecured, bear interest at 5% per annum and had a maturity date of December 31, 2013. The notes converted upon the completion of the reverse merger and converted into units of UTCH. Each unit consists of (i) one share of the Common Stock and (ii) one warrant to purchase one share of the Common Stock. The conversion price is $1 per unit. The warrant may be exercised at a purchase price of $2.50 per share. The holder has a period to exercise of 5 years from the date of issuance. The Company analyzed the conversion options in the Convertible Promissory notes for derivative accounting consideration under ASC 815, Derivative and Hedging, and determines that the transactions do not qualify for derivative treatment. Further, the Company determined that there is no discount to be recognized under accounting for beneficial conversion feature as these notes were automatically converted into the Public Company stock upon completion of a merger which closed on September 24, 2013.

On September 24, 2013, the Company issued 4,557,000 common shares and 4,557,000 warrants for the conversion of these notes.

F-12

NANOFLEX POWER CORPORATION
(Formerly known as Universal Technology Systems Corp.)
(a development stage company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

6.           NOTES PAYABLE

During 2013, the Company repaid an aggregate of $1,725,000 to the third party creditors. In addition, an aggregate of $230,000 of debt was converted into 46,000 common shares.  As the debt was not originally convertible, the issuance of the shares to settle the debt was determined to be debt extinguishment. The fair value of the common shares was determined to be $282,900 and therefore a loss on debt extinguishment was recognized of $52,900.

During 2013, the maturity date on an aggregate of $1,400,000 of outstanding debt was extended an additional 3 or 4 months. In connection with the extensions, the Company issued 286,000 common shares. The Company evaluated the modifications under ASC 470-50 determined that the modifications were substantial and the revised terms constituted debt extinguishments. The fair value of the common shares was determined to be $1,758,900, and accounted for as a loss on the extinguishment of debt. These notes were converted into the convertible notes see Note 5 and then converted into equity.

During 2013, the aggregate amortization of other debt discounts totaled $45,421. These discounts were originally recorded during 2012, 2011 and 2010. As of December 31, 2013, there is no unamortized debt discount remaining.

During 2012, the Company borrowed $2,300,000 at interest rates ranging from 5% - 45% per annum. In connection with these borrowings, the Company issued 65,500 warrants and 198,000 common shares. The warrants are exercisable at prices ranging from $0.01 - $2.40, vested immediately and have a term of 5 years. The relative value calculated on the warrants issued was $310,732 and has been recorded as a note discount. The warrants were fully amortized during the year.  In addition, the Company issued 198,000 common shares with a relative value of $515,802. The relative value was recorded as a discount on the notes and amortized over the life of the notes. The amortization of debt discount related to the common shares for 2012 is $470,433, leaving an unamortized discount of $45,369.

During 2012, a total of $270,000 in notes were converted into a total of 31,500 common shares and 25,000 warrants. The Company recognized a loss on debt extinguishment of $19,975 in conjunction with these conversions.

Debt Extensions -

At December 31, 2012, the maturity date on an aggregate of $3,325,000 of outstanding debt was extended an additional 3 to 6 months. In connection with the extensions, the Company issued 363,500 common shares and 100,000 warrants. The warrants are exercisable at $12.00, vest immediately and have a term of 5 years. The Company evaluated the modifications under FASB ASC 470-50 determined that the modifications were substantial and the revised terms constituted debt extinguishments. The fair value of the common shares was determined to be $2,235,525 and the fair value of the warrants was determined to be $155,006 resulting in a total loss on the extinguishment of debt due to debt extensions of $2,390,531.

F-13

NANOFLEX POWER CORPORATION
(Formerly known as Universal Technology Systems Corp.)
(a development stage company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The fair values of the warrants were calculated using the Black-Scholes option-pricing model with the following assumptions:

Assumption	2012
Expected Volatility	98%-111%
Expected term (years)	2-4
Risk-free interest rate	0.74%-2.01%

7.           STOCK OPTIONS AND WARRANTS

2000 Stock Option Plan

On April 28, 2000, the Board of Directors adopted the 2000 Stock Option Plan.  Under the Plan, the Company may grant incentive stock options to employees and non-qualified stock options to employees, non-employee directors and/or consultants. The Plan provides for the granting of a maximum of 2,000,000 options to purchase common stock.  The ISO exercise price per share may not be less than the fair market value of a share on the date the option is granted.  The maximum term of the options may not exceed ten years.

A summary of stock option activity during the year ended December 31, 2013 and 2012 is as follows:

	Options	Weighted Average Exercise Price
Outstanding at December 31, 2011	186,000	$10.60
Granted	15,000	10.00
Cancelled	(64,000)	10.05
Outstanding at December 31, 2012	137,000	$9.70
Granted	-	-
Exercised	-	-
Cancelled	(32,000)	10.06
Forfeited	-	-
Outstanding at December 31, 2013	105,000	$11.03
Exercisable	105,000	$11.03

The weighted average remaining contractual life of options outstanding as of December 31, 2013 and 2012,  was approximately 2.60  and 1.94 years, respectively.   The exercise price of these options range from $10.00 to $15.00 and the intrinsic value of the options as of December 31, 2013 and 2012 is $0.00, respectively.

A total of 15,000 options were issued for services in 2012. The exercise price of the options is $10.00. The term of the options is 10 years. These options are fully vested and non-forfeitable upon issuance, accordingly the total fair value of $82,312 was expensed in 2012.

F-14

NANOFLEX POWER CORPORATION
(Formerly known as Universal Technology Systems Corp.)
(a development stage company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

A summary of warrant activity during the year ended December 31, 2013 and 2012 is as follows:

		Weighted Average
	Warrants	Exercise Price
Outstanding at December 31, 2011	7,033,392	13.60
Granted	665,150	9.55
Exercised	(1,282,940)	4.50
Cancelled	(3,923,518)	15.50
Forfeited	(425,000)	15.20
Outstanding at December 31, 2012	2,007,083	13.90
Granted	17,639,700	.40
Exercised	(65,050)	13.26
Cancelled	(24,750)	5.56
Forfeited	-	-
Outstanding at December 30, 2013	19,556,983	$3.60
Exercisable	19,556,983	$3.60

The weighted average remaining contractual life for warrants outstanding as of December 31, 2013 and 2012 was approximately 4.72 and 14 years, respectively.   The exercise price of these warrants ranges from $0.05 to $17.50 and the intrinsic value of the warrants December 31, 2013 and 2012, is $-0-, respectively.

During 2013, an aggregate of 65,050 warrants were exercised for cash proceeds of $176,819.

A total of 83,400 warrants were issued for services in 2012. The exercise price of the warrants ranges from $5.00 to $12.00. The terms of the warrants ranges from 5-10 years. These warrants are fully vested and non-forfeitable upon issuance, accordingly the total fair value of $465,533 was expensed in 2012.

During 2012, 23,400 warrants were granted in exchange for 21,060 previously granted warrants. The warrants are exercisable at $12.00, vest immediately and have a term of 5 years. The Company determined the fair value of the warrants on the grant date and the fair value of the cancelled warrants and recorded an expense for the incremental increase in the fair value of the equity award. The incremental increase in the fair value that was expensed totaled $57,173.

During 2012, the Company canceled a total of 3,053,958 warrants in exchange for 463,397 common shares. This transaction qualified as a modification of a previous award. The change in fair value due to the modification was a decrease; thus, there was no additional expense recorded

F-15

NANOFLEX POWER CORPORATION
(Formerly known as Universal Technology Systems Corp.)
(a development stage company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

8.           COMMON STOCK

As of December 31, 2013, an aggregate of 60,070 common shares were issued for the exercise of warrants for cash proceeds of $176,819. (see Note 7)

During 2013, the Company issued an aggregate of 2,858,811 common shares to officers as compensation. The shares are fully vested. The fair value of the shares was determined to be $25,971,940 and was recognized as stock-based compensation.

The Company 286,000 common shares were issued for loan extensions valued at $1,758,900.

During 2013, the Company issued an aggregate of 173,552 common shares to note holders as additional interest. The fair value of the shares was determined to be $1,067,345 and was recognized as interest expense.

During 2013, the Company issued 360,000 common shares to a third party note holder. These shares were issued in accordance to the default terms of the 2010 and 2011 notes. The fair value of the shares was determined to be $2,214,000 and was recognized as interest expense.

The Company issued an aggregate of 119,300 common shares to certain warrant holders as additional interest. The fair value of the shares was determined to be $733,695 and was recognized as interest expense during the year ending December 31, 2013.

During 2013, the Company issued 15,000 common shares for consulting services. The shares vest immediately. The fair value of the shares was determined to be $92,250 and was recognized as stock based compensation during the nine months ended December30, 2013

The Company issued 46,000 common shares were issued for the conversion of short term debt valued at $282,900.

As of December 31, 2013, the Company issued 1,155,000 common shares sold for cash to a majority shareholder for proceeds of 1,050,000.

As of December 31, 2013, a majority shareholder converted $105,000 of the interest due to him into 115,500 common shares valued at $162,915.

Prior to the closing of the shares exchange agreement, UTCH had 12,000,000 common shares outstanding.  On September 22, 2013, UTCH cancelled 9,000,000 shares of UTCH and sold 5,049,113 common shares to GPEC officers for cash proceeds of $5,149. Effective September 22, 2013, UTCH affected a 1.2-for-1 forward split of the outstanding common stock of the Company, par value $.0001.  Authorized and issued common stock increased from 8,049,113 to 9,658,936. All references to UTCH common stock have been retroactively restated to reflect the effect of the forward split. Immediately prior to  the closing of the agreement, UTCH had 9,658,936 shares of common stock issued and outstanding.

F-16

NANOFLEX POWER CORPORATION
(Formerly known as Universal Technology Systems Corp.)
(a development stage company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

During 2013, the Company paid common shareholders $130,000 for the return of equity investment of $225,000. The Company recorded the cash paid and return of equity as additional interest expense. The common shares will be cancelled when returned. The common shares have not been returned as of December 31, 2013.

During 2013, Global sold 426,000 units at $1.25 unit for $532,500. Each unit consisted of one common share and one warrant. Each warrant is exercisable for a period of five years from the date of issuance, at $2.50 per share.

During 2012, Global sold 43,250 units at $10.00 per unit for $428,500.  Each unit consisted of one common share and one warrant. The warrants are exercisable at $12.00, vest immediately and have a term of 5 years. The relative fair value of the warrants was determined to be $146,231.

During 2012, the Company issued an aggregate of 2,988,500 to officers as compensation of which 2,110,000 have the following vesting terms, 1/4 immediately upon issuance, 1/4 will be released upon one year from the effective date, and 1/4 will be released upon two years, the last 1/4 will be released after three years completion from the effective date. The other 878,500 shares vest immediately. The fair value of the shares was determined to be $9,402,381 and was recognized as stock-based compensation in 2012.

During 2012, 1,282,940 common shares were issued for the exercise of warrants for cash proceeds of $1,515,529. (see note 7)

During 2012, the Company issued an aggregate of 463,397 common shares and 74,400 warrants in exchange for 3,053,958 previously granted warrants (see Note 7).

During 2012, 31,500 common shares were issued for the conversion of debt (see Note 5), 363,500 common shares were issued for loan extensions (see Note 5), 198,000 common shares were issued with debt (see Note 5) and 800,000 common shares were issued with related party debt (see Note 4).

During 2012, the Company issued 4,400,000 common shares to related party for the conversion of note payable (see note 4) and issued 110,000 common shares at $0.91 per share or proceeds of $100,000.

9.          COMMITMENTS AND CONTINGENCIES

Under the 2013 Research Agreement with USC, the Company is obligated to make certain payments to USC based on work performed by USC under that agreement, and by Michigan under its subcontractor agreement with USC. (See Note 1)

Under the terms of the 2013 Amended License Agreement, the Company is required to make minimum royalty payments to Princeton. (See Note 1)

The Company has agreements with three executive officers which provide for certain cash and other benefits upon termination of employment of the officer in connection with a change in control of the Company. Each executive is entitled to a lump-sum cash payment equal to three times the sum of the average annual base salary also they are entitled to a cash bonus.

F-17

NANOFLEX POWER CORPORATION
(Formerly known as Universal Technology Systems Corp.)
(a development stage company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In November 2013, the Company entered into a 60-month lease agreement for its corporation facility in Arizona.  As of December 31, 2013 the Company paid $3,689 in rent connection with this lease agreement.

Future minimum lease payments are as follows:

2014	$82,899
2015	$85,256
2016	$87,614
2017	$89,971
2018	$84,634

During 2013 and 2012 the Company rented office space in Idaho under month-to–month leases.   Total rent expense during 2013 and 2012 was $4,476 and $15,608, respectively.  The Company no longer rents space in Idaho.

10.        INCOME TAXES

The Company has incurred losses since inception.  As of December 31, 2012, the Company has net operating loss carry-forwards of approximately $51,000,000 that begin to expire in 2016.  The components of the deferred tax assets consist of the following:

	December 31,
	2013	2012
Net operating losses	$17,300,000	$14,700,000
Less: valuation allowance	(17,300,000)	(14,700,000)
Net deferred tax assets	$-	$-

A valuation allowance was established for all the net deferred tax assets because realization is not assured.

11.        SUBSEQUENT EVENTS

During 2014, we sold 112 units at $1.25 unit for $140,000. Each unit consisted of one common share and one warrant. Each warrant is exercisable for a period of five years from the date of issuance, at $2.50 per share.

F-18

PART I – FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS

F-19

NANOFLEX POWER CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2014	December 31, 2013
	(unaudited)

ASSETS

CURRENT ASSETS:
Cash	$51,011	$197,004
Prepaid expenses and other current assets	8,624	13,645
Total current assets	59,635	210,649

Property and equipment, net	15,083	7,433

TOTAL ASSETS	$74,718	$218,082

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
Accounts payable	$1,671,986	$689,119
Accrued expenses	1,319,877	676,752
Short-term debt	600,000	100,000
Short-term debt- related party	90,000	-
Advances - related party	210,000	-
Total current liabilities	3,891,863	1,465,871
TOTAL LIABILITIES	3,891,863	1,465,871

STOCKHOLDERS' DEFICIT:
Common stock, 250,000,000 authorized, $0.0001 par value, 44,282,278 and 42,799,278 issued and outstanding, respectively	4,428	4,280
Additional paid in capital	172,864,561	171,010,959
Accumulated deficit	(176,686,134)	(172,263,028)
Total stockholders' deficit	(3,817,145)	(1,247,789)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$74,718	$218,082

See accompanying notes to unaudited condensed consolidated financial statements.

F-20

NANOFLEX POWER CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

OPERATING EXPENSES:
Research and development	$291,571	$412,440	$996,722	$956,211
Patent application and prosecution fees	625,596	690,996	1,367,998	1,263,417
Salaries and related expenses	399,164	835,985	1,241,256	1,373,281
Stock-based compensation	-	6,657,689	-	26,064,190
Selling, general and administrative expenses	288,904	832,414	774,499	1,143,121
Total operating expenses	1,605,235	9,429,524	4,380,475	30,800,220

LOSS FROM OPERATIONS	1,605,235	9,429,524	4,380,475	30,800,220

OTHER INCOME (EXPENSES):
Interest expense	(42,631)	(17,932)	(42,631)	(4,463,453)
Loss on extinguishment of debt	-	-	-	(1,811,800)
Total other expense	(42,631)	(17,932)	(42,631)	(6,275,253)

LOSS BEFORE INCOME TAX BENEFIT	1,647,866	9,447,456	4,423,106	37,075,473

INCOME TAX BENEFIT	-	-	-	-

NET LOSS	$(1,647,866)	$(9,447,456)	$(4,423,106)	$(37,075,473)

NET LOSS per share (basic and diluted)	$(0.04)	$(0.42)	$(0.10)	$(0.61)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING, BASIC and DILUTED	43,923,961	22,589,971	43,420,085	61,079,624

See accompanying notes to unaudited condensed consolidated financial statements.

F-21

NANOFLEX POWER CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Nine Months Ended September 30,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(4,423,106)	$(37,075,473)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	2,414	2,879
Amortization of debt discounts	-	45,421
Stock-based compensation	-	26,064,190
Interest expense from convertible debt converted to preferred shares	-	57,915
Interest expense from additional common shares issued	-	4,015,040
Loss on extinguishment of debt	-	1,811,800
Return of equity investment	-	(222,500)
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	5,021	12,784
Accounts payable and accrued expenses	1,625,992	(1,946,512)
Net cash used in operating activities	(2,789,679)	(7,234,456)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of fixed assets	(10,064)	-
Common shares issued in reverse merger, net	-	5,049
Net cash used in investing activities	(10,064)	5,049

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from exercise of warrants	-	176,819
Proceeds from sale of common shares and warrants	1,853,750	1,050,000
Advances received from related party	443,000	-
Advances repaid to related party	(233,000)	-
Borrowings on related party debt	150,000	240,000
Borrowings on convertible debt - related party	-	6,800,000
Borrowings on debt	500,000	-
Borrowing on convertible debt	-	2,124,500
Principal repayments on debt	-	(1,725,000)
Principal repayments on related party debt	(60,000)	(640,000)
Net cash provided by financing activities	2,653,750	8,026,319

NET DECREASE IN CASH	(145,993)	796,912
Cash, beginning of the period	197,004	344,656

Cash, end of the period	$51,011	$1,141,568

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid for interest	$-	$714,036
Cash paid for income taxes	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES
Warrants and common shares issued for debt	-	230,000
Common share issued for forgiveness of related party debt	-	105,000
Short term debt converted into convertible short term debt	-	-
Common shares issued for conversion of convertible debt upon merger	-	11,433,200

See accompanying notes to unaudited condensed consolidated financial statements.

F-22

NANOFLEX POWER CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. BACKGROUND, BASIS OF PRESENTATION, AND GOING CONCERN:

Background

Global Photonic Energy Corporation merged with NanoFlex Power Corporation (formerly, Universal Technology Systems Corp., the “Company”) in a share exchange transaction recorded as a reverse merger on September 24, 2013.  The Company is organized to fund, develop and commercialize photonic energy conversion technologies utilizing organic semiconductor-based solar cells.  The Company intends to enter into licensing arrangements and other strategic alliances for the development, manufacture and marketing of products utilizing this technology. The Company is devoting substantially all of its present efforts to establishing a new business.

Basis or Presentation

The accompanying unaudited interim financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America, pursuant to the rules and regulations of the Securities and Exchange Commission.  Certain information and footnote disclosures have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, the accompanying condensed consolidated financial statements include normal recurring adjustments that are necessary for a fair presentation of the results for the interim periods presented. These condensed consolidated financial statements should be read in conjunction with our audited consolidated financial statements and notes thereto for the fiscal year ended December 31, 2013 included in our Annual Report on Form 10-K. The results of operations for the three and nine months ended September 30, 2014 are not necessarily indicative of results to be expected for the full fiscal year or any other periods.

The preparation of the condensed consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make a number of estimates and judgments that affect the reported amounts of assets, liabilities, expenses, and related disclosures. Actual results may differ from these estimates.

In the quarter ending September 30, 2014, the Company has elected to early adopt Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. The adoption of this ASU allows the Company to remove the inception to date information and all references to development stage.

Going Concern

The Company has not generated revenues to date.  The Company has a working capital deficit of ($3,832,228) and an accumulated deficit of ($176,686,134) as of September 30, 2014.  The ability of the Company to continue as a going concern is dependent on raising capital to fund ongoing operations and carry out its business plan and ultimately to attain profitable operations.  Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence. To date, the Company has funded its initial operations primarily by way of the sale of equity securities, convertible note financing, short term financing from private parties, and advances from related parties.

2. NOTES PAYABLE

In July 2014, the Company borrowed $500,000 under two short term note agreements of $250,000 each. Under the terms of each agreement, the principal balance of $250,000 and interest of $16,500 is due to be repaid within 4 months of the date of the note. At September 30, 2014, $33,000 was recorded as accrued interest relating to these notes.

3. NOTES PAYABLE - RELATED PARTY

On February 26, 2014, the Company borrowed $150,000 under a short term note agreement with a related party. Under the terms of this agreement, this note is due to be repaid within 6 months of funding and is non-interest bearing.  If the Company defaults on this agreement, the note shall bear interest at a rate of 18 percent per annum for the entire term of the note. In November 2014, the note agreement was amended to extend the due date to February 26, 2015, 12 months from the date of the note. As of September 30, 2014, $90,000 is due under this agreement.

During the three months ended September 30, 2014, the Company received advances totaling $76,000 and repaid advances totaling $155,000. During the nine months ended September 30, 2014, the Company received advances totaling $443,000 and repaid advances totaling $233,000.

4. EQUITY

During the nine months ended September 30, 2014, the Company sold an aggregate of 1,483,000 units at $1.25 per unit for aggregate proceeds of $1,853,750. Each unit consisted of one common share and one warrant. Each warrant is exercisable for a period of five years from the date of issuance, at $2.50 per share.

F-23

NANOFLEX POWER CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

5. STOCK OPTIONS AND WARRANTS

2000 Stock Option Plan

On April 28, 2000, the Board of Directors adopted the 2000 Stock Option Plan.  Under the Plan, the Company may grant incentive stock options to employees and non-qualified stock options to employees, non-employee directors and/or consultants. The Plan provides for the granting of a maximum of 2,000,000 options to purchase common stock.  The ISO exercise price per share may not be less than the fair market value of a share on the date the option is granted.  The maximum term of the options may not exceed ten years.

A summary of stock option activity during the nine months ended September 30, 2014 is as follows:

			Weighted Average
		Weighted	Remaining
		Average	Contractual	Aggregate
	Number of	Exercise	Term	Intrinsic
	Shares	Price	(in years)	Value

Outstanding as of December 31, 2013	105,000	$11.03	2.6	$-
Granted	-
Cancelled	(47,000)	$10.31
Exercised	-

Outstanding as of September 30, 2014	58,000	$11.62	3.2	$-

Exercisable as of September 30, 2014	58,000	$11.62	3.2	$-

The exercise price of these options range from $10.00 to $15.00 per share.

A summary of warrant activity during the nine months ended September 30, 2014 is as follows:

			Weighted Average
		Weighted	Remaining
		Average	Contractual	Aggregate
	Number of	Exercise	Term	Intrinsic
	Shares	Price	(in years)	Value

Outstanding as of December 31, 2013	19,556,983	$3.60	4.7	$-
Granted	1,483,000	$2.50
Cancelled	-
Exercised	-

Outstanding as of September 30, 2014	21,039,983	$3.02	4.5	$-

Exercisable as of September 30, 2014	21,039,983	$3.02	4.5	$-

The exercise price of these warrants ranges from $2.50 to $17.50 per share.

During the three months ended March 31, 2014, the Company modified an aggregate of 860,150 of warrants to reduce their exercise price from a range of $12.00 to $17.50 per share to $2.50 per share.  All other terms and conditions remained the same.  The Company determined that this transaction did not constitute a modification under ASC 718-10 or ASC 505-50 as it met the scope exceptions for a transaction with an investor or lender.  Accordingly, no expense was recognized in connection with these transactions.

6. SUBSEQUENT EVENTS

In October 2014, a permanent decrease in salaries was negotiated with the Company’s employees in an effort to conserve capital resources.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the costs and expenses, payable by the Company in connection with the distribution of securities registered on this registration statement. All amounts are estimates except the SEC registration fee.

Securities and Exchange Commission registration fee	$990
Legal fees and expenses	$60,000
Accounting fees and expenses	$2,000
Miscellaneous	$5,000
Total	$67,990

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our directors and officers are indemnified by our bylaws against amounts actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they are a party by reason of being or having been directors or officers of the Company. Our certificate of incorporation provides that none of our directors or officers shall be personally liable for damages for breach of any fiduciary duty as a director or officer involving any act or omission of any such director or officer. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to such directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by such director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Private Placement of the Company’s Common Stock and Warrants

From November 23, 2013 through August 2014, the Company sold and issued to certain investors in a private placement an aggregate of 1,517,000 shares of Common Stock and warrants to purchase an aggregate of 1,517,000 shares of Common Stock for gross proceeds of $1,896,250.

The above issuance of the Company’s securities was not registered under the Securities Act of 1933, as amended (the “1933 Act”), and the Company relied on an exemption from registration provided by Rule 506(b) of Regulation D promulgated under the 1933 Act for such issuance.

Private Placement of the Company’s Notes

In July 2014, the Company borrowed $500,000 under two short term promissory notes for $250,000 each.  Under the terms of each agreement, the principal balance of $250,000 and interest of $16,500 is due to be repaid within 4 months of the date of the note.

On February 26, 2014, the Company sold and issued to an investor a promissory note in the principal amount of $150,000.

The above issuance of the Company’s securities was not registered under the Securities Act of 1933, as amended (the “1933 Act”), and the Company relied on an exemption from registration provided by Rule 506(b) of Regulation D promulgated under the 1933 Act for such issuance.

Share Exchange Transaction

Pursuant to the Share Exchange Agreement, on September 24, 2013, we issued 15,500,616 shares of our Common Stock to the GPEC Stockholder, in exchange for 100% of the outstanding shares of GPEC. Also pursuant to the Share Exchange Agreement, we issued the following securities in the Share Exchange Transaction:

(i) a total of 5,780,500 shares of Common Stock and warrants to purchase a total of 5,780,500 shares of Common Stock to holders of GPEC Series A Preferred as a result of the automatic conversion of the GPEC Series A Preferred;

(ii) a total of 11,433,200 shares of Common Stock and warrants to purchase a total of 11,433,200 shares of Common Stock to holders of the GPEC Bridge Notes as a result of the automatic conversion of the GPEC Bridge Notes;

(iii) warrants to purchase 1,917,283 shares of Common Stock to holders of all of the issued and outstanding GPEC Warrants as in consideration for the cancellation of the GPEC Warrants pursuant to the terms and conditions thereof; and

(iv) options to purchase 105,000 shares of Common Stock to holders of all of the issued and outstanding GPEC Options in consideration for the cancellation of the GPEC Options pursuant to the terms and conditions thereof.

The above referenced securities were not registered under the Securities Act of 1933. We relied on exemptions under Section 4(2) of the Securities Act of 1933 to issue the Company’s securities in the Share Exchange Transaction.

September 22, 2013 Private Placement of Company Common Stock

On September 22, 2013 the Company accepted subscriptions to purchase from, and issued an aggregate of 5,049,113 shares of Common Stock (or 6,058,936 shares after given effect to the Forward Split) to, seven persons, including three of the Company’s four directors (including the Company’s Chief Executive Officer and Chief Operating Officer) as well as the Chief Financial Officer and Chief Financial Officer and Senior Vice President of Corporate Development. The shares were issued pursuant to separate Subscription Agreements between the Company and each purchaser.

The above referenced Common Stock was not registered under the Securities Act. We relied on exemptions under Section 4(2) of the Securities Act to issue the Common Stock.

January 2013 Sale of Common Stock

On January 28, 2013, the Company issued 9,000,000 shares of Common Stock to Mr. Christopher Conley, the Company’s original founder, in exchange for cash of $9,000. The Company relied upon Section 4(2) of the Securities Act, which exempts from registration “transactions by an issuer not involving any public offering.

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ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits

See “Exhibit Index” below, which follows the signature page to this Registration Statement.

ITEM 17. UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

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(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

The information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

(a) The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act of 1933;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) For determining any liability under the Securities Act of 1933, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of securities at that time as the initial bona fide offering of those securities.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any document immediately prior to such date of first use.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Scottsdale, State of Arizona, on November 24, 2014.

NANOFLEX POWER CORPORATION

By:	/s/ Dean L. Ledger
Name: Dean L. Ledger Title: Chief Executive Officer (Principal Executive Officer)

By:	/s/ Amy B. Kornafel
Name: Amy B. Kornafel Title: Chief Financial Officer (Principal Financial and Accounting Officer)

In accordance with the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Dean L. Ledger	November 24, 2014
Name: Dean L. Ledger
Title: Chief Executive Officer and Director (Principal Executive Officer)

/s/ Amy Kornafel	November 24, 2014
Name: Amy B. Kornafel
Title: Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ John D. Kuhns	November 24, 2014
Name: John D. Kuhns
Title: Executive Chairman of the Board

/s/ Robert J. Fasnacht	November 24, 2014
Name: Robert J. Fasnacht
Title: President, COO and Director

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EXHIBIT INDEX

Exhibit No.	Description	Incorporation by Reference
		Form	Exhibit	Filing Date
2.1	Share Exchange Agreement, dated September 24, 2013	8-K	2.1	09/30/2013

3.1	Articles of Incorporation	S-1	3.1	03/15/2013

3.2	Bylaws	S-1	3.2	03/15/2013

3.3	Articles of Amendment to Articles of Incorporation	8-K	3.1	11/25/2013

4.1	Specimen Certificate of Common Stock	S-1	4.1	02/11/2014

4.2	Form of Warrant issued pursuant to the Conversion of Series A Preferred Stock	8-K	4.2	09/30/2013

4.3	Form of Warrant issued pursuant to the Conversion of the Bridge Note	8-K	4.3	09/30/2013

4.4	Form of Warrant issued pursuant to the Exchange of Warrant held by holders of Global Photonic Energy Corporation	8-K	4.4	09/30/2013

4.5	Form of Option to Purchase Common Stock of the Company	8-K	3.1	11/04/2013

5.1	Form of Opinion of Ofsink, LLC*

10.1	Form of Subscription Agreement between the Company and certain purchasers and schedule of purchasers setting forth the number of shares of the Company’s common stock purchased by each purchaser on September 24, 2013	8-K	10.1	09/30/2013

10.2	2013 Company Equity Incentive Plan	8-K	10.2	09/30/2013

10.3	Employment Agreement between the Company and John D. Kuhns, as amended, dated October 1, 2013	8-K	10.3	11/25/2013

10.4	Employment Agreement between the Company and Dean L. Ledger, as amended, dated October 1, 2013	8-K	10.4	11/25/2013

10.5	Employment Agreement between the Company and Robert J. Fasnacht, as amended, dated October 1, 2013	8-K	10.5	11/25/2013

10.6	Research Agreement, dated May 1, 1998, between GPEC and University of Southern California	8-K	10.6	11/25/2013

10.7#	The University of Southern California Research Agreement, dated January 1, 2006	8-K	10.7	11/25/2013

10.8	Letter Agreement, dated April 16, 2009, between GPEC and USC	8-K	10.8	11/25/2013

10.9	The University of Southern California, Princeton University, Global Photonic Energy Corporation Amended License Agreement, dated May 1, 1998	8-K	10.9	11/25/2013

10.10	Amendment No. 1 to the Amended License Agreement by and among Princeton University, The University of Southern California, the Regents of the University of Michigan and GPEC, dated May 15, 2006	8-K	10.10	11/25/2013

10.11#	The University of Southern California Research Agreement, dated December 20, 2013	8-K	10.1	01/16/2014

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10.12	Third Amendment to the Amended License Agreement, dated December 20, 2013	8-K	10.2	01/16/2014

21.1	List of Subsidiaries	S-1	21.1	02/11/2014

23.1	Consent of Malone Bailey, LLP*

23.2	Consent of Ofsink, LLC (See Exhibit 5.1)*

101.INS	XBRL Instance Document.**

101.SCH	XBRL Taxonomy Extension Schema Document.**

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document.**

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document.**

101.LAB	XBRL Taxonomy Extension Label Linkbase Document.**

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document.**

*      Filed herewith.

**   Users of this data are advised pursuant to Rule 406T of Regulation S-X that this interactive data file is deemed not filed or part of a registration statement or prospectus for the purpose of section 11 or 12 of the Securities Act of 1933, as amended, is deemed not filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, and otherwise is not subject to liability under these sections.

#     Portions of such exhibit have been omitted pursuant to a request for confidential treatment submitted to the Securities and Exchange Commission.

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